Exhibit 10.1
EXECUTION VERSION

CREDIT AGREEMENT
dated as of March 11, 2022
among
CAVA GROUP, INC.,
as the Borrower,
THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders and Issuing Banks,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, an Issuing Bank and Swingline Lender,
____________________________________________________________
JPMORGAN CHASE BANK, N.A.
as Lead Arranger and Bookrunner

i

SCHEDULES:

Schedule 1.01(a)	–	Commitment Schedule
Schedule 1.01(b)	–	Closing Date Collateral Documents and Loan Guarantees
Schedule 3.13	–	Subsidiaries
Schedule 5.01	–	Borrower’s Website Address for Electronic Delivery
Schedule 5.10	–	Unrestricted Subsidiaries
Schedule 5.15	–	Post-Closing Obligations
Schedule 6.01	–	Existing Debt
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Investments
Schedule 9.01	–	Issuing Bank Notice Information
EXHIBITS:

Exhibit A-1	–	Form of Affiliated Lender Assignment and Assumption
Exhibit A-2	–	Form of Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C	–	Form of Intellectual Property Security Agreement
Exhibit D	–	Form of Compliance Certificate
Exhibit E	–	[Reserved]
Exhibit F	–	Form of Intercompany Note
Exhibit G	–	[Reserved]
Exhibit H	–	Form of Interest Election Request
Exhibit I	–	Form of Loan Guaranty
Exhibit J	–	Form of Perfection Certificate
Exhibit K	–	Form of Joinder Agreement
Exhibit L	–	Form of Promissory Note
Exhibit M	–	Form of Pledge and Security Agreement
Exhibit N	–	Form of Letter of Credit Request
Exhibit O-1	–	Form of Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For US Federal Income Tax Purposes)
Exhibit O-2	–	Form of Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For US Federal Income Tax Purposes)
Exhibit O-3	–	Form of Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For US Federal Income Tax Purposes)
Exhibit O-4	–	Form of Tax Compliance Certificate (For Foreign Participants That Are Partnerships For US Federal Income Tax Purposes)
Exhibit P	–	Form of Solvency Certificate
Exhibit Q	–	Form of Notice of Loan Prepayment
v

CREDIT AGREEMENT
CREDIT AGREEMENT, dated as of March 11, 2022 (this “Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party hereto, the Issuing Banks from time to time party hereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender.
RECITALS
A.    Substantially concurrently with the occurrence of the Closing Date, all outstanding indebtedness for borrowed money of the Borrower and its subsidiaries under that certain Revolving Credit Agreement, dated as of November 21, 2018 (as amended by the First Amendment thereto, dated as of December 4, 2019, that certain Second Amendment and Waiver to Revolving Credit Agreement, dated as of April 29, 2020, that certain Third Amendment to Revolving Credit Agreement, dated as of June 18, 2020, and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, Cava Intermediate, Inc., the several financial institutions and lenders from time to time party thereto and Truist Bank (as successor by merger to Suntrust Bank), as administrative agent, will be repaid, redeemed, discharged, refinanced, replaced or terminated and in each case, the liens and guarantees in support thereof shall be released or terminated (the “Closing Date Refinancing”).
B.    The Borrower has requested that the Lenders extend credit under this Agreement in the form of an Initial Revolving Facility with an available amount of $75,000,000.
C.    The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
“Acceptable Debtor-In-Possession Financing” means any debtor-in-possession or similar financing (a) incurred by the Borrower or a Restricted Subsidiary following a voluntary petition by the Borrower or any of its Restricted Subsidiaries under or in connection with any Debtor Relief Law and (b) approved pursuant to an order of an applicable court under any Debtor Relief Law.
“ACH” means automated clearing house transfers.
“Additional Agreement” has the meaning assigned to such term in Section 8.10.
“Additional Commitment” means any commitment hereunder added pursuant to Sections 2.22, 2.23 and/or 9.02(c).

“Additional Loans” means any Additional Revolving Loan and any Incremental Term Loan.
“Additional Revolving Credit Commitments” means any revolving credit commitment added pursuant to Sections 2.22, 2.23 and/or 9.02(c)(ii).
“Additional Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Additional Revolving Loans of such Lender, plus the aggregate outstanding amount at such time of such Lender’s LC Exposure and Swingline Exposure, in each case, attributable to its Additional Revolving Credit Commitment.
“Additional Revolving Lender” means any Lender with an Additional Revolving Credit Commitment or any Additional Revolving Credit Exposure.
“Additional Revolving Loans” means any revolving loan added hereunder pursuant to Section 2.22, 2.23 and/or 9.02(c)(ii).
“Adjusted Consolidated Net Income” means, in respect of any period, an amount determined for the Borrower and its Restricted Subsidiaries, on a consolidated basis, equal to (a) Consolidated Net Income for such period plus (b) the sum, without duplication (and to the extent deducted and not added back in calculating Consolidated Net Income for such period), for such period of:
(i)    (A) any depreciation and/or amortization (including amortization of goodwill, software and other intangible assets), (B) any impairment Charge, including any bad debt expense, and (C) any asset write-off and/or write-down; plus
(ii)    any amount that may be added back in the calculation of Consolidated Adjusted EBITDA for such period pursuant to clause (c)(viii) of the definition thereof.
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided, that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjustment Date” means the date of delivery of financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable.
“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.
“Administrative Questionnaire” means a customary administrative questionnaire in the form provided by the Administrative Agent.
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened in writing, against or affecting the Borrower or any of its Restricted Subsidiaries or any property of the Borrower or any of its Restricted Subsidiaries.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” of the Borrower and/or any Restricted Subsidiary solely because it is an unrelated portfolio company of Artal and none of the Administrative Agent, the Arrangers, any Lender (other than any Affiliated Lender or any Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of the Borrower or any subsidiary thereof.
“Affiliated Lender” means the Borrower, any Affiliate of the Borrower and/or any subsidiary of the Borrower.
“Affiliated Lender Assignment and Assumption” means (a) an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.05) and accepted by the Administrative Agent in the form of Exhibit A-1 and/or (b) any other form approved by the Administrative Agent and the Borrower.
“Agreement” has the meaning assigned to such term in the preamble to this Credit Agreement.
“Agreement Currency” has the meaning assigned to such term in Section 9.25.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted Term SOFR Rate for a one-month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Parties” has the meaning assigned to such term in Section 8.03(c).
“Applicable Percentage” means the percentage of the aggregate amount of the Revolving Credit Commitments of such Class represented by such Lender’s Revolving Credit Commitment of such Class; provided that, for purposes of Section 2.21 and otherwise herein (except with respect to Section 2.11(a)(i)), when there is a Defaulting Lender, such Defaulting Lender’s Revolving Credit Commitment shall be disregarded for any relevant calculation. In the event that the Revolving Credit Commitments of any Class have expired or been terminated, the Applicable Percentage of any Revolving Lender of such Class shall be determined on the basis of the Revolving Credit Exposure of such Revolving Lender attributable to its Revolving Credit Commitment of such Class, giving effect to any assignment thereof.
“Applicable Rate” means, for any day,  the rate per annum applicable to the relevant Class of Loans in the table set forth below under the caption “ABR Spread” or “Term Benchmark/RFR Spread”, as the case may be, based upon the Total Rent Adjusted Net Leverage Ratio; provided that, until the first Adjustment Date following the completion of at least one full Fiscal Quarter ending after the Closing Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 2 of the table set forth below:

Total Rent Adjusted Net Leverage Ratio	ABR Spread (including Swingline Loans)	Term Benchmark/RFR Spread
Category 1
Greater than or equal to 6.00 to 1.00	1.50%	2.50%
Category 2
Greater or equal to than 4.50 to 1.00 but less than 6.00 to 1.00	1.25%	2.25%
Category 3
Greater than or equal to 3.50 to 1.00 but less than 4.50 to 1.00	1.00%	2.00%
Category 4
Greater than or equal to 2.50 to 1.00 but less than 3.50 to 1.00	0.75%	1.75%
Category 5 Less 2.50 to 1.00	0.50%	1.50%
The Applicable Rate with respect to any Initial Revolving Loan (including any Swingline Loan) shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Total Rent Adjusted Net Leverage Ratio in accordance with the table above; provided that, at the election of the Required Lenders, if financial statements are not delivered when required pursuant to Section 5.01(a) or (b), as applicable, the “Applicable Rate” shall be the rate per annum set forth above in Category 1 until such financial statements are delivered in compliance with Section 5.01(a) or (b), as applicable.
“Applicable Revolving Credit Percentage” means, with respect to any Revolving Lender at any time, the percentage of the Total Revolving Credit Commitment at such time represented by such Revolving Lender’s Revolving Credit Commitments at such time; provided that for purposes of Section 2.21, when there is a Defaulting Lender, any such Defaulting Lender’s Revolving Credit Commitment shall be disregarded in the relevant calculations. In the event that (a) the Revolving Credit Commitments of any Class have expired or been terminated in accordance with the terms hereof (other than pursuant to Article VII), the Applicable Revolving Credit Percentage shall be recalculated without giving effect to the Revolving Credit Commitments of such Class or (b) the Revolving Credit Commitments of all Classes have terminated (or the Revolving Credit Commitments of any Class have terminated pursuant to Article VII), the Applicable Revolving Credit Percentage shall be determined based upon the Revolving Credit

Commitments (or the Revolving Credit Commitments of such Class) most recently in effect, giving effect to any assignments thereof.
“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(b).
“Approved Fund” means, with respect to any Lender, any Person (other than a natural person (or any holding company, investment vehicle or trust for, or owned and operated by, or for the primary benefit of, one or more natural persons)) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.
“Arranger” means JPMorgan, in its capacity as lead arranger and bookrunner hereunder.
“Artal” means Artal International S.C.A.
“Assignment Agreement” means, collectively, each Assignment and Assumption and each Affiliated Lender Assignment and Assumption.
“Assignment and Assumption” means (a) an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit A-2 and/or (b) any other form approved by the Administrative Agent and the Borrower.
“Available Amount” means, at any time, an amount equal to, without duplication:
(a)    the sum of:
(i)    an amount, not less than zero for any period, equal to the CNI Growth Amount (provided that no amount shall be available pursuant to this clause (ii) (x) unless the Total Rent Adjusted Net Leverage Ratio does not exceed 4.50:1.00 on a Pro Forma Basis and (y) for any Restricted Payment made in reliance on Section 6.04(a)(iii)(A) if an Event of Default under Section 7.01(a), (f) or (g) exists); plus
(ii)    (A) the amount of any capital contribution in respect of Qualified Capital Stock or the proceeds of any issuance of Qualified Capital Stock after the Closing Date that are Not Otherwise Applied (other than any amount (1) constituting a Cure Amount or an Available Excluded Contribution Amount, (2) received from the Borrower or any Restricted Subsidiary or (3) consisting of the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)) received or deemed to be received as Cash equity by the Borrower or any of its Restricted Subsidiaries), plus (B) the fair market value, as determined by the Borrower in good faith, of Cash Equivalents, marketable securities or other property received or deemed to be received by the Borrower as a capital contribution in respect of Qualified Capital Stock or in return for any issuance of Qualified Capital Stock that are Not Otherwise Applied (other than any amount (1) constituting a Cure Amount or an Available Excluded Contribution Amount or (2) received from the Borrower or any Restricted Subsidiary), in each case, during the period from and including the day immediately following the Closing Date through and including such time; provided that, in connection with any utilization of the Available Amount pursuant to Section 6.04(a)(iii)(A), the proceeds of any IPO shall not build the Available Amount pursuant to this clause (a)(iii); plus

(iii)    the aggregate principal amount of any Indebtedness (including any Disqualified Capital Stock), of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower or any Restricted Subsidiary), which has been converted into or exchanged for Capital Stock of the Borrower or any Parent Company that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as determined by the Borrower in good faith) of any assets received by the Borrower or such Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus
(iv)    the Net Proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to Section 6.06(r)(i) (up to the original amount of the Investment permitted in reliance on such clause); plus
(v)    to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment (pursuant to the definition thereof), the proceeds received (or deemed to be received) by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments and interest payments of loans, in each case, received in respect of any Investment made after the Closing Date pursuant to Section 6.06(r)(i) (up to the original amount of the Investment permitted in reliance on such clause); plus
(vi)    an amount equal to the sum of (A) the amount of any Investment made by the Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary or any other Person (other than the Borrower or any Restricted Subsidiary) that has been re-designated as or has become, as applicable, a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary and (B) an amount equal to the fair market value (as determined by the Borrower in good faith) of the assets (including cash or Cash Equivalents) of any Unrestricted Subsidiary or any other Person (other than the Borrower or any Restricted Subsidiary) that have been distributed, conveyed or otherwise transferred to the Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time, in case of clauses (A) and (B), to the extent the original Investment in such Person was made pursuant to Section 6.06(r)(i) (up to the original amount of the Investment permitted in reliance on such clause); plus
(vii)    to the extent not already included in the CNI Growth Amount, the aggregate amount of any Cash dividend or other Cash distribution received (or deemed received) by the Borrower or any Restricted Subsidiary from any Unrestricted Subsidiary after the Closing Date (up to the original amount of the Investment permitted in reliance on Section 6.06(r)(i)); plus
(viii)    [reserved]; plus

(ix)    the aggregate face amount of any Indebtedness of the Borrower and/or any Restricted Subsidiary that is cancelled, released or otherwise terminated by virtue of the incurrence or assumption by any Unrestricted Subsidiary of any such Indebtedness, including by way of an “exchange” or similar transaction; plus
(x)    the value of any transaction consideration in any Permitted Acquisition or other Investment attributable in the good faith determination of the Borrower to the Qualified Capital Stock of the Borrower or its applicable Parent Company issued in connection with such Permitted Acquisition or other Investment that is Not Otherwise Applied up to the fair market value (as determined by the Borrower in good faith) of the assets acquired by the Borrower and its Restricted Subsidiaries as a result of such Permitted Acquisition or other Investment; minus
(b)    an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii)(A), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi)(A), plus (iii) Investments made pursuant to Section 6.06(r)(i), in each case, after the Closing Date and prior to such time or contemporaneously therewith.
“Available Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents or the fair market value of other assets (as determined by the Borrower in good faith, but excluding any Cure Amount) received (or deemed received) by the Borrower or any of its Restricted Subsidiaries after the Closing Date from:
(a)    contributions (or deemed contributions) of assets (including cash) in respect of Qualified Capital Stock of the Borrower (other than any amount received from any Restricted Subsidiary) that are Not Otherwise Applied; and
(b)    the sale or issuance of Qualified Capital Stock of the Borrower that are Not Otherwise Applied (other than (x) to any Restricted Subsidiary, (y) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or (z) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)); provided that, in connection with any utilization of the Available Excluded Contribution Amount pursuant to Section 6.04(a)(iii)(B), the proceeds of any IPO shall not build the Available Excluded Contribution Amount pursuant to this clause (b), in each case, designated by the Borrower as an Available Excluded Contribution Amount on or promptly after the date on which the relevant capital contribution is made (or deemed to be made) or the relevant proceeds are received (or deemed to be received), as the case may be, and which are excluded from the calculation of the Available Amount.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliate (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services, supply chain and/or supplier financing services and any arrangement and/or service similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.
“Banking Services Obligations” means any and all obligations of any Loan Party, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any arrangement in connection with Banking Services that is in effect on the Closing Date or entered into at any time on or after the Closing Date between any Loan Party and (a) a counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger as of the Closing Date or at the time such arrangement is entered into and/or (b) any other Person, in each case of the Persons described in the foregoing clauses (a) and (b), that is designated in writing by the Borrower to the Administrative Agent as a provider of Banking Services Obligations for purposes of the Loan Documents, it being understood that each counterparty provider of Banking Services Obligations shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article VIII, Section 9.03 and Section 9.10 and any applicable Intercreditor Agreement as if it were a Lender.
“Bankruptcy Code” means Title 11 of the United States Code (11 USC § 101 et seq.), as it has been, or may be, amended, from time to time.
“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    the Adjusted Daily Simple SOFR;
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary (in consultation with the Borrower) in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the US.
“Borrower” has the meaning assigned to such term in the preamble to this Agreement and shall, for the avoidance of doubt, include any Successor Borrower.
“Borrower Materials” has the meaning assigned to such term in Section 9.01(d).
“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Borrower, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and the Borrower, in each case, appropriately completed and signed by a Responsible Officer of the Borrower.
“Burdensome Agreement” has the meaning assigned to such term in Section 6.05.
“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that, in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, any such day that is a U.S. Government Securities Business Day.
“Business Optimization Initiative” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.
“Capital Expenditures” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the aggregate amount, without duplication, of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) that would, in accordance with GAAP, are, or are required to be included as, capital expenditures on the consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided that for the avoidance of doubt, the amount of obligations attributable to any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations, preferred equity certificates, convertible preferred equity certificates or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.
“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).
“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.
“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the US government or (ii) issued by any agency or instrumentality of the US the obligations of which are backed by the full faith and credit of the US, in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto, (b) readily marketable direct obligations issued by any state of the US or any political subdivision of any such state or any public instrumentality thereof or by any foreign government, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s or at least “A” from Fitch (or, if at any time none of S&P, Moody’s or Fitch rates such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto, (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P, at least P-2 from Moody’s or at least “F2” from Fitch (or, if at any time none of S&P, Moody’s or Fitch rates such obligations, an equivalent rating from another nationally recognized statistical rating agency), (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the US, any state thereof or the District of Columbia or any political subdivision thereof or any foreign bank or its branches or agencies in each case organized under, or authorized to operate as bank under, the laws of any jurisdiction in which any subsidiary is organized or has operations and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto, (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank having capital and surplus of not less than $100,000,000, (f) shares of any investment fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (e) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P, at least P-2 from Moody’s or at least “A” from Fitch (or, if at any time either S&P, Moody’s or Fitch are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency) and (g) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law. “Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments that are analogous to the Investments described in clauses (a) through (g) and in this paragraph.
“Cash Interest Expense Amount” has the meaning assigned to such term in the definition of “Consolidated Fixed Charges”.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or such Issuing Bank or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Closing Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or US or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means (a) at any time prior to the consummation of an IPO, the Permitted Holders ceasing to beneficially own, either directly or indirectly (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act), common stock representing more than 50% of the total voting power of all of the outstanding voting common stock of the Borrower and (b) at any time after the consummation of an IPO, the acquisition of the beneficial ownership, directly or indirectly, beneficially or of record, by any Person or group (as used in this definition, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more Permitted Holders and (iii) underwriters in connection with any offering of Capital Stock), of voting common stock representing more than 50% of the total voting power of all of the outstanding voting common stock of the Borrower; provided that notwithstanding the provisions of this clause (b), no “Change of Control” shall be deemed to have occurred under this clause (b) if the Permitted Holders have the right, by voting power, contract or otherwise, to elect or designate for election at least a majority of the board of directors of the Borrower.
For purposes of this definition, (1) a Person or group shall not be deemed to beneficially own Capital Stock or voting power subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or similar agreement related thereto) until the consummation of the acquisition of the Capital Stock or voting power pursuant to the transactions contemplated by such agreement, (2) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Capital Stock of the relevant Person that is directly or indirectly owned by the Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of this definition, (3) a Person or group (other than Permitted Holders) will not be deemed to beneficially own the Capital Stock of another Person as a result of its ownership of the Capital Stock or other securities of such other Person’s parent company (or any related contractual right) unless it beneficially owns or controls 50% or more of the total voting power of the Capital Stock entitled to vote for the election of directors of such Person’s parent company having a majority of the aggregate votes on the board of directors (or equivalent governing body) of such Person’s parent company and (4) the right to acquire voting stock (so long as such Person does not have the right to direct the voting stock subject to such right) or any veto power in connection with the acquisition or disposition of voting stock will not cause a party to be a beneficial owner.
“Charge” means any fee, charge, expense, cost, accrual, reserve or loss of any kind.
“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Class”, when used with respect to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Revolving Loans, Additional Revolving Loans, Incremental Term Loans of any series established as a separate “Class” pursuant to Section 2.22, 2.23 and/or 9.02(c)(ii) or Swingline Loans, (b) any Commitment, refers to whether such Commitment is an Initial Revolving Credit Commitment, an Additional Revolving Credit Commitment of any series established as a separate “Class” pursuant to Section 2.22, 2.23 and/or 9.02(c)(ii) or a commitment to make Swingline Loans, (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class and (d) any Revolving Credit Exposure, refers to whether such Revolving Credit Exposure is attributable to a Revolving Credit Commitment of a particular Class.
“Closing Date” means March 11, 2022, the date on which the conditions specified in Section 4.01 were satisfied (or waived in accordance with Section 9.02).
“Closing Date Refinancing” has the meaning assigned to such term in the recitals to this Agreement.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“CNI Growth Amount” means, at any date of determination, for the period (treated as one accounting period) from the first day of the Fiscal Quarter of the Borrower during which the Closing Date occurs and ending with the last Fiscal Quarter of the Borrower included in the most recently ended Test Period, an amount (which amount shall not be less than zero for any Fiscal Quarter) determined on a cumulative basis equal to 50% of Adjusted Consolidated Net Income for each such Fiscal Quarter included in such period (if Adjusted Consolidated Net Income for such Fiscal Quarter is positive).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all property of any Loan Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Secured Obligations. For the avoidance of doubt, in no event shall “Collateral” include any Excluded Asset.
“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and the terms of any applicable Intercreditor Agreement and (y) the time periods (and extensions thereof) set forth in Section 5.12 and/or Section 5.15, as applicable, the requirement that:
(a)    on the Closing Date, the Administrative Agent shall have received (A) each Collateral Document and Loan Guaranty listed on Schedule 1.01(b), duly executed by each Loan Party party thereto, (B) a pledge of all of the Capital Stock (together, in the case of Capital Stock that is certificated, with undated stock or similar powers for each such certificate executed in blank by a Responsible Officer of the pledgor thereof) listed on Schedule 3 to the Perfection Certificate, (C) each Material Debt Instrument listed on Schedule 4 to the Perfection Certificate, endorsed (without recourse) in blank or accompanied by executed transfer form in blank by the pledgor thereof, (D) Uniform Commercial Code financing statements in appropriate form for filing in the jurisdiction of organization of each Loan Party and (E) an Intellectual Property Security Agreement in appropriate form for filing with the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable; and

(b)    after the Closing Date, in the case of any Restricted Subsidiary that is required to become (or otherwise becomes) a Loan Party after the Closing Date the Administrative Agent shall have received:
(i)    (A) a Joinder Agreement, (B) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.12 owns registrations of or applications for US Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement, (C) a completed Perfection Certificate, (D) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request and (E) an executed joinder to each applicable Intercreditor Agreement in substantially the form attached as an exhibit thereto or such other form to which the Administrative Agent may reasonably agree;
(ii)    each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02 of the Security Agreement (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 5.12(a)); and
(iii)    in the case of any subsidiary that has been designated as a Discretionary Guarantor (A) with respect to any such subsidiary that is a Domestic Subsidiary, the documents described in clause (b)(i) above and (B) with respect to any such subsidiary that is a Foreign Subsidiary, (1) a Joinder Agreement and (2) such other documentation relating to such categories of assets (other than Excluded Assets) as the Borrower and Administrative Agent may reasonably agree;
“Collateral Documents” means, collectively, (a) the Security Agreement (and any supplement thereto delivered to the Administrative Agent), (b) each Intellectual Property Security Agreement and (c) each of the other instruments and documents pursuant to which any Loan Party grants (or purports to grant) a Lien on any Collateral as security for payment of the Secured Obligations.
“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.
“Commitment” means, with respect to each Lender, such Lender’s Initial Revolving Credit Commitment and any Additional Commitment, as applicable, in effect as of such time.
“Commitment Fee Rate” means, on any date (a) with respect to the Initial Revolving Credit Commitments, the applicable rate per annum set forth below based upon the Total Rent Adjusted Net Leverage Ratio; provided that, until the first Adjustment Date following the completion of at least one full Fiscal Quarter ending after the Closing Date, “Commitment Fee Rate” shall be the applicable rate per annum set forth below in Category 2 and (b) with respect to Additional Revolving Credit Commitments of any Class, the rate or rates per annum specified in the applicable Refinancing Amendment, Incremental Facility Amendment or Extension Amendment:

Total Rent Adjusted Net Leverage Ratio	Commitment Fee Rate
Category 1 Greater than or equal to 6.00 to 1.00	0.35%
Category 2 Greater or equal to than 4.50 to 1.00 but less than 6.00 to 1.00	0.30%

Total Rent Adjusted Net Leverage Ratio	Commitment Fee Rate
Category 1 Greater than or equal to 6.00 to 1.00	0.35%
Category 3 Greater than or equal to 3.50 to 1.00 but less than 4.50 to 1.00	0.25%
Category 4 Greater than or equal to 2.50 to 1.00 but less than 3.50 to 1.00	0.20%
Category 5 Less 2.50 to 1.00	0.20%
The Commitment Fee Rate with respect to the Initial Revolving Credit Commitment shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Total Rent Adjusted Net Leverage Ratio in accordance with the table set forth above; provided that if financial statements are not delivered when required pursuant to Section 5.01(a) or (b), as applicable, at the election of the Required Revolving Lenders, the Commitment Fee Rate shall be the rate per annum set forth above in Category 1 until such financial statements are delivered in compliance with Section 5.01(a) or (b), as applicable.
“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 USC § 1 et seq.).
“Communications” has the meaning assigned to such term in Section 8.03(c).
“Company Competitor” means any competitor of the Borrower and/or any of its subsidiaries.
“Competitor Debt Fund Affiliate” means, with respect to any Company Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any Disqualified Lending Institution or any Excluded Party) that is (a) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes (but not with a view towards (i) owning the borrower or issuer of any such loan or similar extension of credit or (ii) investing in special or opportunistic situations) and (b) managed, sponsored or advised by any person that is controlling, controlled by or under common control with the relevant Company Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Company Competitor or its Affiliates, or the management, control or operation thereof, (i) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (ii) has access to any information (other than information that is publicly available) relating to the Borrower and/or any entity that forms part of its business (including any of its subsidiaries).
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D or such other form to which the Borrower and the Administrative Agent may reasonably agree.
“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Consolidated Adjusted EBITDA” means, with respect to any Person on a consolidated basis for any period, the sum of:
(a)    Consolidated Net Income for such period; plus
(b)    to the extent not otherwise included in the determination of Consolidated Net Income for such period, the amount of any proceeds of any business interruption insurance policy (whether or not then received so long as such Person in good faith expects to receive such proceeds); plus
(c)    without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for:
(i)    Consolidated Interest Expense; plus
(ii)    Tax expenses in respect of, and any provision for, federal, state, local and foreign income Taxes; plus
(iii)    (A) all depreciation and amortization (including amortization of goodwill, software and other intangible assets), (B) all impairment Charges, including any bad debt expense, and (C) all asset write-offs and/or write-downs, including any amortization or write-off of (1) intangible assets and non-cash organization costs, (2) deferred financing and debt issuance fees, costs and expenses, (3) capitalized expenditures (including capitalized software expenditures), (4) the amortization of original issue discount resulting from the issuance or incurrence of Indebtedness at less than par and/or (5) the non-cash amortization of favorable or unfavorable lease assets or liabilities; plus
(iv)    any earn-out and/or contingent consideration obligation (including those accounted for as bonuses, compensation or otherwise) and any adjustment thereof incurred in connection with the Transactions and/or any acquisition and/or other Investment (whether or not consummated) which is paid or accrued during such period and, in each case, adjustments thereof; plus
(v)    any non-cash Charge, including the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes (provided that to the extent that any such non-cash Charge represents an accrual or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period and (B) to the extent such Person elects to add back such non-cash Charge in the current period, the cash payment in respect thereof in such future period shall be deducted from Consolidated Adjusted EBITDA to such extent in such future period); plus
(vi)    any non-cash compensation Charge and/or any other non-cash Charge arising from the granting of any stock option or similar arrangement (including any profits interest), the granting of any stock appreciation right and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation right, profits interest or similar arrangement); plus
(vii)    (A) Transaction Costs, (B) any non-recurring Charge incurred in connection with any transaction (in each case, whether or not consummated and whether or not permitted under this Agreement), including (1) any issuance and/or incurrence of

Indebtedness (including any Charge that would constitute a Public Company Cost), and/or any issuance and/or offering of Capital Stock (including, in each case, by any Parent Company or in connection with an IPO), any acquisition or other Investment, any Disposition, any recapitalization, any merger, consolidation or amalgamation, any option buyout or any repayment, redemption, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction and/or (2) equipment leases and/or equipment financings, (C) the amount of any non-recurring Charge that is actually reimbursed or reimbursable by any third party pursuant to any indemnification or reimbursement provision or similar agreement (including any purchase price adjustment) or insurance; provided that in respect of any Charge that is added back in reliance on this clause (C), the relevant Person in good faith expects to receive reimbursement for such Charge and/or (D) non-recurring Public Company Costs; plus
(viii)    without duplication of any amount referred to in clause (b) above, the amount of (A) any Charge to the extent that a corresponding amount is received in cash by such Person from a Person other than such Person or any Restricted Subsidiary of such Person under any agreement providing for reimbursement of such Charge or (B) any Charge with respect to any liability or casualty event, business interruption or any product recall, (i) so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy or (ii) without duplication of any amount included in a prior period under clause (B)(i) above, to the extent such Charge is covered by insurance proceeds received in cash during such period; plus
(ix)    (A) the amount of management fees permitted by Section 6.04(a)(xvi) and/or payments to outside directors of the Borrower or any Parent Company actually paid by or on behalf of, or accrued by, such Person or any of its subsidiaries; provided that, in each case, such payment is permitted under this Agreement and (B) to the extent the relevant payment is permitted hereunder, the amount of any payment to any holder of any option in respect of the Capital Stock of the Borrower and/or any Parent Company in lieu of a Restricted Payment, which payment is made to compensate such optionholder as if it was an equity holder at the time of the relevant Restricted Payment; plus
(x)    any Charge attributable to the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating improvements and/or expense reductions and/or synergies and/or similar initiatives and/or programs (including, in connection with any integration, operational improvement, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, including unused warehouse restaurant, store or Unit Locations), any inventory optimization program and/or any curtailment, any business optimization Charge, any Charge relating to the destruction of equipment, any restructuring Charge and/or integration Charge (including any Charge relating to any tax restructuring), any Charge relating to the closure, consolidation or relocation of any facility, restaurant, store or Unit Location (including but not limited to rent termination costs, moving costs and legal costs) any severance Charge, any systems implementation Charge, any Charge relating to entry into any new market, any Charge relating to any strategic initiative, any signing Charge, any Charge relating to any retention or completion bonus, any expansion and/or relocation Charge, any Charge associated with any modification to any pension and post-retirement employee benefit plan, any Charge associated with system design, update and/or establishment, any upgrade Charge, any platform optimization Charge, any new system implementation Charge, any startup and/or expansion Charge (including administrative, overhead, staffing and related costs and expenses), any Charge in connection with new and/or expanded operations, any Charge in connection with unused warehouse space, any Charge relating to a new contract, any consulting Charge, or any corporate development Charge, any Charge incurred in connection with software, product and/or intellectual property development, any Charge relating to any distribution network and/or sales channel, any Charge in connection with any exit from, wind down or termination of any line of business, any Charge related to any customer dispute, any Charge in connection with the implementation, replacement, development or upgrade of any operational, reporting and/or information technology system and/or technology initiative, in each case, other than any such Charge incurred in the ordinary course of business (as determined by the Borrower in good faith); provided that the amount included in Consolidated Adjusted EBITDA in any four Fiscal Quarter period in reliance on this clause (c)(x), together with the amount included in Consolidated Adjusted EBITDA or excluded from Consolidated Net Income, as applicable, in reliance on the other Specified 20% Adjustments, shall not exceed 20% of Consolidated Adjusted EBITDA (calculated after giving effect to the Specified Adjustments) (it being understood that such cap will not apply to (A) except as provided in this proviso, any other provision of the definition of “Consolidated Adjusted EBITDA” or (B) any amount relating to (1) any adjustment identified in the Financial Model (without regard to the amounts or time periods therein) or (2) any pro forma adjustment consistent with Regulation S-X under the Securities Act); plus
(xi)    any Charge incurred or accrued in connection with any single or one-time event, including any such Charges incurred or accrued in connection with (A) acquisitions or similar investments, (B) the consolidation or reconfiguration of any facility, (C) litigation or other legal matter (including actual or prospective legal settlements, fines, judgments or orders) and/or (D) Charges arising from insurance claims and settlements; provided that the amount included in Consolidated Adjusted EBITDA in any four Fiscal Quarter period in reliance on this clause (c)(xi) (other than such Charges of the type described in the foregoing clause (A) and/or any other one-time Disposition or issuance of debt or equity), together with the amount included in Consolidated Adjusted EBITDA or excluded from Consolidated Net Income, as applicable, in reliance on the other Specified 15% Adjustments, shall not exceed 15% of Consolidated Adjusted EBITDA (calculated after giving effect to the Specified Adjustments) (it being understood that such cap will not apply to (A) except as provided in this proviso, any other provision of the definition of “Consolidated Adjusted EBITDA” or (B) any amount relating to (1) any adjustment identified in the Financial Model (without regard to the amounts or time periods therein) or (2) any pro forma adjustment consistent with Regulation S-X under the Securities Act); plus
(xii)    any add-back, adjustment and/or exclusion reflected in the Financial Model delivered to the Administrative Agent (including, for the avoidance of doubt, in connection with any acquisition or similar investment prior to or after the Closing Date); plus
(xiii)    any loss of operating income that is attributable to any facility, restaurant, store or Unit Location that is temporarily closed for a period not to exceed (or reasonably expected not to exceed) 12 months for remodeling, construction, refurbishment and/or rebuilds; provided that such losses shall be determined based on the store level profits and losses based on the average of six consecutive four-week reporting periods immediately preceding such closure; provided, further, that the amount included in Consolidated Adjusted EBITDA in any four Fiscal Quarter period in reliance on this clause (c)(xiii) shall not exceed 5% of Consolidated Adjusted EBITDA (calculated after giving effect to the Specified Adjustments) (it being understood that such cap will not apply to (A) except as provided in this proviso, any other provision of the definition of “Consolidated Adjusted EBITDA” or (B) any amount relating to (1) any adjustment identified in the Financial Model (without regard to the amounts or time periods therein) or (2) any pro forma adjustment consistent with Regulation S-X under the Securities Act); plus
(d)    to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period in respect of any non-cash income or gain that was deducted in the calculation of Consolidated Adjusted EBITDA (including any component definition) pursuant to clause (h) below for any previous period and not added back; plus
(e)    the full pro forma “run rate” expected cost savings, operating expense reductions, operational improvements, business optimization, restructurings, and/or cost synergies (collectively, “Run-Rate Synergies”) (net of actual amounts realized) that are reasonably identifiable (in the good faith determination of such Person) related to (i) the Transactions, (ii) any asset sale, merger or other business combination, Investment, Disposition, operating improvement, expense reduction, restructuring, cost savings initiative, and/or any initiative similar to any of the foregoing (including the entry into or renegotiation of, or in respect of which binding commitments have been entered for, any contract and/or other arrangement) and/or specified transaction (each, a “Business Optimization Initiative”), in each case, consummated or implemented prior to or on the Closing Date and (iii) any Business Optimization Initiative consummated or implemented after the Closing Date; provided that, with respect to this clause (iii), the relevant Business Optimization Initiative resulting in (or substantial steps toward the relevant Business Optimization Initiative that would result in) such Run-Rate Synergies (x) must either be taken or expected to be taken within 18 months following the applicable date of determination and (y) the amounts added back in any four Fiscal Quarter period in reliance on this clause (e)(iii), together with the amount included in Consolidated Adjusted EBITDA or excluded from Consolidated Net Income, as applicable, in reliance on the other Specified 20% Adjustments, shall not exceed 20% of Consolidated Adjusted EBITDA (calculated after giving effect to the Specified Adjustments) (it being understood that such cap will not apply to (A) except as provided in this proviso, any other provision of the definition of “Consolidated Adjusted EBITDA” or (B) any amount relating to (1) any adjustment identified in the Financial Model (without regard to the amounts or time periods therein) or (2) any pro forma adjustment consistent with Regulation S-X under the Securities Act); plus
(f)    Consolidated Restaurant Pre-Opening Costs; plus
(g)    to the extent not otherwise included in calculating Consolidated Net Income, the amount of any distribution received by such Person from any Unrestricted Subsidiary; plus
(h)    any amount which, in the determination of Consolidated Net Income for such period, has been added for any non-cash income or non-cash gain (including the excess of actual cash rent paid over GAAP rent expense during such period to the use of straight line rent for GAAP purposes), all as determined in accordance with GAAP; provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period; minus

(i)    the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash Charge that (A) is accounted for in a prior period, (B) was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for such prior period and (C) does not otherwise reduce Consolidated Net Income for the current period; minus
(j)    any tax benefit received during such period in respect of any federal, state, local and foreign income Taxes.
“Consolidated Adjusted EBITDAR” means, as of any date of determination, an amount equal to (without duplication) (a) Consolidated Adjusted EBITDA for such Test Period plus (b) Consolidated Cash Rental Expense for such Test Period.
“Consolidated Cash Rental Expense” means, as of any date of determination, (a) all rental expense of the Borrower and its Restricted Subsidiaries paid or payable in cash during such Test Period, determined on a consolidated basis in accordance with GAAP, incurred under any rental agreement or lease with respect to real property, other than (i) obligations in respect of any Capital Leases, (ii) in the case of Unit Locations that are part of a multi-tenant retail complex, common maintenance charges, property taxes and insurance costs and similar amounts passed through to the tenant on a proportional basis and (iii) any insurance costs that would otherwise be included in cash rental expense, minus (b) any rental income received during such Test Period under any rental agreement (including in respect of subleases) or license agreements with respect to real property.
“Consolidated First Lien Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on substantially all of the Collateral and that constitutes First Lien Debt.
“Consolidated Fixed Charges” means, as of any date of determination, the sum of the following determined on a consolidated basis for such period, without duplication, for the Borrower and its Restricted Subsidiaries in accordance with GAAP: (a)(i) consolidated cash interest expense relating to Consolidated Total Debt (excluding, among other things, (A) amortization of deferred financing fees, (B) any expense arising from any financing fee (including agency and commitment fees), (C) any expense arising from the discounting of indebtedness in connection with the application of recapitalization and/or acquisition accounting, (D) any penalty and/or interest relating to any tax and (E) any non-cash interest expense attributable to any movement in the mark-to-market valuation of any hedging or other derivative obligation and/or any payment obligation arising under any hedge agreement or other derivative instrument (other than any interest rate hedge agreement or other derivative instrument)) (this clause (a)(i), the “Cash Interest Expense Amount”) minus (ii) cash interest income, plus (b) Consolidated Cash Rental Expense plus (c) regularly scheduled cash payments of principal of any outstanding Indebtedness for borrowed money (with respect to any Test Period containing any period ended prior to the Closing Date, calculated excluding principal payments in respect of the Existing Credit Agreement, including the Closing Date Refinancing), other than any such payments financed with the proceeds of or refinanced through the incurrence of any additional Indebtedness permitted hereunder (other than any Revolving Loans).
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of (a) consolidated total interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, (including, without duplication, amortization of any debt issuance cost, original issue discount, any premium paid to obtain payment, financial assurance or similar bonds, any interest capitalized during construction, any non-cash interest payment, the interest component of any deferred payment obligation, the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP), any commission, discount and/or other fee or charge owed with respect to any letter of credit and/or bankers’ acceptance, any fee and/or expense paid to the Administrative Agent in connection with its services hereunder, any other bank, administrative agency (or trustee) and/or financing fee, to the extent not otherwise included in consolidated total interest expense, customary commissions, discounts, yield and other fees and charges (including interest expense) relating to any cost associated with any surety bond in connection with financing activities (whether amortized or immediately expensed)) plus (b) any cash dividend paid or payable in respect of Disqualified Capital Stock during such period other than to such Person or any Restricted Subsidiary, plus (c) any net losses or obligations arising from any Hedge Agreement and/or other derivative financial instrument issued by such Person for the benefit of such Person or its subsidiaries, in each case, determined on a consolidated basis for such period. For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP.
“Consolidated Net Income” means, in respect of any period and as determined for any Person (the “Subject Person”) on a consolidated basis, an amount equal to the sum of net income, determined in accordance with GAAP, but excluding:
(a)    (i) the income of any Person (other than the Subject Person or a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any Restricted Subsidiary of the Subject Person) has a joint interest, except to the extent of the amount of dividends, distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period and (ii) the loss of any Person (other than the Subject Person or a Restricted Subsidiary of the Subject Person (or a Person who, if a subsidiary of the Subject Person, would be a Restricted Subsidiary of the Subject Person)) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed Cash or Cash Equivalents to such Person in respect of such loss during such period;
(b)    any gain or Charge attributable to any asset Dispositions (including asset retirement costs and including any abandonment of assets) or of returned surplus assets outside the ordinary course of business;
(c)    (i) any Charge from (A) any extraordinary item (as determined in good faith by such Person) and/or (B) any unusual, non-recurring, infrequent and/or exceptional item (as determined in good faith by such Person) and/or (ii) any Charge attributable to and/or payment of any actual or prospective legal settlement, fine, judgment or order; provided that any Charges excluded from Consolidated Net Income pursuant to this clause (c), together with the amount included in Consolidated Adjusted EBITDA or excluded from Consolidated Net Income, as applicable, in reliance on the other Specified 15% Adjustments, shall not exceed 15% of Consolidated Adjusted EBITDA (calculated after giving effect to the Specified Adjustments) (it being understood that such cap will not apply to (A) except as provided in this proviso, any other provision of the definition of “Consolidated Adjusted EBITDA” or (B) any amount relating to (1) any adjustment identified in the Financial Model (without regard to the amounts or time periods therein) or (2) any pro forma adjustment consistent with Regulation S-X under the Securities Act);
(d)    any net gain or Charge with respect to, or in connection with, (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of such Person, any gain or Charge relating to any asset, property or operation held for sale or pending the divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation outside the ordinary course of business (including any asset retirement cost) (other than, at the option of such Person, any gain or Charge relating to assets or properties held for sale or pending the divestiture or termination thereof) and/or (iii) any facility that has been closed during such period; provided that any Charges excluded from Consolidated Net Income pursuant to this clause (d)(iii), together with the amount included in Consolidated Adjusted EBITDA or excluded from Consolidated Net Income, as applicable, in reliance on the other Specified 20% Adjustments, shall not exceed 20% of Consolidated Adjusted EBITDA (calculated after giving effect to the Specified Adjustments) (it being understood that such cap will not apply to (A) except as provided in this proviso, any other provision of the definition of “Consolidated Adjusted EBITDA” or (B) any amount relating to (1) any adjustment identified in the Financial Model (without regard to the amounts or time periods therein) or (2) any pro forma adjustment consistent with Regulation S-X under the Securities Act);
(e)    (i) any write-off or amortization made of any deferred financing cost and/or premium paid and (ii) any Charge attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreement);
(f)    (i) any non-recurring Charge incurred as a result of, pursuant to or in connection with any management equity plan, bonus or other incentive plan, profits interest plan or stock option plan or any other management or employee benefit plan or agreement, pension plan or other long-term or post-employment plan (including any post-employment benefit scheme which has been agreed with the relevant pension trustee), any stock subscription or shareholder agreement, any employee benefit trust, any employment benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement) and (ii) any Charge incurred in connection with the rollover, acceleration or payout of Capital Stock held by management; provided that, in the case of clause (ii), to the extent that any such Charge is a cash charge, such Charge shall only be excluded to the extent the same is funded with net cash proceeds contributed to relevant Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock;
(g)    any Charge (other than recurring Public Company Costs) that is established, adjusted and/or incurred, as applicable, (i) within 12 months after the Closing Date that is required to be established, adjusted or incurred, as applicable, as a result of the Transactions in accordance with GAAP, (ii) within 12 months after the closing of any other acquisition or similar Investment that is required to be established, adjusted or incurred, as applicable, as a result of such acquisition in accordance with GAAP or (iii) as a result of any change in, or the adoption or modification of, accounting principles and/or policies in accordance with GAAP;
(h)    (i) the effects of adjustments (including the effects of such adjustments pushed down to the relevant Person and its subsidiaries) in component amounts required or permitted by GAAP (including in the inventory, property and equipment, leases, rights fee arrangements, software, goodwill, intangible assets, in-process research and development, deferred revenue, advanced billing and debt line items thereof), resulting from the application of purchase accounting, recapitalization accounting and/or acquisition method accounting, as applicable, in relation to the Transactions or any consummated acquisition or other Investment or the amortization or write-off of any amount thereof, and (ii) the cumulative effect of changes (effected through cumulative effect adjustment or retroactive application) in, and/or any change resulting from the adoption or modification of, accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income (except that, if such Person determines in good faith that the cumulative effects thereof are not material to the interests of the Lenders, the effects of any change, adoption or modification of any such principles or policies may be included in any subsequent period after the Fiscal Quarter in which such change, adoption or modification was made);
(i)    (i) any realized or unrealized gain and/or loss in the fair market value of (A) any obligation under any Hedge Agreement as determined in accordance with GAAP and/or (B) any other derivative instrument pursuant to, in the case of this clause (B), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging, and/or (ii) any realized or unrealized foreign currency translation or transaction gain or loss (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Hedge Agreements for currency exchange risk associated with the foregoing or any other currency related risk and any gain or loss resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk); provided that, notwithstanding anything to the contrary herein, any realized gain or loss in respect of any Designated Operational FX Hedge shall be included in the calculation of Consolidated Net Income;

(j)    any deferred Tax expense associated with any tax deduction or net operating loss arising as a result of the Transactions, or the release of any valuation allowance related to any such item;
(k)    any non-recurring non-cash (and, with respect to clause (ii), cash) Charge (including any implementation Charge) (other than any write-down of current assets) (including non-cash compensation expense and any amount representing any non-cash adjustment) required by the application of (i) FASB Statement No. 144, (ii) FASB Statement No. 141R, (iii) FASB Statement No. 142 and (iv) Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers;
(l)    any non-recurring cash Charge required by the application of FASB Statement No. 141R to be expensed by such Person and/or any Restricted Subsidiary during the applicable period; provided that any Charges excluded from Consolidated Net Income pursuant to this clause (l), together with the amount included in Consolidated Adjusted EBITDA or excluded from Consolidated Net Income, as applicable, in reliance on the other Specified 15% Adjustments, shall not exceed 15% of Consolidated Adjusted EBITDA (calculated after giving effect to the Specified 15% Adjustments, the Specified 20% Adjustments) (it being understood that such cap will not apply to (A) except as provided in this proviso, any other provision of the definition of “Consolidated Adjusted EBITDA” or (B) any amount relating to (1) any adjustment identified in the Financial Model (without regard to the amounts or time periods therein) or (2) any pro forma adjustment consistent with Regulation S-X under the Securities Act); and
(m)    (i) any one-time cumulative effect adjustment resulting from any change in accounting for revenue required by Accounting Standards Codification 606 or its replacement and/or (ii) any non-recurring Charge incurred in connection with the implementation of Accounting Standards Codification 606.
“Consolidated Restaurant Pre-Opening Costs” means “Start-up Costs” (as such term is defined in SOP 98-5 published by the American Institute of Certified Public Accountants) and other Charges related to the acquisition, opening, conversion and/or organizing of new facilities, stores, restaurants and/or other Unit Locations, including the cost of feasibility studies, opening marketing, branding and rent expenses, staff training and recruiting and travel costs for employees engaged in such start-up activities, in each case, to the extent such costs and/or Charges are classified as “pre-opening” or “Start-up Costs” in accordance with GAAP.
“Consolidated Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on substantially all of the Collateral.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.
“Consolidated Total Debt” means, as to any Person at any date of determination, (x) the aggregate outstanding principal amount of all third party debt for borrowed money (including LC Disbursements that have not been reimbursed within three Business Days and excluding, for the avoidance of doubt, undrawn letters of credit), (y) to the extent constituting Indebtedness, obligations in respect of Capital Leases and (z) the aggregate outstanding principal amount of all purchase money Indebtedness, in each case, as such amount may be adjusted to reflect the effect (as determined by the Borrower in good faith) of any Debt FX Hedge, calculated on a mark-to-market basis; provided that “Consolidated Total Debt” shall be calculated (a) net of the Unrestricted Cash Amount (provided that the maximum amount of the Unrestricted Cash Amount permitted to be so deducted shall not exceed $20,000,000) and (b) excluding (i) any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of the Unrestricted Cash Amount, (ii) any debt the proceeds of which are held in Escrow and (iii) for the avoidance of doubt, any amount owing under, or in respect of, any earn-out obligation and/or any purchase price adjustment.
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished or registered or unregistered, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing.
“Corresponding Amount” has the meaning assigned to such term in Section 8.14(c).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Party” has the meaning assigned to such term in Section 9.26(a).
“Credit Extension” means each of (a) the making of a Revolving Loan or Swingline Loan (other than any Letter of Credit Reimbursement Loan or any Revolving Loan resulting from the application of Section 2.04(b)) or (b) the issuance, amendment, modification, renewal or extension of any Letter of Credit (other than any such amendment, modification, renewal or extension that does not increase the Stated Amount of the relevant Letter of Credit).

“Credit Party” has the meaning assigned to such term in Section 9.14.
“Cure Amount” has the meaning assigned to such term in Section 6.10(d).
“Cure Right” has the meaning assigned to such term in Section 6.10(d).
“Customary Bridge Loans” means bridge loans with a maturity date of not longer than one year; provided that the final maturity date of any loan, note, security or other Indebtedness which is exchanged for or otherwise replaces (or is to be exchanged for or otherwise replace) such bridge loans is not earlier than the Latest Maturity Date on the date of the issuance or incurrence thereof.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debt FX Hedge” means any Hedge Agreement entered into for the purpose of hedging currency related risks in respect of any Indebtedness of the type described in the definition of “Consolidated Total Debt”.
“Debtor Relief Laws” means the Bankruptcy Code of the US, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the US or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.
“Defaulting Lender” means any Person that has (a) defaulted in (or is otherwise unable to perform) its obligations under this Agreement, including its obligations, (x) to make a Loan within two Business Days of the date required to be made by it hereunder or (y) to fund its participation in a Letter of Credit or Swingline Loan required to be funded by it hereunder within two Business Days of the date such obligation arose or such Loan or Letter of Credit or Swingline Loan was required to be made or funded, unless, in the case of subclause (x) above, such Person notifies the Administrative Agent in writing that such failure is the result of such Person’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified the Administrative Agent, any Issuing Bank or the Swingline Lender or the Borrower in writing that it does not intend to satisfy or perform any such obligation or has made a public statement to the effect that it does not intend to comply with its funding or other obligations under this Agreement or under agreements in which it commits to extend credit generally (unless such writing indicates that such position is based on such Person’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) failed, within two Business Days after the request of the Administrative Agent or the Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund any prospective Loan and/or any participation in any then outstanding Letter of Credit or Swingline Loans; provided that such Person shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) become (or any parent company thereof has become) insolvent or been determined by any

Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (e)(i) become (or any parent company thereof has become) either the subject of (A) a bankruptcy or insolvency proceeding or (B) a Bail-In Action, (ii) has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or (iii) has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Person subject to this clause (e), the Borrower and the Administrative Agent have each determined that such Person intends, and has all approvals required to enable it (in form and substance satisfactory to the Borrower and the Administrative Agent), to continue to perform its obligations hereunder; provided that no Person shall be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Person or its parent by any Governmental Authority; provided that such action does not result in or provide such Person with immunity from the jurisdiction of courts within the US or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Person is a party. In the event that the Administrative Agent determines that any Person is a Defaulting Lender pursuant to the foregoing, such determination shall be conclusive and binding absent manifest error, and such Person shall be deemed to be a Defaulting Lender (subject to Section 2.21(e)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each Issuing Bank, the Swingline Lender and each Lender promptly following such determination.
“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrower or its subsidiaries shall be a Derivative Transaction.
“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-Cash consideration received by the Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).
“Designated Operational FX Hedge” means any Hedge Agreement (a) entered into for the purpose of hedging currency-related risks in respect of the revenues, cash flows or other balance sheet items of the Borrower and/or any of its subsidiaries and (b) designated at the time entered into (or on or prior to the Closing Date, with respect to any Hedge Agreement entered into on or prior to the Closing Date) as a Designated Operational FX Hedge by the Borrower in a writing delivered to the Administrative Agent.
“Discretionary Guarantor” has the meaning assigned to such term in Section 5.12(b).
“Disposition” or “Dispose” means the sale, lease, sublease, license, abandonment or other disposition of any property of any Person, including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to the date that is 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to the date that is 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to the date that is 91 days following the Latest Maturity Date at the time such Capital Stock is issued or (c) contains any mandatory repurchase obligation (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to the date that is 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to the date that is 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock); provided that any (x) Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control or any other liquidity event or any Disposition occurring prior to the date that is 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if the documentation governing such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions unless either (1) the relevant redemption is permitted by the terms of this Agreement or (2) the Termination Date has occurred and (y) for purposes of clauses (a) through (c) above, it is understood and agreed that if any such maturity, redemption conversion, exchange, repurchase obligation or scheduled payment is in part, only such part coming into effect prior to the date that is 91 days following the Latest Maturity Date (determined at the time such Capital Stock is issued) shall constitute Disqualified Capital Stock.
Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrower or any Restricted Subsidiary and/or any Parent

Company, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.
“Disqualified Institution” means:
(a)    (i) any Person identified in writing to the Arrangers on or prior to the Closing Date, (ii) any Person that is identified in writing to the Administrative Agent after the Closing Date (provided that any Person so identified after the Closing Date must be reasonably acceptable to the Administrative Agent), (iii) any Affiliate of any Person described in clauses (i) or (ii) above that is reasonably identifiable on the basis of such Person’s name as an Affiliate of such Person, and (iv) any other Affiliate of any Person described in clauses (i), (ii) or (iii) above that is identified in a written notice to the Administrative Agent (each such person, a “Disqualified Lending Institution”);
(b)    (i) any Person that is or becomes a Company Competitor and/or any Affiliate of any Company Competitor (other than a Competitor Debt Fund Affiliate), in each case, that is identified in writing to the Administrative Agent, (ii) any Affiliate of any Person described in clause (i) above (other than any Competitor Debt Fund Affiliate) that is reasonably identifiable on the basis of such Person’s name as an Affiliate of such Person and (iii) any other Affiliate of any Person described in clauses (i) or (ii) above that is identified in a written notice to the Administrative Agent; it being understood and agreed that no Competitor Debt Fund Affiliate of any Company Competitor may be designated as a Disqualified Institution pursuant to this clause (iii); and
(c)    any Affiliate or Representative of any Arranger and/or any Initial Lender that is engaged as a principal primarily in private equity, mezzanine financing or venture capital (any Person described in this clause (c), an “Excluded Party”);
provided that no written notice delivered pursuant to clauses (a)(ii), (a)(iv), (b)(i) and/or (b)(iii) above shall apply retroactively to disqualify any person that has acquired or agreed to acquire prior to the delivery of such notice (i) an assignment of an interest in the Loans pursuant to a fully executed Assignment and Assumption (including any consents thereto required hereby) or (ii) a participation interest in the Loans pursuant to a fully executed participation agreement that provides for “participation” only (including any consents thereto required hereby).
The Borrower shall be permitted to remove any Person from the list of Disqualified Institutions; provided that at any time after the removal of such Person, the Borrower shall be permitted to re-designate such Person as a Disqualified Institution without the consent of the Administrative Agent or any other Person.
“Disqualified Lending Institution” has the meaning assigned to such term in the definition of “Disqualified Institution”.
“Disqualified Person” has the meaning assigned to such term in Section 9.05(f)(ii).

“Dollars” or “$” refers to lawful money of the US.
“Domestic Subsidiary” means any subsidiary of the Borrower incorporated or organized under the laws of the US, any state thereof or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country (or, to the extent that the United Kingdom is not an EEA Member Country, the United Kingdom), which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country (or, to the extent that the United Kingdom is not an EEA Member Country, the United Kingdom), which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country (or, to the extent that the United Kingdom is not an EEA Member Country, the United Kingdom), which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender and (d) any Approved Fund of any Lender; provided that, in any event, “Eligible Assignee” shall not include (i) any natural person (or any holding company, investment vehicle or trust for, or owned and operated by, or for the primary benefit of, one or more natural persons), (ii) any Disqualified Institution or (iii) the Borrower or any of its Affiliates.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment.
“Environmental Laws” means any applicable Requirements of Law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to the Borrower or any of its Restricted Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Borrower or any Restricted Subsidiary and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“ERISA Event” means (a) a Reportable Event; (b) a withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations at any facility of the Borrower or any Restricted Subsidiary or any ERISA Affiliate as described in Section 4062(e) of ERISA, in each case, resulting in liability pursuant to Section 4063 of ERISA; (c) a complete or partial withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan resulting in the imposition of Withdrawal Liability on the Borrower or any Restricted Subsidiary or any ERISA Affiliate, notification of the Borrower or any Restricted Subsidiary or any ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan or the receipt by the Borrower or any Restricted Subsidiary or any ERISA Affiliate of notice of the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA or of notice of the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any Restricted Subsidiary or any ERISA Affiliate, with respect to the termination of any Pension Plan; or (g) the conditions for imposition of a Lien under Section 303(k) of ERISA have been met with respect to any Pension Plan.
“Escrow” has the meaning set forth in the definition of “Indebtedness”.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Article VII.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder (with respect to the definitions of “Change of Control” and “Permitted Holders” as in effect on the Closing Date).
“Excluded Assets” means each of the following:
(a)    any asset the grant or perfection of a security interest in which would (i) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than assets subject to Capital Leases and purchase money financings), (ii) violate (after giving effect to applicable anti-assignment provisions of the UCC or other applicable Requirements of Law) the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of Capital Leases and purchase money financings), or (iii) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision (to the extent such contract is binding on such asset at the time of its acquisition and not incurred in contemplation thereof); it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right;
(b)    the Capital Stock of any (i) Captive Insurance Subsidiary, (ii) Unrestricted Subsidiary, (iii) not-for-profit subsidiary and/or (iv) Immaterial Subsidiary (other than an Immaterial Subsidiary that is a Loan Party);
(c)    any intent-to-use Trademark application prior to the filing and acceptance by the U.S. Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use Trademark application or any registration issuing therefrom under applicable Requirements of Law;
(d)    any asset (including Capital Stock), the grant or perfection of a security interest in which (i) would be prohibited under applicable Requirements of Law (including any rule and/or regulation of any Governmental Authority) (after giving effect to applicable anti-assignment provisions of the UCC or other applicable Requirements of Law), (ii) would require any governmental or regulatory consent, approval, license or authorization, in each case, to the extent such consent, approval, license or authorization has not been obtained (it being understood and agreed that no Loan Party shall have any obligation to procure any such consent, approval, license or authorization) (after giving effect to applicable anti-assignment provisions of the UCC or other applicable Requirements of Law); it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clauses (d)(i) or (d)(ii) to the extent that the assignment of such proceeds or receivables is effective under the UCC or other applicable Requirements of Law notwithstanding the relevant requirement or prohibition or (iii) could be reasonably likely to result in material adverse tax consequences (including as a result of the application of Section 956 of the Code or any similar Requirement of Law) to the Borrower, any Parent Company and/or any of their respective subsidiaries as determined by the Borrower in good faith;
(e)    (i) any leasehold Real Estate Asset, (ii) except to the extent a security interest therein can be perfected by the filing of a UCC-1 financing statement, any other leasehold interest, and (iii) any owned Real Estate Asset;
(f)    the Capital Stock of (i) any Person that is not the Borrower or a Wholly-Owned Subsidiary of the Borrower and/or (ii) any subsidiary of any non-Wholly Owned Subsidiary of the Borrower;

(g)    any Margin Stock;
(h)    the Capital Stock of (i) any Foreign Subsidiary and (ii) any FSHCO, in each case, (A) in excess of 65% of the issued and outstanding voting Capital Stock and 100% of the issued and outstanding non-voting Capital Stock of any such Foreign Subsidiary and/or FSHCO or (B) to the extent such Foreign Subsidiary or FSHCO is not a first-tier Subsidiary of any Loan Party;
(i)    any Commercial Tort Claim;
(j)    any Deposit Account, securities account and/or similar account (including any securities entitlement), escrow, fiduciary and/or trust account, payroll and other employee wage and benefit accounts, tax accounts (including, sales tax accounts), any cash collateral account, any Cash and Cash Equivalents and any funds and other property held or maintained in any such accounts (other than, in each case, proceeds of other Collateral as to which perfection may be accomplished by filing a UCC-1 financing statement or automatically in accordance with the UCC);
(k)    assets subject to any purchase money security interest, Capital Lease obligation, sale-leaseback obligation or similar arrangement, in each case, that is permitted or otherwise not prohibited by the terms of this Agreement and to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (k) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant violation or invalidation;
(l)    any Letter-of-Credit Right that does not constitute a supporting obligation, except to the extent the security interest therein may be perfected by filing of a financing statement under the UCC of any applicable jurisdiction;
(m)    motor vehicles and other assets subject to certificates of title, except to the extent the security interest therein may be perfected by filing of a financing statement under the UCC of any applicable jurisdiction;
(n)    any asset of a Person acquired by the Borrower or any other Restricted Subsidiary that, at the time of the relevant acquisition, is encumbered to secure assumed Indebtedness permitted by this Agreement to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such asset from being pledged to secure the Secured Obligations and the relevant prohibition was not implemented in contemplation of the applicable acquisition;
(o)    any asset with respect to which the Borrower has in good faith determined that the cost, burden, difficulty or consequence (including (i) any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business and (ii) the cost of mortgage, stamp, intangible or other taxes or expenses) of obtaining or perfecting a security interest therein outweighs, or is excessive in light of, the practical benefit of a security interest to the relevant Secured Parties afforded thereby (and the Lenders acknowledge that the Collateral that may be provided by any Loan Party may be limited to minimize stamp duty, notarization, registration or other applicable fees, taxes and duties where the benefit to the Secured Parties of increasing the secured amount is disproportionate to the level of such fees, taxes and duties);

(p)    any governmental license or state or local franchise, charter or authorization, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby, after giving effect to the anti-assignment provisions of the UCC of any applicable jurisdiction, other than any proceeds or receivable thereof to the extent the assignment of the same is effective under the UCC of any applicable jurisdiction notwithstanding such consent or restriction; and
(q)    aircraft, airframes, aircraft engines, helicopters and equipment and/or other assets that are affixed to, or otherwise constitute, such aircraft, airframes, aircraft engines and/or helicopters.
“Excluded Party” has the meaning assigned to such term in the definition of “Disqualified Institution”.
“Excluded Subsidiary” means:
(a)    Any Restricted Subsidiary that is not a Wholly-Owned Subsidiary of Borrower;
(b)    any Immaterial Subsidiary;
(c)    any Restricted Subsidiary that (i) is prohibited or restricted from providing a Loan Guaranty by (A) any Requirement of Law or (B) any Contractual Obligation that exists on the Closing Date or at the time such Restricted Subsidiary becomes a subsidiary (which Contractual Obligation was not entered into in contemplation of the acquisition of such Restricted Subsidiary (including pursuant to assumed Indebtedness)), (ii) would require a governmental (including regulatory) or third party consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) to provide a Loan Guaranty (including under any financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar legal principles), unless such consent, approval, license or authorization has been obtained (it being understood and agreed that none of the Borrower and/or any of their respective subsidiaries shall have any obligation to obtain (or seek to obtain) any such consent, approval, license or authorization) or (iii) with respect to which the provision of a Loan Guaranty could reasonably be expected to result in material and adverse tax consequences to the Borrower, any Parent Company and/or any of their respective subsidiaries as determined by the Borrower in good faith;
(d)    any not-for-profit subsidiary;
(e)    any Captive Insurance Subsidiary;
(f)    any Foreign Subsidiary;
(g)    any Domestic Subsidiary that (i) is a FSHCO or (ii) is a direct or indirect subsidiary of any Foreign Subsidiary or FSHCO;
(h)    any Unrestricted Subsidiary;
(i)    any Restricted Subsidiary acquired by the Borrower or any Restricted Subsidiary that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness permitted by Section 6.01 to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such subsidiary from providing a Loan Guaranty (which prohibition was not implemented in contemplation of such Restricted Subsidiary becoming a subsidiary in order to avoid the requirement of providing a Loan Guaranty);
(j)    any other Restricted Subsidiary with respect to which the burden or cost of providing a Loan Guaranty outweighs, or would be excessive in light of, the practical benefits afforded thereby as determined by the Borrower in good faith in consultation with the Administrative Agent;
(k)    solely in the case of any Swap Obligation that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act (which for the avoidance of doubt shall be determined after giving effect to any “keepwell, support or other agreement” (as such terms are used under the Commodity Exchange Act)), any Domestic Subsidiary that is not an “eligible contract participant” as defined under the Commodity Exchange Act and the regulations thereunder;
(l)    any subsidiary where the provision by such subsidiary of a Loan Guaranty could reasonably be expected to conflict with the fiduciary duties of such subsidiary’s directors or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for such subsidiary or any of its officers or directors or to the extent it is not within the legal capacity of such subsidiary to provide a Loan Guaranty (whether as a result of financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar rules or otherwise); and
(m)    any broker-dealer subsidiary;
(n)    any subsidiary of any Person described in the foregoing clauses (a) through (m).
“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof, or any Governmental Authority succeeding to any or all of its functions) (a) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.20 of the Loan Guaranty and any other “keepwell”, support or other agreement for the benefit of such Loan Guarantor) at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation or (b) in the case of any Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Loan Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee provided by (or grant of such security interest by, as applicable) such Loan Guarantor becomes or would become effective with respect to such Swap Obligation. If any Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or Issuing Bank, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) any Taxes imposed on (or measured by) net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, the taxing jurisdiction or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any US federal withholding Tax that is imposed on amounts payable to or for the account of such Lender (other than a Lender that became a Lender pursuant to an assignment under Section 2.19) with respect to an applicable interest in a Loan or Commitment pursuant to a Requirement of Law in effect on the date on which such Lender (i) acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquires its interest in such Loan or (ii) designates a new lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Tax were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it designated a new lending office, (c) any Tax imposed as a result of a failure by such recipient to comply with Section 2.17(f) or (j) and (d) any Tax imposed under FATCA.
“Existing Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.
“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.23(a).
“Extended Revolving Loans” has the meaning assigned to such term in Section 2.23(a).
“Extension” has the meaning assigned to such term in Section 2.23(a).
“Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (to the extent required by Section 2.23) and the Borrower executed by (a) the Borrower and the Subsidiary Guarantors, (b) the Administrative Agent and (c) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.23.
“Extension Offer” has the meaning assigned to such term in Section 2.23(a).
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, previously owned, leased, operated or used by the Borrower or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means the Fee Letter, dated January 25, 2022, among the Borrower and JPMorgan.
“Financial Model” means the final financial model made available by the Borrower to the Administrative Agent prior to the Closing Date.
“First Lien Debt” means (a) the Initial Revolving Loans and (b) any other Indebtedness (other than any such Indebtedness among the Borrower and/or any of their respective subsidiaries) that is secured by a Lien on the Collateral that is pari passu with the Lien securing the Initial Revolving Loans.
“First Lien Rent Adjusted Net Leverage Ratio” means the ratio, as of any date of determination, of (a)(i) Consolidated First Lien Debt as of the last day of the most recently ended Test Period, plus (ii) the product of (A) Consolidated Cash Rental Expense for such Test Period and (B) eight to (b) Consolidated Adjusted EBITDAR for such Test Period, in each case, of the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year of the Borrower ending on a date set forth in the table below, which table may be amended by the Borrower and the Administrative Agent as permitted under Section 5.17 in the event of a change in the Fiscal Year of the Borrower.

Quarter	End Date
Q1 2022	April 17, 2022
Q2 2022	July 10, 2022
Q3 2022	October 2, 2022
Q4 2022	December 25, 2022
Q1 2023	April 16, 2023
Q2 2023	July 9, 2023
Q3 2023	October 1, 2023
Q4 2023	December 31, 2023
Q1 2024	April 21, 2024
Q2 2024	July 14, 2024
Q3 2024	October 6, 2024
Q4 2024	December 29, 2024
Q1 2025	April 20, 2025
Q2 2025	July 13, 2025
Q3 2025	October 5, 2025
Q4 2025	December 28, 2025
Q1 2026	April 19, 2026
Q2 2026	July 12, 2026
Q3 2026	October 4, 2026
Q4 2026	December 27, 2026
“Fiscal Year” means each fiscal year of the Borrower ending on or about December 31 of each calendar year.
“Fitch” means Fitch Ratings, Inc.
“Fixed Amount” has the meaning assigned to such term in Section 1.11(c).

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Adjusted EBITDAR for the relevant Test Period minus (ii) Maintenance Capital Expenditures for such Test Period to (b) (i) Consolidated Fixed Charges for such Test Period plus (ii) to the extent added back in the calculation of “Consolidated Adjusted EBITDA” for such Test Period, the aggregate amount of federal, state, local and foreign income taxes paid or payable in cash plus (iii) the aggregate amount of Restricted Payments made in Cash in the relevant Test Period (other than Restricted Payments made pursuant to Sections 6.04(a)(i)(F), 6.04(a)(ii), 6.04(a)(iii)(A) (except to the extent made in reliance on clause (a)(i) of the definition of “Available Amount”), 6.04(a)(iii)(B), 6.04(a)(v), 6.04(a)(vi), 6.04(a)(viii), 6.04(a)(xi), 6.04(a)(xii) and/or 6.04(a)(xiii)).
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR shall be 0.00%.
“Foreign Lender” means any Lender or Issuing Bank that is not a US Person.
“Foreign Subsidiary” means any subsidiary of the Borrower that is not a Domestic Subsidiary.
“FSHCO” means (a) any direct or indirect Domestic Subsidiary that has no material assets other than the Capital Stock and/or Indebtedness of one or more Foreign Subsidiaries and (b) any direct or indirect Domestic Subsidiary that has no material assets other than the Capital Stock and/or Indebtedness of one or more Persons of the type described in the immediately preceding clause (a) or in this clause (b).
“GAAP” means generally accepted accounting principles in the US in effect and applicable to the accounting period in respect of which reference to GAAP is made.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the US, a foreign government or any political subdivision thereof, including any applicable supranational body (such as the European Union or the European Central Bank).
“Governmental Authorization” means any permit, license, authorization, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Granting Lender” has the meaning assigned to such term in Section 9.05(e).
“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Guarantor” has the meaning assigned to such term in the definition of “Guarantee”.
“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, which is prohibited, limited or regulated under any Environmental Law or by any Governmental Authority or which poses a hazard to the Environment or to human health and safety, including without limitation, petroleum and petroleum by-products, asbestos and asbestos-containing materials, polychlorinated biphenyls, medical waste and pharmaceutical waste.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.
“Hedge Agreement” means any agreement with respect to any Derivative Transaction (or any master agreement which is intended to govern multiple Derivative Transactions) between any Loan Party or any Restricted Subsidiary and any other Person.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.
“Immaterial Subsidiary” means, as of any date, any subsidiary of the Borrower the contribution to (a) Consolidated Adjusted EBITDA of which, when taken together with the contribution to Consolidated Adjusted EBITDA of all other subsidiaries that are Immaterial Subsidiaries, does not exceed 5.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period and (b) Consolidated Total Assets of which, when taken together with the contribution to Consolidated Total Assets of all other subsidiaries that are Immaterial Subsidiaries, does not exceed 5.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period; provided that, at all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements delivered pursuant to Section 4.01.
“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and/or daughter-in-law (including any adoptive relationship), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Impacted Loans” has the meaning assigned to such term in Section 2.14(a).
“Incremental Cap” means $25,000,000.
“Incremental Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Facility or Incremental Loan.
“Incremental Equivalent Debt” means Indebtedness in the form of pari passu senior secured or unsecured notes or loans and/or junior secured or unsecured notes or loans and/or, in each case commitments in respect of any of the foregoing; provided that:
(a)    the aggregate outstanding principal amount (or committed amount, if applicable under Section 1.11) thereof shall not exceed the Incremental Cap (as in effect at the time of determination);
(b)    the final maturity date with respect to such notes or loans (other than Customary Bridge Loans and/or revolving Indebtedness) is no earlier than the Latest Maturity Date on the date of the issuance or incurrence, as applicable, thereof;
(c)    subject to clause (b), such Indebtedness may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Incremental Equivalent Debt;
(d)    the currency, pricing (including any “MFN” or other pricing terms), interest rate margins, rate floors, fees, premiums (including prepayment premiums), funding discounts and the maturity and amortization schedule applicable to any Incremental Equivalent Debt shall be determined by the Borrower and the lender or lenders providing such Incremental Equivalent Debt;
(e)    such Incremental Equivalent Debt will be documented pursuant to separate documentation from the credit agreement governing the Revolving Facility;
(f)    if such Indebtedness is (i) secured by the Collateral on a pari passu basis with the Secured Obligations that constitute First Lien Debt, (ii) secured by the Collateral on a junior basis as compared to the Secured Obligations that constitute First Lien Debt or (iii) subordinated to the Obligations in right of payment, then the holders of such Indebtedness (or a representative thereof) shall be party to an Intercreditor Agreement; and
(g)    no such Indebtedness may be (A) issued or guaranteed by any subsidiary of the Borrower which is not a Loan Party (it being understood and agreed that the obligations of any Person with respect to any Escrow arrangement into which the proceeds of such Indebtedness are deposited shall not constitute a guarantee by any subsidiary that is not a Loan Party) or (B) secured by any asset that does not constitute Collateral; it being understood that any such Indebtedness that is funded into Escrow pursuant to customary (in the good faith determination of the Borrower) escrow arrangements may be secured by the applicable funds and related assets held in Escrow (and the proceeds thereof) until the date on which such funds are released from Escrow.
“Incremental Facilities” has the meaning assigned to such term in Section 2.22(a).

“Incremental Facility Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.22) and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Incremental Facility being incurred pursuant thereto and in accordance with Section 2.22.
“Incremental Lender” has the meaning assigned to such term in Section 2.22(b).
“Incremental Loans” has the meaning assigned to such term in Section 2.22(a).
“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a).
“Incremental Revolving Facility Lender” means, with respect to any Incremental Revolving Facility, each Revolving Lender providing any portion of such Incremental Revolving Facility.
“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.22(a).
“Incremental Term Facility” has the meaning assigned to such term in Section 2.22(a).
“Incremental Term Loan” has the meaning assigned to such term in Section 2.22(a).
“Incurrence-Based Amount” has the meaning assigned to such term in Section 1.11(c).
“Indebtedness” as applied to any Person means, without duplication:
(a)    all indebtedness for borrowed money;
(b)    that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(c)    all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(d)    any obligation of such Person owed for all or any part of the deferred purchase price of property or services (excluding (i) any earn-out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 30 days after becoming due and payable, (ii) any such obligation incurred under ERISA, (iii) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (iv) liabilities associated with customer prepayments and deposits), which purchase price is (A) due more than six months from the date of the incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument);
(e)    any monetary obligation of any other Person secured by any Lien on any asset owned or held by such Person regardless of whether the Indebtedness secured thereby has been assumed by such Person or is non-recourse to the credit of such Person;
(f)    the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;

(g)    the Guarantee by such Person of the Indebtedness of another;
(h)    all obligations of such Person in respect of any Disqualified Capital Stock; and
(i)    all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes;
provided that (i) in no event shall any obligation under any Derivative Transaction be deemed to constitute “Indebtedness” for any calculation of the First Lien Rent Adjusted Net Leverage Ratio, the Total Rent Adjusted Net Leverage Ratio, or any other financial ratio under this Agreement, (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid principal amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith and (iii) the term “Indebtedness” shall exclude (A) intercompany loans and/or advances arising from cash management, tax and accounting operations and (B) intercompany loans and/or advances made in the ordinary course of business that have a term that does not exceed 364 days.
For all purposes hereof, the Indebtedness of any Person shall (i) include the Indebtedness of any third person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venture) to the extent such Person would be liable therefor under applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person, (A) except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt; provided that, notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (1) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder) and (2) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement) and (ii) exclude (A) obligations incurred in connection with the consummation of any transaction solely to the extent the proceeds thereof are and continue to be held in an escrow, trust, collateral or similar account or arrangement (collectively, an “Escrow”) and are not otherwise made available to such Person, (B) prepaid or deferred revenue and (C) obligations that constitute “Indebtedness” solely by virtue of a pledge of an Investment (without an accompanying guaranty) in any Unrestricted Subsidiary.
The amount of any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the initial stated principal amount thereof without giving effect to any such discount.
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Information” has the meaning assigned to such term in Section 3.11(a).

“Initial Lenders” means the Initial Revolving Lenders who are party to this Agreement as Lenders on the Closing Date.
“Initial Revolving Credit Commitment” means, with respect to any Person, the commitment of such Person to make Initial Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as set forth on the Commitment Schedule, or in the Assignment Agreement pursuant to which such Person assumed its Initial Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.19, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05 or (c) increased pursuant to Section 2.22. The aggregate amount of the Initial Revolving Credit Commitments as of the Closing Date is $75,000,000.
“Initial Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Initial Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure and Swingline Exposure, in each case, attributable to its Initial Revolving Credit Commitment.
“Initial Revolving Credit Maturity Date” means the date that is five years after the Closing Date.
“Initial Revolving Facility” means the Initial Revolving Credit Commitments and the Initial Revolving Loans and other extensions of credit thereunder.
“Initial Revolving Lender” means any Lender with an Initial Revolving Credit Commitment or any Initial Revolving Credit Exposure.
“Initial Revolving Loan” has the meaning assigned to such term in Section 2.01(a)(ii).
“Intellectual Property Security Agreement” means any agreement, or a supplement thereto, executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, required in accordance with this Agreement and the Security Agreement, including an Intellectual Property Security Agreement substantially in the form of Exhibit C.
“Intercompany Note” means a promissory note substantially in the form of Exhibit F or such other form to which the Borrower and the Administrative Agent may reasonably agree.
“Intercreditor Agreement” means, with respect to any Indebtedness, any intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are (i) consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) governing arrangements for the sharing and/or subordination of liens and/or arrangements relating to the distribution of payments, as applicable, at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto and/or (ii) reasonably acceptable to the Borrower and the Administrative Agent.
“Interest Election Request” means a request by the Borrower in the form of Exhibit H hereto or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first day of each calendar month and the Maturity Date (b) with respect to any RFR Loan (if after the effectiveness of a Benchmark Replacement), (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and the Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investment” means (a) any purchase or other acquisition for consideration by the Borrower or any of its Restricted Subsidiaries of any of the Capital Stock of any other Person (other than any Loan Party), (b) the acquisition for consideration by the Borrower or any of its Restricted Subsidiaries by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person constituting an operating division or operating line of business or other operating business unit of such other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrower, any Restricted Subsidiary, or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution in exchange for consideration by the Borrower or any of its Restricted Subsidiaries to any other Person. Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustment for any increase or decrease in value, or any write-up, write-down or write-off with respect thereto, but giving effect to (i) any repayment of principal and/or interest in the case of any Investment in the form of a loan or other debt instrument and (ii) any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment). It is understood and agreed that the term “Investment” shall exclude (A) intercompany advances arising from cash management, tax and accounting operations and (B) intercompany loans, advances or Indebtedness made in the ordinary course of business that have a term that does not exceed 364 days.
“Investors” means collectively, (i) Artal and its controlled affiliated funds, (ii) Act III Holdings LLC and its affiliated funds, (iii) Ronald M. Shaich, (iv) Ronald M. Shaich’s spouse, parents, siblings, members of his immediate family (including adopted children and step children) and/or direct lineal descendants, and any trust, the beneficiaries of which, include only the foregoing persons, (v) Revolution Growth III, LP and its affiliated funds and (vi) SWaN & Legend Fund 3, LP and its affiliated funds.

“IP Rights” has the meaning assigned to such term in Section 3.05(b).
“IP Separation Transaction” means (a) any Disposition by the Borrower or any Restricted Subsidiary of any Material Intellectual Property to any Unrestricted Subsidiary (other than any non-exclusive licenses or bona fide operational joint venture established for legitimate business purposes) and/or (b) any Investment by the Borrower or any Restricted Subsidiary in the form of a contribution of Material Intellectual Property to any Unrestricted Subsidiary (other than any non-exclusive licenses or bona fide operational joint venture established for legitimate business purposes).
“IPO” means an initial public offering or any other transaction or series of related transactions that results in any of the common Capital Stock of the Borrower or any Parent Company being publicly traded on any U.S. national securities exchange or analogous public exchange in any other jurisdiction.
“IRS” means the US Internal Revenue Service.
“Issuing Bank” means, as the context may require, (a)  JPMorgan and (b) each other Person that is or becomes a Revolving Lender, that, in the case of this clause (b), agrees to act as an Issuing Bank hereunder pursuant to Section 2.05(h)(ii), and in the case of clauses (a) and (b), each such Person in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any branch or Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate.
“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit K or such other form that is reasonably satisfactory to the Administrative Agent and the Borrower; it being understood and agreed that any Joinder Agreement executed by any Foreign Subsidiary may include such modifications as may be necessary to reflect the fact that such Foreign Subsidiary may not become party to the Security Agreement.
“JPMorgan” has the meaning assigned to such term in the preamble to this Agreement.
“JPM Parties” has the meaning assigned to such term in Section 9.27.
“Judgment Currency” has the meaning assigned to such term in Section 9.25.
“Junior Lien Debt” means any Indebtedness (other than Indebtedness among the Borrower and/or any of their respective subsidiaries) that is secured by a Lien on the Collateral that is expressly junior or subordinated to the Lien on the Collateral securing the Initial Revolving Loans.
“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Revolving Loan, Revolving Credit Commitment or Incremental Term Loan.
“Latest Revolving Credit Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Revolving Loan or Revolving Credit Commitment hereunder at such time.
“LC Collateral Account” has the meaning assigned to such term in Section 2.05(i).
“LC Disbursement” means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit (other than any Letter of Credit that is subject to Letter of Credit Support at such time) at such time and (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time shall equal its Applicable Revolving Credit Percentage of the aggregate LC Exposure at such time.
“Legal Reservations” means the application of the relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.
“Lenders” means the Revolving Lenders, any Incremental Term Lenders and any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Commitment” means with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit in an aggregate amount to not exceed the amount set forth opposite such Person’s name on the Commitment Schedule.
“Letter of Credit Reimbursement Loan” has the meaning assigned to such term in Section 2.05(d)(i).
“Letter of Credit Request” means a request by the Borrower for a new Letter of Credit or an amendment to any existing Letter of Credit in accordance with Section 2.05 and substantially in the form of Exhibit N or such other form that is reasonably satisfactory to the relevant Issuing Bank and the Borrower.
“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.
“Letter of Credit Sublimit” means $10,000,000, subject to increase in accordance with Section 2.22.
“Letter of Credit Support” means, with respect to any Letter of Credit, that (a) such Letter of Credit has been Cash collateralized in an amount equal to 102% of the face amount of such Letter of Credit, (b) a separate letter of credit has been issued in favor of the Issuing Bank (or its designee) with respect to such Letter of Credit pursuant to arrangements reasonably satisfactory to such Issuing Bank and in an amount equal to 102% of the face amount of the applicable Letter of Credit issued hereunder, (c) such Letter of Credit has been deemed reissued under another agreement in a manner reasonably acceptable to the applicable Issuing Bank or (d) other arrangements reasonably acceptable to the relevant Issuing Bank with respect to such Letter of Credit.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing, but excluding licenses of IP Rights), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.
“Liquidity” means (i) the Cash and Cash Equivalents of the Borrower and its subsidiaries plus (ii) Total Revolving Commitment less the aggregate Revolving Credit Exposure.

“Loan Documents” means this Agreement, any Promissory Note, each Loan Guaranty, the Collateral Documents, any Intercreditor Agreement (if any) to which the Borrower is a party, any Perfection Certificate, each Refinancing Amendment, each Incremental Facility Amendment, each Extension Amendment and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document”. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.
“Loan Guarantor” means any Subsidiary Guarantor.
“Loan Guaranty” means the Loan Guaranty, substantially in the form of Exhibit I, executed by each Loan Party thereto and the Administrative Agent for the benefit of the Secured Parties, as supplemented in accordance with the terms of Section 5.12.
“Loan Parties” means the Borrower and each Loan Guarantor.
“Loans” means any Revolving Loan, any Swingline Loan, any Incremental Term Loan or any Additional Revolving Loan.
“Maintenance Capital Expenditures” means Capital Expenditures incurred for repair or replacement at, or otherwise to maintain, the Borrower’s Unit Locations, offices and related properties, whether in existence on or after the Closing Date, that are necessary to maintain a status quo level of operating performance as of or after the Closing Date, in each case other than capitalized software expenditures.
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Material Adverse Effect” means a material adverse effect on (i) the business, assets or financial condition, in each case, of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent under the applicable Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents.
“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money owing from any Person other than any Loan Party which is required to be pledged and delivered to the Administrative Agent (or its bailee) pursuant to the Security Agreement.
“Material Intellectual Property” means any IP Rights owned by any Loan Party that is material to the operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.
“Maturity Date” means (a) with respect to the Initial Revolving Facility, the Initial Revolving Credit Maturity Date, (b) with respect to any Revolver Replacement Facility, the final maturity date for such Revolver Replacement Facility, as the case may be, as set forth in the applicable Refinancing Amendment, (c) with respect to any Incremental Facility, the final maturity date set forth in the applicable Incremental Facility Amendment, and (d) with respect to any Extended Revolving Credit Commitment, the final maturity date set forth in the applicable Extension Amendment.
“Maximum Rate” has the meaning assigned to such term in Section 9.19.
“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).
“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA that is subject to the provisions of Title IV of ERISA, and in respect of which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.
“Net Proceeds” means:
(a)    with respect to any Disposition, the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of:
(i)    selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including pursuant to any Tax sharing arrangement and/or any intercompany distribution) in connection with such Disposition); it being understood that the reduction in the amount of any net operating loss resulting from such Disposition shall be deemed to constitute an income Tax “paid or payable” for purposes of this clause (i);
(ii)    amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amount is released from such reserve, such amounts shall constitute Net Proceeds);
(iii)    the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Loans and any other Indebtedness that constitutes First Lien Debt or Junior Lien Debt) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset);
(iv)    any Cash escrow (until released from escrow to the Borrower or any of its Restricted Subsidiaries) from the sale price for such Disposition;
(v)    in the case of any Disposition by any non-Wholly-Owned Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) that is attributable to any minority interest and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary as a result thereof; and
(vi)    any amount used to repay or return any customer deposit required to be repaid or returned as a result of such Disposition; and
(b)    with respect to any issuance or incurrence of Indebtedness, issuance of Capital Stock and/or any contribution in respect of any Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith, including any cost associated with the unwinding of any Hedge Agreement in connection with such Indebtedness.

“Non-Defaulting Revolving Lenders” has the meaning assigned to such term in Section 2.21(d)(i).
“Not Otherwise Applied” means, with respect to the proceeds of the issuance of Qualified Capital Stock or contribution with respect to Qualified Capital Stock, that as of any date of determination such proceeds have not previously been applied to permit a transaction in reliance on Sections 6.04(a)(ii)(B), (a)(iii)(A) (to the extent a Restricted Payment is made in reliance on clause (a)(ii) or (a)(x) of the definition of “Available Amount”), 6.04(a)(iii)(B) 6.04(a)(vii), 6.04(b)(v), (b)(vi)(A) (to the extent a Restricted Debt Payment is made in reliance on clause (a)(ii) or (a)(x) of the definition of “Available Amount”), 6.06(n), 6.06(r)(i) (to the extent an Investment is made in reliance on clause (a)(ii) or (a)(x) of the definition of “Available Amount”) and/or 6.06(r)(ii).
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit Q or such other form as may be approved by the Administrative Agent and the Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and the Borrower), appropriately completed and signed by a Responsible Officer.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses (including fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Loan Party to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents in respect of any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.
“Obligations Derivative Instrument” has the meaning assigned to such term in Section 9.05(d)(ii).
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Other Connection Taxes” means, with respect to any Lender, any Issuing Bank or the Administrative Agent Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance or enforcement or registration, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, but excluding any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 2.19).
“Outstanding Amount” means (a) with respect to any Revolving Loan and/or Swingline Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowing and/or prepayment or repayment of such Revolving Loan and/or Swingline Loans, as the case may be, occurring on such date, (b) with respect to any Letter of Credit, the aggregate amount available to be drawn under such Letter of Credit after giving effect to any change in the aggregate amount available to be drawn under such Letter of Credit or the issuance or expiry of such Letter of Credit, including as a result of any LC Disbursement and (c) with respect to any LC Disbursement on any date, the amount of the aggregate outstanding amount of such LC Disbursement on such date after giving effect to any disbursement with respect to any Letter of Credit occurring on such date and any other change in the aggregate amount of such LC Disbursement as of such date, including as a result of any reimbursement by the Borrower of such unreimbursed LC Disbursement.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent Company” means any Person of which the Borrower is a direct or indirect Wholly-Owned Subsidiary.
“Participant” has the meaning assigned to such term in Section 9.05(c)(i).
“Participant/SPC Register” has the meaning assigned to such term in Section 9.05(c).
“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisionals, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing.

“Payment” has the meaning assigned to such term in Section 8.06(c)(i).
“Payment Notice” has the meaning assigned to such term in Section 8.06(c)(ii).
“PBGC” means the Pension Benefit Guaranty Corporation.
“PCT Listco” means any Wholly-Owned Subsidiary of Borrower formed in contemplation of an IPO to become the Public Entity.
“PCT Reorganization Transaction” means, collectively, the transactions taken in connection with and reasonably related to consummating an IPO, including:
(a)    formation and ownership of any PCT Shell Company;
(b)    entry into, and performance of, (i) a reorganization or similar agreement among any of the Borrower, one or more of its subsidiaries, any Parent Company and/or any PCT Shell Company that implements a transaction described in this definition and any other reorganization transaction in connection with any IPO, so long as after giving effect to such agreement and the transactions contemplated thereby, in the good faith determination of the Borrower, in consultation with the Administrative Agent, the security interests of the Lenders in the Collateral and the Loan Guaranty, taken as a whole, would not be materially impaired and (ii) any customary underwriting agreement in connection with an IPO and any future follow-on underwritten public offering of common Capital Stock in the Public Entity, including the provision by such Public Entity and the Borrower of customary representations, warranties, covenants and indemnification to the underwriters thereunder;
(c)    the merger of any PCT Subsidiary with one or more direct or indirect holders of Capital Stock in Borrower, with such PCT Subsidiary as the survivor of such merger, and holding Capital Stock in the Borrower and/or (ii) the dividend or other distribution by the Borrower of Capital Stock of any PCT Shell Company or other transfer of ownership to any holder of Capital Stock of the Borrower;
(d)    the issuance of the Capital Stock of any PCT Shell Company to holders of Capital Stock of the Borrower in connection with any PCT Reorganization Transaction;
(e)    the making of Restricted Payments to (or Investments in) any PCT Shell Company or any subsidiary to permit the Borrower to make distributions or other transfers, directly or indirectly, to PCT Listco, in each case, solely for the purpose of paying, and solely in the amount necessary for PCT Listco to pay, IPO-related expenses and the making of any such distribution by the Borrower;
(f)    the repurchase by PCT Listco of its Capital Stock from the Borrower or any Restricted Subsidiary;
(g)    the entry into any exchange agreement, pursuant to which holders of Capital Stock of the Borrower and certain non-economic/voting Capital Stock in PCT Listco will be permitted to exchange such interests for certain economic/voting Capital Stock of PCT Listco;
(h)    any issuance, dividend or distribution of the Capital Stock of any PCT Shell Company or other Disposition of ownership thereof to any PCT Shell Company and/or the direct or indirect holders of Capital Stock of Borrower; and

(i)    any other transaction reasonably incidental to, or necessary for the consummation of, an IPO so long as after giving effect to such transaction, in the good faith determination of the Borrower, in consultation with the Administrative Agent, the security interests of the Lenders in the Collateral and the Loan Guaranty, taken as a whole, would not be materially impaired.
“PCT Shell Company” means each of PCT Listco and any PCT Subsidiary.
“PCT Subsidiary” means any Wholly-Owned Subsidiary of PCT Listco formed in contemplation of, and to facilitate, any PCT Reorganization Transaction and any IPO.
“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.
“Perfection Certificate” means a certificate substantially in the form of Exhibit J or such other form that is reasonably acceptable to the Administrative Agent and the Borrower.
“Perfection Requirements” means (a) with respect to any Loan Party (other than any Discretionary Guarantor that is a Foreign Subsidiary), the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each Loan Party, the filing of Intellectual Property Security Agreements or other appropriate instruments or notices with the US Patent and Trademark Office and the US Copyright Office (solely as required under applicable Requirements of Law), the delivery to the Administrative Agent of, solely to the extent the same constitutes Collateral, any stock certificate or promissory note, together with instruments of transfer executed in blank and (b) with respect to any Discretionary Guarantor that is a Foreign Subsidiary, any recording, filing, registration, notification or other action required to be taken in the applicable jurisdiction, in each case of the foregoing clauses (a) and (b), to the extent required by the applicable Loan Documents.
“Permitted Acquisition” means any acquisition made by the Borrower or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of (i) all or substantially all of the assets, or any business line, unit or division, product line and/or the re-purchase of franchised Unit Locations (including research and development and related assets in respect of any product) of, any Person engaged in a Similar Business or (ii) a majority of the outstanding Capital Stock of any Person engaged in a Similar Business (it being understood and agreed that “Permitted Acquisition” shall include any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture, in each case if (1) such Person is or becomes a Restricted Subsidiary or (2) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys all or a substantial portion of its assets (or such division, business line, unit or product line) to, or is liquidated into, the Borrower and/or any Restricted Subsidiary as a result of such transaction); provided that:
(a)    the Borrower is in compliance with Section 6.10(a), Section 6.10(b) and Section 6.10(c) on a Pro Forma Basis; and
(b)    the total consideration paid by Loan Parties for (i) the Capital Stock of any Person that is not and does not become a Loan Party, (ii) with respect to any Investment of the type referred to in clauses (x) and (y) above after giving effect to which the relevant Restricted Subsidiary or joint venture is not and does not become a Loan Party or (iii) in the case of an asset acquisition, assets that are not acquired by any Loan Party, in each case, taken together with the total consideration for all such Persons and assets so acquired after the Closing Date, shall not exceed (x) prior to the consummation of an IPO, the greater of $2,500,000 and 10% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $6,000,000 and 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;
(c)    the limitation described in the immediately preceding clause (b) shall not apply to any acquisition to the extent (i) any such consideration is financed with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Borrower or any Restricted Subsidiary, other than any Cure Amount or Available Excluded Contribution Amount and/or (ii) the Person so acquired (or the Person owning the assets so acquired) becomes a Subsidiary Guarantor even though such Person is not otherwise required to become a Subsidiary Guarantor; and
(d)    in the event the amount available under the immediately preceding clause (b) is reduced as a result of any acquisition of (i) any Restricted Subsidiary that does not become a Loan Party or (ii) any assets that are not transferred to a Loan Party and such Restricted Subsidiary subsequently becomes a Loan Party or such assets are subsequently transferred to a Loan Party respectively, the amount available under the immediately preceding clause (b) shall be proportionately increased as a result thereof.
“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or any combination of Related Business Assets between the Borrower and/or any Restricted Subsidiary, on the one hand, and any other Person, on the other hand.
“Permitted Holders” means (a) each of the Investors, their respective Affiliates and their respective investment entities, including funds, partnerships, co-investment vehicles and managed account arrangements established, operated, managed, advised or controlled directly or indirectly by the foregoing or other entities under common control with such Investor or its Affiliates, (b) any Person who holds any Capital Stock of the Borrower as of the date of this Agreement, (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing are members and any member of such group; provided that, in the case of such group and any member of such group and without giving effect to the existence of such group or any other group, no Person or other group (other the Permitted Holders specified in clauses (a) or (b) of this definition) own, directly or indirectly, more than 50% of the total voting power of all of the outstanding voting common stock of the Borrower (or, for the avoidance of doubt, of any Public Entity) held by such group.
“Permitted Liens” means Liens permitted pursuant to Section 6.02.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained by the Borrower and/or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of its ERISA Affiliates, other than any Multiemployer Plan.
“Platform” has the meaning assigned to such term in Section 5.01.
“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Total Rent Adjusted Net Leverage Ratio, the First Lien Rent Adjusted Net Leverage Ratio, the Fixed Charge Coverage Ratio, Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDAR or Consolidated Total Assets (including any component definition thereof), that:
(a)    in the case of (i) any Disposition of all or substantially all of the Capital Stock of any Restricted Subsidiary or any division and/or product line of the Borrower and/or any Restricted Subsidiary, (ii) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary (iii) the implementation of any Business Optimization Initiative relating to a cost-savings action and/or (iv) if applicable, any Subject Transaction described in clause (h) or (i) of the definition thereof, income statement items (whether positive or negative and including any expected cost saving) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made;
(b)    in the case of (i) any Permitted Acquisition or other Investment, (ii) any designation of any Unrestricted Subsidiary as a Restricted Subsidiary, and/or (iii) if applicable, any Subject Transaction described in clause (i) of the definition thereof, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made;
(c)    any retirement or repayment of Indebtedness by the Borrower or any of its Subsidiaries that constitutes a Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made;
(d)    any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection therewith that constitutes a Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that, (i) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (ii) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower in good faith to be the rate of interest implicit in such obligation in accordance with GAAP and (iii) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower;

(e)    the acquisition of any asset included in calculating Consolidated Total Assets (other than the amount Cash or Cash Equivalents, which is addressed in clause (g) below), whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its subsidiaries, or the Disposition of any asset included in calculating Consolidated Total Assets described in the definition of “Subject Transaction”, shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made;
(f)    subject to Section 1.11, other than, for the avoidance of doubt, for purposes of Section 6.10(a), Section 6.10(b) and Section 6.10(c), the Unrestricted Cash Amount shall be calculated as of the date of the consummation of such Subject Transaction after giving pro forma effect thereto, including any application of cash proceeds in connection therewith (other than, for the avoidance of doubt, the cash proceeds of any Indebtedness that is the Subject Transaction for which such a calculation is being made); and
(g)    each other Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) with respect to any test or covenant for which such calculation is being made.
It is hereby agreed that for purposes of determining pro forma compliance with Section 6.10(a), Section 6.10(b) and/or Section 6.10(c) prior to the last day of the first full Fiscal Quarter after the Closing Date, the applicable level shall be the level cited in Section 6.10(a), Section 6.10(b) or Section 6.10(c), as applicable. Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the Total Rent Adjusted Net Leverage Ratio for purposes of the definitions of “Applicable Rate” and “Commitment Fee Rate” and for purposes of Section 6.10(d) (other than for the purpose of determining pro forma compliance with Section 6.10(a), Section 6.10(b) or Section 6.10(c) as a condition to taking any action under this Agreement), the events described in the immediately preceding paragraph that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.
“Projections” means the financial projections, forecasts, financial estimates and other forward-looking and/or projected information of or relating to the Borrower and its subsidiaries included in the Financial Model (or a supplement thereto).
“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit L, evidencing the aggregate outstanding principal amount of Loans of the Borrower to such Lender resulting from the Loans made by such Lender.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Costs” means Charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 (and, in each case, similar Requirements of Law under other jurisdictions) and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’, managers’ and/or employees’ compensation, fees and expense reimbursement, Charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees

(including auditors’ and accountants’ fees), listing fees, filing fees and other costs and/or expenses associated with being a public company.
“Public Entity” means, following any IPO, the Person the Capital Stock of which is publicly traded as a result of such IPO (which may, for the avoidance of doubt, be any Parent Company or any PCT Listco that Borrower will distribute to any Parent Company in connection with an IPO).
“Public Lender” has the meaning assigned to such term in Section 9.01(d).
“QFC Credit Support” has the meaning assigned to such term in Section 9.26.
“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.
“Ratio Debt” has the meaning assigned to such term in Section 6.01(s).
“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Person in and to real property (including, but not limited to, land, improvements and fixtures thereon) or any rents, sale proceeds or other amounts resulting from or in connection with such real property.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) Business Days preceding the date of such setting, (2) if (after the effectiveness of a Benchmark Replacement) the RFR for such Benchmark is Daily Simple SOFR, then four (4) Business Days prior to such setting or (3) if such Benchmark is neither the Term SOFR Rate nor Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent and the Borrower executed by (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Revolver Replacement Facility, as applicable, being incurred pursuant thereto and in accordance with Section 9.02(c).
“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(o).
“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(vii).
“Register” has the meaning assigned to such term in Section 9.05(b).
“Regulated Bank” means any insured depository institution that is regulated by foreign, federal or state banking regulators, including the United States Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Board.
“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation S-X” means Regulation S-X under the Securities Act.
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any asset received by the Borrower or any Restricted Subsidiary in exchange for any asset transferred by the Borrower or any Restricted Subsidiary shall not be deemed to constitute a Related Business Asset if such asset consists of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, shareholders, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB, or, in each case, any successor thereto.
“Replaced Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).
“Replacement Debt” means any Refinancing Indebtedness (whether borrowed in the form of secured or unsecured loans, issued in a public offering, Rule 144A under the Securities Act or other private placement or bridge financing in lieu of the foregoing or otherwise) incurred in respect of Indebtedness permitted under Section 6.01(a) (and any subsequent refinancing of such Replacement Debt).
“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrower’s assets from information furnished by or on behalf of the Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.
“Reportable Event” means, with respect to any Pension Plan, any of the events described in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period is waived under PBGC Reg. Section 4043.
“Representatives” has the meaning assigned to such term in Section 9.13.
“Required Lenders” means, at any time, Lenders having Loans or unused Commitments representing more than 50% of the sum of the total Loans and such unused Commitments at such time.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Rescindable Amount” has the meaning assigned to such term in Section 2.18(d).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Person, the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer of such Person and any other individual or similar official thereof, any executive vice president, any senior vice president, any vice president or the chief operating officer or other officer responsible for the administration of the obligations of such Person in respect of this Agreement, any member of the board of directors (in the case of any Person that is not incorporated in the US), and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated in writing by the Borrower to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Debt” means any Indebtedness described in clause (a) of the definition of “Indebtedness” (other than such Indebtedness among the Borrower or any of its subsidiaries) of any Loan Party that (a)(i) is contractually subordinated in right of payment to the Obligations, (ii) constitutes Junior Lien Debt or (iii) is unsecured and (b) has an individual outstanding principal amount in excess of the Threshold Amount.
“Restricted Debt Payment” has the meaning set forth in Section 6.04(b).
“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower now or hereafter outstanding.
“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” means any Restricted Subsidiary of the Borrower.
“Revolver Replacement Facility” has the meaning assigned to such term in Section 9.02(c)(ii).
“Revolving Credit Commitment” means any Initial Revolving Credit Commitment and any Additional Revolving Credit Commitment.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of such Lender’s Initial Revolving Credit Exposure and Additional Revolving Credit Exposure.

“Revolving Facility” means the Initial Revolving Facility, any Incremental Revolving Facility, any facility governing Extended Revolving Credit Commitments or Extended Revolving Loans and any Revolver Replacement Facility.
“Revolving Lender” means any Initial Revolving Lender and any Additional Revolving Lender. Unless the context otherwise requires, the term “Revolving Lender” shall include the Swingline Lender.
“Revolving Loans” means any Initial Revolving Loan and any Additional Revolving Loan.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.
“Run-Rate Synergies” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of the S&P Global, Inc.
“Sale and Lease-Back Transaction” means any arrangement providing for the lease by the Borrower and/or any Restricted Subsidiary of any property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary in contemplation of such lease arrangement.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, (d) any European Union member state or (e) Her Majesty’s Treasury of the United Kingdom
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea Region of Ukraine, the Donetsk People’s Republic, the Luhansk People’s Republic, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by (i) OFAC or the U.S. Department of State or (ii) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom; (b) any Person organized or resident in a Sanctioned Country; or (c) the government of a Sanctioned Country.
“Scheduled Payment Date” means the last Business Day of each March, June, September and December (commencing March 31, 2022).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.
“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligation) under each Hedge Agreement that is in effect on the Closing Date or entered into at any time on or after the Closing Date between any Loan Party and (a) a counterparty that is (or is an Affiliate of) the Administrative Agent, a Lender or an Arranger as of the Closing Date or at the time such Hedge Agreement is entered into and/or (b) any other Person designated by the Borrower to the Administrative Agent, in each case, for which such Loan Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the Borrower as being a Secured Hedging Obligation for purposes of the Loan Documents (provided that the Borrower may designate all Hedge Agreements under a specified

ISDA master agreement as being Secured Hedging Obligations without the need for separate notices for each Hedge Agreement), it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article VIII, Section 9.03 and Section 9.10 and any applicable Intercreditor Agreement as if it were a Lender.
“Secured Obligations” means all Obligations, together with (a) all Banking Services Obligations and (b) all Secured Hedging Obligations.
“Secured Parties” means (a) the Lenders, the Issuing Banks and the Swingline Lender, (b) the Administrative Agent, (c) each counterparty to a Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (d) each provider of Banking Services to any Loan Party the obligations under which constitute Banking Services Obligations, and (e) any beneficiary of any indemnification obligation undertaken by any Loan Party under any Loan Document.
“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.
“Security” means a fungible financial instrument that holds some monetary value, such as representing (a) an ownership interest in a publicly-traded company or rights to such ownership, or (b) a creditor relationship with a Governmental Authority or company.
“Security Agreement” means the Pledge and Security Agreement, substantially in the form of Exhibit M, among the Loan Parties, as grantors, and the Administrative Agent for the benefit of the Secured Parties.
“Similar Business” means any Person the majority of the revenues of which are derived from a business that would be permitted by Section 5.18 if the references to “Restricted Subsidiaries” in Section 5.18 were read to refer to such Person.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SPC” has the meaning assigned to such term in Section 9.05(e).
“Specified 5% Adjustment” means the adjustment set forth in clause (c)(xiii) of the definition of “Consolidated Adjusted EBITDA”.
“Specified 15% Adjustments” means the adjustments set forth in clause (c)(xi) (other than Charges of the type described in the clause (c)(xi)(A) and/or any other one-time Disposition or issuance of debt or equity) of the definition of “Consolidated Adjusted EBITDA” and in clauses (c) and (l) of the definition of “Consolidated Net Income”.
“Specified 20% Adjustments” means the adjustments set forth in clauses (c)(x) and (e)(iii) of the definition of “Consolidated Adjusted EBITDA” and in clause (d)(iii) of the definition of “Consolidated Net Income”.
“Specified Adjustments” means the Specified 5% Adjustment, the Specified 15% Adjustments, the Specified 20% Adjustments and all other pro forma adjustments.
“Specified Commitment” has the meaning assigned to such term in Section 1.11(g).
“Specified Commitment Notice” has the meaning assigned to such term in Section 1.11(g).
“Specified Guarantor Release Provision” has the meaning assigned to such term in Section 8.07.
“Stated Amount” means, with respect to any Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (a) as if any future automatic increase in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (b) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.
“Subject Indebtedness” has the meaning assigned to such term in Section 1.03.
“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.
“Subject Transaction” means:
(a)    the Transactions;
(b)    any Permitted Acquisition or any other acquisition or similar Investment, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including any Investment in (i) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (ii) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture), in each case that is permitted by this Agreement;
(c)    any Disposition of (i) all or substantially all of the assets or (ii) the Capital Stock of any subsidiary (or any business unit, line of business or division of the Borrower and/or any Restricted Subsidiary) not prohibited by this Agreement;
(d)    the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10;
(e)    any incurrence, retirement, redemption, repayment and/or prepayment of Indebtedness (other than any Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes);

(f)    any capital contribution in respect of Qualified Capital Stock or any issuance of Qualified Capital Stock (other than any amount constituting a Cure Amount);
(g)    the implementation of any Business Optimization Initiative;
(h)    at the election of the Borrower, any discontinued operation; and/or
(i)    any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.
“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case to the extent the relevant entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.
“Subsidiary Guarantor” means (a) on the Closing Date each subsidiary of the Borrower (other than any such subsidiary that is an Excluded Subsidiary on the Closing Date) and (b) thereafter, each subsidiary of the Borrower that becomes a Guarantor of the Secured Obligations pursuant to the terms of this Agreement (including any such subsidiary designated as a Discretionary Guarantor pursuant to Section 5.12(b)), in each case, until such time as the relevant subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.
“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).
“Supported QFC” has the meaning assigned to such term in Section 9.26.
“Swap Obligations” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall equal to its Applicable Revolving Credit Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” means JPMorgan, in its capacity as lender of Swingline Loans hereunder, or any successor lender of Swingline Loans hereunder.
“Swingline Loan” has the meaning assigned to such term in Section 2.04.
“Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR Reference Rate”.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Termination Date” has the meaning assigned to such term in the lead-in to Article V.
“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery (or required delivery) of financial statements under Sections 5.01(a) or (b), “Test Period” means the period of four consecutive Fiscal Quarters most recently ended for which financial statements of the Borrower are available.
“Threshold Amount” means $6,000,000.
“Total Rent Adjusted Net Leverage Ratio” means the ratio, as of any date of determination, of (a)(i) Consolidated Total Debt outstanding as of the last day of the most recently ended Test Period, plus (ii) the product of (A) Consolidated Cash Rental Expense for such Test Prior and (B) eight, to (b) Consolidated Adjusted EBITDAR for such Test Period, in each case, of the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Total Revolving Credit Commitment” means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

“Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin , and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing, (b) all renewals of the foregoing, (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including damages, claims, and payments for past and future infringements thereof, (d) all rights to sue for past, present, and future infringements and other violations of the foregoing, including the right to settle suits involving claims and demands for royalties owing and (e) all rights corresponding to any of the foregoing.
“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by the Borrower, any Parent Company and/or its subsidiaries in connection with the Transactions and the transactions contemplated thereby.
“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Loans hereunder on the Closing Date, (b) the Closing Date Refinancing and (c) the payment of the Transaction Costs.
“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(vii).
“Treasury Regulations” means the US federal income tax regulations promulgated under the Code.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Alternate Base Rate or, following the effectiveness of a Benchmark Replacement, Adjusted Daily Simple SOFR.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unit Location” means, collectively, the property comprising the restaurant locations or on which the Borrower or any of its Subsidiaries intends to build out a restaurant.
“Unrestricted Cash Amount” means, as to any Person on any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of such Person and (b) Cash and Cash Equivalents of such Person that are restricted in favor of the Revolving Facility and/or other permitted pari passu or junior secured Indebtedness (which may also include Cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on Collateral along with the Credit Facilities and/or other permitted pari passu or junior secured indebtedness), in each case, (x) whether or not held in a pledged account and (y) calculated in accordance with GAAP.
“Unrestricted Subsidiary” means (a) any subsidiary of the Borrower that is listed on Schedule 5.10 hereto or designated by the Borrower as an Unrestricted Subsidiary after the Closing Date pursuant to Section 5.10 and (b) each subsidiary of any Person described in the preceding clause (a). For the avoidance of doubt, there are no Unrestricted Subsidiaries as of the Closing Date.
“US” means the United States of America.
“US Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“US Special Resolution Regimes” has the meaning assigned to such term in Section 9.26.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) is owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Withdrawal Liability” means any liability to any Multiemployer Plan as the result of a “complete” or “partial” withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).
Section 1.03    Terms Generally. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.

(b)    Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(c)    The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”
(d)    The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(e)    The words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof.
(f)    Any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein).
(g)    Any reference to any Requirement of Law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.
(h)    Any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns.
(i)    All references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document.
(j)    In the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including”.
(k)    The words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights.
(l)    For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, in the event that any Affiliate transaction, Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Burdensome Agreement, Investment or Disposition, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Section 6.01(a); provided that it is understood that the provisions of this Section 1.03(l) shall apply to any amount incurred in reliance on the definition of “Incremental Cap”), 6.02 (other than Section 6.02(a)), 6.04, 6.05, 6.06, 6.07 and 6.09, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) under one or more clauses of each such Section and will only be required to include the amount and type of such transaction (or portion thereof) in any one category; provided that:

(i)    upon the date on which financial statements of the type described in Section 5.01(a) or (b) are delivered on the date of or following the initial incurrence of any portion of any Indebtedness incurred under Section 6.01 (other than Section 6.01(a); provided that it is understood that the provisions of this clause (i) shall apply to any amount incurred in reliance on the definition of “Incremental Cap”) (such portion of such Indebtedness, the “Subject Indebtedness”), if any such Subject Indebtedness could, based on such financial statements, have been incurred in reliance on Section 6.01(s), such Subject Indebtedness shall automatically be reclassified as having been incurred under Section 6.01(s) and any associated Lien will be deemed to have been permitted under Section 6.02 upon any such reclassification;
(ii)    upon the date on which financial statements of the type described in Section 5.01(a) or (b) are delivered on the date of or following the making of any Investment in reliance on Section 6.06 (other than Section 6.06(aa)), if all or any portion of such Investment could, based on such financial statements, have been made in reliance on Section 6.06(aa), such Investment (or the relevant portion thereof) shall automatically be reclassified as having been made in reliance on Section 6.06(aa);
(iii)    upon the date on which financial statements of the type described in Section 5.01(a) or (b) are delivered on the date of or, following the making of any Restricted Payment under Section 6.04(a) (other than Section 6.04(a)(viii)), if all or any portion of such Restricted Payment could, based on such financial statements, have been made in reliance on Section 6.04(a)(x), such Restricted Payment (or the relevant portion thereof) shall automatically be reclassified as having been made in reliance on Section 6.04(a)(x); and
(iv)    upon the date on which financial statements of the type described in Section 5.01(a) or (b) are delivered on the date of or, following the making of any Restricted Debt Payment under Section 6.04(b) (other than Section 6.04(b)(vii)), if all or any portion of such Restricted Debt Payment could, based on such financial statements, have been made in reliance on Section 6.04(b)(vii), such Restricted Debt Payment (or the relevant portion thereof) shall automatically be reclassified as having been made in reliance on Section 6.04(b)(vii);
provided, further, that it is understood and agreed that, with respect to the fourth Fiscal Quarter of any Fiscal Year, prior to the date on which financial statements of the type described in Section 5.01(b) for such Fiscal Year are delivered the Borrower may, in its sole discretion, rely on financial statements of the type described in Section 5.01(a) that are internally available to trigger the reclassification of any transaction based on the financial results as of the end of the fourth Fiscal Quarter of such Fiscal Year.
(m)    It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Burdensome Agreement, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Burdensome Agreement, Investment, Disposition and/or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 or 6.09, respectively, and may instead be permitted in part under any combination thereof, but the Borrower will only be required to include the amount and type of such transaction (or portion thereof) in one such category (or combination thereof). To the extent the applicability of Sections 6.07 or 6.09 with respect to any transaction is subject to a materiality threshold, such transaction shall only be required to comply with the provisions of such Sections to the extent of the amount of such transaction that is in excess of such materiality threshold.
(n)    For purposes of any amount herein expressed as a percentage of Consolidated Adjusted EBITDA, “Consolidated Adjusted EBITDA”, unless the context otherwise requires, shall be deemed to refer to Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries.

Section 1.04    Accounting Terms; GAAP.
(a)    All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting nature that are used in calculating the First Lien Rent Adjusted Net Leverage Ratio, the Total Rent Adjusted Net Leverage Ratio, Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDAR or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice have been withdrawn or such provision amended in accordance herewith; provided, further, that if the Borrower so requests, the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(b)    Notwithstanding anything to the contrary herein, but subject to Section 1.11, all financial ratios and tests (including the First Lien Rent Adjusted Net Leverage Ratio, the Total Rent Adjusted Net Leverage Ratio and the amount of Consolidated Total Assets, Consolidated Adjusted EBITDAR and Consolidated Adjusted EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (i) any Subject Transaction has occurred or (ii) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (or, in the case of Consolidated Total Assets (or with respect to any determination pertaining to the balance sheet, including the acquisition of Cash and/or Cash Equivalents), as of the last day of such Test Period) (it being understood, for the avoidance of doubt, that solely for purposes of (A) calculating actual compliance with Section 6.10(a), Section 6.10(b) or Section 6.10(c) and (B) calculating the Total Rent Adjusted Net Leverage Ratio for purposes of the definitions of “Applicable Rate” and “Commitment Fee Rate”, in each case, the date of the required calculation shall be the last day of the Test Period, and no Subject Transaction occurring thereafter shall be taken into account).
(c)    Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease,”, only those leases (assuming for purposes hereof that such leases were then in existence) that would constitute Capital Leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall be considered Capital Leases hereunder or under any other Loan Document, and all calculations and deliverables under this Agreement or any other Loan Document shall be made, prepared or available, as applicable, in accordance therewith; provided that all financial statements required to be provided hereunder may, at the option of the Borrower, be prepared in accordance with GAAP without giving effect to the foregoing treatment of Capital Leases.
Section 1.05    Effectuation of Transactions. Each of the representations and warranties contained in the Loan Documents (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.
Section 1.06    Timing of Payment or Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
Section 1.07    Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to Chicago time (daylight or standard, as applicable).
Section 1.08    Currency Equivalents Generally.
(a)    For purposes of any determination under Article I, Article V, Article VI (other than Section 6.10(a), Section 6.10(b) and Section 6.10(c) and the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article VII with respect to any Affiliate transaction, the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or other transaction, event or circumstance, or any determination under any other provision of this Agreement, (any of the foregoing, a “specified transaction”), in a currency other than Dollars, (i) the Dollar equivalent amount of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided that, if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitment unutilized thereunder and (z) any additional amount permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of Section 6.10(a), Section 6.10(b), Section 6.10(c)and the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Sections 5.01(a) or (b) (or, prior to the first such delivery, the financial statements referred to in Section 3.04), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness; provided that the amount of any Indebtedness that is subject to a Debt FX Hedge shall be determined in accordance with the definition of “Consolidated Total Debt”. Notwithstanding the foregoing or anything to the contrary herein, to the extent that the Borrower would not be in compliance with Section 6.10(a), Section 6.10(b) and/or Section 6.10(c) if any Indebtedness denominated in a currency other than Dollars were to be translated into Dollars on the basis of the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, for the relevant Test Period, but would be in compliance with Section 6.10(a), Section 6.10(b) or Section 6.10(c), as applicable, if such Indebtedness that is denominated in a currency other than in Dollars were instead translated into Dollars on the basis of the average relevant currency exchange rates over such Test Period (taking into account the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness), then, solely for purposes of compliance with Section 6.10(a), Section 6.10(b) or Section 6.10(c), as applicable, the Total Rent Adjusted Net Leverage Ratio as of the last day of such Test Period shall be calculated on the basis of such average relevant currency exchange rates; provided that the amount of any Indebtedness that is subject to a Debt FX Hedge shall be determined in accordance with the definition of “Consolidated Total Debt”.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.
Section 1.09    Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Loans in connection with any Revolver Replacement Facility, Extended Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.
Section 1.10    Interest Rates; Benchmark Notifications. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.11    Certain Calculations and Tests.
(a)    Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including Section 6.10(a), Section 6.10(b), Section 6.10(c), any First Lien Rent Adjusted Net Leverage Ratio test, any Total Rent Adjusted Net Leverage Ratio test and/or any Fixed Charge Coverage Ratio test) and/or any cap expressed as a percentage of Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDAR or Consolidated Total Assets, (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default), (iii) the making or accuracy of any representation and/or warranty or (iv) compliance with availability under any basket or cap (including any basket or cap expressed as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets), in each case, a condition to (A) the consummation of any transaction in connection with any acquisition or similar Investment (including the assumption or incurrence of Indebtedness), (B) the making of any Restricted Payment and/or (C) the making of any Restricted Debt Payment, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (1) in the case of any acquisition or similar Investment (including with respect to any Indebtedness contemplated, assumed or incurred in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment, (y) in connection with an acquisition to which the United Kingdom City Code or Takeover and Mergers (or any comparable Requirement of Law) applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of the target of an acquisition (or equivalent notice under comparable Requirements of Law) or (z) the consummation of such acquisition or Investment, (2) in the case of any Restricted Payment (including with respect to any Indebtedness contemplated or incurred in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (3) in the case of any Restricted Debt Payment (including with respect to any Indebtedness contemplated or incurred in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment, in each case, after giving effect, on a Pro Forma Basis, to (I) the relevant acquisition, Investment, Restricted Payment, Restricted Debt Payment and/or any related Indebtedness (including the intended use of proceeds thereof) and (II) to the extent definitive documents in respect thereof have been executed, the Restricted Payment has been declared or delivery of notice with respect to a Restricted Debt Payment has been delivered (which definitive documents, declaration or notice has not terminated or expired without the consummation thereof), any other Subject Transaction that the Borrower has elected to treat in accordance with this clause (a).
(b)    For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including Section 6.10(a), Section 6.10(b), Section 6.10(c), any First Lien Rent Adjusted Net Leverage Ratio test, any Total Rent Adjusted Net Leverage Ratio test and/or any Fixed Charge Coverage Ratio test, and/or the amount of Consolidated Adjusted EBITDA,

Consolidated Adjusted EBITDAR or Consolidated Total Assets), such financial ratio or test shall be calculated (subject to clause (a) above) at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test or amount occurring after such calculation, or after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.
(c)    Notwithstanding anything to the contrary herein, with respect to any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including any First Lien Rent Adjusted Net Leverage Ratio test, any Fixed Charge Coverage Ratio test and/or any Total Rent Adjusted Net Leverage Ratio test) (any such amount, including any such amount drawn or deemed to have been drawn under any revolving credit facility and, for the avoidance of doubt, any amount that is expressed as a percentage of Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDAR or Consolidated Total Assets, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including Section 6.10(a), Section 6.10(b), Section 6.10(c), any First Lien Rent Adjusted Net Leverage Ratio test, any Secured Rent Adjusted Net Leverage Ratio test, any Fixed Charge Coverage Ratio test and/or any Total Rent Adjusted Net Leverage Ratio test) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that (i) any Fixed Amount shall be disregarded in the calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount and (ii) except as provided in the preceding clause (i), pro forma effect shall be given to the entire transaction. The Borrower may elect that any amount incurred or transaction entered into (or consummated) in reliance on one or more of any Incurrence-Based Amount or any Fixed Amount in its sole discretion; provided that, unless the Borrower elects otherwise, each such amount or transaction shall be deemed incurred, entered into or consummated first under any Incurrence-Based Amount to the maximum extent permitted thereunder.
(d)    The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.
(e)    The increase in any amount secured by any Lien by virtue of the accrual of interest, the accretion of accreted value, the payment of interest or a dividend in the form of additional Indebtedness, amortization of original issue discount and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency will not be deemed to be the creation, incurrence, assumption, or the permission or sufferance to exist of a Lien for purposes of Section 6.02.
(f)    With respect to any pro forma calculation that is required to be made in connection with any acquisition or similar Investment in respect of which financial statements for the applicable target are not available for the same Test Period for which financial statements of the Borrower are available, the Borrower shall make the relevant calculation on the basis of the relevant available financial statements (even if for differing periods) or such other commercially reasonable basis as the Borrower may elect.
(g)    In connection with the implementation or assumption of any revolving commitment and/or any delayed draw commitment (in each case, other than any such commitment implemented pursuant to Section 2.22) in reliance on any Incurrence-Based Amount, the Borrower may, in its sole discretion elect to, by written notice to the Administrative Agent (a “Specified Commitment Notice”), either (a) treat all or any portion of such revolving commitment and/or delayed draw commitment as having been fully drawn on the date of implementation or assumption (such commitment (or portion thereof), a “Specified Commitment”), in which case (i) the Borrower shall not be required to comply with any financial ratio or test in connection with any drawing thereunder after the date of incurrence or assumption and (ii) other than for purposes of (A) the Applicable Rate, (B) the Commitment Fee Rate and/or (C) actual compliance with Section 6.10(a), Section 6.10(b), Section 6.10(c), the amount of such Specified Commitment shall be deemed to have been an actual incurrence of Indebtedness thereunder on the date of implementation or assumption for purposes of calculating any Incurrence-Based Amount or (b) test the permissibility of all or any portion of any drawing under such revolving commitment and/or delayed draw commitment on the date of such drawing (if any), in which case, such revolving commitment and/or delayed draw commitment (or portion thereof) shall only be treated as drawn for purposes of any Incurrence-Based Amount to the extent of any actual drawing thereunder that is outstanding at the applicable time of determination. It is understood and agreed that the Borrower may, at any time in its sole discretion, (x) deliver a Specified Commitment Notice with respect to any revolving commitment and/or delayed draw commitment and/or (y) withdraw any Specified Commitment Notice with respect to all or any portion of any revolving commitment and/or delayed draw commitment and instead elect to treat such revolving commitment and/or delayed draw commitment in accordance with clause (a) or (b) of the immediately preceding sentence.
(h)    It is understood and agreed that the Borrower and/or any Restricted Subsidiary may incur Indebtedness permitted under any provision of Section 6.01 to refinance Indebtedness originally incurred under the same provision of Section 6.01 while the Indebtedness being refinanced remains outstanding so long as the proceeds of the applicable refinancing Indebtedness are promptly deposited with the trustee or other applicable representative of the holders of the Indebtedness being refinanced, which proceeds will be applied to satisfy and discharge the Indebtedness being refinanced in accordance with the documentation governing such Indebtedness.
Section 1.12    Certain Determinations.
(a)    With respect to determination of the permissibility of any transaction by the Borrower and/or any subsidiary under this Agreement, (i) the delivery by the Borrower of a third party valuation report from (A) a nationally recognized accounting, appraisal, investment banking or consulting firm or (B) another firm reasonably acceptable to the Administrative Agent, in each case, shall be conclusive with respect to the value of the assets covered thereby and (ii) any determination of whether an action is taken “in the ordinary course of business” or “in a manner consistent with past practice” (or, in either case, any similar expression) shall be made by the Borrower in good faith.
(b)    It is understood and agreed for the avoidance of doubt that the carve-outs from the provisions of Article VI may include items or activities that are not restricted by the relevant provision and the inclusion of such items or activities shall not be construed to expand the scope of Article VI, as applicable.
Section 1.13    Conflicts. In the event of any conflict or inconsistency between any term or provision of this Agreement (excluding the Exhibits hereto) and any term or provision of any Exhibit to this Agreement, the term or provision of this Agreement shall govern, and the Borrower shall be entitled to make such revisions to the relevant term or provision of the applicable Exhibit to ensure that such term or provision is consistent with the corresponding term or provision of this Agreement.
Section 1.14    Confidentiality; Privilege, Etc. Notwithstanding any obligation to provide information under any Loan Document or allow the Administrative Agent, the Lenders or any third party to access or inspect the books and records of the Borrower or its subsidiaries or otherwise as set forth in this Agreement or any other Loan Document, none of the Borrower or any of its subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (a) that constitutes a non-financial trade secret or non-financial proprietary information of any Person, (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective Representatives)

is prohibited by applicable Requirements of Law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product and/or (d) in respect of which the Borrower and/or any of its subsidiaries owes confidentiality obligations to any Person (provided that such confidentiality obligations were not entered into in contemplation of the requirements of the Loan Documents); provided that, in the event that such information has not been provided in reliance on clauses (c) and/or (d) above, notice that information is being withheld on such basis must be provided to the Administrative Agent.
ARTICLE II
THE CREDITS
Section 2.01    Commitments.
(a)    Subject to the terms and conditions set forth herein, each Initial Revolving Lender severally, and not jointly, agrees to make revolving loans (the “Initial Revolving Loans”) to the Borrower in Dollars at any time and from time to time on and after the Closing Date, and until the earlier of the Initial Revolving Credit Maturity Date and the termination of the Initial Revolving Credit Commitment of such Initial Revolving Lender in accordance with the terms hereof; provided that, after giving effect to any Borrowing of Initial Revolving Loans, the Outstanding Amount of such Initial Revolving Lender’s Initial Revolving Credit Exposure shall not exceed such Initial Revolving Lender’s Initial Revolving Credit Commitment. Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, Revolving Loans may consist of ABR Loans, Term Benchmark Loans (or, if after the effectiveness of a Benchmark Replacement, RFR Loans), or a combination thereof, and may be borrowed, paid, repaid and reborrowed.
(b)    Subject to the terms and conditions of this Agreement and any applicable Refinancing Amendment, Extension Amendment, or Incremental Facility Amendment, each Lender with an Additional Commitment of a given Class, severally and not jointly, agrees to make Additional Loans of such Class to the Borrower, which Loans shall not exceed for any such Lender at the time of any incurrence thereof the Additional Commitment of such Class of such Lender as set forth in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment.
Section 2.02    Loans and Borrowings.
(a)    Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Swingline Loan shall be made in accordance with the terms and procedures set forth in Section 2.04.
(b)    Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans (or, if after the effectiveness of a Benchmark Replacement, RFR Loans) as the Borrower may request in accordance herewith; provided that each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such Term Benchmark Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such Term Benchmark Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification under Section 2.17 in respect of any US federal withholding tax with respect to such Term Benchmark Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of any Change in Law after the date on which such Loan was made).
(c)    At the commencement of each Interest Period for any Term Benchmark Borrowing, such Term Benchmark Borrowing (or, if after the effectiveness of a Benchmark Replacement, RFR Borrowing) shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $500,000. Each ABR Borrowing when made shall be in a minimum principal amount of $250,000 and in an integral multiple of $50,000; provided that an ABR Revolving Loan Borrowing may be made in a lesser aggregate amount that is (x) equal to the entire aggregate unused Revolving Credit Commitment or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(d). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 different Interest Periods in effect for Term Benchmark Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the relevant Loans.
Section 2.03    Requests for Borrowings. Each Revolving Loan Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Term Benchmark Loans shall be made upon irrevocable notice by the Borrower to the Administrative Agent, which may be given by a Borrowing Request or an Interest Election Request, as applicable (provided that any notice in respect of any Revolving Loan Borrowing (x) to be made on the Closing Date may be conditioned on the occurrence of the Closing Date, (y) to be made in connection with any acquisition, investment or repayment or redemption of Indebtedness may be conditioned on the closing of such Permitted Acquisition, permitted Investment or permitted repayment or redemption of Indebtedness or (z) for any other purpose to which the Administrative Agent may consent (such consent not to be unreasonably withheld or delayed), may be conditioned on the occurrence of the relevant event). Each such notice must be in the form of a Borrowing Request or an Interest Election Request, as applicable, appropriately completed and signed by a Responsible Officer of the Borrower and must be received by the Administrative Agent (by hand delivery or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 10:00 a.m. three Business Days prior to the requested day of any Borrowing of, conversion to or continuation of Term Benchmark Loans (or, if after the effectiveness of a Benchmark Replacement, five Business Days prior to the requested day of any Borrowing of, conversion to or continuation of RFR Loans) (or one Business Day in the case of any Borrowing of Term Benchmark Loans to be made on the Closing Date) and (ii) 12:00 p.m. on the requested date of any Borrowing of or conversion to ABR Loans (other than Swingline Loans) (or, in each case, such later time as is reasonably acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request Term Benchmark Loans having an Interest Period other than one, three or six months in duration or such shorter period as provided in the definition of “Interest Period”, (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to the requested date of the relevant Borrowing, conversion or continuation (or such later time as is reasonably acceptable to the Administrative Agent), whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request, (B) the relevant requested Interest Period shall be deemed to be available to each appropriate Lender unless such Lender has delivered written notice to the Administrative Agent indicating that such Interest Period is not available to such Lender within one

Business Day following the date on which the notice described in clause (A) above is posted by the Administrative Agent and (C) not later than 10:00 a.m. three Business Days before the requested date of the relevant Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise each Lender of the details and amount of any Loan to be made as part of the relevant requested Borrowing (x) in the case of any ABR Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section or (y) in the case of any Term Benchmark Borrowing (or, if after the effectiveness of a Benchmark Replacement, RFR Borrowing), no later than one Business Day following receipt of a Borrowing Request in accordance with this Section.
Section 2.04    Swingline Loans.
(a)    Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make swingline loans (“Swingline Loans”) to the Borrower from time to time on and after the Closing Date and until the Latest Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not to exceed $5,000,000; provided that (i) the Swingline Lender shall not be required to make any Swingline Loan to refinance any outstanding Swingline Loan and (ii) after giving effect to any Swingline Loan, the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and LC Exposure shall not exceed the Total Revolving Credit Commitment. Each Swingline Loan shall be in a minimum principal amount of not less than $50,000 or such lesser amount as may be agreed by the Swingline Lender; provided that, notwithstanding the foregoing, any Swingline Loan may be in an aggregate amount that is (1) equal to the entire unused balance of the aggregate unused Revolving Credit Commitments or (2) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(d). Within the foregoing limits and subject to the terms and conditions set forth herein, Swingline Loans may be borrowed, prepaid and reborrowed. To request a Swingline Loan, the Borrower shall notify the Swingline Lender (with a copy to the Administrative Agent) of such request by delivery of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower, not later than 12:00 p.m. on the day of a proposed Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the Borrower on the same Business Day by means of a credit to the account designated in the related Borrowing Request or otherwise in accordance with the instructions of the Borrower (including, in the case of a Swingline Loan made to finance the reimbursement of any LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).
(b)    The Swingline Lender may by written notice given to the Administrative Agent (and in any event, if such notice is received by 11:00 a.m. on a Business Day, no later than 4:00 p.m. on such Business Day and if received after 11:00 a.m., “on a Business Day” shall mean no later than 9:00 a.m. on the immediately succeeding Business Day) on any Business Day require the Revolving Lenders to purchase a participation on the Business Day following receipt of such notice in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Revolving Credit Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Revolving Credit Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by effecting a wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this Section 2.04(b)), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participation in any Swingline Loan acquired pursuant to this Section 2.04(b), and thereafter any payment in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower in respect of any Swingline Loan after receipt by the Swingline Lender of the proceeds of any sale of participations therein shall be promptly remitted by the Swingline Lender to the Administrative Agent, and any such amount received by the Administrative Agent shall be promptly remitted by the Administrative Agent to each Revolving Lender that has made its payment pursuant to this Section 2.04(b) and to the Swingline Lender, as their interests may appear; provided that if and to the extent such payment is required to be funded to the Borrower for any reason, such payment shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, and thereafter to the Borrower. The purchase of participations in a Swingline Loan pursuant to this Section 2.04(b) shall not relieve the Borrower of any default in the payment thereof.
(c)    If any Revolving Lender fails to make available to the Administrative Agent (for the account of the Swingline Lender) any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04 by the time specified in Section 2.04(b), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amount owing under this clause (c) shall be conclusive absent manifest error.
Section 2.05    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in each case in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.05, (A) from time to time on any Business Day during the period from the Closing Date to the fifth Business Day prior to the Latest Revolving Credit Maturity Date, upon the request of the Borrower, to issue Letters of Credit, issued on sight basis only on behalf of the Borrower and/or any of its subsidiaries (provided that the Borrower will be the applicant) and to amend or renew any Letter of Credit previously issued by it, in accordance with Section 2.05(b), and (B) to honor any draft under any Letter of Credit; provided that no Issuing Bank shall be required to issue any Letter of Credit if (x) the Stated Amount of such Letter of Credit, taken together with the aggregate Stated Amount of all other then-outstanding Letters of Credit then issued by such Issuing Bank would exceed such Issuing Bank’s Letter of Credit Commitment or (y) the issuance of such Letter of Credit would violate any policies or procedures of such Issuing Bank applicable to letters of credit generally and consistently applied by such Issuing Bank to similarly situated borrowers, and (ii) each Revolving Lender severally agrees to participate in each Letter of Credit as provided in Section 2.05(d). It is understood and agreed that no Issuing Bank shall be required (but shall be permitted) to issue any Letter of Credit that (x) is not denominated in Dollars, (y) has a face amount that is less than $50,000 and (z) if (1) any order, judgment or decree of any Governmental Authority with jurisdiction over such Issuing Bank shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or direct that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or (2) the issuance of such Letter of Credit would violate one or more policies to such Issuing Bank now or hereafter applicable to similarly situated borrowers under comparable credit facilities and letters of credit generally.
(i)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of any Letter of Credit, the Borrower shall deliver to the applicable Issuing Bank and the Administrative Agent, at least three Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable Issuing Bank), a Letter of Credit Request (it being understood that, to the extent applicable, the issuance of any Letter of Credit expressly for the benefit of any subsidiary that is not a Loan Party shall be contingent upon the Administrative Agent’s receipt of any documentation and other information with respect to such subsidiary that has not been previously provided with respect to any Loan Party, that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and reasonably requested by the applicable Issuing Bank at least three Business Days prior to the requested date of issuance). To request an amendment, extension or renewal of an outstanding Letter of Credit, (other than any automatic extension of a Letter of Credit permitted under Section 2.05(c)) the Borrower shall submit a Letter of Credit Request to the applicable Issuing Bank or Issuing Banks selected by the Borrower (with a copy to the Administrative Agent) at least three Business Days in advance of the requested date of amendment, extension or renewal (or such shorter period as is acceptable to the applicable Issuing Bank), identifying the Letter of Credit to be amended, extended or renewed, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal. If requested by the applicable Issuing Bank in connection with any request for any Letter of Credit, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Letter of Credit, letter of credit application or other document entered into by the Borrower with any Issuing Bank relating to any Letter of Credit shall contain any representation or warranty, covenant or event of default not set forth in this Agreement (and to the extent any representation or warranty, covenant or event of default in any letter of credit application or any such other document is inconsistent herewith, the same shall be rendered null and void (or reformed automatically without further action by any Person to conform to the terms of this Agreement), and all representations and warranties, covenants and events of default set forth therein shall contain standards, qualifications, thresholds and exceptions for materiality or otherwise consistent with those set forth in this Agreement (and, to the extent any representation or warranty, covenant or event of default in any letter of credit application or any such other document is inconsistent herewith, the same shall be deemed to automatically incorporate the applicable standards, qualifications, thresholds and exceptions set forth herein without action by any Person)). No Letter of Credit may be issued, amended, extended or renewed unless (and with respect to clauses (i) and (ii) below, upon the issuance, amendment, extension or renewal of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, or renewal (i) the LC Exposure does not exceed the Letter of Credit Sublimit, and (ii) (A) the aggregate amount of the Initial Revolving Credit Exposure shall not exceed the aggregate amount of the Initial Revolving Credit Commitments then in effect, (B) the aggregate amount of the Additional Revolving Credit Exposure attributable to any Class of Additional Revolving Credit Commitments does not exceed the aggregate amount of the Additional Revolving Credit Commitments of such Class then in effect and (C) if such Letter of Credit has a term that extends beyond the Maturity Date applicable to the Revolving Credit Commitments of any Class, the aggregate amount of the LC Exposure attributable to Letters of Credit expiring after such Maturity Date (1) does not exceed the aggregate amount of the Revolving Credit Commitments then in effect that are scheduled to remain in effect after such Maturity Date or (2) is subject to Letter of Credit Support.
(b)    Expiration Date. No Letter of Credit shall expire later than the earlier of (A) the date that is one year after the date of the issuance of such Letter of Credit (or such later date to which the applicable Issuing Bank may agree) and (B) the date that is five Business Days prior to the Latest Revolving Credit Maturity Date; provided that any Letter of Credit may provide for the automatic extension thereof for any number of additional periods of up to one year in duration (which additional periods shall not extend beyond the date referred to in the preceding clause (B) unless such Letter of Credit is subject to Letter of Credit Support).
(c)    Participations. By the issuance of any Letter of Credit (or an amendment to any Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Credit Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (d) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(d)    Reimbursement.
(i)    If the applicable Issuing Bank makes any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m. on (i) the Business Day that the Borrower receives notice of such LC Disbursement under paragraph (f) of this Section, if such notice is received prior to 9:00 a.m. on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is received after 9:00 a.m. on the day of receipt, (provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Loan Borrowing in an equivalent amount (any such Revolving Loan Borrowing, a “Letter of Credit Reimbursement Loan”)), and, to the extent so financed, the obligation of the Borrower to make such payment shall be discharged and replaced by the resulting Borrowing (it being understood and agreed that the Borrower may also request a Swingline Loan to reimburse such LC Disbursement in accordance with Section 2.04, subject, in the case of any such Swingline Loan, to the satisfaction of the applicable conditions set forth in Section 4.02). If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Revolving Credit Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable

Revolving Credit Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.
(ii)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.05(d) by the time specified therein, such Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Effective Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the applicable Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amount owing under this clause (ii) shall be conclusive absent manifest error.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse LC Disbursements as provided in paragraph (d) of this Section shall be absolute and unconditional and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrower hereunder. Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to any document presented which appears on its face to be in substantial compliance with the terms of any Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such document without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such document if such document is not in strict compliance with the terms of such Letter of Credit.

(f)    Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. After such examination and provided that the documents received are compliant with the terms and conditions of the applicable Letter of Credit, such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by electronic means upon any LC Disbursement thereunder; provided that no failure to give or delay in giving such notice shall relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(g)    Interim Interest. If any Issuing Bank makes any LC Disbursement, then unless the Borrower reimburses such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement (or the date on which such LC Disbursement is reimbursed with the proceeds of Loans, as applicable), at the rate per annum then applicable to Initial Revolving Loans that are ABR Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (d) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (d) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment and shall be payable on the date on which the Borrower is required to reimburse the applicable LC Disbursement in full (and, thereafter, on demand).
(h)    Replacement or Resignation of an Issuing Bank; Designation of New Issuing Banks. Any Issuing Bank may be replaced with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) and the Borrower at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement becomes effective, unless otherwise agreed by the replaced Issuing Bank, the Borrower shall pay all unpaid fees accrued prior to such date for the account of the replaced Issuing Bank pursuant to Section 2.12(b)(ii). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(i)    The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and the relevant Revolving Lender, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement. Any Revolving Lender designated as an issuing bank pursuant to this paragraph (i) who agrees in writing to such designation shall be deemed to be an “Issuing Bank” (in addition to being a Revolving Lender) in respect of Letters of Credit issued or to be issued by such Revolving Lender in respect of its Letter of Credit Commitment (the amount of which Letter of Credit Commitment shall be specified in the agreement pursuant to which such Revolving Lender becomes an Issuing Bank), and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Revolving Lender; provided that, for the avoidance of doubt, it is understood and agreed that the Letter of Credit Commitments of the other Issuing Banks shall not be reduced or otherwise be affected by the appointment of any additional Revolving Lender as an Issuing Bank pursuant to this paragraph (i); provided further that notwithstanding anything to the contrary contained herein, this Agreement may be amended to give effect to such appointment with the consent of the Borrower, the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Issuing Bank being appointed in accordance with this Section 2.05(h), which amendment may determine the face amount of Letters of Credit required to be issued by such Issuing Bank, and the consent of no other Lender shall be required therefor.
(ii)    Notwithstanding anything to the contrary contained herein, each Issuing Bank may, upon 30 days’ prior written notice to the Borrower, each other Issuing Bank and the Lenders, resign as Issuing Bank, which resignation shall be effective as of the date referenced in such notice (but in no event less than 30 days (or such later date as the relevant Issuing Bank may agree) after the delivery of such written notice); provided that the effectiveness of such resignation shall be conditioned on and subject to the appointment of a replacement Issuing Bank reasonably satisfactory to the Borrower who agrees to assume the entire Letter of Credit Commitment of the resigning Issuing Bank, and no such resignation shall become effective unless and until such replacement Issuing Bank has accepted such appointment and agreed to provide such Letter of Credit Commitment on terms acceptable to the Borrower; provided, further, that it is understood and agreed that in the event of any such resignation, any Letter of Credit then outstanding shall remain outstanding (irrespective of whether any amount have been drawn at such time). In the event of any such resignation of any Issuing Bank, the Borrower shall be entitled, but shall not be obligated, to appoint another Revolving Lender that is willing, in its sole discretion to accept such appointment in writing as successor Issuing Bank in respect of such resigning Issuing Bank; it being understood that the resignation of any such Issuing Bank shall not be effective in the event of a failure to appoint any such successor Issuing Bank and/or a failure of any Revolving Lender to accept such appointment as Issuing Bank. Upon the acceptance of any appointment as Issuing Bank hereunder, the successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations in such capacity hereunder.
(i)    Cash Collateralization.
(i)    If any Event of Default exists and the Loans have been declared due and payable in accordance with Article VII hereof, then on the Business Day following the date on which the Borrower receives notice from the Administrative Agent (at the direction of the Required Revolving Lenders) demanding the deposit of Cash collateral pursuant to this paragraph (i), the Borrower shall deposit (or shall cause to be deposited), in an interest-bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in Cash equal to 102% of the LC Exposure as of such date (minus the amount then on deposit in the LC Collateral Account); provided that the obligation to deposit such Cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(f) or (g).
(ii)    Any such deposit under clause (i) above shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations in accordance with the provisions of this paragraph (i). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and the Borrower hereby grants the Administrative Agent, for the benefit of the Secured Parties, a first priority security interest in the LC Collateral Account. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Revolving Lenders) be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of Cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned to the Borrower promptly (but in no event later than three Business Days) after such Event of Default has been cured or waived.
(j)    Reporting. (i) Not later than the third Business Day following the last day of each month and at each issuance of a Letter of Credit (or at such other intervals as the Administrative Agent and the applicable Issuing Bank shall agree), each Issuing Bank shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, and (ii) at each issuance of a Letter of Credit, the applicable Issuing Bank shall provide to the Administrative Agent a description of such Letter of Credit, in each case, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each (or such) Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month (or of such Letter of Credit, as applicable), and showing the aggregate amount (if any) payable by the Borrower to such Issuing Bank during such month (or with respect to such Letter of Credit, as applicable).
Section 2.06    [Reserved].
Section 2.07    Funding of Borrowings.
(a)    Each Lender shall make (x) each Loan to be made by it hereunder available to the Administrative Agent not later than 2:00 p.m. on the Business Day specified in the applicable Borrowing Request by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received on the same Business Day, in like funds, to the account designated in the relevant Borrowing Request or as otherwise directed by the Borrower; provided that ABR Revolving Loans made to finance the reimbursement of any LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)    Unless the Administrative Agent has received notice from any Lender that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing prior to the proposed date of such Borrowing (or, in the case of any Borrowing of ABR Loans, prior to 2:00 p.m. on the date of such Borrowing), the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the obligation of the Borrower to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.
Section 2.08    Type; Interest Elections.
(a)    Each Borrowing shall initially be of the Type specified in the applicable Borrowing Request and, in the case of any Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Borrowing denominated in Dollars to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be a Term Benchmark Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall deliver an Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrower, to the Administrative Agent in accordance with Section 2.03. If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(c)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)    If the Borrower fails to deliver (or cause to be delivered) a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to an ABR Borrowing.
Section 2.09    Termination and Reduction of Commitments.
(a)    Unless previously terminated, (i) the Initial Revolving Credit Commitments shall automatically terminate on the Initial Revolving Credit Maturity Date, and (ii) the Additional Revolving Credit Commitments of any Class shall automatically terminate on the Maturity Date specified therefor in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment, as applicable.
(b)    Upon delivery of the notice required by Section 2.09(c), the Borrower may at any time terminate or from time to time reduce the Revolving Credit Commitments of any Class; provided that (i) each reduction of the Revolving Credit Commitments of any Class shall be in an amount that is an integral multiple of $100,000 and not less than $500,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments of any Class if, after giving effect to any concurrent prepayment of Revolving Loans, Swingline Loans and/or the provision of Letter of Credit Support with respect to any outstanding Letter of Credit, the aggregate amount of the Revolving Credit Exposure attributable to the Revolving Credit Commitments of such Class would exceed the aggregate amount of the Revolving Credit Commitments of such Class; provided that, after the establishment of any Class of Additional Revolving Credit Commitments, any such termination or reduction of the Revolving Credit Commitments of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 and/or 9.02, as applicable.

(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce any Revolving Credit Commitment under paragraph (b) of this Section in writing at least three Business Days prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Revolving Lenders of each applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that any such notice may state that it is conditioned upon the effectiveness of other transactions or other events, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any Revolving Credit Commitment pursuant to this Section 2.09 shall be permanent. Upon any reduction of any Revolving Credit Commitment, the Revolving Credit Commitment of each Revolving Lender of the relevant Class shall be reduced by such Revolving Lender’s Applicable Percentage of the amount of such reduction.
Section 2.10    Repayment of Loans; Evidence of Debt.
(a)    (i) The Borrower hereby unconditionally promises to pay in Dollars (A) to the Administrative Agent for the account of each Initial Revolving Lender, the then-unpaid principal amount of the Initial Revolving Loans of such Lender on the Initial Revolving Credit Maturity Date, (B) to the Administrative Agent for the account of each Additional Revolving Lender, the then-unpaid principal amount of each Additional Revolving Loan of such Additional Revolving Lender on the Maturity Date applicable thereto and (C) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the Latest Revolving Credit Maturity Date.
(ii)    On the Maturity Date applicable to the Revolving Credit Commitments of any Class, the Borrower shall (A) cancel and return outstanding Letters of Credit (or alternatively, with respect to any outstanding Letter of Credit, provide Letter of Credit Support with respect thereto), in each case to the extent necessary so that, after giving effect thereto, the aggregate amount of the Revolving Credit Exposure attributable to the Revolving Credit Commitments of any other Class does not exceed the Revolving Credit Commitments of such other Class then in effect, (B) prepay Swingline Loans to the extent necessary so that, after giving effect thereto, the aggregate amount of the Revolving Credit Exposure attributable to the Revolving Credit Commitments of any other Class shall not exceed the Revolving Credit Commitments of such other Class then in effect and (C) make payment in full of all accrued and unpaid fees and all reimbursable expenses and other Obligations with respect to the Revolving Facility of the applicable Class then due, together with accrued and unpaid interest (if any) thereon.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Type and currency thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or the Issuing Banks and each Lender’s or Issuing Bank’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraphs (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein

(absent manifest error); provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement, (ii) in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section and any Lender’s records, the accounts of the Administrative Agent shall govern and (iii) in the event of any inconsistency between the Register and any other accounts maintained by the Administrative Agent, the Register shall govern absent manifest error.
(e)    Any Lender may request that any Loan made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver a Promissory Note to such Lender payable to such Lender and its registered permitted assigns; it being understood and agreed that such Lender (and/or its applicable permitted assign) shall be required to return such Promissory Note to the Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable). If any Lender loses the original copy of its Promissory Note, it shall execute an affidavit of loss containing an indemnification provision that is reasonably satisfactory to the Borrower. The obligation of each Lender to execute and deliver an affidavit of loss containing an indemnification provision that is reasonably satisfactory to the Borrower shall survive the Termination Date.
Section 2.11    Prepayment of Loans.
(a)    Optional Prepayments.
(i)    Upon prior notice in accordance with paragraph (a)(iii) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Revolving Loans of any Class and/or any Borrowing of Swingline Loans, in whole or in part without premium or penalty (but subject to Section 2.16); provided that (A) after the establishment of any Class of Additional Revolving Loans, any such prepayment of any Borrowing of Revolving Loans of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 and/or 9.02, as applicable and (B) no Borrowing of Revolving Loans may be prepaid unless all Swingline Loans then outstanding, if any, are prepaid concurrently therewith. Each such prepayment shall be paid to the Revolving Lenders in accordance with their respective Applicable Percentages of the relevant Class.
(ii)    The Borrower shall notify the Administrative Agent (and the Swingline Lender, if applicable) pursuant to delivery to the Administrative Agent (and the Swingline Lender, if applicable) of a Notice of Loan Prepayment in writing of any prepayment under this Section 2.11(a) (i) in the case of any prepayment of a Term Benchmark Borrowing, not later than 10:00 a.m. three Business Days before the date of prepayment (or, if after the effectiveness of a Benchmark Replacement, five Business Days before the date of prepayment of an RFR Borrowing), (ii) in the case of any prepayment of an ABR Borrowing, not later than 10:00 a.m., on the date of prepayment or (iii) in the case of any prepayment of any Swingline Loan, not later than 11:00 a.m. on the date of prepayment (or, in each case, such later time as to which the Administrative Agent may reasonably agree). Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion or each relevant Class to be prepaid; provided that any notice of prepayment delivered by the Borrower may be conditioned upon the effectiveness of other transactions or other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of a Borrowing of the same Type and Class as provided in Section 2.02(c), or such lesser amount that is then outstanding with respect to such Borrowing being repaid (and in increments of $100,000 in excess thereof or such lesser incremental amount that is then outstanding with respect to such Borrowing being repaid).
(b)    Mandatory Prepayments.
(i)    (A) In the event that the aggregate Revolving Credit Exposure of any Class exceeds the Total Revolving Credit Commitment of such Class then in effect, the Borrower shall, within five Business Days of receipt of notice from the Administrative Agent, prepay the Revolving Loans or Swingline Loans and/or reduce LC Exposure, in an aggregate amount sufficient to reduce such aggregate Revolving Credit Exposure as of the date of such payment to an amount not to exceed 100% of the Revolving Credit Commitment of such Class then in effect by taking any of the following actions as it shall determine at its sole discretion: (I) prepayment of Revolving Loans and/or Swingline Loans in accordance with Section 2.11(a)(i) and/or (II) with respect to any excess LC Exposure, provide Letter of Credit Support with respect thereto.
(B)    Each prepayment of any Revolving Loan Borrowing under this Section 2.11(b)(i) shall be paid to the Revolving Lenders in accordance with their respective Applicable Percentages of the applicable Class.
(ii)    Prepayments made under this Section 2.11(b) shall be (A) accompanied by accrued interest as required by Section 2.13 (which may, at the election of the Borrower, be netted in the calculation of the applicable prepayment amount (and in the event such election is made, the amount of the applicable prepayment of principal and the amount of such accrued interest shall be determined by the Borrower in good faith in consultation with the Administrative Agent)) and (B) subject to Section 2.16.
Section 2.12    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender of any Class (other than any Defaulting Lender) a commitment fee, which shall accrue at a rate equal to the Commitment Fee Rate per annum applicable to the Revolving Credit Commitments of such Class on the actual daily amount of the unused Revolving Credit Commitment of such Class of such Revolving Lender during the period from and including the Closing Date to the date on which such Lender’s Revolving Credit Commitment of such Class terminates. Accrued Commitment fees shall be payable in arrears on each Scheduled Payment Date for the quarterly period then most recently ended (or, in the case of the first such payment made after the Closing Date, for the period from the Closing Date to such date), and on the date on which the Revolving Credit Commitments of the applicable Class terminate. For purposes of calculating the commitment fee payable pursuant to this Section 2.12(a), the Revolving Credit Commitment of any Class shall be deemed to have been used to the extent of the outstanding principal amount of the Revolving Loans of such Class and the LC Exposure attributable to the Revolving Credit Commitment of such Class, but no portion of the Revolving Credit Commitment of any Class shall be deemed to have been used as a result of any outstanding Swingline Loan.
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender of any Class, a participation fee with respect to its participation in any outstanding Letter of Credit that is not subject to Letter of Credit Support, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Revolving Loans of such Class that are Term Benchmark Loans on the daily portion of such Lender’s LC Exposure that is attributable to its Revolving Credit Commitment of such Class (excluding any portion thereof that is attributable to any unreimbursed LC Disbursement), during the period from and including the Closing Date to the earlier of (A) the later of the date on which such Revolving Lender’s Revolving Credit Commitment of such Class terminates and the date on which such Revolving Lender ceases to have any LC Exposure attributable to its Revolving Credit Commitment of such Class and (B) the Termination Date, and (ii) to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit that is not subject to Letter of Credit Support issued by such Issuing Bank for the period from the date of issuance of such Letter of Credit to the earliest of (A) the expiration date of such Letter of Credit, (B) the date on which such Letter of Credit terminates, (C) the Termination Date, computed at a rate agreed by such Issuing Bank and the Borrower (but in any event not to exceed 0.125% per annum) of the daily available amount of such Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or the processing of any drawing thereunder. Participation fees and fronting fees shall accrue to but excluding each Scheduled Payment Date and be payable in arrears for the quarterly period then most recently ended (or, in the case of the payment made on the first such date after the Closing Date, for the period from the Closing Date to such date) on each Scheduled Payment Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments of the applicable Class terminate, and any such fees accruing after the date on which the Revolving Credit Commitments of the applicable Class terminate and prior to the Termination Date shall be payable on demand. Any other fee payable to any Issuing Bank pursuant to this paragraph shall be payable within 30 days after receipt of a written demand (accompanied by reasonable back-up documentation) therefor.
(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, the annual administration fee described in the Fee Letter.
(d)    All fees payable hereunder shall be paid on the date due, in Dollars and in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to any Issuing Bank). Fees paid shall not be refundable under any circumstance except as otherwise provided in the Fee Letter. Fees payable hereunder shall accrue through and including the last day of the month immediately preceding the applicable fee payment date.
(e)    Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of the amount of any fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.13    Interest.
(a)    The Revolving Loans and the Swing Loans, in each case, comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Revolving Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    If a Benchmark Replacement has occurred, each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate).
(d)    Notwithstanding the foregoing but in all cases subject to Section 9.05(f), if any principal of or interest on any Revolving Loan or Swingline Loan, any LC Disbursement or other amount payable by the Borrower hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Revolving Loan, Swingline Loan or unreimbursed LC Disbursement, 2.00% plus the rate otherwise applicable to such Revolving Loan, Swingline Loan or

LC Disbursement as provided in the preceding paragraphs of this Section or (ii) in the case of any fee and other amounts, 2.00% plus the rate applicable to Revolving Loans that are ABR Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall accrue pursuant to this Section 2.13(d) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount that is payable to any Defaulting Lender so long as such Lender is a Defaulting Lender.
(e)    Accrued interest on each Revolving Loan and Swingline Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan or Swingline Loan and (i) on the Maturity Date applicable to such Loan, (ii) in the case of a Revolving Loan of any Class, upon termination of the Revolving Credit Commitments of such Class and (iii) in the case of any Swingline Loan, upon termination of all of the Revolving Credit Commitments, as applicable; provided that (A) interest accrued pursuant to paragraph (d) of this Section 2.13 shall be payable on demand, (B) except as provided in Section 2.11(b)(iii), in the event of any repayment or prepayment of any Revolving Loan (other than an ABR Revolving Loan of any Class prior to the termination of the Revolving Credit Commitments of such Class) or Swingline Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Revolving Loan shall be payable on the effective date of such conversion.
(f)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Term SOFR Rate (and, if after the effectiveness of a Benchmark Replacement, Adjusted Daily Simple SOFR) shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.
Section 2.14    Alternate Rate of Interest; Illegality.
(a)    Subject to clauses (b), (c), (d), (e), and (f) of this Section 2.14, if :
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including, because the Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or
(ii)    the Administrative Agent is advised by the Required Lenders in writing that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) included in such Borrowing for such Interest Period or (B) at any time, the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) be repaid or converted into an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan (or after the effectiveness of a Benchmark Replacement, any RFR Loan) is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to such Term Benchmark Loan (or after the effectiveness of a Benchmark Replacement, any RFR Loan), then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right (in consultation with the Borrower) to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent (including, if applicable, in consultation with the Borrower) or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans (or after the effectiveness of a Benchmark Replacement, any RFR Loan) to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted (1) any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (2) any such request for an RFR Borrowing into a request for an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan (or after the effectiveness of a Benchmark Replacement, any RFR Loan) is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect such Term Benchmark Loan (or after the effectiveness of a Benchmark Replacement, any RFR Loan), then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

Section 2.15    Increased Costs.
(a)    If any Change in Law:
(i)    imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Term SOFR Rate) or Issuing Bank;
(ii)    subjects any Lender or Issuing Bank to any Taxes (other than (A) Indemnified Taxes indemnifiable under Section 2.17, and (B) Excluded Taxes) on or with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    imposes on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Benchmark Loans made by any Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any Term Benchmark Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) in respect of any Term Benchmark Loan or Letter of Credit in an amount deemed by such Lender or Issuing Bank to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section 2.15, the Borrower will pay (or cause to be paid) to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (iii) above resulting from a market disruption, (A) the relevant circumstances do not generally affect the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.
(b)    If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to liquidity or capital adequacy), then within 30 days of receipt by the Borrower of the certificate contemplated by paragraph (c) of this Section 2.15 the Borrower will pay (or cause to be paid) to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    Any Lender or Issuing Bank requesting compensation under this Section 2.15 shall be required to deliver a certificate to the Borrower that (i) sets forth the amount or amounts necessary to compensate such Lender or Issuing Bank or the holding company thereof, as applicable, as specified in paragraph (a) or (b) of this Section, (ii) sets forth, in reasonable detail, the manner in which such amount or amounts were determined and (iii) certifies that such Lender or Issuing Bank is generally charging such amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.

(d)    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, however that the Borrower shall not be required to compensate any Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16    Break Funding Payments. (a) Subject to Section 9.05(f), in the event of (a) the conversion or prepayment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any Term Benchmark Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the actual amount of any actual out-of-pocket loss, expense and/or liability (including any actual out-of-pocket loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain Term Benchmark Loans, but excluding loss of anticipated profit) that such Lender has incurred or sustained as a result of such event. Any Lender requesting compensation under this Section 2.16 shall be required to deliver a certificate to the Borrower that (A) sets forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (B) certifies that such Lender is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
(b)    With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 2.17    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions or withholdings applicable to additional sums payable under this Section 2.17) each Lender (or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall be entitled to make such withholding or deductions and (iii) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(b)    Payment of Other Taxes. In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law or at the option of the Administrative Agent timely reimburse it for the payment of Other Taxes.
(c)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender within 10 days after demand therefor, for the full amount of any Indemnified Taxes payable or paid by the Administrative Agent or such Lender, as applicable, or required to be withheld or deducted from a payment to the Administrative Agent or such Lender (including, in each case, Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), other than any penalties determined by a final and non-appealable judgement of a court of competent jurisdiction (or documented in any settlement agreement) to have resulted from the gross negligence, bad faith, or willful misconduct of the Administrative Agent or such Lender, and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender or the Administrative Agent, as applicable, shall deliver a certificate to the Borrower setting forth, in reasonable detail, the amount of the relevant payment or liability. Such certificate shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.17, no Borrower shall be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17 for any amount to the extent the Administrative Agent or such Lender fails to notify the Borrower of such possible indemnification claim within six months after the Administrative Agent or such Lender receives written notice from the applicable taxing authority of the specific Tax assessment giving rise to such indemnification claim (the “Notice Date”); provided, however, that if the circumstances giving rise to such indemnification claim have a retroactive effect (e.g., in connection with the audit of a prior tax year), then the Notice Date shall be the date that is six months after the latest of (i) the date of the conclusion of an audit relating to such Tax assessment, (ii) the date that the liability for and amount of such Tax assessment has been agreed to by the Administrative Agent or applicable Lender and the applicable tax authority (e.g., by documentation in a settlement agreement), and (iii) the date that the liability for and amount of such Tax assessment is determined by a final and non-appealable judgement of a court of competent jurisdiction.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    Evidence of Payments. As soon as practicable after any payment of any Taxes pursuant to this Section 2.17 by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued, if any, by such Governmental

Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payment made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as the Borrower or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.17(f). Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(A), (ii)(B) and (ii)(D) of this Section 2.17) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    each Lender that is a US Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which it becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 (or any successor forms) certifying that such Lender is exempt from US federal backup withholding;
(B)    each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the US is a party, two executed copies of IRS Form W-8BEN or W-8BEN-E, (or any successor forms) as applicable, establishing any available exemption from, or reduction of, US federal withholding Tax;
(2)    two executed copies of IRS Form W-8ECI (or any successor forms);
(3)    in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) two executed copies of a certificate substantially in the form of Exhibit O-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and that no payments payable to such Lender are effectively connected with the conduct of a US trade or business (a “Tax Compliance Certificate”) and (y) two executed copies of IRS Form W-8BEN or W-8BEN-E (or any successor forms) as applicable; or
(4)    to the extent any Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership or participating Lender), two executed copies of IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or any successor forms), a Tax Compliance Certificate substantially in the form of Exhibit O-2 or Exhibit O-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a Tax Compliance Certificate substantially in the form of Exhibit O-3 on behalf of each such direct or indirect partner(s);
(C)    each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to any Lender under any Loan Document would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
For the avoidance of doubt, if a Lender is an entity disregarded from its owner for US federal income tax purposes, references to the foregoing documentation are intended to refer to documentation with respect to such Lender’s owner and, as applicable, such Lender.
Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect (including any specific documentation required above in this Section 2.17(f)), it shall deliver to the Borrower and the Administrative Agent updated or other appropriate documentation

(including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.
(g)    Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes (whether received in cash or applied as a credit against any cash Taxes payable) as to which it has been indemnified by the Borrower or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the applicable Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (g) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    Definition of “Lender”. For the avoidance of doubt, the term “Lender” shall, for all purposes of this Section 2.17, include any Issuing Bank and the Swingline Lender, and the term “applicable Law” includes FATCA.
(j)    Certain Documentation. On or before the date JPMorgan becomes a party to this Agreement, it shall deliver to Borrower two executed copies of IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding. At any time thereafter, JPMorgan shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower. Notwithstanding anything to the contrary in this Section 2.17(j), JPMorgan shall not be required to provide any documentation that JPMorgan is not legally eligible to deliver as a result of a Change in Law after the Closing Date.
Section 2.18    Payments Generally; Allocation of Proceeds; Sharing of Payments.
(a)    Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, reimbursements of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m. on the date when due. Each such payment shall be made in immediately available funds (or such other form of consideration as the relevant recipient may agree), without set-off or counterclaim. Any amount received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding

Business Day for purposes of calculating interest thereon. Each such payment shall be made to the Administrative Agent to the applicable account designated by the Administrative Agent to the Borrower, except that payments pursuant to Sections 2.12(b)(ii), 2.15, 2.16, 2.17 and/or 9.03 shall be made directly to the Person or Persons entitled thereto. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Sections 2.19(b), 2.21, 2.22, 2.23, 9.02(c) and/or 9.05 and/or any other express provision of this Agreement, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans of a given Class and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages of the applicable Class. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount. All payments hereunder shall be made in Dollars (or such other form of consideration as the relevant recipient may agree). Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)    Subject in all respects to the provisions of any applicable Intercreditor Agreement, all proceeds of Collateral received by the Administrative Agent while an Event of Default exists and all or any portion of the Loans have been accelerated hereunder pursuant to Section 7.01, shall be applied:
(i)    first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document,
(ii)    second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements constituting Secured Obligations then due to the Administrative Agent (other than those covered in clause first above) or to the Swingline Lender or any Issuing Bank from the Borrower,
(iii)    third, on a pro rata basis in accordance with the amounts of the Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of the Secured Obligations (including, with respect to LC Exposure, an amount to be paid to the Administrative Agent equal to 102% of the LC Exposure (minus the amount then on deposit in the LC Collateral Account) on such date, to be held in the LC Collateral Account as Cash collateral for such Obligations); provided that if any Letter of Credit expires undrawn, then any Cash collateral held to secure the related LC Exposure shall be applied in accordance with this Section 2.18(b), beginning with clause first above,
(iv)    fourth, as provided in any applicable Intercreditor Agreement, and
(v)    fifth, to, or at the direction of, the Borrower or as a court of competent jurisdiction may otherwise direct.

(c)    If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any Loan of any Class or any participation in LC Disbursements or Swingline Loans held by it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender with Loans of such Class and participations in LC Disbursements or Swingline Loans, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class and sub-participations in LC Disbursements or Swingline Loans of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements or Swingline Loans; provided that (i) if any such participation is purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any Loan to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23, 9.02(c) and/or Section 9.05. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise rights of set-off and counterclaim against the Borrower with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchase or repayment. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after the date of such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
(d)    (i) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due.
(ii)    With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(iii)    A notice from the Administrative Agent to any Lender with respect to any amount owing under this clause (d) shall be conclusive, absent manifest error.
(e)    If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amount thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.19    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.15 or determines it can no longer make or maintain Term Benchmark Loans pursuant to Section 2.20, or any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.15 or determines it can no longer make or maintain Term Benchmark Loans pursuant to Section 2.20, (ii) any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender”, “each Revolving Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender or Required Revolving Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender, and repay all Obligations of the Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date (provided that, if, after giving effect such termination and repayment, the aggregate amount of the Revolving Credit Exposure of any Class exceeds the aggregate amount of the Revolving Credit Commitments of such Class then in effect, then the Borrower shall, not later than the next Business Day, prepay one or more Revolving Loan Borrowings of the applicable Class and/or Swingline Loans (and, if no Revolving Loan Borrowings of such Class are outstanding, deposit Cash collateral in the LC Collateral Account) in an amount necessary to eliminate such excess) or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that assumes such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender has received payment of an amount equal to the outstanding principal amount of its Loans and, if applicable, participations in LC Disbursements or Swingline Loans, in each case of such Class of Loans and/or Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Loans and/or Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or any payment required to be made pursuant to Section 2.17, such assignment would result in a reduction in such compensation or payment and (C) such assignment does not conflict with applicable Requirements of Law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment Agreement to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment Agreement (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment Agreement or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register and any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment Agreement or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).
Section 2.20    [Reserved].
Section 2.21    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Person becomes a Defaulting Lender, then the following provisions shall apply for so long as such Person is a Defaulting Lender:
(a)    Fees shall cease to accrue on the unfunded portion of any Commitment of such Defaulting Lender pursuant to Section 2.12(a) and, subject to clause (d)(iv) below, on the participation of such Defaulting Lender in Letters of Credit pursuant to Section 2.12(b) and pursuant to any other provision of this Agreement or any other Loan Document.
(b)    The Loans, the Commitments and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders, the Required Revolving Lenders or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which (i) increases the Commitment of such Defaulting Lender hereunder, (ii) reduces the principal amount of any amount owing to such Defaulting Lender or (iii) affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
(c)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article VII, Section 9.05 or otherwise, and including any amount made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower as follows: first, to the payment of any amount owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amount owing by such Defaulting Lender to any applicable Issuing Bank and/or the Swingline Lender hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank, to be held as Cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit; fourth, so long as no Default or Event of Default exists, as the Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, as the Administrative Agent or the Borrower may elect, to be held in a Deposit Account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amount owing to the non-Defaulting Lenders, Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amount owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan or LC Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loan or LC Exposure was made or created, as applicable, at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Exposure owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loan of, or LC Exposure owed to, such Defaulting Lender. Any payment, prepayment or other amount paid or payable to any Defaulting Lender that are applied (or held) to pay any amount owed by any Defaulting Lender or to post Cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(d)    If any Swingline Exposure or LC Exposure exists at the time any Lender becomes a Defaulting Lender then:
(i)    the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders under the Revolving Facility (the “Non-Defaulting Revolving Lenders”) in accordance with their respective Applicable Revolving Credit Percentages but only to the extent that (A) the sum of the Revolving Credit Exposures of all non-Defaulting Lenders attributable to the Revolving Credit Commitments of any Class does not exceed the total of the Revolving Credit Commitments of all Non-Defaulting Revolving Lenders of such Class and (B) the Revolving Credit Exposure of any non-Defaulting Lender that is attributable to its Revolving Credit Commitment of such Class does not exceed such non-Defaulting Lender’s Revolving Credit Commitment of such Class; it being understood and agreed that, subject to Section 9.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against any Defaulting Lender arising from such Lender’s having become a Defaulting Lender, including any claim of any Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any other right or remedy available to it hereunder or under applicable Requirements of Law, within two Business Days following notice by the Administrative Agent, Cash collateralize 102% of such Defaulting Lender’s LC Exposure and any obligation of such Defaulting Lender to fund any participation in any Swingline Exposure (after giving effect to any partial reallocation pursuant to clause (i) above and any Cash collateral provided by such Defaulting Lender or pursuant to Section 2.21(c) above) or make other arrangements reasonably satisfactory to the Administrative Agent and to the applicable Issuing Bank and/or the Swingline Lender with respect to such LC Exposure and/or Swingline Exposure and any obligation to fund any participation therein. Cash collateral (or the appropriate portion thereof) provided to reduce LC Exposure or other obligations shall be released promptly following (A) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.19)) or (B) the Administrative Agent’s good faith determination that there exists excess Cash collateral (including as a result of any subsequent reallocation of Swingline Exposure and/or LC Exposure among the non-Defaulting Lenders described in clause (i) above);
(iii)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.21(d), then the fees payable to the applicable Lenders pursuant to Sections 2.12(a) and (b), as the case may be, shall be adjusted to give effect to such reallocation; and
(iv)    if any Defaulting Lender’s LC Exposure is not Cash collateralized, prepaid or reallocated pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such Defaulting Lender’s LC Exposure is Cash collateralized or reallocated.
(e)    So long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan, and no Issuing Bank shall be required to issue, extend, create, incur, amend or increase any Letter of Credit unless the relevant Issuing Banks, as applicable, are reasonably satisfied that the related exposure will be 102% covered by the Revolving Credit Commitments of the non-Defaulting Revolving Lenders, Cash collateral provided pursuant to Section 2.21(c) and/or Cash collateral provided in accordance with Section 2.21(d), and participating interest in any such newly issued, extended or created Letter of Credit or newly made Swingline Loan shall be allocated among Non-Defaulting Revolving Lenders in a manner consistent with Section 2.21(d)(i) (it being understood that Defaulting Lenders shall not participate therein).
(f)    In the event that the Administrative Agent and the Borrower agree that any Defaulting Lender has adequately remedied all matters that caused such Person to be a Defaulting Lender, then the Applicable Revolving Credit Percentage of LC Exposure and the Swingline Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Person’s Revolving Credit Commitment, and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the applicable Class of the other Revolving Lenders (other than any Swingline Loan) or participations in Revolving Loans of the applicable Class as the Administrative Agent determine as necessary in order for such Revolving Lender to hold such Revolving Loans or participations in accordance with its Applicable Percentage of the applicable Class or its Applicable Revolving Credit Percentage, as applicable. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Person to be a Defaulting Lender, (x) no adjustment will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Person’s having been a Defaulting Lender.
Section 2.22    Incremental Credit Extensions.
(a)    The Borrower may, at any time, on one or more occasions pursuant to an Incremental Facility Amendment (x) add one or more new Classes of term facilities and/or increase the principal amount of term loans of any existing Class by requesting new commitments to provide such term loans (any such new Class or increase, an “Incremental Term Facility” and any loan made pursuant to an Incremental Term Facility, an “Incremental Term Loan”) and/or (y) increase the aggregate amount of the Revolving Credit Commitments of any existing Class (any such increase, an “Incremental Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”; and the loans thereunder, “Incremental

Revolving Loans” and any Incremental Revolving Loans, together with any Incremental Term Loans, the “Incremental Loans”) in an aggregate outstanding principal amount not to exceed the Incremental Cap; provided that:
(i)    no Incremental Commitment in respect of any Incremental Term Facility may be in an amount that is less than $5,000,000 (or such lesser amount to which the Administrative Agent may reasonably agree);
(ii)    except as the Borrower and any Lender may separately agree, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide any Incremental Commitment shall be within the sole and absolute discretion of such Lender (it being agreed that the Borrower shall not be obligated to offer the opportunity to any Lender to participate in any Incremental Facility);
(iii)    no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of any Incremental Commitment or Incremental Loan;
(iv)    except as otherwise permitted herein (including with respect to currency, pricing (including any “MFN” or other pricing term), interest rate margins, rate floors, fees, premiums (including prepayment premiums), funding discounts, maturity and amortization),
(A)    the terms of any Incremental Term Facility, must be reasonably acceptable to the Administrative Agent; it being agreed that any terms applicable to such Incremental Term Facility that (1) are applicable only after the then-existing Latest Maturity Date, (2) are, taken as a whole, in the good faith determination of the Borrower, not more favorable to the lenders or the agent of such Incremental Term Facility than those contained in the Loan Documents, (3) are more favorable to the lenders or the agent of such Incremental Term Facility than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Lenders or, as applicable, the Administrative Agent (i.e., by conforming or adding a term to the then-outstanding Loans pursuant to the applicable Incremental Facility Amendment) and/or (4) taken as a whole, reflect then current market terms and conditions at the time of the incurrence or issuance of such Incremental Term Facility (as determined by the Borrower in good faith), shall, in each case, be deemed to be satisfactory to the Administrative Agent; provided that, notwithstanding the foregoing, any Incremental Term Facility may be structured as a “delayed draw” facility with such conditions to borrowing thereunder as the Borrower and the relevant Incremental Lenders may agree; and
(B)    the terms of any Incremental Revolving Facility (for the avoidance of doubt, other than any arrangement, commitment, structuring, underwriting, ticking and/or amendment fee paid or to be paid in connection with the implementation of such Incremental Revolving Facility) shall be consistent with the terms of a then-existing Revolving Facility (if any);
(v)    the currency, pricing (including any “MFN” or other pricing term), interest rate margins, rate floors, fees, premiums (including any prepayment premium), funding discounts and, subject to clauses (vi) and (vii) below, the maturity and amortization schedule applicable to any Incremental Facility shall be determined by the Borrower and the lender or lenders providing such Incremental Facility;

(vi)    other than with respect to any Incremental Term Facility consisting of Indebtedness in the form of Customary Bridge Loans, the final maturity date with respect to any Class of Incremental Term Loan shall be no earlier than the then-existing Latest Maturity Date, it being understood and agreed for the avoidance of doubt that any undrawn commitment in respect of any Incremental Term Facility may terminate at such time as the Borrower and the lenders providing the relevant Incremental Term Facility may agree;
(vii)    subject to clause (vi) above, any Incremental Term Facility may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Incremental Term Facility;
(viii)    subject to clause (iv) above, to the extent applicable, any fee payable in connection with any Incremental Facility shall be determined by the Borrower and the arrangers and/or lenders providing such Incremental Facility;
(ix)    (A) any Incremental Term Facility may rank pari passu with or junior to any then-existing Class of Loans in right of payment and/or security or may be unsecured (and to the extent the relevant Incremental Facility is secured on a junior lien basis or subordinated in right of payment, it shall be subject to an Intercreditor Agreement) and (B) no Incremental Facility may be (x) guaranteed by any subsidiary that is not a Loan Party (it being understood and agreed that the obligations of any subsidiary with respect to any escrow arrangement into which the proceeds of such Incremental Term Facility are deposited shall not constitute a guarantee by any subsidiary that is not a Loan Party) or (y) secured by any asset that does not constitute Collateral; it being understood that any Incremental Facility that is funded into Escrow pursuant to customary (in the good faith determination of the Borrower) escrow arrangements may be secured by the applicable funds and related assets held in Escrow (and the proceeds thereof) until the date on which such funds are released from Escrow;
(x)    the effectiveness of any Incremental Facility shall be subject to compliance with Section 6.10(a), Section 6.10(b), Section 6.10(c) on a Pro Forma Basis as of the last day of the most recently ended Test Period prior to the incurrence of such Incremental Facility;
(xi)    the proceeds of any Incremental Facility may be used for working capital needs and other general corporate purposes and any other use not prohibited by this Agreement; and
(xii)    on the date of the Borrowing of any Incremental Term Loans that will be of the same Class as any then-existing Class of Incremental Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.08 or 2.13 above, such Incremental Term Loans shall be added to (and constitute a part of, be of the same Type as and, at the election of the Borrower, have the same Interest Period as) each Borrowing of outstanding Incremental Term Loans of such Class on a pro rata basis (based on the relative sizes of such Borrowings), so that each Incremental Term Lender providing such Incremental Term Loans will participate proportionately in each then-outstanding Borrowing of Incremental Term Loans of such Class; it being acknowledged that the application of this clause (a)(xii) may result in new Incremental Term Loans having an Interest Period (the duration of which may be less than one month) that begin during an Interest Period then applicable to outstanding Term Benchmark Loans of the relevant Class and which end on the last day of such Interest Period; and
(xiii)    to the extent that of any Incremental Facility does not rank pari passu with any then-existing Class of Loans in right of payment and security or is unsecured, such Incremental Facility will be documented pursuant to separate documentation from this Agreement (it being understood and agreed that any “last out” facility that is pari passu with any then-existing Class of Loans, as applicable, in right of security but which is “last out” with respect to payment priority may be documented hereunder).
(b)    Incremental Commitments may be provided by any existing Lender, or by any other Eligible Assignee (any such other lender being called an “Incremental Lender”); provided that the Administrative Agent (and, in the case of any Incremental Revolving Facility, the Swingline Lender and any Issuing Bank) shall have a right to consent (such consent not to be unreasonably withheld, conditioned or delayed) to the relevant Incremental Lender’s provision of Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Loans to such Incremental Lender.
(c)    Each Lender or Incremental Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of the relevant Incremental Commitment, each Incremental Lender shall become a Lender for all purposes in connection with this Agreement.
(d)    As conditions precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loan:
(i)    upon its request, the Administrative Agent shall be entitled to receive customary written opinions of counsel with respect to the Borrower, as well as such reaffirmation agreements, supplements and/or amendments as it may reasonably require;
(ii)    the Administrative Agent shall be entitled to receive, from each Incremental Lender, an Administrative Questionnaire and such other documents as it may reasonably require from such Incremental Lender;
(iii)    subject to Section 2.22(h), the Administrative Agent shall have received a Borrowing Request as if the relevant Incremental Loans were subject to Section 2.03 or another written request the form of which is reasonably acceptable to the Administrative Agent (it being understood and agreed that the requirement to deliver a Borrowing Request shall not result in the imposition of any condition precedent to the availability of the relevant Incremental Loans (including with respect to the absence of a Default or Event of Default and/or the accuracy of any representation and/or warranty)); and
(iv)    the Administrative Agent shall be entitled to receive a certificate of the Borrower signed by a Responsible Officer thereof certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower approving or consenting to such Incremental Facility or Incremental Loans.
(e)    Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, the conditions to the availability or funding of any Incremental Facility shall be determined by the relevant Incremental Lenders providing such Incremental Facility and the Borrower.
(f)    Upon the implementation of any Incremental Revolving Facility pursuant to this Section 2.22, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Facility Lender, and each relevant Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s participations hereunder in outstanding Letters of

Credit and Swingline Loans such that, after giving effect to each deemed assignment and assumption of such participations, all of the Revolving Lenders’ (including each Incremental Revolving Facility Lender) (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans shall, in each case of the foregoing clauses (A) and (B), be held on a pro rata basis on the basis of their respective Revolving Credit Commitments (after giving effect to any increase in the Revolving Credit Commitment pursuant to Section 2.22) and (ii) the existing Revolving Lenders of the applicable Class shall assign Revolving Loans to certain other Revolving Lenders of such Class (including the Revolving Lenders providing the relevant Incremental Revolving Facility), and such other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders of such Class participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Credit Commitments of such Class (after giving effect to any increase in the Revolving Credit Commitment of such Class pursuant to this Section 2.22); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (f);
(g)    On the date of effectiveness of any Incremental Revolving Facility, the Letter of Credit Sublimit and/or the maximum amount of Swingline Loans, as applicable, permitted hereunder shall increase by an amount, if any, agreed upon by the Borrower, the Administrative Agent and the relevant Issuing Bank and/or the Swingline Lender, as applicable; it being understood and agreed that the Borrower and any Lender providing any Incremental Revolving Facility may agree that such Lender will provide a portion of the Letter of Credit Sublimit in excess of its Applicable Percentage thereof.
(h)    The Lenders hereby irrevocably authorize the Administrative Agent to, and the Administrative Agent shall (without the consent of any Lender (other than any Lender providing the applicable Incremental Facility)), enter into any Incremental Facility Amendment and/or any amendment to any other Loan Document as may be necessary, appropriate or advisable in order to establish any Incremental Facility (including any new Class or sub-Class in respect of Loans or commitments pursuant to this Section 2.22) including (i) technical amendments as may be necessary, appropriate or advisable in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.22 and/or (ii) any other amendment contemplated by Section 9.02(d)(ii). In addition, the Incremental Facility Amendment with respect to any Incremental Term Facility may, without the consent of any Lender (other than any Lender providing such Incremental Term Loans) or the Administrative Agent, include such amendments to this Agreement as may be necessary, appropriate or advisable as reasonably determined by the Administrative Agent and the Borrower to make the applicable Incremental Term Loans “fungible” with the relevant existing Class of Incremental Term Loans (including by modifying the amortization schedule and/or extending the time period during which any prepayment premium applies).
(i)    This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary.
Section 2.23    Extensions of Loans and Revolving Credit Commitments.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans of any Class or Commitments of any Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or Commitments of such Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate transactions with any individual Lender who accepts the terms contained in the relevant Extension Offer to extend the Maturity Date of all or a portion of such Lender’s Loans and/or Commitments of such Class and otherwise modify the terms of all or a portion of such Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) and/or modifying the amortization schedule, if any, in respect of such Loans) (each, an “Extension”; it being understood that any Extended Revolving Credit Commitments shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:
(i)    except as to (A) currency, pricing (including any “MFN” or other pricing terms), interest rate margins, rate floors, fees, premiums (including prepayment premiums), funding discounts, maturity and amortization (which shall, subject to the immediately succeeding clause (iii) and to the extent applicable, be determined by the Borrower and any Lender who agrees to an Extension of its Revolving Credit Commitments and set forth in the relevant Extension Offer), (B) terms applicable to such Extended Revolving Credit Commitments or Extended Revolving Loans (each as defined below) that are, taken as a whole, in the good faith determination of the Borrower, more favorable to the lenders or the agent of such Extended Revolving Credit Commitments or Extended Revolving Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Revolving Lenders or, as applicable, the Administrative Agent (i.e., by conforming or adding a term to the then-outstanding Revolving Loans pursuant to the applicable Extension Amendment), (C) terms, taken as a whole, that reflect then current market terms and conditions, taken as a whole, at the time of incurrence or issuance (as determined by the Borrower) and (D) any covenant or other provision applicable only after the Latest Revolving Credit Maturity Date, the Revolving Credit Commitment of any Lender who agrees to an extension with respect to such Commitment (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall constitute a revolving commitment (or related outstandings, as the case may be) with substantially consistent terms (or terms not less favorable to existing Lenders) as the Class of Revolving Credit Commitments subject to the relevant Extension Offer (and related outstandings) provided hereunder; provided that to the extent more than one Revolving Facility exists after giving effect to any such Extension, (x) the borrowing and repayment of Revolving Loans with respect to any Revolving Facility after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis or a non-pro rata basis with all other Revolving Facilities (it being understood that any Revolving Facility that participates in borrowings on a pro rata basis with other Revolving Facilities shall participate in repayments on a pro rata basis with such Revolving Facilities and that in the event of any Revolving Facility that must participate in borrowings on a less than pro rata basis as compared to other Revolving Facilities, such Revolving Facility shall participate in repayments on a less than pro rata basis as compared to such other Revolving Facilities (in each case, except, in any event, for (1) payments of interest and fees at different rates on the Revolving Facilities (and related outstandings), (2) repayments required on the Maturity Date of any Revolving Facility and (3) repayments made in connection with a permanent repayment and termination of the Revolving Credit Commitments under any Revolving Facility (subject to clause (z) below))), (y) all Swingline Loans and all Letters of Credit shall be participated on a pro rata basis by all Revolving Lenders and (z) any permanent repayment of Revolving Loans with respect to, and reduction or termination of Revolving Credit Commitments under, any Revolving Facility after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis or a non-pro rata basis with all other Revolving Facilities (it being understood that a Revolving Facility that participates in borrowings on a pro rata basis with other Revolving Facilities shall participate in permanent repayments of Revolving Loans with respect to, and reduction and termination of revolving Credit Commitments under, such Revolving Facility on a pro rata basis with such other Revolving Facilities and that in the event of any Revolving Facility that must participate in borrowings on a less than pro rata basis as compared to other Revolving Facilities, such other Revolving Facility shall participate in permanent repayments of Revolving

Loans with respect to, and reduction and termination of Revolving Credit Commitments under, such Revolving Facility on a less than pro rata basis as compared to such other Revolving Facilities; provided in each case, that notwithstanding the foregoing, to the extent any such Revolving Commitments are terminated in full and refinanced or replaced with a Revolver Replacement Facility or Replacement Debt, such Revolving Commitments may be terminated on a greater than pro rata basis);
(ii)    no Extended Revolving Credit Commitments or Extended Revolving Loans may have a final maturity date earlier than (or require commitment reductions prior to) the Latest Revolving Credit Maturity Date;
(iii)    if the aggregate principal amount of Loans or Commitments, as the case may be, in respect of which Lenders have accepted the relevant Extension Offer exceed the maximum aggregate principal amount of Loans or Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans or Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed the applicable Lender’s actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;
(iv)    unless the Administrative Agent otherwise agrees, any Extension must be in a minimum amount of $5,000,000;
(v)    any applicable Minimum Extension Condition must be satisfied or waived by the Borrower;
(vi)    any documentation in respect of any Extension shall be consistent with the foregoing; and
(vii)    no Extension of any Revolving Facility shall be effective as to the obligations of the Swingline Lender to make any Swingline Loan or any Issuing Bank with respect to Letters of Credit without the consent of the Swingline Lender or such Issuing Bank (such consents not to be unreasonably withheld or delayed) (and, in the absence of such consent, all references herein to Latest Revolving Credit Maturity Date shall be determined, when used in reference to the Swingline Lender or such Issuing Bank, as applicable, without giving effect to such Extension).
(b)    (i) No Extension consummated in reliance on this Section 2.23 shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, (ii) the scheduled amortization payments (insofar as such schedule affects payments due to Lenders participating in the relevant Class) set forth in Section 2.10 shall be adjusted to give effect to any Extension of any Class of Loans and/or Commitments and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to the consummation of any Extension that a minimum amount (to be specified in the relevant Extension Offer in the Borrower’s sole discretion) of Loans or Commitments (as applicable) of any or all applicable tranches be tendered; it being understood that the Borrower may, in its sole discretion, waive any such Minimum Extension Condition. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, the payment of any interest, fees or premium in respect of any Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.10, 2.11 and/or 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c)    Subject to any consent required under Section 2.23(a)(vii), no consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or Commitments of any Class (or a portion thereof). All Extended Revolving Credit Commitments and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendment and any amendment to any of the other Loan Documents with the Loan Parties as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.23.
(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
On the dates and to the extent required pursuant to Sections 4.01 or 4.02, as applicable, the Borrower hereby represents and warrants to the Lenders, the Issuing Banks and the Administrative Agent that:
Section 3.01    Organization; Powers. The Borrower and each of its Restricted Subsidiaries (a) is (i) duly organized or incorporated (as applicable) and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the Requirements of Law of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification, except, in each case referred to in this Section 3.01 (other than clause (a)(i) and clause (b), in each case, with respect to the Borrower) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.02    Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party (a) are within such Loan Party’s corporate or other organizational power and (b) have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.
Section 3.03    Governmental Approvals; No Conflicts. The execution and delivery of each Loan Document by each Loan Party party thereto and the performance by such Loan Party of its obligations thereunder (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirement of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), would reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (c), would reasonably be expected to result in a Material Adverse Effect.
Section 3.04    Financial Condition; No Material Adverse Effect.
(a)    The financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP, (i) except as otherwise expressly noted herein, (ii) subject, in the case of quarterly financial statements, to the absence of footnotes and normal year-end adjustments and (iii) if applicable, except as may be necessary to reflect any differing entities and/or organizational structure prior to giving effect to the Transactions.
(b)    Since the Closing Date, there have been no events, developments or circumstances that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect that is continuing.
Section 3.05    Properties.
(a)    The Borrower and each of its Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good and valid title to their personal property and assets, including the Collateral, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes, (ii) for any Permitted Lien, or (iii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower and its Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all Copyrights embodied in software) and all other intellectual property rights (collectively, “IP Rights”) that are used in the conduct their respective businesses as presently conducted without any infringement, violation or misappropriation of the IP Rights of third parties, except to the extent the failure to own or license or have rights to use would not, or where such infringement, violation or misappropriation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.06    Litigation and Environmental Matters.
(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)    Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) neither the Borrower nor any of its Restricted Subsidiaries is subject to, or has received notice of, any Environmental Claim or Environmental Liability or knows of any basis for any Environmental Liability or Environmental Claim of the Borrower or any of its Restricted Subsidiaries and (ii) neither the Borrower nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any Governmental Authorization, permit, license or other approval required under any Environmental Law.
(c)    Neither the Borrower nor any of its Restricted Subsidiaries has treated, stored, transported or Released any Hazardous Materials on, at, under or from any currently or formerly owned, leased or operated real estate or facility in a manner that would reasonably be expected to have a Material Adverse Effect.
Section 3.07    Compliance with Laws. Each of the Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law covered by Section 3.17.
Section 3.08    Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.
Section 3.09    Taxes. Each of the Borrower and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by or with respect to it and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable (including in its capacity as a withholding agent), except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (c) to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.10    ERISA.
(a)    Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable Requirements of Law, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.
(b)    In the five-year period prior to the date on which this representation is made or deemed made, no ERISA Event has occurred and is continuing that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
Section 3.11    Disclosure.
(a)    As of the Closing Date, with respect to information relating to the Borrower and its subsidiaries, to the knowledge of the Borrower, all written information (other than the Projections, forecasts, financial estimates, other forward-looking information and/or projected information, information of a general economic or industry-specific nature and/or any third party report and/or memorandum (but not the written information (other than Projections, forecasts, financial estimates, other forward looking information and/or projected information and/or general economic or industry-specific information) on which such third party report and/or memorandum was based, if such written information was provided to any Initial Lender, any Arranger or the Administrative Agent)) concerning the Borrower and its subsidiaries that was prepared by or on behalf of the Borrower or its subsidiaries or their respective representatives and made available to any Initial Lender, any Arranger or the Administrative Agent in connection with the Transactions on or before the Closing Date (collectively, the “Information”), when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (after giving effect to all supplements and updates thereto from time to time).
(b)    As of the Closing Date, the Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).
Section 3.12    Solvency. As of the Closing Date, after giving effect to the Transactions and the incurrence of the Indebtedness and obligations being incurred in connection with this Agreement on the Closing Date, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, contemplated as of the Closing Date; and (iii) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in accordance with their terms. For purposes of this Section 3.12, (A) it is assumed that the Indebtedness and other obligations under the Revolving Facility will come due at their respective maturities and (B) the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
Section 3.13    Subsidiaries. Schedule 3.13 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name of the Borrower, each subsidiary of the Borrower and the ownership interest therein held by the Borrower or its applicable subsidiary, and (b) the type of entity of the Borrower and each of its subsidiaries.
Section 3.14    Security Interest in Collateral. Subject to the terms of the final paragraph of Section 4.01, the Legal Reservations, the Perfection Requirements and the provisions, limitations and/or exceptions set forth in this Agreement and/or any other Loan Document, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the applicable Perfection Requirements and/or any other perfection action required under the terms of any Loan Document, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Document) on the Collateral (to the extent such Liens are then required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.
For the avoidance of doubt, notwithstanding anything herein or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effect of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in the Capital Stock held by any Loan Party in any Person organized under the laws of any jurisdiction other than the jurisdiction in which such Loan Party is organized, or as to the rights and remedies of the Administrative Agent or any Lender with respect thereto, under the Requirements of Law of any jurisdiction other than the jurisdiction in which such Loan Party is organized, (B) the enforcement of any security interest, or right or remedy with respect to any Collateral that may be limited or restricted by, or require any consent, authorization approval or license under, any Requirement of Law or (C) on the Closing Date and until required pursuant to Section 5.12, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent the same is not required on the Closing Date.
Section 3.15    Labor Disputes. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened and (b) the hours worked by and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters.
Section 3.16    Federal Reserve Regulations. No part of the proceeds of any Loan or any Letter of Credit have been used, whether directly or indirectly, and whether immediately or incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation U.
Section 3.17    Sanctions; PATRIOT ACT and FCPA.
(a)    (i) None of the Borrower, nor any of its Restricted Subsidiaries nor any officer or director of any of the foregoing nor, to the knowledge of the Borrower, employee or agent of any of the foregoing is a Sanctioned Person; and (ii) the Borrower will not directly or, to its knowledge, indirectly, use the proceeds of the Loans or Letters of Credit or otherwise make available such proceeds to any Person for (x) the purpose of funding, financing or facilitating the activities of any Person that is the subject or target of any applicable Sanctions, except to the extent licensed or otherwise approved by OFAC or in compliance with applicable exemption, licenses or other approvals; (y) the purpose of funding, financing or facilitating activities in a Sanctioned Country; or (z) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(b)    To the extent applicable, each Loan Party, their respective officers and directors, and to the knowledge of each Loan Party their employees and agents, are in compliance, in all material respects, with Anti-Corruption Laws, Sanctions and the USA PATRIOT Act.
(c)    (i) Neither the Borrower nor any of its Restricted Subsidiaries nor, to the knowledge of the Borrower, any director, officer, or employee of the Borrower or any Restricted Subsidiary, nor, to the knowledge of the Borrower, any agent (solely to the extent acting in its capacity as an agent for the Borrower or any of its subsidiaries), has taken any action, directly or, to its knowledge, indirectly, that would result in a material violation by any such Person of Anti-Corruption Laws, including making any offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in each case in contravention of Anti-Corruption Laws; and (ii) the Borrower will not directly or, to its knowledge, indirectly, used the proceeds of the Loans or Letters of Credit or otherwise make available such proceeds to any governmental official or employee, political party, official of a political party, candidate for public office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of Anti-Corruption Laws.
The representations and warranties set forth in Section 3.17 above made by or on behalf of any Foreign Subsidiary are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary; it being understood and agreed that to the extent that any Foreign Subsidiary is unable to make any such representation or warranty set forth in Section 3.17 as a result of the application of this sentence, such Foreign Subsidiary shall be deemed to have represented and warranted that it is in compliance, in all material respects, with any equivalent Requirement of Law relating to sanctions, anti-terrorism, anti-

corruption or anti-money laundering that is applicable to such Foreign Subsidiary in its relevant local jurisdiction of organization.
ARTICLE IV
CONDITIONS
Section 4.01    Closing Date. The obligations of (i) each Lender to make Loans and (ii) any Issuing Bank to issue Letters of Credit, in each case, on the Closing Date, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from the Borrower and each Loan Party, to the extent party thereto, (i) a counterpart signed by the Borrower or such Loan Party (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement and (B) each Promissory Note requested by a Lender at least three Business Days prior to the Closing Date and (ii) a Borrowing Request as required by Section 2.03.
(b)    Legal Opinions. The Administrative Agent (or its counsel) shall have received, on behalf of itself, the Lenders and each Issuing Bank on the Closing Date, customary written opinions of (i) Weil, Gotshal & Manges LLP, in its capacity as special counsel for the Borrower and the Loan Parties, (ii) McDees Wallace & Nurick LLC, in its capacity as Maryland counsel for certain of the Loan Parties and (iii) Huie Fernambucq & Stewart, LLP, in its capacity as Alabama counsel for certain of the Loans Parties, in each case, dated the Closing Date and addressed to the Administrative Agent, the Lenders and each Issuing Bank.
(c)    Financial Statements and Compliance Certificate. The Administrative Agent shall have received:
(i)    the audited consolidated balance sheet of the Borrower for the Fiscal Year ended on December 27, 2020 and the audited consolidated statements of income and cash flows of the Borrower for the Fiscal Year then ended; and
(ii)    the unaudited consolidated balance sheet and the unaudited consolidated statements of income and cash flows of the Borrower for the Fiscal Quarters ended on April 18, 2021, July 11, 2021 and October 3, 2021.
(d)    Secretary’s Certificate and Good Standing Certificates of Loan Parties. The Administrative Agent (or its counsel) shall have received:
(i)    a certificate of each Loan Party on the Closing Date, dated the Closing Date and executed by a Responsible Officer, which shall:
(A)    certify that attached thereto is a true and complete copy of the resolutions, written consents or extracts of minutes of a meeting, as applicable, of its board of directors, board of managers, supervisory board, shareholders, members or other governing body (as the case may be and in each case, to the extent required) authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect,

(B)    identify by name and title and bear the signatures of the Responsible Officer or authorized signatory of such Loan Party on the Closing Date that is authorized to sign the Loan Documents to which it is a party on the Closing Date, as applicable, and
(C)    certify (I) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association, articles of association or other equivalent thereof) of each Loan Party on the Closing Date (certified by the relevant authority of the jurisdiction of organization of such Loan Party) and a true and correct copy of its by-laws or operating, management, partnership or similar agreement (to the extent applicable) and (II) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date), and
(ii)    a good standing certificate (or equivalent), dated as of a recent date for each such Loan Party from the relevant office of its jurisdiction of organization (to the extent available in the jurisdiction of organization of such Loan Party).
(e)    Representations and Warranties. The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date; provided that (i) to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period and (ii) to the extent that any representation and warranty is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the same shall be true and correct in all respects.
(f)    Fees. The Administrative Agent shall have received (i) all fees required to be paid by the Borrower on the Closing Date pursuant to the Fee Letter and (ii) all expenses required to be paid by the Borrower for which invoices have been presented at least three Business Days prior to the Closing Date or such later date to which the Borrower may agree (including the reasonable fees and expenses of legal counsel required to be paid), in each case on or before the Closing Date, which amounts may be offset against the proceeds of the Loans.
(g)    Closing Date Refinancing. The Closing Date Refinancing shall be consummated and the Administrative Agent shall have received a customary payoff letter providing for the release of liens securing the obligations under the Existing Credit Agreement (to the extent required by the definition of “Closing Date Refinancing”) upon the consummation of the Closing Date Refinancing.
(h)    No Default or Event of Default. At the time of and immediately after giving effect to the making of the Loans to be made on the Closing Date, no Default or Event of Default has occurred and is continuing.
(i)    Solvency. The Administrative Agent (or its counsel) shall have received a certificate in substantially the form of Exhibit P from a Responsible Officer of the Borrower dated as of the Closing Date and certifying as to the matters set forth therein.
(j)    Perfection Certificate. The Administrative Agent (or its counsel) shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby.

(k)    Filings Registrations and Recordings. Subject to the final paragraph of this Section 4.01 and except as may otherwise be agreed by the Administrative Agent, the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement” shall be satisfied.
(l)    Material Adverse Effect. Since December 27, 2020, there shall not have occurred a Material Adverse Effect.
(m)    USA PATRIOT Act. No later than three Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested with respect to any Loan Party in writing by any Initial Lender at least 10 Business Days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(n)    Beneficial Ownership Certification. To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, no later than three Business Days in advance of the Closing Date, the Administrative Agent shall have received a Beneficial Ownership Certification in relation to the Borrower to the extent reasonably requested by it at least 10 Business Days in advance of the Closing Date.
(o)    Officer’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying the satisfaction of the conditions precedent set forth in Sections 4.01(e), (h) and (l).
For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by funding the Loans hereunder or issuing a Letter of Credit on the Closing Date, the Administrative Agent, each Lender and each Issuing Bank, as applicable, shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, such Lender or such Issuing Bank, as the case may be.
Notwithstanding the foregoing, to the extent that the Lien on any Collateral is not or cannot be created or perfected on the Closing Date (other than, to the extent required herein or in the other Loan Documents, the creation and perfection of a Lien on Collateral that is of the type that may be perfected by the filing of a Form UCC-1 financing statement under the UCC), then the creation and/or perfection of such Lien shall not constitute a condition precedent to the availability of the Revolving Facility on the Closing Date, but may instead be delivered or perfected within the time period set forth in Section 5.15 (or such later date as the Administrative Agent may reasonably agree).
Section 4.02    Each Credit Extension. After the Closing Date, the obligation of each Revolving Lender and each Issuing Bank to make any Credit Extension is subject to the satisfaction of the following conditions:
(a)    (i) In the case of any Borrowing, the Administrative Agent shall have received a Borrowing Request as required by Section 2.03, (ii) in the case of the issuance of any Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a Letter of Credit Request or (iii) in the case of any Borrowing of Swingline Loans, the Swingline Lender and the Administrative Agent shall have received Borrowing Request as required by Section 2.04(a).
(b)    The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of any such

Credit Extension with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension; provided that, to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period; provided, further, that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates or for such periods.
(c)    At the time of and immediately after giving effect to the applicable Credit Extension, no Default or Event of Default has occurred and is continuing.
Each Credit Extension after the Closing Date shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section; provided, however, that, for the avoidance of doubt, the conditions set forth in this Section 4.02 shall not apply to (A) any Incremental Loan and/or (B) any Credit Extension under any Refinancing Amendment and/or Extension Amendment, unless, in each case, the lenders in respect thereof have required satisfaction of the same in the applicable Incremental Facility Amendment, Refinancing Amendment or Extension Amendment, as applicable.
ARTICLE V
AFFIRMATIVE COVENANTS
From the Closing Date until the date on which all Revolving Credit Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than (i) contingent indemnification obligations for which no claim or demand has been made and (ii) for the avoidance of doubt, obligations and liabilities under Banking Services Obligations and Secured Hedging Obligations) have been paid in full in the manner prescribed by Section 2.18 and all Letters of Credit have expired or have been terminated (or have been made subject to Letter of Credit Support) and all LC Disbursements have been reimbursed (such date, the “Termination Date”), and the Borrower hereby covenant and agree with the Lenders, the Issuing Banks and the Administrative Agent that:
Section 5.01    Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent for delivery by the Administrative Agent, subject to Section 9.05(f), to each Lender:
(a)    Quarterly Financial Statements. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending on April 17, 2022, the consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income or operations and cash flows of the Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail; provided that any comparison against the corresponding figures from the corresponding period in any prior Fiscal Year may reflect the financial results of any applicable predecessor entity;
(b)    Annual Financial Statements. Within 120 days after the end of each Fiscal Year (commencing with the Fiscal Year ended December 26, 2021), (i) the consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated statements of income or operations and cash flows of the Borrower for such Fiscal Year and setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year (it being understood and agreed that no such comparison shall be required if (A) the relevant independent certified public accountant is not willing to provide the same or (B) the corresponding figures from the previous Fiscal Year are not available) and (ii) with respect to such consolidated financial statements, a report thereon of Deloitte & Touche, LLP or other independent certified public accountant of recognized national standing (which report shall not be subject to (A) a “going concern” qualification (but not a “going concern” explanatory paragraph or like statement) (except as resulting from, in the good faith determination of the Borrower, (1) the impending maturity of any Indebtedness, (2) the breach or anticipated breach of any financial covenant and/or (3) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary) or (B) a qualification as to the scope of the relevant audit), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and its results of operations and cash flows for the periods indicated in conformity with GAAP;
(c)    Compliance Certificate. Together with each delivery of financial statements pursuant to Sections 5.01(a) and (b), (i) a duly executed and completed Compliance Certificate and (ii)(A) a summary of the pro forma adjustments (if any) necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (B) a list identifying each Unrestricted Subsidiary as of the last day of the Fiscal Quarter covered by such Compliance Certificate or confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list delivered pursuant to this clause (ii)(B);
(d)    Notice of Default; Notice of Material Adverse Effect. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed written notice specifying the nature and period of existence of such condition, event or change and what action the Borrower has taken, is taking and proposes to take with respect thereto;
(e)    Notice of Litigation. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clauses (i) or (ii), would reasonably be expected to have a Material Adverse Effect, written notice thereof from the Borrower together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters;
(f)    ERISA. Promptly upon any Responsible Officer of the Borrower becoming aware of the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect, a written notice from the Borrower specifying the nature thereof, what action the Borrower, any Restricted Subsidiary or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the U.S. Department of Labor or the PBGC with respect thereto;
(g)    Financial Plan. Within 90 days after the beginning of any Fiscal Year (commencing with the Fiscal Year ending December 31, 2023), an annual consolidated financial budget for such Fiscal Year prepared by management of the Borrower;
(h)    Information Regarding Collateral. Prompt (an, in any event, within 60 days of the relevant change (or such later date to which the Administrative Agent may agree in its reasonable discretion), written notice (i) with respect to the Borrower or any other Loan Party that is a Domestic Subsidiary, of any change in (A) such Loan Party’s legal name, (B) such Loan Party’s type of organization, (C) such Loan Party’s jurisdiction of organization or (D) such Loan Party’s organizational identification number, in each case, to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change, and (ii) with respect to any Loan Party that is a Discretionary Guarantor, such types of changes affecting the perfection or priority of the Administrative Agent’s security interest in the applicable Collateral of such Discretionary Guarantor as the Borrower and the Administrative Agent have agreed in connection with such Loan Party becoming a Discretionary Guarantor; and
(i)    Certain Reports. Promptly upon their becoming available and without duplication of any obligation with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower or its applicable Parent Company to all of its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, publicly filed by the Borrower or its applicable Parent Company with any securities exchange or with the SEC or any analogous Governmental Authority or private regulatory authority with jurisdiction over matters relating to securities, in each case other than any prospectus relating to any equity plan; and
(j)    Other Information. Such customary additional information (financial or otherwise) that is readily available to the Borrower as the Administrative Agent may reasonably request from time to time regarding the financial condition or business of the Borrower and its Restricted Subsidiaries.
Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest to occur of the date (i) on which the Borrower (or a representative thereof) (A) posts such documents or (B) provides a link thereto, in each case, at the website address listed on Schedule 5.01 (which Schedule 5.01 may be updated from time to time), (ii)(A) on which such documents are delivered by the Borrower to the Administrative Agent for posting on behalf of the Borrower on IntraLinks/SyndTrak or another relevant website (the “Platform”), if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (B) on which the relevant documents are electronically mailed or otherwise transmitted to the Administrative Agent in a manner to which the Administrative Agent may reasonably agree or (iii) in respect of the items required to be delivered pursuant to Section 5.01(a), (b) and/or (i), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange (including, for the avoidance of doubt, by way of “EDGAR”).
Notwithstanding the foregoing, the obligations in Section 5.01(a) and (b) may instead be satisfied with respect to any relevant information of the Borrower by furnishing (i) the applicable financial statements or other information required by such clauses of the Borrower (or any Parent Company) or (ii) in the case of Sections 5.01(a) and (b), the Borrower’s (or any Parent Company thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to the Administrative Agent or any Lender; provided that, with respect to each of clauses (i) and (ii), (A) to the extent (x) such financial statements relate to any Parent Company and (y) either (1) such Parent Company (or any other Parent Company that is a subsidiary of such Parent Company) has any material third party Indebtedness and/or material operations (as determined by the Borrower in good faith and other than any operations that are attributable solely to such Parent Company’s ownership of the Borrower and its subsidiaries) or (2) there are material differences (in the good faith determination of the Borrower) between the financial statements of such Parent Company and its consolidated subsidiaries, on the one hand, and the Borrower and its consolidated subsidiaries, on the other hand, such financial statements or Form 10-K or Form 10-Q, as applicable, shall be accompanied by unaudited consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company and its consolidated subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated subsidiaries on a consolidated stand-alone basis, on the other hand (other than any such difference relating to shareholders’ equity), and (B) to the extent such financial statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion with respect to the financial statements of the applicable Parent Company of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b).
No financial statement required to be delivered pursuant to Section 5.01(a) or (b) shall be required to include any acquisition accounting adjustment relating to the Transactions or any Permitted Acquisition or other Investment to the extent it is not practicable to include any such adjustment in such financial statement.
Section 5.02    Existence. Except as otherwise permitted under Section 6.07 or Section 6.09, the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits reasonably necessary to the normal conduct of its business, except, other than with respect to the preservation of the existence of the Borrower, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither the Borrower nor any of the Borrower’s Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders (taken as a whole).
Section 5.03    Payment of Taxes. The Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (i) it is being contested in good faith by appropriate proceedings, so long as adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor or (ii) failure to pay or discharge the same could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.04    Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof, in each case except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.
Section 5.05    Insurance. (a) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liability, loss or damage in respect of the assets, properties and businesses of the Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall, subject to Section 5.15, (i) name the Administrative Agent on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy (excluding any business interruption insurance policy) (A) contain a lender loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties as the lender loss payee thereunder and (B) provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premium thereunder); provided that, unless an Event of Default exists, (A) the Administrative Agent agrees that the Borrower and/or its applicable Restricted Subsidiary shall have the sole right to adjust or settle any claims under such insurance and (B) all proceeds from a casualty event shall be paid to the Borrower.
Section 5.06    Inspections. The Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Borrower and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that the Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at reasonable times during normal business hours; provided that (a) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06, (b) except as expressly set forth in clause (c) below during the continuance of an Event of Default under Section 7.01(a), (f) or (g), the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (c) when an Event of Default under Section 7.01(a), (f) or (g) exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.
Section 5.07    Maintenance of Books and Records. The Borrower will, and will cause its Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrower and its Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.
Section 5.08    Compliance with Laws. The Borrower will comply, and the Borrower will cause each of its Restricted Subsidiaries to comply, with all applicable Requirements of Law (including applicable ERISA, the Code and all Environmental Laws and the USA PATRIOT Act), except to the extent the failure of the Borrower or the relevant Restricted Subsidiary to comply could not reasonably be expected to have a Material Adverse Effect.  The Borrower will comply, and the Borrower will cause each of its Restricted Subsidiaries to comply in all material respects with all applicable Anti-Corruption Laws and Sanctions; provided that the requirements set forth in this Section 5.08, as they pertain to compliance by any Foreign Subsidiary with any Sanctions, the USA PATRIOT ACT and Anti-Corruption Laws, are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary in its relevant local jurisdiction and shall not apply to such Foreign Subsidiary to the extent the same conflict with relevant local Requirements of Law applicable to such Foreign Subsidiary. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.09    Environmental.
(a)    Environmental Disclosure. The Borrower will deliver to the Administrative Agent as soon as practicable following the sending or receipt thereof by the Borrower or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claim that, individually or in the aggregate, would reasonably be expected to give rise to a Material Adverse Effect, (B) any Release required to be reported by the Borrower or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency or other Governmental Authority that would reasonably be expected to have a Material Adverse Effect, (C) any request made to the Borrower or any of its Restricted Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Borrower or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity which would reasonably be expected to have a Material Adverse Effect and (D) such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a);
(b)    Hazardous Materials Activities, Etc. The Borrower shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by the Borrower or its Restricted Subsidiaries, and address with appropriate corrective or remedial action any Release or threatened Release of Hazardous Materials at or from any Facility, in each case, that would reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against the Borrower or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.10    Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate (or re-designate) any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately after giving effect to such designation (or re-designation), no Event of Default exists (including after giving effect to the reclassification of any Investment in, Indebtedness of and/or Lien on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (b) immediately after giving effect to such designation (or re-designation), the Borrower is in compliance with Section 6.10(a), Section 6.10(b) and Section 6.10(c) on a Pro Forma Basis as of the last day of the most recently ended Test Period, (c) no Restricted Subsidiary may be designated (or re-designated) as an Unrestricted Subsidiary if, as of the date of the designation, thereof such Restricted Subsidiary owns or is the exclusive licensee of or, immediately after giving effect to such designation (or re-designation), will own or be the exclusive licensee of, any Material Intellectual Property and (d) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary of the Borrower (unless such Restricted Subsidiary is also designated as an Unrestricted Subsidiary). The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such subsidiary attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as estimated by the Borrower in good faith (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such subsidiary, as applicable; provided that, upon any re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower (or its applicable Restricted Subsidiary) shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s (or its applicable Restricted Subsidiary’s) “Investment” in such Restricted Subsidiary at the time of such re-designation, less (b) the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity therein at the time of such re-designation as estimated by the Borrower in good faith.
Section 5.11    Use of Proceeds.
(a)    The Borrower shall use the proceeds of the Revolving Loans (i) on the Closing Date, (A) to finance (or to replenish balance sheet cash used to finance) all or a portion of the Transactions (including the payment of Transaction Costs and other costs and expenses), (B) to finance other general corporate purposes, (C) to finance working capital needs and (D) to cash collateralize letters of credit issued on behalf of the Borrower and its subsidiaries under the Existing Credit Agreement, and (ii) after the Closing Date, to finance working capital needs and other general corporate purposes of the Borrower and its subsidiaries and any other purpose not prohibited by the terms of the Loan Documents.
(b)    The Borrower shall use the proceeds of the Swingline Loans made after the Closing Date to finance the working capital needs and other general corporate purposes of the Borrower and its subsidiaries and for any other purpose not prohibited by the terms of the Loan Documents.
(c)    Letters of Credit may be issued (i) on the Closing Date in the ordinary course of business and to replace or provide credit support for any letter of credit, bank guarantee and/or surety, customs, performance or similar bond of the Borrower and its subsidiaries or any of their Affiliates and/or to replace cash collateral posted by any of the foregoing Persons and (ii) after the Closing Date, for general corporate purposes of the Borrower and its subsidiaries and any other purpose not prohibited by the terms of the Loan Documents.
Section 5.12    Covenant to Guarantee Obligations and Provide Security.
(a)    Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary, (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary or (iii) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, on or before the date on which a Compliance Certificate is required to be delivered pursuant to Section 5.01(c), for the Fiscal Quarter in which the relevant formation, acquisition, designation or cessation occurred (or such longer period as the Administrative Agent may reasonably agree), the Borrower shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, which request may not be made unless the Consolidated Total Assets of the relevant Restricted Subsidiary constitutes more than 10% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries, taken as a whole, cause the relevant Restricted Subsidiary (other than any Excluded Subsidiary) to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent, the Issuing Banks and the Lenders.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Borrower may, in its sole discretion, elect to cause any Restricted Subsidiary and/or Parent Company (any such Person, a “Discretionary Guarantor”) that is not otherwise required to be a Subsidiary Guarantor to provide a Loan Guaranty by causing such Person to execute a Joinder Agreement, and any such Person shall constitute a Loan Party and a Guarantor for all purposes hereunder; it being understood and agreed that such Person shall grant a security interest in such categories of assets pursuant to such documentation as the Borrower and the Administrative Agent may reasonably agree; provided that (i) in the case of any Discretionary Guarantor that is a Foreign Subsidiary, the jurisdiction of such person is reasonably satisfactory to the Administrative Agent and (ii) the Administrative Agent shall have received at least two Business Days prior to such person becoming a Guarantor, all documentation and other information in respect of such person required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA Patriot Act).
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:
(i)    the Administrative Agent may grant extensions of time (including after the expiration of any relevant period, which may apply retroactively) for the creation and perfection of security interests in, or obtaining of legal opinions or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary, and each Lender hereby consents to any such extension of time;

(ii)    any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” and/or any action requested in connection therewith shall be subject to the exceptions and limitations set forth in this Agreement and the Collateral Documents;
(iii)    perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including Deposit Accounts, securities accounts and commodities accounts (other than control of (A) pledged Capital Stock of the Borrower or any material first tier Restricted Subsidiary of a Loan Party and/or (B) any Material Debt Instrument owing from any Person that is not a Loan Party, in each case, to the extent the same otherwise constitute Collateral);
(iv)    no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement;
(v)    no Loan Party (other than any Discretionary Guarantor that is organized under the laws of a jurisdiction outside of the US) will be required to (A) take any action to grant or perfect a security interest in any asset located outside of the US or (B) execute any security agreement, pledge agreement, mortgage, deed, charge or other collateral document governed by the laws of any jurisdiction other than the US, any state thereof or the District of Columbia; it being understood and agreed that no Loan Party (including any Discretionary Guarantor) will be required to take any action to perfect a security interest in the Collateral in any jurisdiction other than the jurisdiction in which such Loan Party is organized (other than with respect to the required pledge of the Capital Stock of any Discretionary Guarantor that is not organized under the laws of the United States or any state thereof, the jurisdiction of organization of such Discretionary Guarantor);
(vi)    in no event will (A) the Collateral include any Excluded Asset or (B) any Excluded Subsidiary be required to become a Subsidiary Guarantor;
(vii)    without limiting clause (xiii) below, no action shall be required to perfect any Lien with respect to (A) any vehicle or other asset subject to a certificate of title, (B) any Letter-of-Credit Right, (C) the Capital Stock of any Immaterial Subsidiary (other than any Immaterial Subsidiary that is a Loan Party), (D) the Capital Stock of any Person that is not a subsidiary, which Person, if a subsidiary, would constitute an Immaterial Subsidiary and/or (E) any aircraft, in each case, except to the extent that a security interest therein can be perfected by filing a Form UCC-1 (or similar) financing statement under the UCC (without the requirement to list a “VIN” or similar number);
(viii)    no action shall be required to perfect a Lien in any asset in respect of which the perfection of a security interest therein would (A) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of Capital Leases, purchase money and similar financings), (B) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of Capital Leases, purchase money and similar financings), in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Requirement of Law or (C) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of Capital Leases, purchase money and similar financings) pursuant to any “change of control” or similar provision; it being understood that the Collateral shall include any proceeds and/or receivables arising out of any contract described in this clause to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC or other applicable Requirement of Law notwithstanding the relevant prohibition, violation or termination right;
(ix)    (A) no Loan Party shall be required to perfect a Lien in any asset to the extent the perfection of a security interest in such asset would be prohibited under any applicable Requirement of Law and (B) it is understood and agreed, for the avoidance of doubt, that no Loan Party shall be required to comply with the Federal Assignment of Claims Act or any similar statute;
(x)    any Joinder Agreement, any Collateral Document and/or any other Loan Document executed by any Restricted Subsidiary that is required to become (or otherwise becomes) a Loan Party pursuant to Section 5.12(a) above (including any Joinder Agreement) may, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document;
(xi)    the Lenders and the Administrative Agent acknowledge and agree that the Collateral that may be provided by any Loan Party may be limited to minimize stamp duty, notarization, registration or other applicable fees, taxes and duties where the benefit to the Secured Parties of increasing the secured amount is disproportionate to the cost of such fees, taxes and duties;
(xii)    the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, any asset as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined in writing by the Borrower and the Administrative Agent;
(xiii)    except with respect to any Discretionary Guarantor that is organized under the laws of a jurisdiction outside the US, no Loan Party shall be required, and the Administrative Agent shall not be authorized, to perfect any security interest by means other than (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of any Loan Party’s jurisdiction of organization, (B) filings with the US federal government offices with respect to IP Rights as expressly required by the Security Agreement (to the extent a security interest can be perfected by such filings), or (C) delivery to the Administrative Agent, for its possession (subject to the terms of any applicable Intercreditor Agreement), of any Collateral consisting of pledged Capital Stock held by any Loan Party in the Borrower or any Restricted Subsidiary that is a Wholly-Owned Subsidiary and/or any Material Debt Instrument issued to the Borrower or another Loan Party, in each case, to the extent required by the Security Agreement; and
(xiv)    (A) no Collateral Document executed and delivered after the Closing Date will impose any commercial obligation on any Loan Party or contain any representation, warranty or undertaking that is not required for the creation and/or perfection of a security interest in the relevant asset and (B) to the extent the subject matter of any representation, warranty or undertaking in any Collateral Document executed and delivered after the Closing Date is the same as any representation, warranty or covenant in the Credit Agreement, such representation, warranty or covenant shall be no more burdensome to the applicable Loan Party than the corresponding provision of this Agreement unless the relevant additional requirement is necessary for the creation and/or perfection of a security interest in the relevant asset.
(d)    It is understood and agreed for the avoidance of doubt that the Borrower may elect to join any Domestic Subsidiary that is not required to be or become a Subsidiary Guarantor solely because such Restricted Subsidiary is an Immaterial Subsidiary without (i) the consent of the Administrative Agent or (ii) delivery of an opinion of counsel.
Section 5.13    [Reserved].
Section 5.14    Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12:
(a)    the Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements and/or amendments thereto and other documents), that may be required under any applicable Requirement of Law and which the Administrative Agent may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties; and
(b)    the Borrower will, and will cause each other applicable Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents.
Section 5.15    Post-Closing Covenant. Take the actions required by Schedule 5.15 in each case within the time periods specified therein (or, in each case, such longer period to which the Administrative Agent may reasonably agree).
Section 5.16    Depository Banks. The Borrower and each of its Subsidiaries will maintain the Administrative Agent as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business. Additionally, the Administrative Agent shall be the principal provider of other bank products to the Borrower and its Subsidiaries.
Section 5.17    Fiscal Year. In the event that the Borrower elects to change the end date of its Fiscal Year to a date other than as described in the definition of “Fiscal Year”, the Borrower shall notify the Administrative Agent in writing, in which case the Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustment to this Agreement that is necessary to reflect such change in Fiscal Year.
Section 5.18    Nature of Business. From and after the Closing Date, the Borrower shall, and shall cause its Restricted Subsidiaries to, ensure that any material line of business in which it engages is either (a) a business engaged in by the Borrower and/or any Restricted Subsidiary on the Closing Date or a similar, incidental, complementary, ancillary or related business or (b) another line of business to which, in the case of this clause (b), the Administrative Agent provides its consent.

Section 5.19    Amendments or Waivers of Organizational Documents. The Borrower shall, and shall cause each Subsidiary Guarantor to, ensure that it does not, without the consent of the Administrative Agent, amend or modify its respective Organizational Documents in a manner that is, in the good faith determination of the Borrower, materially adverse to the Lenders (in their capacity as such), taken as a whole; provided that, for the avoidance of doubt, it is understood and agreed that the Borrower and/or any Subsidiary Guarantor may make any change to its organizational form and/or consummate any other transaction that is permitted under Section 6.07.
ARTICLE VI
NEGATIVE COVENANTS
From the Closing Date until the Termination Date, the Borrower covenants and agrees with the Lenders, the Issuing Banks and the Administrative Agent that:
Section 6.01    Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:
(a)    the Secured Obligations;
(b)    Indebtedness of (i) the Borrower to any Restricted Subsidiary and/or (ii) any Restricted Subsidiary to the Borrower and/or any other Restricted Subsidiary; provided that (A) in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to the Borrower or any Restricted Subsidiary that is a Loan Party, the related Investment is permitted under Section 6.06, and (B) any Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party incurred in reliance on this clause (b) must be unsecured and expressly subordinated to the Obligations of such Loan Party on terms that are reasonably acceptable to the Administrative Agent (it being understood that the subordination terms set forth in the Intercompany Note are acceptable to the Administrative Agent);
(c)    (i) Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with the Transactions, any Disposition permitted hereunder, any acquisition or other Investment permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock or any other Investment, and (ii) Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any such Restricted Subsidiary pursuant to any such agreement;
(d)    Indebtedness of the Borrower and/or any Restricted Subsidiary (i) as a result of or pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business or pursuant to self-insurance obligations and not in connection with debt for borrowed money and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;
(e)    Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of Banking Services and/or otherwise in connection with Cash management and Deposit Accounts;
(f)    (i) guaranties by the Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers, franchisees and licensees in the ordinary course of business in an aggregate outstanding principal amount not to exceed the greater of $1,500,000 and 5% of Consolidated Adjusted EBITDA, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the

Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;
(g)    Guarantees by the Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower, any Restricted Subsidiary and/or any joint venture with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided that in the case of any Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is permitted under Section 6.06;
(h)    Indebtedness of the Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date; provided that any such Indebtedness or commitment having an outstanding principal amount in excess of $1,000,000 shall be described on Schedule 6.01;
(i)    Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed (x) prior to the consummation of an IPO, the greater of $6,000,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $9,600,000 and 40% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;
(j)    Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;
(k)    Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;
(l)    Indebtedness of the Borrower and/or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness in an aggregate outstanding principal amount not to exceed (x) prior to the consummation of an IPO, the greater of $6,000,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $12,000,000 and 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;
(m)    Indebtedness of any Person that becomes a Restricted Subsidiary and/or Indebtedness assumed in connection with any acquisition or similar Investment; provided that:
(i)    such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in contemplation of the applicable acquisition or similar Investment, and
(ii)    after giving effect to such Indebtedness on a Pro Forma Basis, the Borrower is in compliance with Section 6.10(a);
(n)    Indebtedness issued by the Borrower or any Restricted Subsidiary to any stockholder of the Borrower (or any Parent Company) or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Borrower or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of the Borrower (or any Parent Company) permitted by Section 6.04(a);
(o)    Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (h), (i), (l), (m), (r), (s), (t), (u) and/or (cc) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that:
(i)    the principal amount of such Indebtedness does not exceed the principal amount of, and commitments in respect of, the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement and the related refinancing transaction, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this definition (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02);
(ii)    in the case of Refinancing Indebtedness with respect to clauses (a), (w) and/or (z) (other than Customary Bridge Loans), such Indebtedness (other than revolving indebtedness) has  a final maturity equal to or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) (x) the final maturity of the Indebtedness refinanced, refunded or replaced and (y) the Latest Maturity Date;
(iii)    the terms of any Replacement Debt with an original principal amount in excess of the Threshold Amount (excluding, to the extent applicable, pricing (including any “MFN” provision), fees, premiums, rate floors, optional prepayment, funding discounts, maturity, amortization schedule, redemption terms or subordination terms and security), are not, taken as a whole (as determined by the Borrower in good faith), more favorable to the lenders providing such Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than (A) any covenant or any other provision applicable only to periods after the applicable maturity date of the debt then being refinanced as of such date, (B) any covenant or provision which constitutes a then-current market term for the applicable type of Indebtedness (as determined by the Borrower in good faith), or (C) any covenant or other provision which is conformed (or added) to the Loan Documents for the benefit of the Lenders or, as applicable, the Administrative Agent, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.02(d)(ii), it being understood and agreed that if any Refinancing Indebtedness that constitutes a revolving facility includes a financial covenant, the requirement set forth in this clause (iii) shall be satisfied if such financial covenant is added to this Agreement for the benefit of the then-existing Revolving Facility);
(iv)    in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (i), (l), (m)(ii)(C), (r), (t), (u) and/or (cc) of this Section 6.01, the incurrence thereof shall be without duplication of any amount outstanding in reliance on the relevant clause such that the amount available under the relevant clause shall be reduced by the amount of the applicable Refinancing Indebtedness;

(v)    except in the case of Refinancing Indebtedness constituting Replacement Debt, (A)(1) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), and (2) either (x) if the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Initial Revolving Facility, the Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the Initial Revolving Facility on terms not materially less favorable (as determined by the Borrower in good faith), taken as a whole, to the Lenders than those (I) applicable to the Liens securing the Indebtedness being refinanced, refunded or replaced, taken as a whole, or (II) set forth in any relevant Intercreditor Agreement or (y) the purchase, defeasance, redemption, repurchase, repayment, refinancing or other acquisition or retirement of such Indebtedness is permitted under Section 6.04(b) (other than Section 6.04(b)(i)); it being understood that the proceeds of any such Refinancing Indebtedness may be funded into Escrow pursuant to customary (in the good faith determination of the Borrower) escrow arrangements, (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 (it being understood that (1) any entity that was a guarantor in respect of the relevant refinanced Indebtedness may be the primary obligor in respect of the refinancing Indebtedness, and any entity that was the primary obligor in respect of the relevant refinanced Indebtedness may be a guarantor in respect of the refinancing Indebtedness and (2) the obligation of any Person with respect to any Escrow arrangement into which the proceeds of such Refinancing Indebtedness are deposited shall not constitute a Guarantee) and (C) if the Indebtedness being refinanced, refunded or replaced was expressly contractually subordinated to the Obligations in right of payment, (x) such Indebtedness is contractually subordinated to the Obligations in right of payment, or (y) if not contractually subordinated to the Obligations in right of payment, the purchase, defeasance, redemption, repurchase, repayment, refinancing or other acquisition or retirement of such Indebtedness is permitted under Section 6.04(b) (other than Section 6.04(b)(i)); and
(vi)    in the case of Refinancing Indebtedness constituting Replacement Debt, (A) such Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder, or is unsecured; provided that any such Refinancing Indebtedness that is pari passu or junior with respect to the Collateral shall be subject to an Intercreditor Agreement, (B) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any asset that does not constitute Collateral; it being understood that the proceeds of any such Refinancing Indebtedness may be funded into Escrow pursuant to customary (in the good faith determination of the Borrower) escrow arrangements, (C) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Restricted Subsidiary of the Borrower other than one or more Loan Parties (it being understood that the obligation of any Person with respect to any Escrow arrangement into which the proceeds of such Refinancing Indebtedness are deposited shall not constitute a Guarantee) and (D) such Refinancing Indebtedness is incurred under (and pursuant to) documentation other than this Agreement;
(p)    Indebtedness of the Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;
(q)    Indebtedness of the Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Borrower and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;

(r)    Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed (x) prior to the consummation of an IPO, the greater of $6,000,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $12,000,000 and 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;
(s)    Unsecured Indebtedness of the Borrower and/or any Restricted Subsidiary (any Indebtedness incurred pursuant to this Section 6.01(s), “Ratio Debt”) so long as:
(i)    after giving effect thereto, including the application of the proceeds thereof (in each case, without “netting” the cash proceeds of the applicable Indebtedness being incurred), the outstanding principal thereof does not exceed an unlimited amount, so long as, in the case of this clause (w), on a Pro Forma Basis, the Total Rent Adjusted Net Leverage Ratio does not exceed (i) prior to the consummation of an IPO, 5.25:1.00 as of the last day of the most recently ended Test Period and (ii) following the consummation of any IPO, 5.75:1.00 as of the last day of the most recently ended Test Period;
(ii)    the aggregate outstanding principal amount of Ratio Debt incurred in reliance on this Section 6.01(s) by Restricted Subsidiaries that are not Loan Parties shall not, at any time, exceed an amount equal to (x) prior to the consummation of an IPO, the greater of $6,000,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $9,600,000 and 40% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; and
(iii)    if such Ratio Debt is issued or incurred by any Loan Party and consists of third party Indebtedness for borrowed money (other than Indebtedness among the Borrower and its Restricted Subsidiaries):
(A)    the final maturity date of such Indebtedness (other than revolving loans) is no earlier than the Latest Maturity Date on the date of the issuance or incurrence thereof,
(B)    [reserved], and
(C)    if such Indebtedness constitutes revolving loans, such Indebtedness will not mature or have any mandatory commitment reductions prior to the Initial Revolving Credit Maturity Date;
(t)    Indebtedness of the Borrower and/or any Restricted Subsidiary incurred in connection with any Sale and Lease-Back Transaction permitted pursuant to Section 6.07;
(u)    any Incremental Equivalent Debt;
(v)    Indebtedness (including obligations in respect of letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment, property, casualty or liability insurance (including premiums related thereto) or self-insurance, other reimbursement-type obligations regarding workers’ compensation claims, other types of social security, pension obligations, vacation pay or health, disability or other employee benefits;
(w)    Indebtedness representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers and consultants of any Parent Company, the

Borrower or any Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any acquisition or any other Investment permitted hereby;
(x)    Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank or the Swingline Lender to support any Defaulting Lender’s participation in Letters of Credit issued, or Swingline Loans made, hereunder;
(y)    Indebtedness of the Borrower or any Restricted Subsidiary supported by any Letter of Credit or any other letter of credit, bank guarantee or similar instrument permitted by this Section 6.01;
(z)    unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);
(aa)    customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(bb)    without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Borrower and/or any Restricted Subsidiary hereunder;
(cc)    Indebtedness owed on a short-term basis to banks and other financial institutions in the ordinary course of business to manage cash balances;
(dd)    Indebtedness in respect of earn-outs, seller notes or similar deferred purchase price obligations incurred in connection with any acquisition or other Investment permitted hereby; and
(ee)    real estate-related Indebtedness incurred in the ordinary course of business (i) secured by a deed of trust, mortgage or other lien on the applicable Real Estate Asset of the Borrower or its Restricted Subsidiaries or (ii) constituting other nonrecourse Indebtedness that is customarily incurred or issued in connection with Real Estate Assets; provided that the aggregate principal amount of such Indebtedness under this clause (ee) at any time outstanding shall not exceed $30,000,000.
Section 6.02    Liens. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:
(a)    Liens securing the Secured Obligations;
(b)    Liens for Taxes which (i) are not then due or (ii) are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(c)    statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable Requirements of Law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 60 days, (ii) for amounts that are overdue by more than 60 days and that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) for amounts with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;
(d)    Liens granted or arising (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (A) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to the Borrower and its subsidiaries or (B) leases or licenses of property (excluding IP Rights) otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;
(e)    Liens consisting of survey exceptions, easements, rights-of-way, restrictions, encroachments, servitudes for railways, sewers, drains, gas and oil and other pipelines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires and cables, covenants, conditions, declarations, encroachments, zoning restrictions and other defects or irregularities in title or environmental deed restrictions, in each case, which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and/or its Restricted Subsidiaries, taken as a whole;
(f)    Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);
(g)    Liens (i) solely on any Cash earnest money deposits and/or arising in connection with any escrow arrangement made by the Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder and (ii) consisting of (A) an agreement to Dispose of any property in a Disposition permitted under Section 6.07 and/or (B) the pledge of Cash as part of an escrow arrangement required in any Disposition permitted under Section 6.07;
(h)    (i) purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable Requirements of Law relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business, (ii) Liens arising from precautionary UCC financing statements or similar filings and (iii) any Lien relating to the sale of accounts receivable for which a UCC financing statement or similar financing statement is required;
(i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(j)    Liens in connection with any zoning, building, environmental or similar Requirements of Law or right reserved to or vested in any Governmental Authority to control or regulate the use or dimensions of any real property or the structures thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;
(k)    Liens securing Indebtedness permitted pursuant to Section 6.01(o) (solely with respect to the permitted refinancing of (1) secured Indebtedness permitted pursuant to Sections 6.01(a), (h), (i), (l),

(m), (r), (t), (u) and/or (bb) and (2) Indebtedness that is secured in reliance on Section 6.02(t) (provided that the granting of the relevant Lien shall be without duplication of any Lien outstanding under Section 6.02(t) such that the amount available under Section 6.02(t) shall be reduced by the amount secured by the applicable Lien granted in reliance on this clause (2))); provided that (i) no such Lien extends to any asset not covered by the Lien securing (or permitted to secure) the Indebtedness that is being refinanced (it being understood that individual financings of the type permitted under Section 6.01(l) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates), (ii) if the Lien securing the Indebtedness being refinanced was subject to intercreditor arrangements, then (A) the Lien securing any refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements that are not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Lien securing the Indebtedness that is refinanced or (B) the intercreditor arrangements governing the Lien securing the relevant refinancing Indebtedness shall be set forth in an Intercreditor Agreement, (iii) except as permitted by another provision of this Section 6.02, no such Lien shall be senior in priority as compared to the Lien securing the Indebtedness being refinanced and (iv) subject to clauses (i) through (iii) above, any such Lien may be subject to an Intercreditor Agreement to the extent the Lien securing the Indebtedness being refinanced was permitted to be subject to an Intercreditor Agreement;
(l)    Liens in existence on the Closing Date and any modification, replacement, refinancing, renewal or extension thereof; provided that any such Lien securing Indebtedness having an aggregate principal amount outstanding on the Closing Date in excess of $1,000,000 shall be described on Schedule 6.02; provided, further that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, replacements thereof, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(l) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;
(m)    Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.07;
(n)    Liens securing Indebtedness permitted pursuant to Section 6.01(l); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(l) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);
(o)    Liens securing Indebtedness permitted pursuant to Section 6.01(m) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary and/or any future subsidiary of such Restricted Subsidiary (including, for the avoidance of doubt, any after-acquired property of any such newly acquired subsidiary and/or any such subsidiary of such subsidiary); provided that no such Lien (i) extends to or covers any other assets (other than the proceeds or products thereof, replacements thereof, accessions or additions thereto and improvements thereon) (it being understood that (A) individual financings of the type permitted under Section 6.01(l) provided by any lender may be cross collateralized to other financings of such type provided by such lender or its affiliates and (B) any such Lien may extend to after-acquired property of any such Person) or (ii) was created in contemplation of the applicable acquisition of assets or Capital Stock;
(p)    (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-208 of the UCC on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction and (vii) any general banking Lien over any bank account arising in the ordinary course of business;
(q)    Liens on assets owned by, and/or Capital Stock of, Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;
(r)    Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and/or its Restricted Subsidiaries;
(s)    Liens securing Indebtedness incurred in reliance on, and subject to the provisions set forth in, Section 6.01(u); provided that any Lien that is granted on the Collateral in reliance on this clause (s) shall be subject to an Intercreditor Agreement;
(t)    Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed (x) prior to the consummation of an IPO, the greater of $6,000,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $12,000,000 and 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in each case, subject, in the case of any Lien on the Collateral, at the request of the relevant lender, to an Intercreditor Agreement;
(u)    (i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h) and (ii) any pledge and/or deposit securing any settlement of litigation;
(v)    (i) leases, subleases licenses or sublicenses (other than with respect to IP Rights) in the ordinary course of business which do not secure any Indebtedness and (ii) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its subsidiaries are located;
(w)    Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;
(x)    Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(c), (d), (f), (v) and (z);
(y)    Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar Requirement of Law under any jurisdiction);
(z)    Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of clauses (i) and (ii), securing intercompany Indebtedness permitted (or not restricted) under Sections 6.01 or 6.09;
(aa)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(bb)    (i) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof and (ii) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(cc)    Liens securing (i) obligations of the type described in Section 6.01(e) and/or (ii) obligations of the type described in Section 6.01(p);
(dd)    (i) Liens on Capital Stock of (A) joint ventures securing capital contributions to, or obligations of, such Persons and/or (B) Unrestricted Subsidiaries and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly Owned Subsidiaries;
(ee)    Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;
(ff)    Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(gg)    ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;
(hh)    Liens consisting of (i) any reservation, limitation, proviso and/or condition, if any, expressed in any original grant from the Crown of any real property or any interest therein and/or (ii) any right of expropriation, access, or user or any other right conferred or vested by statutes of Canada or any applicable province;
(ii)    Liens that do not secure Indebtedness for borrowed money and are customary in the operation of the business of the Borrower and its Restricted Subsidiaries;
(jj)    Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(kk)    Liens arising in connection with escrow arrangements established in connection with the Transactions; and
(ll)    Liens on Real Estate Assets of the Borrower or its Restricted Subsidiaries securing Indebtedness permitted under Section 6.01(ee).

Notwithstanding anything to the contrary in this Section 6.02, if the proceeds of any Indebtedness the Liens securing which are required or permitted to be subject to an Intercreditor Agreement are funded into Escrow, at the election of the Borrower, either (x) the relevant Intercreditor Agreement shall not be required to be entered into or become effective until the release and/or termination of the relevant Escrow arrangement, so long as, prior to such release and/or termination, the relevant Indebtedness is secured only by a Lien on such proceeds so funded into Escrow or (y) the property subject to the applicable Escrow arrangement is not required to be subject to the relevant Intercreditor Agreement. Furthermore, notwithstanding anything to the contrary in this Section 6.02, no Liens (other than Liens permitted pursuant to Section 6.02(ll)) on Real Estate Assets shall be permitted to secure any Indebtedness.
Section 6.03    [Reserved].
Section 6.04    Restricted Payments; Restricted Debt Payments.
(a)    The Borrower shall not pay or make any Restricted Payment, except that:
(i)    the Borrower may make, directly or indirectly, Restricted Payments to the extent necessary to permit any Parent Company:
(A)    to pay general administrative and operating costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to any director, officer, employee, member of management, manager and/or consultant of any Parent Company) and franchise Taxes, and similar fees and expenses required to maintain the organizational existence or qualification to do business of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus the amount of any reasonable and customary indemnification claim made by any director, officer, member of management, manager, employee and/or consultant of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company and/or its subsidiaries (but excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries);
(B)    any distribution to any Parent Company to pay the aggregate amount of consolidated, combined, unitary or similar group tax liabilities attributable to the income of the Borrower and its subsidiaries; provided that the amount of such payments does not exceed the amounts that the Borrower, and its subsidiaries would have been required to pay had the Borrower, and its subsidiaries been a stand-alone group for applicable tax purposes; provided that any amounts distributed in respect of any taxes attributable to the income of Unrestricted Subsidiaries may be made only to the extent that (x) such subsidiaries have made cash payments to any Loan Party or Restricted Subsidiary in at least the amount of such taxes or (y) the Borrower and its Restricted Subsidiaries with respect to making such a distribution are treated as deemed to have made an Investment in the amount of such taxes in the relevant Unrestricted Subsidiary and such Investment complies with the requirements of Section 6.06;
(C)    to pay audit and other accounting and reporting expenses of any Parent Company to the extent such expenses are attributable to such Parent Company, the Borrower and its subsidiaries (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries);

(D)    for the payment of any insurance premium that is payable by or attributable to any Parent Company, the Borrower and/or its subsidiaries (but excluding, for the avoidance of doubt, the portion of any such premium, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries);
(E)    to pay (1) any fee and/or expense related to any debt and/or equity offering, investment or acquisition (whether or not consummated) and/or any expense of, or indemnification obligation in favor of, any trustee, agent, arranger, underwriter or similar role, and (2) Public Company Costs;
(F)    to finance any Investment permitted under Section 6.06 (other than Section 6.06(t)) (provided that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment (except with respect to any deferred purchase price or other contingent consideration, the Restricted Payments in respect of which may be made after the closing of such Investment) and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Borrower or one or more of its Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Borrower or one or more of its Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 6.06 as if the relevant Investment was undertaken as a direct Investment by the Borrower or the relevant Restricted Subsidiary); and
(G)    to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses, severance and other benefits are attributable and reasonably allocated to the operations of the Borrower and/or its subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;
(ii)    the Borrower may pay (or make Restricted Payments to allow any Parent Company) to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of the Borrower (or any Parent Company) or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrower or any subsidiary:
(A)    with Cash and Cash Equivalents (and including, to the extent constituting a Restricted Payment, amounts paid in respect of promissory notes issued to evidence any obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company, the Borrower or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrower or any subsidiary) in an amount not to exceed, in any Fiscal Year, (x) prior to the consummation of an IPO, the greater of $5,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $8,500,000 and 35% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in each case, which, if not used in such Fiscal Year, shall be carried forward to the next Fiscal Year (but not to any succeeding

Fiscal Years to the extent not fully utilized in the immediately succeeding Fiscal Year; it being understood and agreed that such carried forward amounts shall be deemed utilized first in any Fiscal Year prior to utilization of the indicative amount for such Fiscal Year);
(B)    with the proceeds of any sale or issuance of, or any capital contribution in respect of, the Capital Stock of the Borrower or any Parent Company that are Not Otherwise Applied (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Borrower or any Restricted Subsidiary); and/or
(C)    with the net proceeds of any key-man life insurance policy;
(iii)    so long as no Event of Default exists, the Borrower may make Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (iii)(A) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (iii)(B);
(iv)    the Borrower may make Restricted Payments:
(A)    to make Cash payments (or to any Parent Company to enable such Parent Company to make Cash payments) in lieu of the issuance of fractional shares in connection with any dividend, split or combination thereof in connection with any Investment permitted hereunder or the exercise or vesting of warrants, options, restricted stock units or similar incentive interests or other securities convertible into or exchangeable for Capital Stock of the Borrower (or such Parent Company) or otherwise to honor a conversion requested by a holder thereof or
(B)    consisting of (1) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Borrower, any subsidiary of the Borrower or Parent Company or any of their respective Immediate Family Members, (2) payments or other adjustments to outstanding Capital Stock in accordance with any management equity plan, stock option plan or any other similar employee benefit or incentive plan, agreement or arrangement in connection with any Restricted Payment and/or (3) repurchases of Capital Stock in consideration of the payments described in clauses (1) and/or (2) above, including demand repurchases, in connection with the exercise or vesting of stock options, restricted stock units or similar incentive interests;
(v)    the Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of, or tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for Capital Stock;
(vi)    the Borrower may make Restricted Payments, the proceeds of which are applied (A) to effect the consummation of the Transactions and (B) to pay Transaction Costs;
(vii)    the Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Borrower and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the

Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) to the extent such proceeds are Not Otherwise Applied and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock;
(viii)    to the extent constituting a Restricted Payment, the Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)) Section 6.07 (other than Section 6.07(g)) and/or Section 6.09 (other than Sections 6.09(d) and (i));
(ix)    so long as no Event of Default exists, the Borrower may make Restricted Payments in an aggregate amount not to exceed (x) prior to the consummation of an IPO, the greater of $5,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $8,500,000 and 35% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;
(x)    so long as no Event of Default exists, the Borrower may make Restricted Payments so long as the Total Rent Adjusted Net Leverage Ratio, calculated on a Pro Forma Basis, would not exceed (i) prior to the consummation of an IPO, 3.50:1.00 as of the last day of the most recently ended Test Period and (ii) following the consummation of any IPO, 4.00:1.00 as of the last day of the most recently ended Test Period;
(xi)    the Borrower may declare and make dividend payments or other Restricted Payments payable solely in the Capital Stock of the Borrower or of any Parent Company;
(xii)    the Borrower may make Restricted Payments (other than in the form of Cash and Cash Equivalents) in connection with and/or relating to any internal reorganization or restructuring activities (including related to tax planning); provided that such activities do not result in any Capital Stock of the Borrower becoming an Excluded Asset;
(xiii)    the Borrower may make payments or distributions to satisfy dissenters’ or appraisal rights, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 6.07;
(xiv)    Restricted Payments constituting any part of any PCT Reorganization Transaction shall be permitted;
(xv)    following the consummation of the first IPO, the Borrower may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any equity interests in an annual amount not to exceed an amount equal to 7.00% of the Net Proceeds received by or contributed to the Borrower from any IPO; and
(xvi)    so long as no Event of Default exists, the Borrower may make Restricted Payments in an aggregate amount not to exceed $1,000,000 in any Fiscal Year to pay management fees and other fees and expenses to be paid to the Permitted Holders.
It is understood and agreed that, for purposes of this Section 6.04(a), any determination of the value of any asset other than Cash shall be made by the Borrower in good faith.
(b)    The Borrower shall not, nor shall it permit any Restricted Subsidiary to make any voluntary prepayment in respect of principal outstanding of Restricted Debt, including any sinking fund or similar deposit, on account of the voluntary prepayment, repurchase, purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt, in each case, more than one year prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:
(i)    with respect to any purchase, defeasance, redemption, refinancing repurchase, repayment or other acquisition or retirement thereof made by exchange for, or out of the proceeds of, Indebtedness permitted by Section 6.01 that constitutes Restricted Debt;
(ii)    as part of an applicable high yield discount obligation catch-up payment;
(iii)    payments of regularly scheduled principal or regularly scheduled interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due (other than payments that are prohibited by the subordination provisions thereof);
(iv)    so long as no Event of Default exists, Restricted Debt Payments in an aggregate amount not to exceed (A) (x) prior to the consummation of an IPO, the greater of $5,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $8,500,000 and 35% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, plus (B) at the election of the Borrower, the amount of Restricted Payments then permitted to be made by the Borrower in reliance on Section 6.04(a)(ix) (it being understood that any amount utilized under this clause (B) to make a Restricted Debt Payment shall result in a reduction in the amount available under Section 6.04(a)(ix));
(v)    (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Capital Stock of any Parent Company or Qualified Capital Stock of the Borrower and/or any capital contribution in respect of Qualified Capital Stock of the Borrower in each case, that are Not Otherwise Applied, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Borrower or the Capital Stock of any Parent Company and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;
(vi)    so long as no Event of Default exists, Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (vi)(A) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (vi)(B); and
(vii)    so long as no Event of Default exists, Restricted Debt Payments in an unlimited amount; provided that after giving effect thereto the Total Rent Adjusted Net Leverage Ratio, calculated on a Pro Forma Basis, would not exceed (i) prior to the consummation of an IPO, 3.75:1.00 as of the last day of the most recently ended Test Period and (ii) following the consummation of any IPO, 4.25:1.00 as of the last day of the most recently ended Test Period.
Section 6.05    Burdensome Agreements. Except as provided herein or in any other Loan Document, any document with respect to any Incremental Equivalent Debt and/or in any agreement with respect to any refinancing, renewal or replacement of any such Indebtedness that is permitted by Section 6.01, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement (any such agreement, a “Burdensome Agreement”) restricting the ability of any Loan Party to create, permit or grant a Lien on any of its properties or assets to secure the Secured

Obligations (after giving effect to the applicable anti-assignment provisions of the UCC and/or any other applicable Requirement of Law), except restrictions:
(a)    set forth in any agreement governing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (j), (m), (p) (as it relates to Indebtedness in respect of clauses (a), (l), (r), (s), (t), (u) and/or (cc) of Section 6.01), (r), (s), (t), (u) and/or (cc) of Section 6.01;
(b)    arising under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the ordinary course of business;
(c)    that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Capital Stock not otherwise prohibited under this Agreement;
(d)    that are assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;
(e)    set forth in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;
(f)    set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;
(g)    imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements;
(h)    on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;
(i)    set forth in documents which exist on the Closing Date;
(j)    arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Borrower);
(k)    arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit;
(l)    arising in any Hedge Agreement and/or any agreement or arrangement relating to any Banking Services and/or any other obligation of the type permitted under Section 6.01(e);

(m)    relating to any asset (or all of the assets) of and/or the Capital Stock of the Borrower and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement or that would result in the occurrence of the Termination Date;
(n)    set forth in any agreement relating to any Permitted Lien that limits the right of the Borrower and/or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto;
(o)    customary subordination and/or subrogation provisions set forth in guaranty or similar documentation (not relating to Indebtedness for borrowed money) that is entered into in the ordinary course of business;
(p)    any restriction created in connection with any factoring program implemented in the ordinary course of business, so long as in the case of any prohibition on Liens, the relevant restriction relates solely to assets subject to such factoring program and the Capital Stock of any Person participating in such factoring program; and/or
(q)    imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (p) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 6.06    Investments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:
(a)    Cash or Investments that were Cash Equivalents at the time made;
(b)    (i) Investments existing on the Closing Date in the Borrower or in any subsidiary, (ii) Investments made after the Closing Date among the Borrower and/or one or more Restricted Subsidiaries; provided that the aggregate outstanding amount of Investments by any Loan Party in any Restricted Subsidiary that is not a Loan Party in reliance on this Section 6.06(b)(ii) shall not exceed (x) prior to the consummation of an IPO, the greater of $2,500,000 and 10% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $6,000,000 and 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, (iii) any Investment made after the Closing Date among the Borrower and/or one or more Restricted Subsidiaries in connection with cash management and (iv) Investments in any Restricted Subsidiary in the form of any contribution or Disposition of the Capital Stock of any Person that is not a Loan Party; provided that, in the case of this clause (iv), (x) there is a bona fide business purpose for such contribution or Disposition or (y) such contribution or Disposition is not consummated solely for the purpose of obtaining a release of the Collateral in respect of the Capital Stock in such Person, in the case of the foregoing clauses (x) and (y), as determined in good faith by the Borrower;
(c)    Investments (i) constituting deposits, prepayments, trade credits and/or credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts or (iii) made in distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary;

(d)    (i) Investments in joint ventures in an aggregate outstanding amount not to exceed (x) prior to the consummation of an IPO, the greater of $5,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $8,500,000 and 35% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; provided that the Capital Stock of such joint venture shall be Collateral, and (ii) so long as no Event of Default under Section 7.01(a), (f) or (g) exists, Investments in Unrestricted Subsidiaries in an aggregate outstanding amount not to exceed (x) prior to the consummation of an IPO, the greater of $5,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $8,500,000 and 35% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;
(e)    (i) Permitted Acquisitions and (ii) any Investment in any Restricted Subsidiary that is not a Loan Party in an amount required to permit such Restricted Subsidiary to directly, or indirectly through one or more other Restricted Subsidiaries, consummate a Permitted Acquisition, which amount is applied, by such Restricted Subsidiary, directly or indirectly, through one or more other Restricted Subsidiaries to consummate such Permitted Acquisition;
(f)    (i) Investments existing on, or contractually committed to or contemplated as of, the Closing Date; provided that, to the extent the outstanding amount (or contractually committed or contemplated amount) of any such Investment on the Closing Date exceeds $1,000,000 such Investment is described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06;
(g)    Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07 or any other disposition of assets not constituting a Disposition;
(h)    loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Borrower, its subsidiaries and/or any joint venture to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company or the Borrower, either (i) in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed (or deemed to have been contributed) to the Borrower for the purchase of such Capital Stock;
(i)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
(j)    Investments consisting of (or resulting from) Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (g)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(viii)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii)(B) of the proviso thereto), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g));
(k)    Investments (i) in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers and/or (ii) in the ordinary course of business and/or consistent with industry practice consisting of loans or advances made to distributors;

(l)    Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;
(m)    loans and advances of payroll payments or other compensation (including deferred compensation) to present or former employees, directors, members of management, officers, managers or consultants of the Borrower or any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries)), the Borrower and/or any subsidiary in the ordinary course of business;
(n)    Investments to the extent that payment therefor is made with Capital Stock of any Parent Company or Qualified Capital Stock of the Borrower or any Restricted Subsidiary that are Not Otherwise Applied, in each case, to the extent not resulting in a Change of Control; provided that in connection with any such Investment, any payment (or portion thereof) not made with Capital Stock of any Parent Company or Qualified Capital Stock of the Borrower or any Restricted Subsidiary must otherwise be permitted under this Section 6.06;
(o)    (i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such acquired Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the original amount of such Investment, except as otherwise permitted by this Section 6.06;
(p)    Investments made in connection with the Transactions;
(q)    Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed:
(i)    so long as no Event of Default under Section 7.01(a), (f) or (g) exists, (A) (x) prior to the consummation of an IPO, the greater of $5,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $8,500,000 and 35% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, plus (B) at the election of the Borrower, the amount of Restricted Payments then permitted to be made by the Borrower in reliance on Section 6.04(a)(ix) (it being understood that any amount utilized under this clause (B) to make an Investment shall result in a reduction in the amount available under Section 6.04(a)(ix)), plus (C) at the election of the Borrower, the amount of Restricted Debt Payments then permitted to be made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(b)(iv)(A) (it being understood that any amount utilized under this clause (C) to make an Investment shall result in a reduction in the amount available under Section 6.04(b)(iv)(A)), plus

(ii)    in the event that (A) the Borrower or any of its Restricted Subsidiaries makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, an amount equal to 100% of the fair market value of such Investment as of the date on which such Person becomes a Restricted Subsidiary;
(r)    so long as no Event of Default Exists, Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed (i) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (r)(i) and/or (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (r)(ii);
(s)    (i) Guarantees of leases (other than Capital Leases) or of other obligations of the Borrower and/or any Restricted Subsidiary not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business in an aggregate outstanding principal amount not to exceed the greater of $1,500,000 and 5% of Consolidated Adjusted EBITDA;
(t)    Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a) (other than Section 6.04(a)(i)(F)); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);
(u)    Investments in Similar Businesses in an aggregate outstanding amount not to exceed (x) prior to the consummation of an IPO, the greater of $5,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $8,500,000 and 35% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;
(v)    Investments in the Borrower and/or any Restricted Subsidiary in connection with internal reorganizations and/or restructurings and/or activities related to tax planning; provided that, after giving effect to any such reorganization, restructuring or activity, in the good faith determination of the Borrower, neither the Loan Guaranty, taken as a whole, nor the security interest of the Administrative Agent in the Collateral, taken as a whole, is materially impaired;
(w)    Investments under Derivative Transactions of the type permitted under Section 6.01(p);
(x)    Investments made in joint ventures as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements entered into in the ordinary course of business;
(y)    Investments made in connection with any nonqualified deferred compensation plan or arrangement for any present or former employee, director, member of management, officer, manager or consultant or independent contractor (or any Immediate Family Member thereof) of any Parent Company, the Borrower, its subsidiaries and/or any joint venture;
(z)    Investments in the Borrower, any Restricted Subsidiary and/or joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
(aa)    so long as no Event of Default under Section 7.01(a), (f) or (g) exists, any Investment so long as, after giving effect thereto on a Pro Forma Basis, the Total Rent Adjusted Net Leverage Ratio does not exceed (i) prior to the consummation of an IPO, 4.00:1.00 as of the last day of the most recently ended

Test Period and (ii) following the consummation of any IPO, 4.50:1.00 as of the last day of the most recently ended Test Period;
(bb)    any Investment made or committed to be made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made or committed to be made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary;
(cc)    Investments consisting of the licensing, sublicensing or contribution of IP Rights, including pursuant to joint marketing, collaboration or joint development arrangements with other Persons in the ordinary course of business;
(dd)    any loan and/or advance to any Parent Company not in excess of the amount (after giving effect to any other loan, advance or Restricted Payment in respect thereof) of Restricted Payments that are permitted to be made to such Parent Company in accordance with Section 6.04(a)(i), such Investment being treated for purposes of the applicable provision of Section 6.04(a), including any limitation, as a Restricted Payment made pursuant to such clause;
(ee)    Investments in the ordinary course of business to secure performance of operating leases and other contractual obligations that do not constitute Indebtedness;
(ff)    Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;
(gg)    Investments in receivables owing to the Borrower and/or any Restricted Subsidiary in the ordinary course of business on customary trade terms, including such concessionary trade terms as the Borrower or the relevant Restricted Subsidiary may deem reasonable under the applicable circumstances;
(hh)    any contribution to a “rabbi” trust for the benefit of any employee, director, consultant, independent contractor or other service provider or any other grantor trust;
(ii)    Investments in franchisees in an aggregate outstanding amount not to exceed the greater of $2,500,000 and 10% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in which, if not used in such Fiscal Year, shall be carried forward to the next Fiscal Year (but not to any succeeding Fiscal Years to the extent not fully utilized in the immediately succeeding Fiscal Year; it being understood and agreed that such carried forward amounts shall be deemed utilized first in any Fiscal Year prior to utilization of the indicative amount for such Fiscal Year); and/or
(jj)    Investments made in connection with any PCT Reorganization Transaction.
Notwithstanding the foregoing, it is understood and agreed that this Section 6.06 shall not permit (x) an IP Separation Transaction or (y) an Investment by the Borrower or any Restricted Subsidiary in the form of a contribution of any Material Intellectual Property to any Unrestricted Subsidiary.
Section 6.07    Fundamental Changes; Disposition of Assets. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, merge, consolidate, amalgamate, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any voluntary Disposition of assets outside the ordinary course of business having a fair market value in excess of $2,000,000 in any single transaction or series of related transactions (including, in each case, pursuant to a Delaware LLC Division), except:

(a)    the Borrower or any Subsidiary Guarantor may be merged, consolidated or amalgamated with another Person or, if applicable, effect a Delaware LLC Division, or any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Borrower or any Restricted Subsidiary or, if applicable, effect a Delaware LLC Division; provided that:
(i)    in the case of any such merger, consolidation or amalgamation with or into the Borrower or any Delaware LLC Division relating to the Borrower, (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation, amalgamation or Delaware LLC Division is not the Borrower (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the law of the US, any state thereof or the District of Columbia, (2) the Successor Borrower shall expressly assume the Obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent and (3) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (1) through (3) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents, and
(ii)    in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor or any Delaware LLC Division relating to any Subsidiary Guarantor, either (A) the Borrower or a Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person (or, in the case of an amalgamation, the Person formed as a result thereof) shall expressly assume the obligations of such Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (B) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;
(b)    Dispositions (including of Capital Stock) among the Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that if the relevant Disposition is to a Restricted Subsidiary that is not a Loan Party, the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;
(c)    (i) the liquidation, dissolution or Delaware LLC Division of any Restricted Subsidiary if the Borrower determines in good faith that (A) such liquidation, dissolution or Delaware LLC Division is in the best interests of the Borrower and (B) is not materially disadvantageous to the Lenders (taken as a whole) and (ii) the Borrower or any Restricted Subsidiary receives the assets (if any) of the relevant liquidated, dissolved or divided Restricted Subsidiary; provided that in the case of any liquidation, dissolution or Delaware LLC Division of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof); (ii) any merger, amalgamation, dissolution, liquidation, consolidation or Delaware LLC Division, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 6.06 (other than Section 6.06(j)); and (iii) the conversion of the Borrower or any Restricted Subsidiary into another form of entity, so long as such conversion does not, in the good faith determination of the Borrower, adversely affect the value of the Loan Guaranty or Collateral, if any;
(d)    (i) Dispositions of inventory or equipment or immaterial assets in the ordinary course of business (including on an intercompany basis) and (ii) the leasing or subleasing of real property in the ordinary course of business;

(e)    Dispositions of surplus, obsolete, used or worn out property or other property that, in the good faith judgment of the Borrower, is (i) no longer useful in its business (or in the business of any Restricted Subsidiary of the Borrower) or (ii) otherwise economically impracticable to maintain, including any property abandoned in connection with the termination of any lease;
(f)    Dispositions of Cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;
(g)    Dispositions, mergers, amalgamations, consolidations or conveyances that constitute (or would result in) (i) Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), (ii) Permitted Liens and (iii) Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(viii));
(h)    Dispositions for fair market value; provided that:
(i)    with respect to any such Disposition (other than any Permitted Asset Swap) with a purchase price in excess of (x) prior to the consummation of an IPO, the greater of $1,250,000 and 5% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $2,500,000 and 10% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, at least 75% of the consideration for such Disposition (other than the portion of any such Disposition consisting of a Permitted Asset Swap) shall consist of Cash or Cash Equivalents;
(ii)    for purposes of the 75% Cash consideration requirement described immediately above:
(A)    the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto)) that are assumed by the transferee of any such assets (or that are otherwise terminated or cancelled in connection with the transaction with such transferee) and for which the Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing,
(B)    the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition,
(C)    any Security received by the Borrower or any Restricted Subsidiary from such transferee that will be converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and
(D)    any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D) that is at that time outstanding, not in excess of (x) prior to the consummation of an IPO, the greater of $2,500,000 and 10% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $5,000,000 and 20% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash; and
(iii)    the amount of Dispositions made pursuant to this clause (h), together with the amount of Dispositions made pursuant to Section 6.07(z) below, does not exceed (x) prior to the consummation of an IPO, the greater of $5,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $8,500,000 and 35% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period in any Fiscal Year, which, if not used in such Fiscal Year, shall be carried forward to the next Fiscal Year (but not to any succeeding Fiscal Years to the extent not fully utilized in the immediately succeeding Fiscal Year; it being understood and agreed that such carried forward amounts shall be deemed utilized first in any Fiscal Year prior to utilization of the indicative amount for such Fiscal Year);
(i)    Dispositions to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;
(j)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;
(k)    Dispositions, discounting or forgiveness of notes receivable or accounts receivable in the ordinary course of business (including to insurers which have provided insurance as to the collection thereof) or in connection with the collection or compromise thereof (including sales to factors);
(l)    Dispositions and/or terminations of leases, subleases, licenses or sublicenses, (i) the Disposition or termination of which will not materially interfere with the business of the Borrower and its Restricted Subsidiaries (taken as a whole) or (ii) which relate to closed facilities or the discontinuation of any product line;
(m)    (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;
(n)    Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);
(o)    Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;
(p)    Dispositions of non-core (as determined by the Borrower in good faith) assets acquired in connection with any acquisition or other Investment permitted hereunder and sales of Real Estate Assets acquired in any acquisition or other Investment permitted hereunder; provided that no Event of Default under Section 7.01(a), (f) or (g) exists on the date on which the definitive agreement governing the relevant Disposition is executed;
(q)    exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as determined by the Borrower in good faith) for like assets (including Related Business Assets);

(r)    Dispositions of assets that do not constitute Collateral for fair market value;
(s)    (i) any Disposition or non-exclusive licensing, sublicensing and/or cross-licensing arrangement involving any IP Right of the Borrower or any Restricted Subsidiary in the ordinary course of business, and (ii) any Disposition, abandonment, cancellation or lapse of any IP Right, or any issuance or registration, or application for issuance or registration, of any IP Right, which, in the good faith determination of the Borrower is not material to the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or is no longer economical to maintain in light of its use;
(t)    any termination or unwind of Derivative Transactions or Banking Services Obligations;
(u)    Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;
(v)    Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrower and/or any Restricted Subsidiary;
(w)    Dispositions made to comply with any order of any Governmental Authority or any applicable Requirement of Law (including as a condition to, or in connection with, the consummation of the Transactions);
(x)    any merger, consolidation, Disposition or conveyance the purpose of which is to reincorporate or reorganize (i) any Restricted Subsidiary in another jurisdiction in the US and/or (ii) any Foreign Subsidiary in the US or any other jurisdiction;
(y)    any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;
(z)    Dispositions involving assets having a fair market value in the aggregate, together with the amount of Dispositions made pursuant to clause (h) above, of not more than (x) prior to the consummation of an IPO, the greater of $5,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $8,500,000 and 35% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period in any Fiscal Year, which, if not used in such Fiscal Year, shall be carried forward to the next Fiscal Year (but not to any succeeding Fiscal Years to the extent not fully utilized in the immediately succeeding Fiscal Year; it being understood and agreed that such carried forward amounts shall be deemed utilized first in any Fiscal Year prior to utilization of the indicative amount for such Fiscal Year);
(aa)    Dispositions in connection with reorganizations and/or restructurings and/or activities related to tax planning; provided that, after giving effect to any such reorganization, restructuring or activity, in the good faith determination of the Borrower, neither the Loan Guaranty, taken as a whole, nor the security interest of the Administrative Agent in the Collateral, taken as a whole, is materially impaired;
(bb)    Dispositions of assets in connection with the closing or sale of an office in the ordinary course of business of the Borrower and the Restricted Subsidiaries, which consist of leasehold interests in the premises of such office, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such office; provided that any such sale shall be at a commercially reasonable price and on commercially reasonable terms in a bona fide arm’s-length transaction;

(cc)    Sale and Lease-Back Transactions; provided that (i) the fair market value of all property so Disposed of after the Closing Date shall not exceed (x) prior to the consummation of an IPO, the greater of $5,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $8,500,000 and 35% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period and (ii) the Borrower shall be in compliance with Section 6.10(a), Section 6.10(b) and Section 6.10(c)on a Pro Forma Basis;
(dd)    so long as no Event of Default exists, Dispositions of any asset acquired with the proceeds of an Available Excluded Contribution Amount;
(ee)    the granting of franchises with respect to restaurants (and Dispositions of property in connection therewith) made to franchisees meeting the Borrower’s reasonable qualifications; provided that (A) such Dispositions are made for fair market value, (B) any such granting of a franchise with respect to a restaurant then owned by any Loan Party shall be subject to the absence of any Event of Default on the date on which such Disposition is consummated, (C) the Borrower is in compliance with Section 6.10(a), Section 6.10(b) and Section 6.10(c) on a Pro Forma Basis, at the Borrower’s election, either (1) at the time of the execution of the definitive agreement governing such Disposition or (2) on the date on which such Disposition is consummated and (D) the aggregate amount of Dispositions made pursuant to this clause (kk) does not exceed (x) prior to the consummation of an IPO, the greater of $5,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period, and (y) following the consummation of an IPO, the greater of $8,500,000 and 35% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; and
(ff)    any transaction in connection with any PCT Reorganization Transaction.
It is understood and agreed that (a) to the extent that any Collateral is Disposed of as permitted by this Section 6.07, such Collateral shall be Disposed of free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition, and the Administrative Agent shall be authorized to take, and shall take, any action reasonably requested by the Borrower in order to effect the foregoing; provided that in the case of a Disposition made to any Loan Party, the relevant transferred assets shall become part of the Collateral of the transferee Loan Party (except to the extent such assets constitute Excluded Assets), (b) any determination of the fair market value of any asset other than Cash for purposes of this Section 6.07 shall be made by the Borrower in good faith at its election either (1) at the time of the execution of the definitive agreement governing such Disposition or (2) the date on which such Disposition is consummated and (c) notwithstanding the foregoing provisions of this Section 6.07, this Section 6.07 shall not permit (i) an IP Separation Transaction or (ii) a Disposition by the Borrower or any Restricted Subsidiary of any Material Intellectual Property to any Unrestricted Subsidiary.
Section 6.08    Amendments of or Waivers with Respect to Restricted Debt. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the subordination terms set forth in the documentation governing any Restricted Debt if the effect of such amendment or modification, together with all other amendments or modifications made, is, in the good faith determination of the Borrower, materially adverse to the interests of the Lenders (in their capacities as such); provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is otherwise permitted to be incurred under this Agreement in respect thereof.
Section 6.09    Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, consummate any transaction with any Affiliate thereof that involves payment in excess of $4,800,000 and 20% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, on terms that are not at least as favorable (as determined by the Borrower in good faith at the time of the execution of the definitive agreement relating thereto) to the Borrower or such Restricted Subsidiary, as the case may be, as those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate (or, if in the good faith judgment of Borrower, there is no comparable transaction on the basis of which to make the comparison described above, such transaction is fair to the Borrower or its applicable Restricted Subsidiary from a financial point of view); provided that the foregoing requirement shall not apply to:
(a)    any transaction between or among the Borrower and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Agreement (it being understood this clause (a) shall not permit any Restricted Subsidiary that is not a Wholly-Owned Subsidiary to make a distribution to, or repurchase of its Capital Stock from, any Affiliate (other than the Borrower and/or one or more Restricted Subsidiaries) to the extent the share of the foregoing made or paid to the Borrower or any of the Restricted Subsidiaries is not at least pro rata to the percentage of such class of Capital Stock in such Restricted Subsidiary that is not a Wholly-Owned Subsidiary owned by the Borrower and its other Restricted Subsidiaries);
(b)    any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Borrower or any Restricted Subsidiary;
(c)    (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement (including salary or guaranteed payment and bonuses) entered into by the Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) any transaction pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;
(d)    (i) transactions permitted by Sections 6.04 and 6.06 and (ii) issuances of Capital Stock, equity contributions and issuances and incurrences of Indebtedness not otherwise restricted by this Agreement;
(e)    transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous in any material respect to the Lenders than the relevant transaction in existence on the Closing Date;
(f)    the Transactions and the payment of Transaction Costs;
(g)    customary compensation to, and reimbursement of expenses of, Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;

(h)    Guarantees permitted by Section 6.01 or Section 6.06;
(i)    transactions that are otherwise permitted (or not restricted) under Article VI;
(j)    the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Borrower or its subsidiaries;
(k)    transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the Borrower (or its board of directors (or similar governing body) or senior management) or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate;
(l)    the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;
(m)    any intercompany loan made by the Borrower to any Restricted Subsidiary;
(n)    any transaction (or series of related transactions) in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction or transactions, as applicable, is or are on terms that either (i) are no less favorable to the Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate or (ii) fair to the Borrower or the relevant Restricted Subsidiary from a financial point of view;
(o)    any issuance, sale or grant of securities or other payments, awards or grants in Cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership or incentive plans approved by a majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;
(p)    any payment pursuant to any tax sharing agreement or arrangement (whether written or as a matter of practice), that would otherwise be permitted as a distribution pursuant to Section 6.04(a);
(q)    the licensing of any IP Rights in the ordinary course of business to permit the commercial use of IP Rights between or among the Borrower and/or any subsidiary and/or Affiliate thereof (other than an Unrestricted Subsidiary);
(r)    any transaction (or series of related transactions) approved by a majority of the disinterested directors (or members of any similar governing body) of the Borrower or an applicable Parent Company;
(s)    any investment by any Permitted Holder or Parent Company in securities or Indebtedness of the Borrower and/or any Guarantor;

(t)    transactions not otherwise prohibited by this Agreement for the purpose of (i) forming a holding company and/or (ii) reincorporating the Borrower in a new jurisdiction;
(u)    any payment to or from, and/or any transaction with, any joint venture or Unrestricted Subsidiary in the ordinary course of business or consistent with past practice, industry practice or industry norms (including, any cash management activity related thereto);
(v)    (i) the existence and performance of any agreement and/or transaction with any Unrestricted Subsidiary that was entered into or consummated prior to the designation of such subsidiary as an Unrestricted Subsidiary to the extent that such agreement or transaction was permitted at the time that it was entered into with such Restricted Subsidiary and/or (ii) any transaction entered into by any Unrestricted Subsidiary with any Affiliate prior to the re-designation of such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or re-designation, as applicable;
(w)    any capital contribution (whether or not in exchange for the issuance of additional Capital Stock) or loan to any Unrestricted Subsidiary that is not otherwise prohibited by this Agreement;
(x)    [reserved]; and/or
(y)    (i) any investment by any Affiliate in the Loans, loans, securities or other Indebtedness of the Borrower and/or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Borrower or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (ii) payments and/or distributions to Affiliates in respect of the Loans, loans, securities or Indebtedness of the Borrower or any Restricted Subsidiary in connection with the securities and other Indebtedness contemplated in the foregoing subclause (h) or that were acquired from Persons other than the Borrower and the Restricted Subsidiaries, in each case, in accordance with the terms of such securities or Indebtedness.
Section 6.10    Financial Covenants.
(a)    Total Rent Adjusted Net Leverage Ratio. On the last day of any Test Period (commencing with the Test Period ending December 26, 2021), the Borrower shall not permit the Total Rent Adjusted Net Leverage Ratio to be greater than (A) from the Test Period ending on December 26, 2021 to and including the Test Period ending on December 25, 2022, 6.50:1.00, (B) from the Test Period ending on April 16, 2023 to and including the Test Period ending on December 31, 2023, 5.75:1.00, and (C) from the Test Period ending on April 21, 2024 and each Test Period ending thereafter, 5.00:1.00.
(b)    Fixed Charge Coverage Ratio. On the last day of any Test Period (commencing with the Test Period ending December 26, 2021), the Borrower shall not permit the Fixed Charge Coverage Ratio to be less than (A) from the Test Period ending on December 26, 2021 to and including the Test Period ending on December 25, 2022, 1.15:1.00 and (B) from the Test Period ending on April 16, 2023 and each Test Period ending thereafter, 1.20:1.00.
(c)    Liquidity. On the last day of any Test Period (commencing with the Test Period ending December 26, 2021), the Borrower shall not permit Liquidity to be less than $15,000,000.
(d)    Notwithstanding anything to the contrary in this Agreement (including Article VII), upon any failure by the Borrower to comply with Section 6.10(a), Section 6.10(b) and/or Section 6.10(c) above for the Test Period ending on the last day of any Fiscal Quarter, the Borrower shall have the right (the “Cure

Right”) at any time during such Fiscal Quarter or thereafter until the date that is 15 Business Days after the date on which financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, to issue Qualified Capital Stock or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent) for Cash or otherwise receive Cash contributions in respect of its Qualified Capital Stock or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent) (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 6.10(a), Section 6.10(b) and/or Section 6.10(c) shall be recalculated giving effect to (x) a pro forma increase in the amount of Consolidated Adjusted EBITDA in an amount equal to the Cure Amount (notwithstanding the absence of a related addback in the definition of “Consolidated Adjusted EBITDA”) solely for the purpose of determining compliance with Section 6.10(a) and/or Section 6.10(b) and (y) to increase Liquidity on a dollar-for-dollar basis solely for the purposes of determining compliance with Section 6.10(c), as applicable, as of the end of such Fiscal Quarter and for applicable subsequent periods that include such Fiscal Quarter. If, after giving effect to the foregoing recalculations (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 6.10(a), Section 6.10(b) and/or Section 6.10(c), as applicable, would be satisfied, then the requirements of Section 6.10(a), Section 6.10(b) and/or Section 6.10(c), as applicable, shall be deemed to have been satisfied as of the end of the relevant Fiscal Quarter (and Test Period) with the same effect as though there had been no failure to comply therewith at such date. Notwithstanding anything herein to the contrary:
(i)    in each four consecutive Fiscal Quarter period there shall be at least two Fiscal Quarters in which the Cure Right is not exercised (it being understood that, subject to clause (ii), the Cure Right may be exercised in consecutive Fiscal Quarters),
(ii)    during the term of this Agreement, the Cure Right shall not be exercised more than five times (it being understood and agreed that the exercise of a Cure Right in any Fiscal Quarter with respect to any failure to comply with Section 6.10(a), Section 6.10(b) and Section 6.10(c)shall constitute a single exercise of the Cure Right),
(iii)    the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 6.10(a), Section 6.10(b) and/or Section 6.10(c), as applicable,
(iv)    there shall be no pro forma or other reduction of the amount of Indebtedness by the amount of any Cure Amount for purposes of determining compliance with Section 6.10(a), Section 6.10(b) or Section 6.10(c) for the Fiscal Quarter in respect of which the Cure Right was exercised (other than, with respect to any future period, to the extent of any portion of such Cure Amount that is actually applied to prepay Indebtedness (including by way of buyback or repurchase)),
(v)    any pro forma adjustment to Consolidated Adjusted EBITDA resulting from any Cure Amount shall be disregarded for purposes of determining (A) whether any financial ratio-based condition to the availability of any carve-out set forth in Article VI of this Agreement has been satisfied or (B) the Applicable Rate or the Commitment Fee Rate, in each case during each Fiscal Quarter in which the pro forma adjustment applies, and
(vi)    no Revolving Lender or Issuing Bank shall be required to make any Revolving Loan or issue, amend or increase the face amount of any Letter of Credit from and after the date on which a Compliance Certificate demonstrating a failure to comply with Section 6.10(a), Section 6.10(b) or Section 6.10(c) for the Test Period ending on the last day of any Fiscal Quarter is (or would be required to be) delivered pursuant to Section 5.01(c) until the date on which the Borrower receives the relevant Cure Amount.

ARTICLE VII
EVENTS OF DEFAULT
Section 7.01    Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)    Failure To Make Payments When Due. Failure by the Borrower to pay (i) any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or
(b)    Default in Other Agreements. (i) Failure by the Borrower or any Restricted Subsidiary to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness for borrowed money of the Borrower or such Restricted Subsidiary (other than (x) Indebtedness referred to in clause (a) above and (y) intercompany Indebtedness) with an individual outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by the Borrower or any Restricted Subsidiary with respect to any other term of (A) one or more items of third-party Indebtedness for borrowed money of the Borrower or such Restricted Subsidiary (other than (x) Indebtedness referred to in clause (a) above and (y) intercompany Indebtedness) with an individual outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by the Borrower or any Restricted Subsidiary), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with the giving of notice, if required) such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that (I) clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder, (II) any failure described under clauses (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to this Article VII and (III)  it is understood and agreed that the occurrence of any event described in this clause (b) that would, prior to the expiration of any applicable grace period, permit the holder or holders of the relevant Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with the giving of notice, if required) such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, will not result in a Default or Event of Default under this Agreement prior to the expiration of such grace period; or
(c)    Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with Section 5.01(d)(i), Section 5.02 (as it applies to the preservation of the existence of the Borrower), or Article VI; provided that,
(i)    any breach of Section 6.10(a), Section 6.10(b) or Section 6.10(c) is subject to cure as provided in Section 6.10(d); and
(ii)    no Default or Event of Default may arise under Section 6.10(a), Section 6.10(b) or Section 6.10(c) until the 15th Business Day after the date on which financial statements are required to be delivered for the relevant Fiscal Quarter under Sections 5.01(a) or (b), as applicable (unless the Cure Right has previously been exercised in excess of the aggregate cap on Cure Rights contemplated by Section 6.10(d) over the life of this Agreement and/or the Cure Right has previously been exercised twice in the applicable four consecutive Fiscal Quarter period), and then only to the extent the Cure Amount has not been received on or prior to such date; or
(d)    Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate) being untrue in any material respect as of the date made or deemed made; it being understood and agreed that (i) any breach of any representation, warranty or certification resulting from the failure of the Administrative Agent to file any Uniform Commercial Code financing statement, amendment and/or continuation statement or the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it shall not result in an Event of Default under this Section 7.01(d) or any other provision of any Loan Document and (ii) if the relevant representation and warranty is capable of being cured (including by the delivery of a restated certification or calculation or restated financial statements), no Default or Event of Default may arise under this Section 7.01(d) with respect to such representation and warranty unless such representation and warranty remains incorrect in any material respect for a period of 30 days following the delivery of a written notice by the Administrative Agent of the relevant inaccuracy to the Borrower; or
(e)    Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article VII, which default has not been remedied or waived within 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent; or
(f)    Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief in respect of the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) shall be granted under any applicable Requirements of Law, which relief is not stayed; or (ii) the commencement of an involuntary case against the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, administrator, custodian or other officer having similar powers over the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary), or over all or a material part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) for all or a material part of its property, which remains, in any case under this Section 7.01(f), undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days; provided that it is understood and agreed that the occurrence of any event described in this clause (f) will not result in a Default or Event of Default under this Agreement prior to the expiration of such 60 consecutive day period; or
(g)    Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) of an order for relief in, or the commencement by the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) of, a voluntary case under any Debtor Relief Law, or the consent by the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, insolvency receiver, liquidator, sequestrator, trustee, administrator, custodian or other like official for or in respect of itself or for all or a material part of the property of the Borrower and any Restricted Subsidiary (other taken any Immaterial Subsidiary), taken as a whole or (ii) the making by the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or
(h)    Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) individually or any of its assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case, to the extent not adequately covered by indemnity from a third party (including any escrow arrangement), by self-insurance (if applicable) or by insurance as to which, in the case of any such third party insurance, the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 consecutive days; provided that it is understood and agreed that the occurrence of any event described in this clause (h) will not result in a Default or Event of Default under this Agreement prior to the expiration of such 60 consecutive day period; or
(i)    Employee Benefit Plans. The occurrence of one or more ERISA Events with respect to the Borrower or any Restricted Subsidiary, which individually or in the aggregate result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or
(j)    Change of Control. The occurrence of a Change of Control; or
(k)    Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any material Loan Guaranty for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared, by a court of competent jurisdiction, to be null and void or any Loan Guarantor shall repudiate in writing its obligations thereunder (in each case, other than as a result of the discharge of such Loan Guarantor in accordance with the terms thereof and other than as a result of any act or omission by the Administrative Agent or any Lender), (ii) this Agreement or any material Collateral Document ceases to be in full force and effect or shall be declared, by a court of competent jurisdiction, to be null and void or any Lien on a material portion of the Collateral created under any Collateral Document ceases to be perfected with respect to a material portion of the Collateral (other than solely by reason of (1) such perfection not being required pursuant to the Collateral and Guarantee Requirement, the Collateral Documents, this Agreement or otherwise, (2) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file Uniform Commercial Code financing statements, amendments or continuation statements, (3) a release of Collateral in accordance with the terms hereof or thereof or (4) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or (iii) other than in any bona fide, good faith dispute as to the scope of Collateral or whether any Lien has been, or is required to be released, any Loan Party shall contest in writing, the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents on any material portion of the Collateral or any Loan Guaranty) or deny in writing that it has any further liability (other than by reason of the occurrence of the Termination Date or any other termination of any other Loan Document in accordance with the terms thereof), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; it being understood and agreed that the failure of the Administrative Agent to file any Uniform Commercial Code financing statement, amendment or continuation statement and/or maintain possession of any physical Collateral shall not result in an Event of Default under this Section 7.01(k) or any other provision of any Loan Document;

(l)    Subordination. The Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any Restricted Debt that is required to be subordinated pursuant to the terms of this Agreement or any such subordination provision being invalidated by a court of competent jurisdiction in a final non-appealable order, or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto;
then, and in every such event (other than an event described in Section 7.01(f) or Section 7.01(g)) at any time thereafter during the continuance of such event, the Administrative Agent may and at the request of the Required Lenders, shall by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon such Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) require that the Borrower deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 102% of the relevant face amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Collateral Account); provided that upon the occurrence of an event described in Section 7.01(f) or Section 7.01(g), any such Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the obligation of the Borrower to Cash collateralize the outstanding Letters of Credit as aforesaid shall automatically become effective, in each case, without further action of the Administrative Agent or any Lender. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders, shall exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
Section 8.01    Authorization and Action.
(a)    Each Lender , on behalf of itself and any of its Affiliates that are Secured Parties and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)    As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and an Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any other Loan Party, any subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)    In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:
(i)    the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuing Bank, any other Secured Party or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and
(ii)    nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(d)    The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)    The Arranger shall not have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)    In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with the Loan Documents;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the any Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.
(g)    The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article VIII.
Section 8.02    Administrative Agent’s Reliance, Limitation of Liability, Etc.

(a)    Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)    The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.01 unless and until written notice thereof stating that it is a “notice under Section 5.01” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral or (vii) compliance by Affiliated Lenders with the terms hereof relating to Affiliated Lenders.
(c)    Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.05, (ii) may rely on the Register to the extent set forth in Section 9.05(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or any Issuing Bank and shall not be responsible to any Lender or any Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or any Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or any Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Section 8.03    Posting of Communications.
(a)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(d)    Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or each Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)    Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)    Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 8.04    The Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans) and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, an Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Loan Party, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.
Section 8.05    Successor Administrative Agent.
(a)    The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default under Section 7.01(a), (f) or (g) has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(b)    Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VIII, Section 2.17(c) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.
Section 8.06    Acknowledgements of Lenders and Issuing Banks.
(a)    Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing),(iii) it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)    Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date or the effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it shall have become a Lender hereunder.
(c)    (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.
(ii)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)    The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(iv)    Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(d)    Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
Section 8.07    Collateral Matters.
(a)    Except with respect to the exercise of setoff rights in accordance with Section 9.09 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.
(b)    In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Hedge Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or Hedge Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c)    The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
Each Lender and each other Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall, subject to Section 9.22, release (or evidence the release of) any Subsidiary Guarantor from its obligations under the Loan Guaranty (i) if such Person ceases to be a Restricted Subsidiary (or is or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions not prohibited hereunder), (ii) on the Termination Date and/or (iii) in the case of any Discretionary Guarantor, at the election of the Borrower, upon notice from the Borrower to the Administrative Agent at any time; provided that if any Subsidiary Guarantor ceases to constitute a Wholly-Owned Subsidiary, such Subsidiary Guarantor shall not be released from its Loan Guaranty unless (A) such Subsidiary Guarantor is no longer a direct or indirect subsidiary of the Borrower, (B) after giving pro forma effect to such release and the consummation of the relevant transaction, the Borrower is deemed to have made a new Investment in such Person (as if such Person was then newly acquired) and such Investment is permitted by the Loan Documents or (C) such Dispositions of Capital Stock is a good faith Disposition to a bona fide unaffiliated third party (as determined by the Borrower in good faith) for fair market value and for a bona fide business purpose (as determined by the Borrower in good faith); it being understood that this proviso shall not limit the release of any Subsidiary Guarantor that otherwise constitutes an Excluded Subsidiary for any reason other than not constituting a Wholly-Owned Subsidiary of the Borrower (this proviso, the “Specified Guarantor Release Provision”).
Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Guaranty or its Lien on any Collateral pursuant to this Article VIII. In each case as specified in this Article VIII, the Administrative Agent will (and each Lender, and each Issuing Bank hereby authorizes the Administrative Agent to), without recourse or warranty (other than as to the Administrative Agent’s authority to execute and deliver the same) and at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article VIII; provided that, upon the request of the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement.
Notwithstanding anything to the contrary in this Section 8.07 or in any other provision of any Loan Document, each Lender and each other Secured Party hereby authorizes the Administrative Agent to, and the Administrative Agent shall, execute and deliver any instruments, documents, consents, acknowledgments, and agreements necessary or desirable to evidence, effectuate or confirm the release of any Subsidiary Guarantor or Collateral or the subordination of any Lien pursuant to the provisions of this Section 8.07.
Section 8.08    Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Section 8.09    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)    The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 8.10.    Intercreditor Agreements. The Administrative Agent is authorized by the Lenders and each other Secured Party to, and shall, enter into any Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement contemplated hereby with respect to any (a) Indebtedness (i) that is (A) required or permitted hereunder to be subordinated in right of payment or with respect to security and/or (B) secured by any Lien and (ii) which contemplates an intercreditor, subordination, collateral trust or similar agreement and/or (b) Secured Hedging Obligations and/or Banking Services Obligations, whether or not constituting Indebtedness (any such other intercreditor, subordination, collateral trust and/or similar agreement an “Additional Agreement”), and the Secured Parties party hereto acknowledge that any Intercreditor Agreement and any other Additional Agreement is binding upon them. Each Lender and each other Secured Party hereto hereby (a) agrees that it will be bound by, and will not take any action contrary to, the provisions of any Intercreditor Agreement or any other Additional Agreement and (b) authorizes and instructs the Administrative Agent to enter into any Intercreditor Agreement and/or any other Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Lenders and the other Secured Parties to extend credit to the Borrower, and the Lenders and the other Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Intercreditor Agreement and/or any other Additional Agreement.
ARTICLE IX
MISCELLANEOUS
Section 9.01    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:
(i)    if to any Loan Party, to such Loan Party in the care of the Borrower at:
Cava Group, Inc.
702 H Street NW, Second Floor
Washington, DC 20001
Attention: [***]
Email: [***]
with copies to (which shall not constitute notice to any Loan Party):
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: [***]
Email: [***]
(ii)    if to the Administrative Agent or the Swingline Lender, at:

JPMorgan Chase Bank, N.A.
10 S. Dearborn St.
Chicago, IL 60603
Attention: [***]
Fax: [***]
Phone: [***]
Email: [***]
(iii)    if to any Issuing Bank, at:
if to any other Issuing Bank that is an Issuing Bank on the Closing Date, the relevant address specified in Schedule 9.01;
or
if to any other Issuing Bank, such address as may be specified in the documentation pursuant to which such Issuing Bank is appointed in its capacity as such; and
(iv)    if to any Lender, to it at its physical address or email address set forth in its Administrative Questionnaire.
All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that any such notice or communication not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto; it being understood and agreed that the Borrower may provide any such notice to the Administrative Agent as recipient on behalf of itself, the Swingline Lender, each Issuing Bank and each Lender.
(d)    The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by, or on behalf of, the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material nonpublic information within the meaning of the US federal securities laws with respect to the Borrower or their respective securities) (each, a “Public Lender”). At the reasonable request of the Administrative Agent, the Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as information of a type that (A) is publicly available or (B) would not be material with respect to the Borrower, their respective subsidiaries, any of their respective securities or the Transactions, as determined in good faith by the Borrower, for purposes of the US federal securities laws and (iii) the Administrative Agent shall be required to treat Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, (i) the Loan Documents shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains material nonpublic information (it being understood that the Borrower shall have a reasonable opportunity to review the same prior to distribution and comply with SEC or other applicable disclosure obligations) and (ii) in no event shall any financial budget delivered pursuant to Section 5.01(g) be made available to Public Lenders.
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including US federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of US federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS ON, OR THE ADEQUACY OF, THE PLATFORM, AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY SUCH COMMUNICATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL ANY PARTY HERETO OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY OTHER PARTY HERETO OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT

JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR MATERIAL BREACH OF THIS AGREEMENT.
Section 9.02    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof except as provided herein or in any Loan Document, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any party hereto therefrom shall in any event be effective unless the same is permitted by this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. Without limiting the generality of the foregoing, to the extent permitted by applicable Requirements of Law, neither the making of any Loan nor the issuance of any Letter of Credit shall be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
(b)    Except as expressly provided in this Section 9.02 (or otherwise in this Agreement or the applicable Loan Document), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Document), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:
(A)    the consent of each Lender directly and adversely affected thereby (but not the consent of the Required Lenders) shall be required for any waiver, amendment or modification that:
(1)    increases the Commitment of such Lender (other than with respect to any Incremental Facility pursuant to Section 2.22 in respect of which such Lender has agreed to be an Incremental Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;
(2)    (x) extends the scheduled final maturity of any Loan or (y) postpones any Interest Payment Date with respect to any Loan held by such Lender or the date of any scheduled payment of any fee or premium payable to such Lender hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent);
(3)    reduces the rate of interest (other than to waive any Default or Event of Default or any obligation of the Borrower to pay interest to such Lender at the default rate of interest under Section 2.13(d), which shall only require the consent of the Required Lenders) or the amount of any fee or premium owed to such Lender; it being understood that no change in the definition of “Total Rent Adjusted Net Leverage Ratio” or any other ratio used in the calculation of the Applicable Rate or the Commitment Fee Rate, or in the calculation of any other interest, fee or premium due hereunder (including any component definition thereof) shall constitute a reduction in any rate of interest or fee hereunder;
(4)    extends the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitment shall constitute an extension of any Commitment of any Lender; and
(5)    waives, amends or modifies the provisions of Sections 2.18(b) or (c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23 and/or 9.02(c)or as otherwise provided in this Section 9.02 or otherwise in this Agreement);
(B)    no such agreement shall:
(1)    change any of the provisions of Section 9.02(a) or (b) or the definition of “Required Lenders”, in each case to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender;
(2)    (A) release all or substantially all of the Collateral from the Lien granted pursuant to the Collateral Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article VIII or Section 9.22), without the prior written consent of each Lender or (B) subordinate the Lien on a material portion of the Collateral, taken as a whole (as determined by the Borrower in good faith), securing the Secured Obligations or subordinate the Obligations in right of payment, in either case, to any other Indebtedness for borrowed money (in each case, other than in connection with (1) any Acceptable Debtor-In-Possession Financing, (2) the implementation of an “asset-based” revolving credit facility, any permitted securitization, receivables facility, factoring facility, receivables financing or any similar financing and/or (3) any other financing with respect to which each relevant Lender has been offered the opportunity to provide such financing), in each case, without the prior written consent of each Lender; or
(3)    release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article VIII or Section 9.22), without the prior written consent of each Lender;
(C)    solely with the consent of the relevant Issuing Bank, any such agreement may (x) increase or decrease the Letter of Credit Sublimit, (y) waive, amend or modify any condition precedent set forth in Section 4.02 as it pertains to the issuance of any Letter of Credit or (z) amend or modify the provisions of Section 2.05 or any letter of credit application and any bilateral agreement between the Borrower and any Issuing Bank regarding such Issuing Bank’s LC Exposure or the respective rights and obligations between the Borrower and such Issuing Bank in connection with the issuance of Letters of Credit; and
(D)    solely with the consent of the Swingline Lender, any such agreement may increase or decrease the amount of Swingline Loans available under Section 2.04;
(E)    no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be.
(c)    Notwithstanding the foregoing, this Agreement may be amended:
with the written consent of the Borrower and the Lenders providing the relevant Revolver Replacement Facility to permit the refinancing or replacement of all or any portion of any Revolving Credit Commitment of any Class (any such Revolving Credit Commitment being refinanced or replaced, a “Replaced Revolving Facility”) with a replacement revolving facility and/or replacement term loans hereunder (a “Revolver Replacement Facility”) pursuant to a Refinancing Amendment; provided that:
(i)    the aggregate maximum amount of any Revolver Replacement Facility shall not exceed the aggregate maximum amount of the commitments in respect of the relevant Replaced Revolving Facility plus (x) any additional amount permitted to be incurred under Section 6.01 and, to the extent any such additional amount is secured, the related Lien is permitted under Section 6.02, plus (y) the amount of accrued interest, penalties and premium thereon, any committed but undrawn amounts and underwriting discounts, fees (including upfront fees, original issue discount or initial yield payments, commissions and expenses associated therewith and/or any underwriting discount, fees and/or initial yield payment associated with the applicable Revolver Replacement Facility);
(ii)    no Revolver Replacement Facility may have a final maturity date (or require commitment reductions) prior to the final maturity date of the relevant Replaced Revolving Facility at the time of such refinancing;
(iii)    any Revolver Replacement Facility may be pari passu with or junior to any then-existing Revolving Commitment in right of payment and pari passu with or junior to any then-existing Revolving Commitment with respect to the Collateral or may be unsecured; provided that any Revolver Replacement Facility that is junior to the then-existing Revolving Credit Commitments in right of payment or security shall be subject to an Intercreditor Agreement; provided, further, that if any Revolver Replacement Facility is not in the form of a loan constituting First Lien Debt, such Revolver Replacement Facility will be documented pursuant to separate documentation from the Loan Documents;
(iv)    any Revolver Replacement Facility that is secured may not be secured by any asset other than Collateral;
(v)    any Revolver Replacement Facility that is guaranteed may not be guaranteed by any subsidiary of the Borrower other than one or more Loan Parties;

(vi)    (1) if the relevant Revolver Replacement Facility is a revolving facility, such Revolver Replacement Facility may provide for the borrowing and repayment of Revolving Loans with respect to any Revolving Facility after the effective date of such Revolver Replacement Facility on a pro rata basis or a non-pro rata basis with all other Revolving Facilities (it being understood that any Revolver Replacement Facility that participates in borrowings on a pro rata basis with other Revolving Facilities shall participate in repayments on a pro rata basis with such Revolving Facilities and that in the event of any Revolver Replacement Facility that must participate in borrowings on a less than pro rata basis as compared to other Revolving Facilities, such Revolver Replacement Facility shall participate in repayments on a less than pro rata basis as compared to such other Revolving Facilities (in each case, except, in any case, for (x) payments of interest and fees at different rates on the Revolving Facilities (and related outstandings), (y) repayments required on the Maturity Date of any Revolving Facility and (z) repayments made in connection with a permanent repayment and termination of the Revolving Credit Commitments under any Revolving Facility (subject to clause (3) below))), (2) if the relevant Revolver Replacement Facility is a revolving facility, all Letters of Credit and Swingline Loans shall be participated on a pro rata basis by all Revolving Lenders and (3) if the relevant Revolver Replacement Facility is a revolving facility, any permanent repayment of Revolving Loans with respect to, and reduction and termination of Revolving Credit Commitments under, any Revolver Replacement Facility after the effective date of such Revolver Replacement Facility shall be made on a pro rata basis or a non-pro rata basis with all other Revolving Facilities (it being understood that a Revolver Replacement Facility that participates in borrowings on a pro rata basis with other Revolving Facilities shall participate in permanent repayments of Revolving Loans with respect to, and reduction and termination of Revolving Credit Commitments under, such Revolving Facility on a pro rata basis with such other Revolving Facilities and that in the event of any Revolver Replacement Facility that must participate in borrowings on a less than pro rata basis with other Revolving Facilities, such Revolver Replacement Facility shall participate in permanent repayments of Revolving Loans with respect to, and reduction and termination of Revolving Credit Commitments under, such other Revolving Facility on a less than pro rata basis as compared to such other Revolving Facilities; provided that, in each case, notwithstanding the foregoing, to the extent any such Revolving Commitments are terminated in full and refinanced or replaced with another Revolver Replacement Facility or Replacement Debt, such Revolving Commitments may be terminated on a greater than pro rata basis);
(vii)    any Revolver Replacement Facility may have pricing (including “MFN” or other pricing terms), interest, fees, rate margins, rate floors, premiums (including prepayment premiums), funding discounts, and, subject to the preceding clause (F), optional prepayment and redemption terms as the Borrower and the lenders providing such Revolver Replacement Facility may agree;
(viii)    the other terms of any Revolver Replacement Facility (excluding as set forth above) shall be substantially consistent with the Replaced Revolving Facility (or any other then-existing Revolving Facility) or be reasonably satisfactory to the Administrative Agent; provided that such terms and conditions shall be deemed to be satisfactory to the Administrative Agent so long as any such terms and conditions (i)(1) that are not substantially consistent with those applicable to the relevant Replaced Revolving Facility are applicable only to periods after the latest Maturity Date of such Replaced Revolving Facility (in each case, as of the date of implementation of such Revolver Replacement Facility), (2) are substantially identical to, or (taken as a whole) no more favorable (as determined by the Borrower in good faith) to the lenders providing such Revolver Replacement Facility than those applicable to the relevant Replaced Revolving Facility (other than such terms to which clause (1) is applicable), (3) reflect then-current market terms and conditions (as determined by the Borrower in good faith) for the applicable type of Indebtedness or are reasonably acceptable to the Administrative Agent or (4) are more favorable to the lenders or the agent of such Revolver Replacement Facility than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents pursuant to the applicable Refinancing Amendment) or (ii) in the case of a Revolver Replacement Facility that consists of replacement term loans, consistent with the provisions of Section 9.02(c)(i)(H);
(ix)    the commitments in respect of the relevant Replaced Revolving Facility (or the relevant portion thereof) shall be terminated, and all loans outstanding in respect of such Replaced Revolving Facility and all accrued but unpaid interest and fees then due and payable in connection therewith shall be paid in full, in each case on the date any Revolver Replacement Facility is implemented; and
(x)    any Revolver Replacement Facility may be provided by any existing Lender and/or any other Eligible Assignee; provided that the Administrative Agent (and, in the case of any Revolver Replacement Facility that constitutes a revolving facility, any Issuing Bank) shall have a right to consent (such consent not to be unreasonably withheld, conditioned or delayed) to the relevant Person’s provision of a Revolver Replacement Facility if such consent would be required under Section 9.05(b) for an assignment of Loans to the relevant Person;
provided, further, that, in respect of each of subclauses (i) and (ii) of this clause (c), any Affiliated Lender shall (x) be permitted without the consent of the Administrative Agent to provide any Revolver Replacement Facility in the form of a term loan, it being understood that in connection therewith, the Affiliated Lender shall be subject to the restrictions applicable to such Person under Section 9.05 and (y) no Affiliated Lender may provide any Revolver Replacement Facility in the form of revolving facility.
Each party hereto hereby agrees that this Agreement may be amended by the Borrower, the Administrative Agent and the lenders providing the relevant Revolver Replacement Facility, as applicable, to the extent (but only to the extent) necessary to reflect the existence and terms of such Revolver Replacement Facility, incurred or implemented pursuant thereto (including any amendment necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Loans and/or commitments hereunder). It is understood that any Lender approached to provide all or a portion of any Revolver Replacement Facility, may elect or decline, in its sole discretion, to provide such Revolver Replacement Facility.
(d)    Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document:
(i)    the Borrower and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive this Agreement and/or any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (A) comply with any Requirement of Law or the advice of counsel or (B) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents,
(ii)    the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary or advisable in the reasonable opinion of the Borrower and the Administrative Agent to (A) effect the provisions of Sections 2.22, 2.23, 5.12, 5.17, 5.18 and/or 9.02(c), or any other provision of this Agreement or any other Loan Document specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and/or (B) add terms (including representations and warranties, conditions, prepayments, covenants or events of default) that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent (it being understood that, where applicable, any such amendment may be effectuated as part of an Incremental Facility Amendment, an Extension Amendment and/or a Refinancing Amendment),
(iii)    if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision solely to address such matter as reasonably determined by them,
(iv)    the Administrative Agent and the Borrower may amend, restate, amend and restate or otherwise modify any Intercreditor Agreement and/or any other Additional Agreement as provided therein,
(v)    the Administrative Agent may amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.09, implementations of Additional Commitments or incurrences of Additional Loans pursuant to Sections 2.22, 2.23 or 9.02(c) and reductions or terminations of any such Additional Commitments or Additional Loans,
(vi)    no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as permitted pursuant to Section 2.21(b),
(vii)    this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and/or (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion,
(viii)    any amendment, waiver or modification of any term or provision that solely affects Lenders under one or more Classes and does not directly and adversely affect Lenders under one or more other Classes (including any waiver or modification of any condition to any extension of credit under any Class of Commitments, pricing or other modification) may be effected with the consent of Lenders owning more than 50% of the aggregate commitments or Loans of such directly affected Class in lieu of the consent of the Required Lenders, so long as such amendment, waiver or modification is not of the type that would require the consent each Lender directly and adversely affected thereby or each Lender,
(ix)    this Agreement may be amended in the manner prescribed in Sections 2.14(c) and/or 2.05(h),
(x)    this Agreement may be amended in the manner prescribed in Sections 2.22(i) and 2.23(c); it being understood and agreed that any such amendment may provide that with respect to any Class of Loans and/or Commitments that is structured as a “delayed draw” or similar facility, (i) any condition precedent to the funding of any Loan thereunder and/or (ii) any Event of Default arising as a result of any inaccuracy of any representation and/or warranty (including any certification) made in connection with the satisfaction of any such condition precedent, in each case, may be waived, amended or modified solely with the consent of a majority of the holders of such Loans and/or Commitments (or such other percentage of such holders as may be required in the amendment implementing such Class of Loans and/or Commitments (and without the consent of the Required Lenders or any other Lenders),
(xi)    for the avoidance of doubt, any “MFN” provision may be amended solely with the consent of the Borrower and the Required Lenders, and
(xii)    the Required Lenders, without the consent of any other Lender, may (A) rescind any acceleration of the Loans and/or any other Obligation pursuant to Article VII hereof and/or (B) agree that the Administrative Agent and the Lenders will forbear from exercising any remedy provided under any Loan Document with respect to any Event of Default.
Section 9.03    Expenses; Indemnity.
(a)    Subject to Section 9.05(f), the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as Intralinks) of the Revolving Facility, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrower and except as otherwise provided in a separate writing between the Borrower, the relevant Arranger and/or the Administrative Agent) and (ii) without duplication of the obligation set forth in Section 9.03(b), all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Issuing Banks or the Lenders or any of their respective Affiliates (but limited (x) in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole (and solely in the case of a conflict of interest, (A) one additional counsel to all affected Persons, taken as a whole, and (B) one additional local counsel in any such jurisdiction to all affected Persons, taken as a whole), and (y) in the case of other third party advisors, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of only third party advisors the engagement of whom has been approved by the Borrower (such approval not to be unreasonably withheld, delayed or conditioned) in writing) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section, or in connection with the Loans made and/or Letters of Credit issued hereunder. Except to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrower upon receipt by the Borrower of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.
(b)    The Borrower shall indemnify each Arranger, the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of any such loss, claim, damage and/or liability constituting legal fees and expenses to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all Indemnitees, taken as a whole and solely in the case of a conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby and/or the enforcement of the Loan Documents, (ii) the use of the proceeds of the Loans or any Letter of Credit, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower, any of its Restricted Subsidiaries or any other Loan Party or any Environmental Liability related to the Borrower, any of its Restricted Subsidiaries or any other Loan Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by or against a third party or by or against the Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement referred to below) to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or, to the extent such judgment finds (or any such settlement agreement acknowledges) that any such loss, claim, damage, or liability has resulted from such Person’s (or such Person’s Related Party’s) material breach of the Loan Documents (other than, with the written consent of the Borrower in its sole discretion, the Administrative Agent, in its capacity as such, in respect of obligations not owed to the Loan Parties) or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Administrative Agent, any Issuing Bank or any Arranger, acting in its capacity as the Administrative Agent, as an Issuing Bank or as an Arranger) that does not involve any act or omission of the Borrower or any of its subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. Any amount due under this Section 9.03(b) shall be payable by the Borrower (x) within 30 days after receipt by the Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, upon receipt by the Borrower of an invoice setting forth such costs and expenses in reasonable detail, together with reasonable backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.
(c)    The Borrower shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, delayed or conditioned) or any other losses, claims, damages, liabilities and/or expenses incurred in connection therewith, but if any proceeding is settled with the written consent of the Borrower, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.
Section 9.04    Waiver of Claim. To the extent permitted by applicable Requirements of Law, no party to this Agreement nor any Secured Party shall assert, and each hereby waives on behalf of itself and its Related Parties, any claim against any other party hereto, any Loan Party and/or any Related Party of any thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or any Letter of Credit or the use

of the proceeds thereof, except, in the case of any claim by any Indemnitee against the Borrower, to the extent such damages would otherwise be subject to indemnification pursuant to, and in accordance with, the terms of Section 9.03.
Section 9.05    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as permitted under Section 6.07, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void (other than an assignment or transfer to a Disqualified Institution, which shall be subject to Section 9.05(f)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, to the extent provided in Section 9.05(c)), Participants and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Loan or Additional Commitment added pursuant to Sections 2.22, 2.23 or 9.02(c) at the time owing to it) with the prior written consent of:
(A)    the Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided that the consent of the Borrower shall not be required for any assignment (1)  at any time when an Event of Default under Section 7.01(a) or Section 7.01(f) or (g) exists, or (2) of Revolving Loans or Revolving Credit Commitments to any other Revolving Lender; it being understood and agreed that the Borrower may withhold its consent (in its sole discretion) to any assignment to any Person that is known by it to be an Affiliate of a Disqualified Institution and/or an Affiliate of a Competitor (other than a Competitor Debt Fund Affiliate, unless the Borrower has other reasonable grounds on which to withhold its consent);
(B)    the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided that no consent of the Administrative Agent shall be required for any assignment to another Lender, any Affiliate of a Lender or any Approved Fund; and
(C)    in the case of any Revolving Facility, each Issuing Bank and the Swingline Lender (such consent not to be unreasonably withheld, conditioned or delayed); provided that no consent of any Issuing Bank or the Swingline Lender shall be required for any assignment to a Revolving Lender or an Affiliate of a Revolving Lender.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or Commitments of any Class, the principal amount of Loans or Commitments of the assigning Lender subject to the relevant assignment

(determined as of the date on which the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent;
(B)    any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and
(D)    the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any IRS form required under Section 2.17.
(iii)    Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in any Assignment Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the US a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Loans and LC Disbursements owing to, each Lender or Issuing Bank pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans and LC Disbursements. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, each Issuing Bank and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment Agreement executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment Agreement and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(vi)    By executing and delivering an Assignment Agreement, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) the assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment Agreement, (B) except as set forth in clause (A) above, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) the assignee represents and warrants that it is (1) an Eligible Assignee and (2) not a Disqualified Institution or an Affiliate of any Disqualified Institution, legally authorized to enter into such Assignment Agreement; (D) the assignee confirms that it has received a copy of this Agreement and each applicable Intercreditor Agreement, together with copies of the financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (E) the assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) the assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) the assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(c)    (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution, any natural person (or any holding company, investment vehicle or trust for, or owned and operated by, or for the primary benefit of, one or more natural persons) or the Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such

Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clauses (B)(1), (2) or (3) of the first proviso to Section 9.02(b); it being understood and agreed that no Lender may enter into any agreement or other arrangement with any Participant that provides such Participant with the right to agree to or approve (or direct such Lender to agree, approve, consent or not to agree, approve or consent) any other amendment, modification or waiver in respect of any Loan Document, and any such agreement or arrangement shall be deemed to be null and void and of no force or effect. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of such Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section and it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), to the Borrower and the Administrative Agent). To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender.
(ii)    No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant unless the participation is made with the prior written consent of the Borrower (in its sole discretion), expressly acknowledging that such Participant’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the participating Lender would have been entitled to receive absent the grant to such Participant.
Each Lender that sells a participation or makes a grant to an SPC (as defined in Section 9.05(e)) shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and each SPC and their respective successors and registered assigns, and the principal of and interest amounts on each Participant’s and each SPC’s interest in the Loans or other obligations under the Loan Documents (a “Participant/SPC Register”); provided that no Lender shall have any obligation to disclose all or any portion of any Participant/SPC Register (including the identity of any Participant or SPC or any information relating to any Participant’s or SPC’s interest in any Commitment, Loan, Letter of Credit or any other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the Treasury Regulations (or any amended or successor version). The entries in the Participant/SPC Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant/SPC Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant/SPC Register.
(d)    (i) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person (or any holding company, investment vehicle or trust for, or owned and operated by, or for the primary benefit of, one or more natural persons)) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(ii)    No Lender may at any time enter into a total return swap, total rate of return swap, credit default swap or other derivative instrument under which any Secured Obligation is a reference obligation (any such swap or other derivative instrument, an “Obligations Derivative Instrument”) with any counterparty that is a Disqualified Institution.
(e)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.15, 2.16 or 2.17 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, unless the grant to such SPC is made with the prior written consent of the Borrower (in its sole discretion), expressly acknowledging that such SPC’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the Granting Lender would have been entitled to receive absent the grant to the SPC, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the Requirements of Law of the US or any State thereof; provided that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.
(f)    (i) Any assignment, participation, entry into an Obligations Derivative Instrument or pledge by a Lender (A) to or with any Disqualified Institution or (B) in the case of any assignment and/or participation, without the Borrower’s consent to the extent the Borrower’s consent is required under this Section 9.05 (and, if applicable, not deemed to have been given pursuant to Section 9.05(b)(i)(A)), in each case, to any Person shall be null and void unless, solely in the case of any assignment, solely to the extent that there has been any subsequent assignment by a Disqualified Institution or any such other Person to an Eligible Assignee that complies with the requirements of Section 9.05(b), in which case such subsequent assignment will be deemed to be a valid and enforceable assignment for the purposes hereof, and the Borrower shall each be entitled to seek specific performance to unwind any such assignment, participation, Obligations Derivative Instrument or pledge and/or specifically enforce this Section 9.05(f) in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedy available to the Borrower at law or in equity; it being understood and agreed that the Borrower and its subsidiaries will suffer irreparable harm if any Lender breaches any obligation under this Section 9.05 as it relates to any assignment or participation to a Disqualified Person, any entry into any Obligations Derivative Instrument with any Disqualified Person, the pledge or assignment of any security interest in any Loan or Commitment to a Disqualified Person and/or any assignment or participation of, or pledge or assignment of a security interest in, any Loan or Commitment to any Person to whom the Borrower’s consent is required but not obtained. Nothing in this Section 9.05(f) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity. The Administrative Agent may make the list of Disqualified Institutions available on a confidential basis in accordance with Section 9.13 to any Lender who specifically requests a copy thereof, and such Lender may provide such list of Disqualified Institutions to any potential assignee or participant or counterparty to any Obligations Derivative Instrument who agrees to keep such list confidential in accordance with Section 9.13 solely for the purpose of permitting such Person to verify whether such Person (or any Affiliate thereof) constitutes a Disqualified Institution.
(ii)    If any assignment or participation under this Section 9.05 is made to any Disqualified Institution and/or any Affiliate of any Disqualified Institution (other than any Competitor Debt Fund Affiliate) and/or any other Person to whom the Borrower’s consent is required but not obtained, in each case, without the Borrower’s prior written consent (any such person, a “Disqualified Person”), then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrower owing to such Disqualified Person and/or (B) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans and participations in Letters of Credit and Swingline Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower, (II) in the case of clauses (A) and (B), the Borrower shall not be liable to the relevant Disqualified Person under Section 2.16 if any Term Benchmark Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto, (III) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph) and (IV) in no event shall such Disqualified Person be entitled to receive amounts to which it would otherwise be entitled under Section 2.13(d). Further, whether or not the Borrower has taken any action described in the preceding sentence, (A) no Disqualified Person identified by the Borrower to the Administrative Agent shall be permitted to (x) receive information (including financial statements) provided by any Loan Party, the Administrative Agent or any Lender and/or (y) attend and/or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (B) (x) for purposes of determining whether the Required Lenders or the majority Lenders under any Class have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, have a right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action; it being understood that all Loans held by any Disqualified Person shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, majority Lenders under any Class, all Lenders or all affected Lenders, as the case may be, have taken any action, and (y) shall be deemed to vote in the same proportion as Lenders that are not Disqualified Persons (1) in any proceeding under any Debtor Relief Law commenced by or against the Borrower or any other Loan Party and/or (2) for purposes of any matter requiring the consent of each Lender or each affected Lender and (C) shall not be entitled to receive the benefits of Section 9.03. For the sake of clarity, the provisions in this Section 9.05(f) shall not apply to any Person that is an assignee of any Disqualified Person, if such assignee is not a Disqualified Person.
(iii)    Notwithstanding anything to the contrary herein, the Borrower and each Lender acknowledges and agrees that the Administrative Agent shall not (x) have any liability for any assignment or participation made to any Disqualified Institution or Affiliated Lender (regardless of whether the consent of the Administrative Agent is required thereto) or (y) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender, and none of the Borrower, any Lender or any of their respective Affiliates will bring any claim to that effect.
Section 9.06    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loan and issuance of any Letter of Credit regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.
Section 9.07    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, each Intercreditor Agreement and the Fee Letter constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by the Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. It is understood and agreed that, subject to any Requirement of Law, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any Loan Document shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act.
Section 9.08    Severability. To the extent permitted by applicable Requirements of Law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.09    Right of Setoff. At any time when an Event of Default exists, the Administrative Agent and, upon the written consent of the Administrative Agent, each Issuing Bank and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent, such Issuing Bank or such Lender, respectively, to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by the Administrative Agent, such Issuing Bank or such Lender, irrespective of whether or not the Administrative Agent, such Issuing Bank or such Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or Issuing Bank different than the branch or office holding such deposit or obligation on such Indebtedness. The Administrative Agent shall promptly notify the Borrower and any applicable Lender or Issuing Bank shall promptly notify the Borrower and the Administrative Agent of such set-off or application, as applicable; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender, each Issuing Bank and the Administrative Agent under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Issuing Bank or the Administrative Agent may have. For the avoidance of doubt, the term “Lender” shall, for all purposes of this paragraph, include the Swingline Lender.
Section 9.10    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY US FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.
(d)    TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.
Section 9.11    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.12    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.13    Confidentiality. Each of the Administrative Agent, each Lender, each Issuing Bank and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed:
(a)    to its and its Affiliates’ members, partners, directors (or equivalent managers), officers, managers, employees, agents, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; provided, further, that unless the Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Issuing Bank, any Arranger, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent, any Issuing Bank, any Arranger, or any Lender that is a Disqualified Institution,
(b)    to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any governmental, regulatory or self-regulatory authority exercising examination or regulatory authority, (i) to the extent practicable and permitted by applicable Requirements of Law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment),
(c)    upon the demand or request of any Governmental Authority (including any self-regulatory body) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by applicable Requirements of Law, (i) to the extent practicable and permitted by applicable Requirements of Law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment),
(d)    to the extent provided by or on behalf of the Borrower to the Administrative Agent for distribution to the Issuing Banks and/or Lenders, by the Administrative Agent to any Lender or Issuing Bank party to this Agreement, as applicable,
(e)    subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower and the Administrative Agent) in accordance with the standard syndication process of the Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution and/or any Person to whom the Borrower has, at the time of disclosure, affirmatively declined to consent to any assignment or participation), (ii) any pledgee referred to in Section 9.05 and/or (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party,
(f)    subject to the Borrower’s prior approval of the information to be disclosed, to the CUSIP Service Bureau or any similar agency on a confidential basis in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or
(g)    (i) the existence of this Agreement (but not the terms hereof) and the existence of the Revolving Facility (but not the terms thereof) and (ii) certain other limited generic information regarding the Revolving Facility (but not any other Confidential Information), may be disclosed to market data collectors and other similar service providers to the lending industry and, in the case of the Administrative Agent, to service providers to the Administrative Agent in connection with the administration of the Revolving Facility,

(h)    to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives, and
(i)    with the prior written consent of the Borrower.
For purposes of this Section, “Confidential Information” means all information relating to the Borrower and/or any of its subsidiaries and their respective businesses or the Transactions (including any information obtained by the Administrative Agent, any Issuing Bank, any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of any books and records relating to the Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent or any Arranger, Issuing Bank, or Lender on a non-confidential basis prior to disclosure by the Borrower or any of its subsidiaries and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to any Person that is a Disqualified Institution at the time of disclosure.
Section 9.14    No Fiduciary Duty. Each of the Administrative Agent, the Arrangers, each Lender, each Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Credit Parties”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Credit Party, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Credit Parties, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Credit Party, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Credit Party has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Credit Party, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.
Section 9.15    Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan, issue any Letter of Credit or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.
Section 9.16    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act and the requirements of the Beneficial Ownership Regulation hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such

Lender to identify such Loan Party in accordance with the USA PATRIOT Act and the Borrower in accordance with the Beneficial Ownership Regulation.
Section 9.17    Disclosure of Agent Conflicts. Each Loan Party, each Issuing Bank and each Lender hereby acknowledge and agree that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
Section 9.18    Appointment for Perfection. Each Lender hereby appoints each other Lender and each Issuing Bank as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Requirement of Law can be perfected only by possession. If any Lender or Issuing Bank (other than the Administrative Agent) obtains possession of any Collateral, such Lender or Issuing Bank shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
Section 9.19    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or Letter of Credit, together with all fees, charges and other amounts which are treated as interest on such Loan or Letter of Credit under applicable Requirements of Law (collectively, the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such Loan or Letter of Credit in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan or Letter of Credit hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan or Letter of Credit but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charged Amounts payable to such Lender or Issuing Bank in respect of other Loans or Letters of Credit or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, have been received by such Lender or Issuing Bank.
Section 9.20    Intercreditor Agreements. REFERENCE IS MADE TO EACH INTERCREDITOR AGREEMENT. EACH SECURED PARTY HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTION CONTRARY TO THE PROVISIONS OF EACH INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO EACH APPLICABLE INTERCREDITOR AGREEMENT AS “FIRST LIEN AGENT” (OR EQUIVALENT) AND ON BEHALF OF SUCH SECURED PARTY. THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF ANY INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO EACH INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH SECURED PARTY IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF EACH INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY SECURED PARTY AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN ANY INTERCREDITOR AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS OR HOLDERS OF ANY OTHER INDEBTEDNESS SUBJECT TO ANY APPLICABLE INTERCREDITOR AGREEMENT TO EXTEND CREDIT THEREUNDER AND SUCH LENDERS AND/OR HOLDERS ARE INTENDED THIRD

PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF EACH APPLICABLE INTERCREDITOR AGREEMENT.
Section 9.21    Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control; provided that, in the case of any conflict or inconsistency between any Intercreditor Agreement and any Loan Document, the terms of such Intercreditor Agreement shall govern and control.
Section 9.22    Release of Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, (a) any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty and any Lien granted by such Subsidiary Guarantor pursuant to any Collateral Document shall be automatically released) (i) upon the consummation of any transaction or series of related transactions not prohibited hereunder if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary (or is or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions not prohibited hereunder), subject, if applicable, to the Specified Guarantor Release Provision, (ii) upon the occurrence of the Termination Date and/or (iii) in the case of any Discretionary Guarantor, at the election of the Borrower, upon notice from the Borrower to the Administrative Agent at any time and (b) any Subsidiary Guarantor that meets the definition of an “Excluded Subsidiary” shall be released by the Administrative Agent promptly following the request therefor by the Borrower, subject, if applicable, to the Specified Guarantor Release Provision. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release; provided that, upon the request of the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement. Any execution and delivery of any document pursuant to the preceding sentence of this Section 9.22 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).
Section 9.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding of the parties hereto, each such party acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.24    [Reserved].
Section 9.25    Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Requirements of Law).
Section 9.26    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivative Transactions or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the US or any other state of the US):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the US or a state of the US. In the event a Covered Party or a BHC ACT Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the US or a state of the US. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 9.26, the following terms have the following meanings:
“BHC ACT Affiliate” means an “affiliate” (as defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)).
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 9.27    Marketing Consent. The Borrowers hereby authorize JPMorgan and its affiliates (collectively, the “JPM Parties”), at their respective sole expense, and without any prior approval by the Borrower, to include the Borrower’s name and logo in advertising, marketing, tombstones, case studies and training materials, and to give such other publicity to this Agreement as JPM Parties may from time to time determine in their sole discretion. The JPM Parties agree to consult with the Borrower prior to the publication of any such advertising, marketing or tombstones. The foregoing authorization shall remain in effect unless the Borrower notifies JPM in writing that such authorization is revoked.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CAVA GROUP, INC.,
as the Borrower

By:	/s/ Tricia Tolivar
	Name:	Tricia Tolivar
	Title:	CFO
Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, an Issuing Bank, an Initial
Revolving Lender and the Swingline Lender

By:	/s/ Craig Bogle
	Name:	Craig Bogle
	Title:	Authorized Officer
Signature Page to Credit Agreement

Citibank N.A., as an Initial Revolving Lender

By:	/s/ Anthony Scalfaro
	Name:	Anthony Scalfaro
	Title:	Vice President
Signature Page to Credit Agreement

Capital One, National Association, as an Initial Revolving Lender

By:	/s/ Jack Kelleher
	Name:	Jack Kelleher
	Title:	Sr. Manager
Signature Page to Credit Agreement

ROYAL BANK OF CANADA, as an Initial Revolving Lender

By:	/s/ John Flores
	Name:	John Flores
	Title:	Authorized Signatory
Signature Page to Credit Agreement

EXHIBIT A-1
[FORM OF]
AFFILIATED LENDER
ASSIGNMENT AND ASSUMPTION
This Affiliated Lender Assignment and Assumption (this “Affiliated Lender Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Affiliated Lender] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Affiliated Lender Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Credit Agreement. Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Affiliated Lender Assignment and Assumption, without representation or warranty by the Assignor.
1.Assignor: [__________].
2.Assignee: [__________] and is an Affiliated Lender that is the Borrower or a subsidiary thereof.
3.Borrower: Cava Group, Inc., a Delaware corporation.
4.Administrative Agent: JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement.
5.Credit Agreement: That certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral
A-1-1

agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender.
6.Assigned Interest:

Aggregate Amount of Loans	Class of Loans Assigned[1]	Amount of Loans Assigned[2]	Percentage Assigned of Loans under Relevant Class[3]
$[__________]	[__________]	$[__________]	[__________]%
$[__________]	[__________]	$[__________]	[__________]%
$[__________]	[__________]	$[__________]	[__________]%
7.Effective Date: [__________] [__], 20[__] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].
[The][Each] Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which [the][such] Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information) will be made available and who may receive such information in accordance with [the][such] Assignee’s compliance procedures and applicable law, including U.S. federal, state and foreign securities laws.
[Signature Page Follows]
1 Complete the appropriate terminology for the types of Loans/Commitments under the Credit Agreement that are being assigned pursuant to this Affiliated Lender Assignment and Assumption (e.g., “Revolving Loans”, etc.).

2 Except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or Commitments of any Class, not to be less than $5,000,000 in the case of Revolving Loans and Revolving Credit Commitments, in each case, unless the Borrower and the Administrative Agent otherwise consent.

3 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
A-1-2

The terms set forth in this Affiliated Lender Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:
A-1-3

[Consented to:

CAVA GROUP, INC.,
as the Borrower

By:
Name:
Title:][4]
4 To be added only if the consent of the Borrower is required by Section 9.05(b)(i)(A) of the Credit Agreement.
A-1-4

ANNEX I
STANDARD TERMS AND CONDITIONS FOR
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
1.1.Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) [it is][it is not] a Defaulting Lender; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statement, warranty or representation made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Affiliated Lender Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower or any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. The Assignor acknowledges and agrees that in connection with this Affiliated Lender Assignment and Assumption, (1) the Assignee makes no representation or warranty as to whether it has or does not have MNPI (as defined below), (2) the applicable Affiliated Lender and/or any of its Affiliates may have, and later may come into possession of, material nonpublic information with respect to the Borrower and/or any subsidiary thereof and/or their respective Securities (“MNPI”), (3) the Assignor has independently, without reliance on the applicable Affiliated Lender, the Investors, the Borrower, any of their respective subsidiaries or Affiliates, the Administrative Agent, the Arrangers or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding the Assignor’s lack of knowledge of MNPI (if any), (4) none of the applicable Affiliated Lenders, the Investors, the Borrower, any of their respective subsidiaries and Affiliates, the Administrative Agent, the Arrangers or any of their respective Affiliates shall have any liability to the Assignor, and the Assignor hereby waives and releases, to the extent permitted by applicable Requirements of Law, any claims it may have against the applicable Affiliated Lender, the Investors, the Borrower, each of their respective subsidiaries and Affiliates, the Administrative Agent, the Arrangers and their respective Affiliates, under applicable Requirements of Law or otherwise, with respect to the nondisclosure of any MNPI and (5) the MNPI may not be available to the Administrative Agent, the Arrangers or the other Lenders.
1.2.Assignee. The Assignee (a) represents and warrants that (i) it is an Affiliated Lender and has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender (including as an Affiliated Lender) thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender (including as an Affiliated Lender) thereunder, (iv) it has received a copy of the Credit Agreement and each Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 4.01(c) of the Credit Agreement or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Affiliated Lender Assignment and Assumption and to purchase the Assigned Interest on the
Annex I to Exhibit A-1-1

basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) attached to the Affiliated Lender Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. The Assignee agrees that, solely in its capacity as an Affiliated Lender, it will not be entitled to (a) attend (including by telephone) or participate in any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (b) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or material has been made available by the Administrative Agent or any Lender to any Loan Party or its representatives. The Assignee acknowledges and agrees that the Assignor makes no representation or warranty as to whether it has or does not have MNPI.
2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (other than Assigned Interests assigned to the Borrower or any of its Restricted Subsidiaries) (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.General Provisions. This Affiliated Lender Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Affiliated Lender Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Affiliated Lender Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Affiliated Lender Assignment and Assumption. It is understood and agreed that, subject to any Requirement of Law, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Affiliated Lender Assignment and Assumption shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any applicable Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act. This Affiliated Lender Assignment and Assumption and any claim, controversy or dispute arising under or related to this Affiliated Lender Assignment and Assumption, whether in tort, contract (at law or in equity) or otherwise, shall be governed by, and construed in and interpreted in accordance with, the laws of the State of New York.
Annex I to Exhibit A-1-2

EXHIBIT A-2
[FORM OF]
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Credit Agreement. Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.Assignor:    [__________].
2.Assignee:    [__________] [and is an Affiliate/Approved Fund of [identify Lender]5].
3.Borrower:    Cava Group, Inc., a Delaware corporation.
4.Administrative Agent:    JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement.
5.Credit Agreement: That certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto
5 Include bracketed language and select, as applicable.
A-2-1

and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender.
6.Assigned Interest:

Aggregate Amount of Commitments/ Loans	Class of Commitments/ Loans Assigned[6]	Amount of Commitments/ Loans Assigned[7]	Percentage Assigned of Commitments/Loans under Relevant Class[8]
$[__________]	[__________]	$[__________]	[__________]%
$[__________]	[__________]	$[__________]	[__________]%
$[__________]	[__________]	$[__________]	[__________]%
7.THE PARTIES HERETO ACKNOWLEDGE THAT ANY ASSIGNMENT TO ANY DISQUALIFIED INSTITUTION WITHOUT OBTAINING THE REQUIRED CONSENT OF THE BORROWER OR, TO THE EXTENT THE BORROWER’S CONSENT IS REQUIRED UNDER SECTION 9.05 OF THE CREDIT AGREEMENT, TO ANY OTHER PERSON, SHALL BE NULL AND VOID (UNLESS, SOLELY IN THE CASE OF ANY ASSIGNMENT, SOLELY TO THE EXTENT THAT THERE HAS BEEN ANY SUBSEQUENT ASSIGNMENT BY A DISQUALIFIED INSTITUTION OR ANY SUCH OTHER PERSON TO AN ELIGIBLE ASSIGNEE THAT COMPLIES WITH THE REQUIREMENTS OF SECTION 9.05(B) OF THE CREDIT AGREEMENT, IN WHICH CASE, SUCH SUBSEQUENT ASSIGNMENT WILL BE DEEMED TO BE A VALID AND ENFORCEABLE ASSIGNMENT FOR THE PURPOSES THEREOF), AND, IN THE EVENT OF ANY SUCH ASSIGNMENT (AND ANY ASSIGNMENT TO ANY AFFILIATE OF ANY DISQUALIFIED INSTITUTION (OTHER THAN A COMPETITOR DEBT FUND AFFILIATE)), THE BORROWER SHALL BE ENTITLED TO PURSUE THE REMEDIES DESCRIBED IN SECTION 9.05 OF THE CREDIT AGREEMENT.
8.Effective Date: [__________] [__], 20[__] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].
[The][Each] Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which [the][such] Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information) will be made available and who may receive such information in accordance with [the][such] Assignee’s compliance procedures and applicable law, including U.S. federal, state and foreign securities laws.
[Signature Page Follows]
6 Complete the appropriate terminology for the types of Loans/Commitments under the Credit Agreement that are being assigned pursuant to this Assignment and Assumption (e.g. “Revolving Loans”, etc.).

7 Except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or Commitments of any Class, not to be less than $5,000,000 in the case of Revolving Loans and Revolving Credit Commitments, in each case, unless the Borrower and the Administrative Agent otherwise consent.

8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
A-2-2

A-2-3

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:
A-2-4

ASSIGNEE HAS EXAMINED THE LIST OF DISQUALIFIED INSTITUTIONS AND (I) REPRESENTS AND WARRANTS THAT (A) IT IS NOT IDENTIFIED ON SUCH LIST AND (B) IT IS NOT AN AFFILIATE OF ANY INSTITUTION IDENTIFIED ON SUCH LIST [(OTHER THAN, IN THE CASE OF THIS CLAUSE (B), A COMPETITOR DEBT FUND AFFILIATE)]9 AND (II) ACKNOWLEDGES THAT ANY ASSIGNMENT MADE TO A DISQUALIFIED INSTITUTION (OTHER THAN, IN THE CASE OF THIS CLAUSE (B), A COMPETITOR DEBT FUND AFFILIATE) SHALL BE SUBJECT TO SECTION 9.05 OF THE CREDIT AGREEMENT.10

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:
9 Include bracketed language if Assignee is a Competitor Debt Fund Affiliate.

10 To be completed by Assignee.
A-2-5

[Consented to and Accepted:]

[JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:][11]

[[ISSUING BANK],
as Issuing Bank

By:
Name:
Title:][12]

[JPMORGAN CHASE BANK, N.A.,
as Swingline Lender

By:
Name:
Title:][13]
11 To be added only if the consent of the Administrative Agent is required.

12 To be added only with respect to an assignment under the Revolving Facility.

13 To be added only with respect to an assignment under the Revolving Facility.
A-2-6

[Consented to:

CAVA GROUP, INC.,
as the Borrower

By:
Name:
Title:][14]
14 To be added only if the consent of the Borrower is required by Section 9.05(b)(i)(A) of the Credit Agreement.
A-2-7

ANNEX I
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
1.1.Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (v) [it is][it is not] a Defaulting Lender; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statement, warranty or representation made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and (iv) it has received a copy of the Credit Agreement and each Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 4.01(c) of the Credit Agreement or the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it has examined the list of Disqualified Institutions and it is not (A) a Disqualified Institution or (B) an Affiliate of a Disqualified Institution [(other than, in the case of this clause (B), a Competitor Debt Fund Affiliate)]15 and (vi)  attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are
15 Insert bracketed language if Assignee is a Competitor Debt Fund Affiliate and not otherwise identified on the list of Disqualified Institutions.
Annex I to Exhibit A-2-1

reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. [The Assignee acknowledges and agrees that in connection with this Assignment and Assumption, (1) the Assignor is an Affiliated Lender, (2) the Assignor makes no representation or warranty as to whether it has or does not have material nonpublic information with respect to the Borrower and/or any subsidiary thereof and/or their respective Securities (“MNPI”), (3) the Assignor and/or any of its Affiliates may have, and later may come into possession of, MNPI, (4) the Assignee has independently, without reliance on the Assignor, the Investors, the Borrower, any of their respective subsidiaries or Affiliates, the Administrative Agent, the Arrangers or any of their respective Affiliates, made its own analysis and determination to participate in this assignment notwithstanding the Assignee’s lack of knowledge of the MNPI (if any), (5) none of the Assignor, the Investors, the Borrower, any of their respective subsidiaries or Affiliates, the Administrative Agent, the Arrangers or any of their respective Affiliates shall have any liability to the Assignee, and the Assignee hereby waives and releases, to the extent permitted by applicable Requirements of Law, any claims it may have against the Assignor, the Investors, the Borrower, each of their respective subsidiaries and Affiliates, the Administrative Agent, the Arrangers and their respective Affiliates, under applicable Requirements of Law or otherwise, with respect to the nondisclosure of any MNPI and (6) the MNPI may not be available to the Administrative Agent, the Arrangers or the other Lenders.]16
2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. It is understood and agreed that, subject to any Requirement of Law, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Assignment and Assumption shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any applicable Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act. This Assignment and Assumption and any claim, controversy or dispute arising under or related to this Assignment and Assumption, whether in tort, contract (at law or in equity) or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
16 Insert bracketed language if Assignor is an Affiliated Lender.
Annex I to Exhibit A-2-2

EXHIBIT B
[FORM OF]
BORROWING REQUEST
JPMorgan Chase Bank, N.A.,
as Administrative Agent for the Lenders referred to below [and as Swingline Lender]17
10 S. Dearborn St.
Chicago, IL 60603
Attention: [***]
Tel: [***]
Fax [***]
Email: [***]
[__________] [__], 20[__]18
Ladies and Gentlemen:
Reference is hereby made to that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
The undersigned hereby gives you notice pursuant to Section [2.03][2.04] of the Credit Agreement that it requests a Borrowing and in that connection sets forth below the terms on which the Borrowings are requested to be made:
1.Date of Borrowing (which shall be a Business Day)    [__________] [__], 20[__]
17 Include bracketed language for Borrowing of Swingline Loans.

18 The Administrative Agent must be notified in writing by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”) not later than (i) 10:00 a.m. three Business Days prior to the requested day of any Borrowing of Term Benchmark Loans (or, if after the effectiveness of a Benchmark Replacement, five Business Days prior to the requested day of any Borrowing of RFR Loans) (or one Business Day in the case of any Borrowing of Term Benchmark Loans to be made on the Closing Date) and (ii) 12:00 p.m. on the requested date of any Borrowing of or conversion to ABR Loans (other than Swingline Loans) (or, in each case, such later time as is reasonably acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request Term Benchmark Loans having an Interest Period other than one, three or six months in duration or such shorter period as provided in the definition of “Interest Period”, (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to the requested date of the relevant Borrowing (or such later time as is reasonably acceptable to the Administrative Agent), whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request, (B) the relevant requested Interest Period shall be deemed to be available to each appropriate Lender unless such Lender has delivered written notice to the Administrative Agent indicating that such Interest Period is not available to such Lender within one Business Day following the date on which the notice described in clause (A) above is posted by the Administrative Agent and (C) not later than 10:00 a.m. three Business Days before the requested date of the relevant Borrowing, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders. With respect to Swingline Loans, the Swingline Lender and the Administrative Agent must be notified in writing by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”) not later than 12:00 p.m. on the day of the proposed Swingline Loan.

2.Aggregate Amount of Borrowing            $[__________]19
3.Type of Borrowing                    [__________]20
4.Class of Borrowing                    [__________]
5.Interest Period (in the case                [__________]21
of Term Benchmark Borrowing)
6.Amount, Account Number and Location

Wire Transfer Instructions:
Amount	$[__________]
Bank:	[__________]
ABA No.:	[__________]
Account No.:	[__________]
Account Name:	[__________]
The undersigned hereby certifies, as a Responsible Officer of the Borrower, in such capacity and not in an individual capacity, that the following statements will be true on the date of the Borrowing:
(a)    [The representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the Borrowing with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing; provided that, to the extent that any representation and warranty specifically refers to an earlier date or a given period, it is true and correct in all material respects as of such earlier date or for such period; provided, further, that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates or for such periods.]22
(b)    [At the time of and immediately after giving effect to the Borrowing, no Default or Event of Default has occurred and is continuing.]23
19 Subject to Sections 2.02(c) and 2.04(a) of the Credit Agreement.

20 State whether a Term Benchmark Borrowing or ABR Borrowing. If no Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. A Borrowing consisting of Swingline Loans shall be an ABR Borrowing.

21 Must be a period contemplated by the definition of “Interest Period”. If no Interest Period is specified, then the Interest Period shall be of one-month’s duration.

22 Include bracketed language only for Borrowings after Closing Date (subject to applicable provisions of the Credit Agreement).

23 Include bracketed language only for Borrowings after Closing Date (subject to applicable provisions of the Credit Agreement).

[Signature Page Follows]

CAVA GROUP, INC.

By:
Name:
Title:

EXHIBIT C
[FORM OF]
INTELLECTUAL PROPERTY SECURITY AGREEMENT
This INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of [__________] [__], 20[__] (this “Agreement”), by [__________] ([each, a][the] “Grantor”) in favor of the Administrative Agent referred to below.
Reference is made to that certain Pledge and Security Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Loan Parties party thereto and the Administrative Agent. The Lenders and Issuing Banks have extended credit to the Borrower subject to the terms and conditions set forth in that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender. Consistent with the requirements set forth in Sections 4.01 and 5.12 of the Credit Agreement and Section 4.03(c) of the Security Agreement, the parties hereto agree as follows:
SECTION 1.    Terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Security Agreement or the Credit Agreement, as applicable, as in effect on the date hereof.
SECTION 2.    Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Administrative Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title or interest in, to or under all of the following assets, whether now owned or at any time hereafter acquired by or arising in favor of [such][the] Grantor and regardless of where located (collectively, the “IP Collateral”):
A.    all Trademarks, including the Trademark registrations and registration applications in the United States Patent and Trademark Office listed on Schedule I hereto;
B.    all Patents, including the issued Patents and pending applications in the United States Patent and Trademark Office listed on Schedule II hereto;
C.    all Copyrights, including the Copyright registrations and pending applications for registration in the United States Copyright Office listed on Schedule III; and
D.    all Proceeds of the foregoing;
in each case to the extent the foregoing items constitute Collateral.
SECTION 3.    Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
SECTION 4.    Termination or Release. In connection with any termination or release pursuant to Section 7.12 of the Security Agreement, the Administrative Agent shall promptly execute and deliver to [each][the] Grantor, at [such][the] Grantor’s expense, such documents that [such][the] Grantor shall reasonably request to evidence and/or effectuate the termination or release of the security interest granted herein.
SECTION 5.    Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, whether in tort, contract (at law or in equity) or otherwise, shall be governed by, and construed and interpreted in accordance with , the laws of the State of New York.
[SECTION 6.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. It is understood and agreed that, subject to any Requirement of Law, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any applicable Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act.]24
[Signature Pages Follow]
24 Include bracketed language only if multiple Grantors are signing Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[__________]

By:
Name:
Title:

SCHEDULE I
TRADEMARKS

REGISTERED OWNER	REGISTRATION NO.	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

Schedule I to Exhibit C

SCHEDULE II
PATENTS

REGISTERED OWNER	SERIAL NO.	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

Schedule II to Exhibit C

SCHEDULE III
COPYRIGHTS

REGISTERED OWNER	REGISTRATION NO.	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NO.	TITLE

Schedule III to Exhibit C

EXHIBIT D
[FORM OF]
COMPLIANCE CERTIFICATE
[__________] [__], 20[__]
To:    The Administrative Agent and each of the Lenders parties to the
Credit Agreement described below
This Compliance Certificate is furnished pursuant to that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
THE UNDERSIGNED HEREBY CERTIFIES, AS A RESPONSIBLE OFFICER OF THE BORROWER, IN SUCH CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY, THAT:
1.    I am the duly elected [__________] of the Borrower and a Responsible Officer of the Borrower;
2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower and its Restricted Subsidiaries, on a consolidated basis, during the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements;
3.    [The attached financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial position of the Borrower as at the dates indicated and its consolidated operations and cash flows for the periods indicated, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments.]25
4.    [Except as described in the disclosure set forth below, the][The] examinations described in paragraph 2 did not disclose, and I have no knowledge of the existence of any condition or event which constitutes a Default or Event of Default that exists as of the date of this Compliance Certificate[ and the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken with respect thereto]26.
5.    [Attached as Schedule [1] hereto is a list of each Unrestricted Subsidiary of the Borrower as of the last day of the period covered by this Compliance Certificate.][As of the last day of the period covered by this Compliance Certificate, there has been no change in the list of Unrestricted Subsidiaries
25 Include to the extent the relevant Compliance Certificate is delivered in connection with unaudited quarterly financials.
26 Select, as applicable.

since the later of the Closing Date and the date of the last Compliance Certificate delivered pursuant to Section 5.01(c) of the Credit Agreement.]27
6.    [Attached as Schedule [2] hereto is a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from the attached financial statements.]28
7.    Attached as Schedule [3] hereto are calculations in reasonable detail demonstrating the Total Rent Adjusted Net Leverage Ratio as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements. [As of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements, the Borrower and its Restricted Subsidiaries on a consolidated basis [are][are not] in compliance with the covenant set forth in Section 6.10(a) of the Credit Agreement.]29
8.    Attached as Schedule [4] hereto are calculations in reasonable detail demonstrating the Fixed Charge Coverage Ratio as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements. [As of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements, the Borrower and its Restricted Subsidiaries on a consolidated basis [are][are not] in compliance with the covenant set forth in Section 6.10(b) of the Credit Agreement.]30
9.    Attached as Schedule [5] hereto are calculations in reasonable detail demonstrating the Liquidity as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements. [As of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements, the Borrower and its Restricted Subsidiaries on a consolidated basis [are][are not] in compliance with the covenant set forth in Section 6.10(c) of the Credit Agreement.]31
10.    [Attached as Schedule [6] hereto is consolidating financial information that is fairly presented in all material respects summarizing in reasonable detail the information regarding the Parent Company to which the attached financial statements relate, on the one hand, and the information relating to the Borrower, on the other hand.]32
[Signature Page Follows]
27 Include bracketed language and select, as applicable, only if a subsidiary of the Borrower has been designated as an Unrestricted Subsidiary as of the last day of the period covered by this Compliance Certificate.

28 Include bracketed language only if a subsidiary of the Borrower has been designated as an Unrestricted Subsidiary as of the last day of the period covered by this Compliance Certificate.

29 Include bracketed language and select, as applicable, starting with the Compliance Certificate delivered with respect to the Fiscal Quarter ending on December 31, 2021.

30 Include bracketed language and select, as applicable, starting with the Compliance Certificate delivered with respect to the Fiscal Quarter ending on December 31, 2021.

31 Include bracketed language and select, as applicable, starting with the Compliance Certificate delivered with respect to the Fiscal Quarter ending on December 31, 2021.

32 To the extent required by the penultimate paragraph of Section 5.01 of the Credit Agreement.

The foregoing certifications, together with the information set forth in the Schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above.33

CAVA GROUP, INC.

By:
Name:
Title:
33 Please note the deadlines for satisfaction of the following requirements correspond with the delivery of each Compliance Certificate (unless otherwise indicated):
1.The delivery of documents and deliverables required under Section 4.02(a) of the Security Agreement relating to any (i) certificated Securities and/or (ii) Instruments having a face amount in excess of $3,000,000, in each case acquired during the Fiscal Quarter covered by the attached financial statements.
2.The delivery of documents and deliverables required under Section 4.03(c) of the Security Agreement relating to any registration (or any application for registration of) any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, filed or acquired during the Fiscal Quarter covered by the attached financial statements.
3.The delivery of the documents required to be delivered under Section 5.12(a) of the Credit Agreement as a result of (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary, (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary or (iii) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, in each case during the Fiscal Quarter covered by the attached financial statements.

SCHEDULE [1]
List of Unrestricted Subsidiaries34
34 Include schedule if applicable.
Schedule [1] to Exhibit D

SCHEDULE [2]
Summary of Pro Forma Adjustments for Unrestricted Subsidiaries35
35 Include schedule if applicable.
Schedule [2] to Exhibit D

SCHEDULE [3]
Total Rent Adjusted Net Leverage Ratio
Schedule [3] to Exhibit D

SCHEDULE [4]
Fixed Charge Coverage Ratio
Schedule [4] to Exhibit D

SCHEDULE [5]
Liquidity
Schedule [5] to Exhibit D

SCHEDULE [6]
Consolidating Financial Information36
36 Include schedule if applicable.
Schedule [6] to Exhibit D

EXHIBIT E
[Reserved]
E-1

EXHIBIT F
[FORM OF]
INTERCOMPANY NOTE
[__________] [__], 20[__]
FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on a signature page hereto (each, in such capacity, a “Payor”)37, hereby promises to pay on demand to such other entity listed below (each, in such capacity, a “Payee”)38, in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances constituting Indebtedness made by such Payee to such Payor. Each Payor promises also to pay interest, if any, on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.
Reference is made to that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender. Capitalized terms used in this Intercompany Note (this “Note”) but not defined herein shall have the meanings given to them in the Credit Agreement. This Note is the Intercompany Note referred to in the Credit Agreement. Each Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the applicable Loan Documents with respect to this Note.
Notwithstanding anything to the contrary contained in this Note, each Payee understands and agrees that no Payor shall be required to make, and shall not make, any payment of principal, interest or other amounts on this Note to the extent that such payment is prohibited by, or would give rise to a default or an event of default under, the terms of any Senior Indebtedness (as defined below) (each, a “Credit Agreement Default”). The failure to make such payment because such payment would result in any Credit Agreement Default shall not constitute a default hereunder.
Anything in this Note to the contrary notwithstanding, the Indebtedness evidenced by this Note owed by any Payor to any Payee shall be subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to all of the Obligations of such Payor; provided that each Payor may make payments to the applicable Payee so long as no Event of Default under and as defined in the Credit Agreement shall have occurred and be continuing (such Obligations and, in each case, other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest, fees and expenses thereon accruing after the commencement of any proceeding referred to in clause (i) below, whether or not such interest, fees and expenses is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):
(i)    In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor (each such Payor, an “Affected Payor”) or to its property, and in the event of any proceeding
37 To be Loan Parties.
38 To be Restricted Subsidiaries that are not Loan Parties.

for voluntary liquidation, dissolution or other winding up of such Affected Payor (except as expressly permitted by the Loan Documents), whether or not involving insolvency or bankruptcy, if an Event of Default has occurred and is continuing (x) the holders of Senior Indebtedness shall be paid in full in the manner sufficient to cause the Termination Date to occur before any Payee (each such Payee, an “Affected Payee”) is entitled to receive (whether directly or indirectly), or make any demand for, any payment on account of this Note and (y) until the Termination Date, any payment or distribution to which such Affected Payee would otherwise be entitled (other than equity or debt securities of such Affected Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Securities”)) shall be made to the holders of Senior Indebtedness;
(ii)    if (x) any Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) of the Credit Agreement occurs and is continuing and (y) subject to any Intercreditor Agreement, the Administrative Agent delivers notice to the Borrower instructing the Borrower that the Administrative Agent is thereby exercising its rights pursuant to this clause (ii) (provided that no such notice shall be required to be given in the case of any Event of Default arising under Sections 7.01(f) or 7.01(g) of the Credit Agreement), then, unless otherwise agreed in writing by the Administrative Agent in its reasonable discretion, no payment or distribution of any kind or character shall be made by or on behalf of any Affected Payor or any other Person on its behalf, and no payment or distribution of any kind or character shall be received by or on behalf of any Affected Payee or any other Person on its behalf, with respect to this Note until the earlier of (A) the Termination Date and (B) the date such Event of Default has been cured or waived;
(iii)    if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Securities), in respect of this Note shall (despite these subordination provisions) be received by any Affected Payee in violation of the foregoing clause (i) or (ii), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered in accordance with the relevant Collateral Documents, the Administrative Agent, on behalf of the Secured Parties, subject to the terms of any Intercreditor Agreement; and
(iv)    each Affected Payee agrees to file all claims against each relevant Affected Payor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Senior Indebtedness and the Administrative Agent shall be entitled to all of such Affected Payee’s rights thereunder. If for any reason an Affected Payee fails to file such claim at least ten days prior to the last date on which such claim should be filed, such Affected Payee hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and the Administrative Agent is hereby authorized to act as attorney-in-fact in such Affected Payee’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Affected Payee hereby assigns to the Administrative Agent all of such Affected Payee’s rights to any payments or distributions to which such Affected Payee otherwise would be entitled. If the amount so paid is greater than such Affected Payor’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto under the Intercreditor Agreement and applicable law. In addition, upon the occurrence and during the continuance of an Event of Default, each Affected Payee hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Affected Payee’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Affected Payor.

Except as otherwise set forth in clauses (i) and (ii) above, any Payor is permitted to pay, and any Payee is entitled to receive, any payment or prepayment of principal and interest on the Indebtedness evidenced by this Note.
To the fullest extent permitted by Requirements of Law, no present or future holder of Senior Indebtedness shall at any time or in any way be prejudiced or impaired in its right to enforce the subordination of this Note by any act or failure to act on the part of any Affected Payor or Affected Payee or by any act or failure to act on the part of such holder or any trustee or agent for such holder, or by any noncompliance by the Payor with the terms and provisions of the Note, regardless or any knowledge thereof which any such holder may have or be otherwise charged with. Each Affected Payee and each Affected Payor hereby agrees that the subordination of this Note is for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties. The Administrative Agent is an obligee under this Note to the same extent as if its name was written herein as such and the Administrative Agent (or other applicable Representative) may, on behalf of itself, and the Secured Parties, proceed to enforce the subordination provisions herein, in each case, subject to the terms of any Intercreditor Agreement.
The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from any Payor or Payee.
Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.
Each Payee is hereby authorized (but not required) to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. For the avoidance of doubt, this Note shall not in any way replace, or affect the principal amount of, any intercompany loan outstanding between any Payor and any Payee prior to the execution hereof, and to the extent permitted by applicable law, from and after the date hereof, each such intercompany loan shall be deemed to incorporate the terms set forth in this Note to the extent applicable and shall be deemed to be evidenced by this Note together with any documents and instruments executed prior to the date hereof in connection with such intercompany Indebtedness.
Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. Except to the extent of any taxes required by law to be withheld, all payments under this Note shall be made without offset, counterclaim or deduction of any kind.
This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and their respective successors and assigns, including subsequent holders hereof.
If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Payor or any other Person or entity is rescinded or must otherwise be returned by the holders of the

Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Payor or such other Person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.
If any Payee shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of any Payor, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided herein, and each Payee hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until the Termination Date.
From time to time after the date hereof, additional subsidiaries of the Borrower may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page hereto, which shall be automatically incorporated into this Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Payor or Payee hereunder.
Indebtedness governed by this Note shall be maintained in “registered form” within the meaning of Section 163(f) of the Internal Revenue Code of 1986, as amended. The Payor or its designee (which shall at the Administrative Agent’s request, be the Administrative Agent acting solely for this purpose as non-fiduciary agent of the Payor) shall record the transfer of the right to payments of principal and interest on the Indebtedness governed by this Note to holders of the Senior Indebtedness in a register (the “Register”), and no such transfer shall be effective until entered in the Register.
Any Payor shall be automatically released from this Note in the event that such Payor ceases to be a Loan Party pursuant to Article 8 or Section 9.22 of the Credit Agreement. Any Payee shall be automatically released from this Note in the event that such Payee ceases to be a Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Borrower pursuant to a transaction permitted by the Credit Agreement unless such Payee otherwise agrees in writing to remain bound by the terms of this Note in is sole discretion.
It is understood and agreed that this Note is only intended to govern Indebtedness evidenced by this Note owed by any Payor to any Payee in reliance on Section 6.01(b) of the Credit Agreement.
THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]

[__________],
as Payor

By:
Name:
Title:

[__________],
as Payee

By:
Name:
Title:

EXHIBIT G
[Reserved]
G-1

EXHIBIT H
[FORM OF]
INTEREST ELECTION REQUEST
JPMorgan Chase Bank, N.A.,
as Administrative Agent for the Lenders referred to below
10 S. Dearborn St.
Chicago, IL 60603
Attention: [***]
Tel: [***]
Fax [***]
Email: [***]
[__________] [__], 20[__]39
Ladies and Gentlemen:
Reference is hereby made to that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
The undersigned hereby gives you notice pursuant to Section 2.08 of the Credit Agreement of an interest rate election, and in that connection sets forth below the terms thereof:
1.    [on [__________] [__], 20[__] (which is a Business Day), the undersigned will convert $[__________]40 of the aggregate outstanding principal amount of the Revolving Loans, bearing interest at
39 The Administrative Agent must be notified in writing, which must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”) not later than (i) 10:00 a.m. three Business Days prior to the requested day of any conversion to or continuation of Term Benchmark Loans (or, if after the effectiveness of a Benchmark Replacement, five Business Days prior to the requested day of any Borrowing of, conversion to or continuation of RFR Loans) and (ii) 12:00 p.m. on the requested date of any conversion to ABR Loans (other than Swingline Loans) (or, in each case, such later time as is reasonably acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request Term Benchmark Loans having an Interest Period other than one, three or six months in duration or such shorter period as provided in the definition of “Interest Period”, (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to the requested date of the relevant conversion or continuation (or such later time as is reasonably acceptable to the Administrative Agent), whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request, (B) the relevant requested Interest Period shall be deemed to be available to each appropriate Lender unless such Lender has delivered written notice to the Administrative Agent indicating that such Interest Period is not available to such Lender within one Business Day following the date on which the notice described in clause (A) above is posted by the Administrative Agent and (C) not later than 10:00 a.m. three Business Days before the requested date of the relevant conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders.

40 Subject to Section 2.02(c) of the Credit Agreement.

the [ABR][Term Benchmark], into a [Term Benchmark][ABR] Loan [and, in the case of a Term Benchmark Loan, having an Interest Period of [__] month(s)]41[; and][.]]
2.    [on [__________] [__], 20[__] (which is a Business Day), the undersigned will continue $[__________] of the aggregate outstanding principal amount of the Revolving Loans bearing interest at the Term Benchmark, as Term Benchmark Loans having an Interest Period of [__]month(s)42.]
[Signature Page Follows]
41 Must be a period contemplated by the definition of “Interest Period”.

42 Must be a period contemplated by the definition of “Interest Period”.

CAVA GROUP, INC.

By:
Name:
Title:

EXHIBIT I
[FORM OF]
LOAN GUARANTY
[See attached]

Execution Version
LOAN GUARANTY
THIS LOAN GUARANTY (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Loan Guaranty”) is entered into as of March 11, 2022, by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors (as defined in the Credit Agreement) from time to time party hereto, and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders and collateral agent for the Secured Parties referred to in the Credit Agreement referred to below (in such capacities and together with its successors and assigns, the “Administrative Agent”).
PRELIMINARY STATEMENT
Reference is hereby made to that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alios, the Borrower, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and the Administrative Agent.
The Loan Guarantors are entering into this Loan Guaranty in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to guarantee the Secured Obligations.
Each Loan Guarantor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower and its subsidiaries and the incurrence by the Loan Parties of Secured Hedging Obligations and Banking Services Obligations.
ACCORDINGLY, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
SECTION 1.01        Definitions of Certain Terms Used Herein. As used in this Loan Guaranty, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:
“Accommodation Payments” has the meaning assigned to such term in Section 2.09(a).
“Administrative Agent” has the meaning assigned to such term in the preamble.
“Article” means a numbered article of this Loan Guaranty, unless another document is specifically referenced.
“Borrower” has the meaning assigned to such term in the preamble.
“Borrower Primary Obligations” means the Obligations of the Borrower under the Credit Agreement.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement.
“Exhibit” refers to a specific exhibit to this Loan Guaranty, unless another document is specifically referenced.

“Guaranteed Obligations” means (a) with respect to the Borrower, the Other Guaranteed Obligations of each Loan Party other than the Borrower and (b) with respect to any Loan Guarantor other than the Borrower, the Borrower Primary Obligations and the Other Guaranteed Obligations of each other Loan Guarantor, including, in the case of both clauses (a) and (b), amounts that would become due but for the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any other Debtor Relief Law (excluding, for the avoidance of doubt, any Excluded Swap Obligation) together with any expenses which may be incurred by the Administrative Agent in collecting any of the Guaranteed Obligations that are reimbursable in accordance with Section 9.03 of the Credit Agreement and excluding, in any event, any Excluded Swap Obligation.
“Guarantor Percentage” has the meaning assigned to such term in Section 2.09(a).
“Loan Guarantors” means the Borrower and each Subsidiary Guarantor.
“Loan Guaranty” has the meaning assigned to such term in the preamble.
“Maximum Liability” has the meaning assigned to such term in Section 2.09(a).
“Non-ECP Guarantor” means each Loan Guarantor other than a Qualified ECP Guarantor.
“Non-Paying Guarantor” has the meaning assigned to such term in Section 2.09(a).
“Obligated Party” has the meaning assigned to such term in Section 2.02.
“Other Guaranteed Obligations” means, with respect to the Loan Guaranty provided by any Loan Party, any Banking Services Obligations and/or any Secured Hedging Obligation of any other Loan Party.
“Paying Guarantor” has the meaning assigned to such term in Section 2.09(a).
“Qualified ECP Guarantor” means in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act (or any successor provision thereto).
“Section” means a numbered section of this Loan Guaranty, unless another document is specifically referenced.
“UFCA” has the meaning assigned to such term in Section 2.09(a).
“UFTA” has the meaning assigned to such term in Section 2.09(a).
The terms of Section 1.03 of the Credit Agreement shall apply to this Loan Guaranty, mutatis mutandis. Capitalized terms used in this Loan Guaranty and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

ARTICLE 2
LOAN GUARANTY
SECTION 2.01        Guaranty. Except as otherwise provided for herein (including under Section 3.15), each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally and irrevocably guarantees to the Administrative Agent (acting as agent for the Secured Parties, pursuant to Article 8 of the Credit Agreement) for the ratable benefit of the Secured Parties, the full and prompt payment, when and as the same become due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Guaranteed Obligations. Each Loan Guarantor further agrees that the Guaranteed Obligations may be increased, extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. In addition, if any or all of the Guaranteed Obligations become due and payable hereunder, each Loan Guarantor, unconditionally and irrevocably, promises to pay such Guaranteed Obligations to the Administrative Agent for the benefit of the Secured Parties when and as the same shall become due. Without limiting the generality of the foregoing, each Loan Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations whether or not due or payable by the Borrower upon the occurrence of any of the Events of Default specified in Sections 7.01(f) or 7.01(g) of the Credit Agreement and thereafter irrevocably and unconditionally promises to pay such Guaranteed Obligations to the Administrative Agent for the benefit of the Secured Parties. This Loan Guaranty is a continuing one and shall remain in full force and effect until the Termination Date (or, with respect to any Loan Guarantor, until the release of such Loan Guarantor from its obligations hereunder in accordance with Section 3.15), and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.
SECTION 2.02        Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (the Borrower, each Loan Guarantor, each other guarantor or such other Person, an “Obligated Party”), or otherwise to enforce its rights in respect of any Collateral securing all or any part of the Guaranteed Obligations. The Administrative Agent may enforce this Loan Guaranty in accordance with the provisions of the Credit Agreement.
SECTION 2.03        No Discharge or Diminishment of Loan Guaranty.
(a)    Except as otherwise provided for herein (including under Section 3.15), the obligations of each Loan Guarantor hereunder are unconditional, irrevocable and absolute and not subject to any reduction, limitation, impairment or termination for any reason, including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Obligated Party; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; (iv) the existence of any claim, setoff or other right which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in any unrelated transaction; (v) any direction as to application of payments by the Borrower or by any other party; (vi) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations; (vii) any payment on or in reduction of any such other guaranty or undertaking; (viii) any dissolution, termination or increase, decrease or change in personnel by the Borrower or (ix) any payment made to any Secured Party on the Guaranteed Obligations which any such Secured Party repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Loan Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.
(b)    Except for termination of such Loan Guarantor’s obligations hereunder or as permitted by Section 3.15, the obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any Requirement of Law purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c)    Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent with respect to any Collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity, in each case other than as set forth in Section 3.15.
SECTION 2.04        Defenses Waived. To the fullest extent permitted by applicable Requirements of Law, and except for termination of a Loan Guarantor’s obligations hereunder or as otherwise provided for herein (including under Section 3.15), each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any other Loan Guarantor or arising out of the disability of the Borrower or any other Loan Guarantor or any other party or the unenforceability of all or any part of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Guarantor. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by applicable Requirements of Law, any notice not provided for herein or in any other Loan Document, including any notice of nonperformance, notice of protest, notice of dishonor, notice of acceptance of this Loan Guaranty, and any notice of the existence, creation or incurrence of new or additional Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person, including any right ( except as may be required by applicable Requirements of Law and to the extent the relevant requirement cannot be waived) to require the Administrative Agent to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any Lien from the Borrower, any other relevant Loan Guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent’s power whatsoever. The Administrative Agent may, at its election and in accordance with the terms of the applicable Loan Documents, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent permitted by applicable Requirements of Law), accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations, and the Administrative Agent may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, or any security, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty, except as otherwise provided in Section 3.15. To the fullest extent permitted by applicable Requirements of Law, each Loan Guarantor waives any defense arising out of any such election even though such election may operate, pursuant to applicable

Requirements of Law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
SECTION 2.05        Authorization. Each Loan Guarantor authorizes the Administrative Agent without notice or demand ( except as may be required by applicable Requirements of Law and to the extent the relevant requirement cannot be waived), and without affecting or impairing its liability hereunder (except as set forth in Section 3.15), from time to time, subject to each applicable Intercreditor Agreement and the terms of the referenced Loan Documents, to:
(a)    change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any Lien therefor, or any liability incurred directly or indirectly in respect thereof, and this Loan Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;
(b)    take and hold any Lien for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;
(c)    exercise or refrain from exercising any rights against the Borrower, any other Loan Party or others or otherwise act or refrain from acting;
(d)    release or substitute any endorser, any guarantor, the Borrower, any other Loan Party and/or any other obligor;
(e)    settle or compromise any of the Guaranteed Obligations, any Lien therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Secured Parties;
(f)    apply any sum by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Parties regardless of what liability or liabilities of the Borrower remain unpaid;
(g)    consent to or waive any breach of, or any act, omission or default under, this Loan Guaranty, the Credit Agreement, any other Loan Document, any agreement relating to Banking Services Obligations, any Hedge Agreement with respect to any Secured Hedging Obligation or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Loan Guaranty, the Credit Agreement, any other Loan Document, any agreement relating to Banking Services Obligations, any Hedge Agreement with respect to any Secured Hedging Obligation or any of such other instruments or agreements; and/or
(h)    take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Loan Guarantors from their respective liabilities under this Loan Guaranty.
SECTION 2.06         Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including any claim of subrogation, contribution or indemnification that it has against any Loan Party in respect of this Loan Guaranty until the occurrence of the Termination Date (or the release of such Loan Party from its obligations hereunder in accordance with Section 3.15); provided that if any amount is paid to such Loan Guarantor on account of such subrogation rights at any time prior to the Termination Date ( or such date on which such Loan Guarantor is released from its obligations hereunder in accordance with Section 3.15), then unless such payment would cause such Loan Guarantor’s liabilities under this Loan Guaranty to exceed such Loan Guarantor’s Maximum Liability as of such date, such amount shall be held by the recipient Loan Guarantor in trust for the benefit of the Secured Parties and shall forthwith be paid by the recipient Loan Guarantor to the Administrative Agent (for the benefit of the Secured Parties) to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 2.18(b) of the Credit Agreement.
SECTION 2.07        Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to such payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the other Loan Guarantors forthwith on demand by the Administrative Agent.
SECTION 2.08        Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, any Lender or any other Secured Party shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
SECTION 2.09        Contribution; Subordination; Maximum Liability.
(a)    In the event that any Loan Guarantor (a “Paying Guarantor”) makes any payment or payments under this Loan Guaranty or suffers any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Loan Guaranty (each such payment or loss, an “Accommodation Payment”), each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such Accommodation Payment by such Paying Guarantor. For purposes of this Article 2, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any Accommodation Payment by a Paying Guarantor shall be determined as of the date on which such Accommodation Payment was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability (as defined below) as of such date to (b) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date. As of any date of determination, the “Maximum Liability” of each Loan Guarantor shall be equal to the maximum amount of liability which could be asserted against such Loan Guarantor hereunder and under the Credit Agreement without (i) rendering such Loan Guarantor “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraud Conveyance Act (“UFCA”), (ii) leaving such Loan Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Loan Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA. Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Secured Obligations until the Termination Date (or until the date on which such Loan Guarantor is released from its obligations hereunder in accordance with Section 3.15). If, prior to the Termination Date, any such contribution payment is received by a Paying Guarantor at any time when an Event of Default has occurred and is continuing, such contribution payment shall be collected, enforced and received by such Loan Guarantor as trustee for the Secured Parties and be paid over to the Administrative Agent on account of the Secured Obligations, but without affecting or impairing in any manner the liability of such Loan Guarantor under the other provisions of this Loan Guaranty. This provision is for the benefit of the Administrative Agent, the Lenders and the other Secured Parties.
(b)    It is the desire and intent of the Loan Guarantors and the Secured Parties that this Loan Guaranty shall be permitted to be enforced against the Loan Guarantors to the fullest extent permissible under the Requirements of Law and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other Requirements of Law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Secured Parties, be automatically limited and reduced to such Loan Guarantor’s Maximum Liability. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of such Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Administrative Agent hereunder; provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.
SECTION 2.10        Representations and Warranties. As, when (including on the date hereof) and to the extent required in accordance with the terms of the Credit Agreement, each Loan Guarantor hereby makes each applicable representation and warranty made in the Loan Documents by the Borrower with respect to such Loan Guarantor, and each Loan Guarantor hereby further acknowledges and agrees that such Loan Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Guaranty and each other Loan Document to which it is or is to be a party, and such Loan Guarantor has established adequate means of obtaining from each other Loan Guarantor on a continuing basis information pertaining to the business, condition (financial or otherwise), operations, performance, properties and prospects of each other Loan Guarantor.
SECTION 2.11        Covenants. Each Loan Guarantor covenants and agrees that, until the Termination Date, such Loan Guarantor will perform and observe, and cause each of its subsidiaries that constitutes a Restricted Subsidiary to perform and observe, all of the applicable terms, covenants and agreements set forth in the Loan Documents that the Borrower has agreed to cause such Loan Guarantor or such subsidiary to perform or observe. Until the Termination Date, no Loan Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding against the Borrower or any other Loan Guarantor (it being understood and agreed, for the avoidance of doubt, that nothing in this Section 2.11 shall prohibit any Guarantor from commencing or joining with the Borrower or any Loan Guarantor as a co-debtor in any bankruptcy, reorganization or insolvency case or proceeding).

ARTICLE 3
GENERAL PROVISIONS
SECTION 3.01        Liability Cumulative. The liability of each Loan Guarantor under this Loan Guaranty is in addition to and shall be cumulative with all liabilities of such Loan Guarantor to the Secured Parties under the Credit Agreement and the other Loan Documents to which such Loan Guarantor is a party or in respect of any obligations or liabilities of the other Loan Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
SECTION 3.02        No Waiver; Amendments. No delay or omission of the Administrative Agent in exercising any right or remedy granted under this Loan Guaranty shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Loan Guaranty whatsoever shall be valid unless in writing signed by the Loan Guarantors and the Administrative Agent in accordance with Section 9.02 of the Credit Agreement and then only to the extent specifically set forth in such writing.
SECTION 3.03        Severability of Provisions. To the extent permitted by applicable Requirements of Law, any provision of this Loan Guaranty that is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Loan Guaranty; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 3.04        Additional Subsidiaries. Restricted Subsidiaries of the Borrower may be required to enter into this Loan Guaranty as Subsidiary Guarantors pursuant to and in accordance with Section 5.12 of the Credit Agreement. Upon execution and delivery by any such Restricted Subsidiary of a Joinder Agreement, such Restricted Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Guarantor hereunder or any other Person. The rights and obligations of each Loan Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Guarantor as a party to this Loan Guaranty.
SECTION 3.05        Headings. The titles of and section headings in this Loan Guaranty are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Loan Guaranty.
SECTION 3.06        Entire Agreement. This Loan Guaranty and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
SECTION 3.07        CHOICE OF LAW. THIS LOAN GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LOAN GUARANTY, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.08        CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN GUARANTY AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW.
(b)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN GUARANTY AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.
(c)    TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES PROVIDED IN SECTION 9.01 OF THE CREDIT AGREEMENT. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS LOAN GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS LOAN GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 3.09        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES

HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LOAN GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 3.10        Indemnity. Each Loan Guarantor hereby agrees to indemnify the Administrative Agent and the other Indemnitees, as set forth in Section 9.03 of the Credit Agreement.
SECTION 3.11        Counterparts. This Loan Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Loan Guaranty by facsimile or by email as a “.pdf’ or ”.tif’ attachment shall be effective as delivery of a manually executed counterpart of this Loan Guaranty. It is understood and agreed that, subject to any Requirement of Law, the words “execution,” “signed,” “signature,” and words of like import in this Loan Guaranty shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 3.12        INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE GUARANTEE OF THE GUARANTEED OBLIGATIONS GRANTED TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS LOAN GUARANTY AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT ARE SUBJECT TO THE PROVISIONS OF EACH APPLICABLE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT AND THIS LOAN GUARANTY, THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
SECTION 3.13        Successors and Assigns. Whenever in this Loan Guaranty any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Guarantor or the Administrative Agent that are contained in this Loan Guaranty shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction permitted (or not restricted) under the Credit Agreement, no Loan Guarantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.
SECTION 3.14        Survival of Agreement. Without limitation of any provision of the Credit Agreement or Section 3.10, all covenants, agreements, indemnities, representations and warranties made by the Loan Guarantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Loan Guaranty or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loan, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual Loan Guarantor until such Loan Guarantor is otherwise released from its obligations under this Loan Guaranty in accordance with Section 3.15.
SECTION 3.15        Release of Loan Guarantors. A Subsidiary Guarantor shall automatically be released from its obligations hereunder and its Loan Guaranty shall be automatically released in the circumstances described in Article 8 and Section 9.22 of the Credit Agreement. In connection with any such release, the Administrative Agent shall promptly execute and deliver to any Loan Guarantor, at such Loan Guarantor’s expense, all documents that such Loan Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 3.15 shall be without recourse to or warranty by the Administrative Agent ( other than as to the Administrative Agent’s authority to execute and deliver such documents).
SECTION 3.16        Payments. All payments made by any Loan Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 2.17 and 2.18 of the Credit Agreement.
SECTION 3.17        Notice, etc. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:
(a)    if to any Loan Guarantor, addressed to it in care of the Borrower at its address specified in Section 9.01 of the Credit Agreement;
(b)    if to the Administrative Agent or any Lender, at its address specified in Section 9.01 of the Credit Agreement;
(c)    if to any Secured Party in respect of any Secured Hedging Obligations, at its address specified in the Hedge Agreement to which it is a party; or
(d)    if to any Secured Party in respect of any Banking Services Obligations, at its address specified in the relevant documentation to which it is a party.
SECTION 3.18        Set Off. In addition to any right now or hereafter granted under applicable Requirements of Law and not by way of limitation of any such right, while an Event of Default is continuing, the Administrative Agent, each Lender and each Issuing Bank shall be entitled to rights of setoff to the extent provided in Section 9.09 of the Credit Agreement.
SECTION 3.19        Waiver of Consequential Damages, Etc. To the extent permitted by applicable Requirements of Law, none of the Loan Guarantors nor the Secured Parties shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Loan Guaranty or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the Loan Guarantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 3.10.
SECTION 3.20        Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Non-ECP Guarantor to honor all of its obligations under this Loan Guaranty in respect of Swap Obligations that would otherwise be Excluded Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 3.20 for the maximum amount of such liability that can be hereby incurred, and otherwise subject to the limitations on the obligations of Loan Guarantors contained in this Loan Guaranty, without rendering its obligations under this Section 3.20, or otherwise under this Loan Guaranty, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). This

Section 3.20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Non-ECP Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
[Signature Page Follows]

IN WITNESS WHEREOF, each Loan Guarantor and the Administrative Agent have executed this Loan Guaranty as of the date first above written.

CAVA GROUP, INC.

By:
Name: Tricia Tolivar
Title: CFO

CAVA HOLDING COMPANY
CAVA FOODS, LLC
CAVA MEZZE GRILL, LLC
CAVA MEZZE GRILL REAGAN, LLC
CAVA BEVERAGE HOLDING COMPANY LLC
CAVA BEVERAGE COMPANY LLC
CAVA TABLE, LLC
ZOE’S KITCHEN, INC.
SOHO FRANCHISING LLC
ZOE’S KITCHEN USA, LLC
ZOE’S KITCHEN HOLDING COMPANY, LLC
ZOE’S ANNAPOLIS, LLC
ZOE’S ARIZONA, LLC
ZOE’S ARKANSAS, LLC
ZOE’S COLORADO, LLC
ZOE’S FLORIDA, LLC
ZOE’S LOUISIANA, LLC
ZOE’S MISSOURI, LLC
ZOE’S NEW JERSEY, LLC
ZOE’S NORTH CAROLINA, LLC
ZOE’S OKLAHOMA, LLC
ZOE’S PENNSYLVANIA, LLC
ZOE’S SOUTH CAROLINA, LLC
ZOE’S VIRGINIA, LLC
ZOE’S KANSAS, LLC
ZOE’S MARYLAND, LLC
ZOE’S RESTAURANTS, L.L.C.
ZOE’S TEXAS, LLC
ZK KANSAS BEVERAGE, LLC
ZOE’S HOWARD COUNTY, LLC
ZOE’S RESTAURANTS NASHVILLE, LLC
ZK TEXAS HOLDINGS, LLC
ZK TEXAS MANAGEMENT, LLC
ZK TEXAS BEVERAGES, LLC
By:
Name: Tricia Tolivar
Title: CFO
[Signature Page to Loan Guaranty]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:
[Signature Page to Loan Guaranty]

EXHIBIT J
[FORM OF]
PERFECTION CERTIFICATE
[See attached]

EXHIBIT J
[FORM OF]
PERFECTION CERTIFICATE
[●] [●], 20[●]
Reference is hereby made to (i) that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender and (ii) that certain Pledge and Security Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Borrower, the other Grantors (as defined in the Security Agreement) from time to time party thereto and the Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Security Agreement or the Credit Agreement, as applicable.
As used herein, the term “Company” means [each][the] signatory hereto.
As of the date hereof, the undersigned hereby represents and warrants to the applicable Administrative Agent as follows:
1.    Names. (a) The exact legal name of [each][the] Company, as such name appears in its [respective] Organizational Documents filed with the Secretary of State of [such][the] Company’s jurisdiction of organization is set forth in Schedule 1(a). [Each][The] Company is the type of entity disclosed next to its name in Schedule 1(a). Also set forth in Schedule 1(a) is jurisdiction of organization of [each] [the] Company.
(b)    Except as otherwise disclosed in Schedule 1(c) or Schedule 1(d), set forth in Schedule 1(b) hereto is any other legal name that [any][the] Company has had, together with the date of the relevant change in the past five years.
(c)    Set forth in Schedule 1(c) is a list of the information required by Section 1(a) of this certificate for any other Person (i) to which [any][the] Company became the successor by merger, consolidation or acquisition or (ii) that has been liquidated into, or transferred all or substantially all of its assets to, [any][the] Company, at any time within the past five years.
(d)    Except as set forth in Schedule 1(d), or as otherwise disclosed in Schedule 1(c), [no Company has][the Company has not] changed its jurisdiction of organization or form of entity at any time during the past four months.
2.    Locations. The chief executive office of [each][the] Company is currently located at the address set forth in Schedule 2.
3.    Stock Ownership and Other Equity Interests. Attached hereto as Schedule 3 is a true and correct list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by [any][the] Company other than Excluded Assets, the beneficial owners of such stock, partnership interests, membership interests or other equity interests and the percentage of the total issued and outstanding stock, partnership interests, membership interests or other equity interests of the relevant issuer represented thereby.
4.    Instruments. Attached hereto as Schedule 4 is a true and correct list of all Instruments (other than (i) checks to be deposited in the ordinary course of business, (ii) Instruments owed by any

Person who is a Loan Party and (iii) Excluded Assets) having an outstanding principal amount exceeding $10,000,000, held by [any][the] Company as of the date hereof, including the names of the obligors, the amounts owing and the due dates.
5.    Intellectual Property. (a) Attached hereto as Schedule 5(a) is a schedule setting forth all of [each][the] Company’s Patents and Trademarks, in each case, registered with and published by (or applied for in) the United States Patent and Trademark Office (excluding, for the avoidance of doubt, any Patent or Trademark that has expired or been abandoned and any Excluded Assets), including the name of the registered owner and the registration or publication number (or, if applicable, the applicant and the application number) of each such Patent and Trademark.
(b)    Attached hereto as Schedule 5(b) is a schedule setting forth all of [each] [the] Company’s Copyrights registered with (or applied for in) the United States Copyright Office (excluding, for the avoidance of doubt, any Copyright that has expired or been abandoned and any Excluded Asset), including the name of the registered owner and the registration number (or, if applicable, the applicant and the application number) of each such Copyright.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has hereunto signed this Perfection Certificate as of the date first written of above.

[●]

By:
	Name:	[●]
	Title:	[●]

SCHEDULE 1(a)
LEGAL NAMES

Legal Name	Jurisdiction	Type

SCHEDULE 1(A) TO EXHIBIT J

SCHEDULE 1(b)
PRIOR ORGANIZATIONAL NAMES

Company	Prior Legal Name	Date of Change

SCHEDULE 1(B) TO EXHIBIT J

SCHEDULE 1(c)
PREDECESSOR ENTITIES

Company	Action	Legal Name of Predecessor Entity	Jurisdiction of Organization of Predecessor Entity	Date

SCHEDULE 1(C) TO EXHIBIT J

SCHEDULE 1(d)
CHANGES IN JURISDICTION OR FORM

Company	Current Jurisdiction of Organization/Form	Prior Jurisdiction of Organization/Form	Date of Change

SCHEDULE 1(D) TO EXHIBIT J

SCHEDULE 2
CHIEF EXECUTIVE OFFICE ADDRESSES

Company	Address

SCHEDULE 2 TO EXHIBIT J

SCHEDULE 3
PLEDGED STOCK

Issuer	Holder	Certificate No. (if uncertificated, please indicate so)	No. Shares/Interest Owned	% of Issued and Outstanding Shares Pledged

SCHEDULE 3 TO EXHIBIT J

SCHEDULE 4
INSTRUMENTS

Obligee	Obligor	Principal Amount	Maturity

SCHEDULE 4 TO EXHIBIT J

SCHEDULE 5(a)
PATENTS AND TRADEMARKS
PATENTS

REGISTERED OWNER	SERIAL NUMBER	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

SCHEDULE 5(A) TO EXHIBIT J

SCHEDULE 5(b)
COPYRIGHTS
COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	TITLE

SCHEDULE 5(B) TO EXHIBIT J

EXHIBIT K
[FORM OF]
JOINDER AGREEMENT
SUPPLEMENT NO. [__] dated as of [__________] [__], 20[__] (this “Supplement”), to [(a) the Pledge and Security Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Loan Parties (as defined in the Credit Agreement referenced below) from time to time party thereto (the foregoing, collectively, the “Grantors”) and the Administrative Agent (as defined below), and (b)]43 the Loan Guaranty, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Guaranty”), by and among the Borrower (as defined below), the Subsidiary Guarantors (as defined in the Credit Agreement referenced below) from time to time party thereto and the Administrative Agent (as defined below).
A.    Reference is made to the Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender.
B.    Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement[, the Security Agreement] or the Loan Guaranty, as applicable.
C.    The applicable Loan Parties have entered into [the Security Agreement and] the Loan Guaranty in order to induce the Lenders to make Loans. [Section 7.10 of the Security Agreement,] Section 3.04 of the Loan Guaranty and Section 5.12 of the Credit Agreement provide that additional subsidiaries of the Borrower may become Subsidiary Guarantors under [the Security Agreement and] the Loan Guaranty by executing and delivering an instrument in the form of this Supplement. [The][Each] undersigned Restricted Subsidiary ([the][each] “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become [a Grantor under the Security Agreement and] a Subsidiary Guarantor under the Loan Guaranty in order to induce the Lenders to make additional Loans and as consideration for Loans previously made and to Guaranty and secure the Secured Obligations, including [its][their] obligations under the Loan Guaranty, each Hedge Agreement (the obligations under which constitute Secured Hedging Obligations) and agreements relating to Banking Services (the obligations under which constitute Banking Services Obligations).
Accordingly, the [the][each] New Subsidiary agrees as follows:
SECTION 1.    [In accordance with Section 7.10 of the Security Agreement, [the][each] New Subsidiary by its signature below becomes a Subsidiary Guarantor and a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and [the][each] New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) makes the representations and warranties applicable to it as a Grantor under the Security Agreement[, subject to Schedule A hereto,] on and as of the date hereof; it being understood and agreed that any representation or warranty that expressly relates to an earlier date shall be deemed to refer to the date hereof. In furtherance of the foregoing, [the][each] New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, their successors and
43 Include bracketed references to Security Agreement if New Subsidiary is a Domestic Subsidiary.

permitted assigns, a security interest in and Lien on all of [the][such] New Subsidiary’s right, title and interest in and to the Collateral of [the][such] New Subsidiary. Upon the effectiveness of this Supplement, each reference to a “Grantor” and “Subsidiary Guarantor” in the Security Agreement shall be deemed to include [the][each] New Subsidiary. The Security Agreement is hereby incorporated herein by reference.]44
SECTION 2.    [The][Each] New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, [the][each] New Subsidiary will be deemed to be a Loan Guarantor under the Loan Guaranty and a Loan Guarantor for all purposes of the Credit Agreement and shall have all of the rights, benefits, duties and obligations of a Loan Guarantor thereunder as if it had executed the Loan Guaranty. [The][Each] New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Guaranty. Without limiting the generality of the foregoing terms of this Section [2], [the][each] New Subsidiary hereby absolutely and unconditionally guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Secured Parties, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with the Loan Guaranty. [The][Each] New Subsidiary hereby waives acceptance by the Administrative Agent and the Secured Parties of the guaranty by [the][such] New Subsidiary upon the execution of this Agreement by [the][such] New Subsidiary. [The][Each] New Subsidiary hereby (x) makes, as of the date hereof, the representation and warranty set forth in Section 2.10 of the Loan Guaranty[, except as set forth on Schedule A hereto,]45 and (y) agrees to perform and observe, and to cause each of its Restricted Subsidiaries to perform and observe, the covenant set forth in Section 2.11 of the Loan Guaranty.
SECTION 3.    [The][Each] New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Legal Reservations.
SECTION 4.    This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of [the][each] New Subsidiary. Delivery of an executed signature page to this Supplement by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Supplement. It is understood and agreed that, subject to any Requirement of Law, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating this Supplement shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any applicable Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act.
SECTION 5.    [Attached hereto is a duly prepared, completed and executed Perfection Certificate, which includes information with respect to [the][each] New Subsidiary, and [the][each] New Subsidiary
44 Include bracketed language if New Subsidiary is a Domestic Subsidiary.
45 Subject to Section 5.12(c)(x) of the Credit Agreement.

hereby represents and warrants that the information set forth therein with respect to itself is true and correct in all material respects as of the date hereof.]46
SECTION 6.    Except as expressly supplemented hereby, the Loan Guaranty [and the Security Agreement] shall remain in full force and effect.
SECTION 7.    THIS SUPPLEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 8.    In case any one or more of the provisions contained in this Supplement is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein[, in the Security Agreement] and in the Loan Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The Borrower and the Administrative Agent shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 9.    All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.
SECTION 10.    [The][Each] New Subsidiary agrees to reimburse the Administrative Agent for its expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel in accordance with Section 9.03(a) of the Credit Agreement.
SECTION 11.    This Supplement shall constitute a Loan Document under and as defined in, the Credit Agreement.
[Signature Pages Follow]
46 Include bracketed language if New Subsidiary is a Domestic Subsidiary.

IN WITNESS WHEREOF, [the][each] New Subsidiary has duly executed this Joinder Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

[SCHEDULE A
CERTAIN EXCEPTIONS]
Schedule A to Exhibit K

EXHIBIT L
[FORM OF]
PROMISSORY NOTE
$[__________]    New York, New York
[__________] [__], 20[__]
FOR VALUE RECEIVED, the undersigned Cava Group, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay on demand to [__________] (the “Lender”) or its registered permitted assign, at the office of JPMorgan Chase Bank, N.A. at [__________], Revolving Loans in the principal amount of $[__________] or such lesser amount as is outstanding from time to time, on the dates and in the amounts set forth in that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender. The Borrower also promises to pay interest from the date of such Loans on the principal amount thereof from time to time outstanding, in like Dollars, at such office, in each case, in the manner and at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
The Borrower promises to pay interest on any overdue principal and, to the extent permitted by applicable Requirements of Law, overdue interest from the relevant due dates, in each case, in the manner, at the rate or rates and under the circumstances provided in the Credit Agreement.
The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any applicable Requirements of Law. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
All Borrowings evidenced by this promissory note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this promissory note.
This promissory note is one of the promissory notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This promissory note is entitled to the benefit of the Credit Agreement, and the obligations hereunder are guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement.
If any assignment by the Lender holding this promissory note occurs after the date of the issuance hereof, the Lender agrees that it shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender this promissory note to the Administrative Agent for cancellation

THE ASSIGNMENT OF THIS PROMISSORY NOTE AND ANY RIGHTS WITH RESPECT THERETO ARE SUBJECT TO THE PROVISIONS OF THE CREDIT AGREEMENT, INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.
THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
[Remainder of Page Intentionally Left Blank]

CAVA GROUP, INC.

By:
Name:
Title:

SCHEDULE A
LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Term Benchmark Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule A to Exhibit L-1

SCHEDULE A
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF TERM BENCHMARK LOANS

Date	Amount of Term Benchmark Loans	Amount Converted to Term Benchmark Loans	Interest Period and Term Benchmark with Respect Thereto	Amount of Principal of Term Benchmark Loans Repaid	Amount of Term Benchmark Loans Converted to ABR Loans	Unpaid Principal Balance of Term Benchmark Loans	Notation Made By

Schedule A to Exhibit L-2

EXHIBIT M
[FORM OF]
PLEDGE AND SECURITY AGREEMENT
[See attached]

Execution Version
PLEDGE AND SECURITY AGREEMENT
THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of March 11, 2022, by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), each other subsidiary of the Borrower listed on the signature pages hereto or that becomes a party hereto pursuant to Section 7.10 (the Borrower and each such subsidiary, collectively, the “Grantors”), and JPMorgan Chase Bank, N.A. (“JPMorgan”), in its capacity as administrative agent for the Lenders and collateral agent for the Secured Parties (as defined below) (in such capacities and together with its successors and assigns, the “Administrative Agent”).
PRELIMINARY STATEMENT
The Borrower, the Lenders from time to time party thereto, the Administrative Agent and others are entering into that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to secure the Secured Obligations, including their obligations under the Loan Guaranty, each Hedge Agreement, the obligations under which constitute Secured Hedging Obligations, and each agreement relating to Banking Services, the obligations under which constitute Banking Services Obligations.
ACCORDINGLY, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. The terms of Section 1.03 of the Credit Agreement shall apply to this Security Agreement, mutatis mutandis.
Section 1.02. Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in Articles 8 or 9 of the UCC, as the context may require (including without limitation, as if such terms were capitalized in Article 8 or 9 of the UCC, as the context may require, the following terms: “Account”, “Chattel Paper”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Securities Entitlement”, “Supporting Obligation” and “Tangible Chattel Paper”).
Section 1.03.    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:
“Account Debtor” means any Person obligated on an Account.
“Administrative Agent” has the meaning set forth in the preamble.
“Borrower” has the meaning specified in the preamble.
“Collateral” has the meaning set forth in Article 2.

“Contract Rights” means all rights of any Grantor under any Contract, including, without limitation, (i) any and all rights to receive and demand payments under such Contract, (ii) any and all rights to receive and compel performance under such Contract and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with such Contract.
“Contracts” means all contracts between any Grantor and one or more additional parties (including, without limitation, any Hedge Agreement, licensing agreement and any partnership agreement, joint venture agreement and/or limited liability company agreement).
“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
“Credit Agreement” has the meaning set forth in the Preliminary Statement.
“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.
“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to any applicable Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien.
“Grantors” has the meaning set forth in the preamble.
“Intellectual Property Collateral” means, collectively, all intellectual property, including Copyrights, Patents, Trademarks, Trade Secrets, Domain Names, Licenses and Software.
“JPMorgan” has the meaning set forth in the preamble.
“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements, whether as licensor or licensee, in intellectual property, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and ( c) all rights to sue for past, present, and future breaches thereof.
“Permits” shall mean, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority or agency.
“Pledged Collateral” means all Pledged Stock, including all stock certificates, options or rights of any nature whatsoever in respect of the Pledged Stock that may be issued or granted to, or held by, any Grantor, all Instruments owned by any Grantor, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement, whether now owned or hereafter acquired by such Grantor and any and all Proceeds thereof.
“Pledged Stock” means, with respect to any Grantor, the shares of Capital Stock held by such Grantor, together with any other shares of Capital Stock as are hereafter acquired by such Grantor.
“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Administrative Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the

Collateral by any Governmental Authority, (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Receivables” means any Account, Chattel Paper, Document, Instrument and/or any General Intangible, in each case, that is a right or claim to receive money (whether or not earned by performance).
“Security Agreement” has the meaning set forth in the preamble.
“Software” means computer programs, source code, object code and supporting documentation including “software” as such term is defined in Article 9 of the UCC, as well as computer programs that may be construed as included in the definition of Goods.
“Stock Rights” means all dividends, options, warrants, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.
“Trade Secrets” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following: (a) confidential and proprietary information, including unpatented inventions, invention disclosures, engineering or other data, information, production procedures, know-how, financial data, customer lists, supplier lists, business and marketing plans, processes, schematics, algorithms, techniques, analyses, proposals, source code, data, databases and data collections; (b) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past and future misappropriations or infringements thereof; ( c) all rights to sue for past, present and future misappropriations and infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and ( d) all rights corresponding to any of the foregoing.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE 2
GRANT OF SECURITY INTEREST
Section 2.01.    Grant of Security Interest.
(a)    As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Administrative Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”):
(i)    all Accounts;
(ii)    all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);
(iii)    all Intellectual Property Collateral;

(iv)    all Documents;
(v)    all Equipment;
(vi)    all Fixtures;
(vii)    all General Intangibles;
(viii)    all Goods;
(ix)    all Instruments;
(x)    all Inventory;
(xi)    all Investment Property, Pledged Stock and other Pledged Collateral;
(xii)    all letters of credit and Letter-of-Credit Rights;
(xiii)    all Permits;
(xiv)    all Software and all recorded data of any kind or nature, regardless of the medium of recording;
(xv)    all Contracts, together with all Contract Rights arising thereunder;
(xvi)    all Securities Entitlements in any or all of the foregoing;
(xvii)    all other personal property not constituting Excluded Assets not otherwise described in clauses (i) through (xvi) above;
(xviii)    all Supporting Obligations; and
(xix)    all accessions to, substitutions and replacements for and Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
(b)    Notwithstanding the foregoing, the term “Collateral” ( and any component definition thereof) shall not include any Excluded Asset. Notwithstanding anything to the contrary contained herein, immediately upon the ineffectiveness, lapse or termination of any restriction or condition set forth in the definition of “Excluded Assets” in the Credit Agreement that prevented the grant of a security interest in any right, interest or other asset that would have, but for such restriction or condition, constituted Collateral, the Collateral shall include, and the relevant Grantor shall be deemed to have automatically granted a security interest in, such previously restricted or conditioned right, interest or other asset, as the case may be, as if such restriction or condition had never been in effect.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
The Grantors, jointly and severally, represent and warrant to the Administrative Agent as and when required under the Credit Agreement, for the benefit of the Secured Parties, that:

Section 3.01.    Title, Perfection and Priority; Filing Collateral. Subject to the Legal Reservations, this Security Agreement is effective to create a legal, valid and enforceable Lien on and security interest in the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties and, subject to the limitations in the Credit Agreement and the satisfaction of the Perfection Requirements, the Administrative Agent will have a fully perfected First Priority Lien on such Collateral securing the Secured Obligations to the extent perfection can be achieved by the Perfection Requirements.
Section 3.02.    Intellectual Property. As of the date hereof, (i) no Grantor has actual knowledge of any pending third-party claim (A) that any of its owned Patent, Trademark or Copyright registrations or applications is invalid or unenforceable, or (B) challenging such Grantor’s rights to such registrations and applications and (ii) the operation of each Grantor’s business does not infringe, misappropriate or otherwise violate the intellectual property rights other than Patents (or to each grantor’s knowledge of Patents) of any third party, other than, in each case, as would not reasonably be expected to have a Material Adverse Effect.
Section 3.03.    Pledged Collateral. As of the Closing Date, except as provided in Section 5.15 of the Credit Agreement, (i) all Pledged Stock has been duly authorized and validly issued (to the extent such concepts are relevant with respect to such Pledged Stock) by the issuer thereof and is fully paid and non-assessable, (ii) each Grantor is the direct owner, beneficially and of record, of the Pledged Stock described in Schedule 3 to the Perfection Certificate as held by such Grantor and (iii) each Grantor holds the Pledged Stock described in Schedule 3 to the Perfection Certificate as held by such Grantor free and clear of all Liens ( other than Permitted Liens).
ARTICLE 4
COVENANTS
From the date hereof, and thereafter until the Termination Date:
Section 4.01.    General.
(a)    Authorization to File Financing Statements; Ratification. Each Grantor hereby (i) authorizes the Administrative Agent to file (A) all financing statements (including fixture filings) and amendments thereto with respect to the Collateral naming such Grantor as debtor and the Administrative Agent as secured party, in form appropriate for filing under the UCC of the relevant jurisdiction and (B) filings with the United States Patent and Trademark Office and the United States Copyright Office (including any Intellectual Property Security Agreement) for the purpose of perfecting, enforcing, maintaining or protecting the Lien of the Administrative Agent in United States issued, registered and applied for Patents, Trademarks, Copyrights and exclusive Licenses of United States registered Copyrights (in each case, to the extent constituting Collateral) and naming such Grantor as debtor and the Administrative Agent as secured party and (ii) subject to the terms of the Loan Documents, agrees to take such other actions, in each case as may from time to time be necessary and reasonably requested by the Administrative Agent (and authorizes the Administrative Agent to take any such other actions, which it has no obligation to take) in order to establish and maintain a First Priority, valid, enforceable (subject to the Legal Reservations) and perfected security interest in and subject, in the case of Pledged Collateral, to Section 4.02, Control of, the Collateral. Each Grantor shall pay any applicable filing fees, recordation fees and related expenses relating to its Collateral in accordance with Section 9.03(a) of the Credit Agreement. Any financing statement filed by the Administrative Agent may (i) indicate the Collateral (A) as “all assets” of the applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, in each case to the extent applicable, whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor. Each Grantor agrees to furnish any such information to the Administrative Agent promptly upon request.
(b)    Further Assurances. Each Grantor agrees, at its own expense, to take any and all actions reasonably necessary to defend title to the Collateral against all Persons ( other than Persons holding Permitted Liens on such Collateral that have priority over the Administrative Agent’s Lien) and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien.
(c)    Limitations on Actions. Notwithstanding anything to the contrary in this Security Agreement, no Grantor shall be required to take any action in connection with Collateral pledged hereunder (and no security interest in such Collateral shall be required to be perfected) except to the extent consistent with Sections 5.12(c) and 5.14 of the Credit Agreement, the Collateral and Guarantee Requirement and the Perfection Requirements or expressly required hereunder and except in accordance with Requirements of Law.
Section 4.02.     Pledged Collateral.
(a)    Delivery of Certificated Securities and Instruments. Each Grantor will, after the Closing Date, hold in trust for the Administrative Agent upon receipt and on or before the date on which a Compliance Certificate is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred (or such longer period as the Administrative Agent may reasonably agree), deliver to the Administrative Agent for the benefit of the Secured Parties any (1) certificated Security representing or evidencing Pledged Collateral and (2) Instrument owing from a Person who is not a Loan Party (A) in each case under this clause (2), having an outstanding balance in excess of $3,000,000 and (B) in each case under clauses (1) and (2), constituting Collateral received after the date hereof, accompanied by undated instruments of transfer or assignment duly executed in blank. Notwithstanding anything to the contrary in this Security Agreement or any other Loan Document, it being understood and agreed that the Grantors are not required to deliver any Tangible Chattel Paper or Document to the Administrative Agent or for the benefit of any Secured Party.
(b)    Uncertificated Securities and Pledged Collateral. With respect to any partnership interest or limited liability company interest owned by any Grantor which is required to be pledged to the Administrative Agent pursuant to the terms hereof (other than a partnership interest or limited liability company interest held by a Clearing Corporation, Securities Intermediary or other financial intermediary of any kind) which is not represented by a certificate and which is not a Security for purposes of the UCC, such Grantor shall not permit any issuer of such partnership interest or limited liability company interest to allow such partnership interest or limited liability company interest (as applicable) to become a Security unless such Grantor complies with the procedures set forth in Section 4.02(a) within the time period prescribed therein. Each Grantor which is an issuer of any uncertificated Pledged Collateral described in this Section 4.02(b) hereby agrees to comply with all instructions from the Administrative Agent without such Grantor’s further consent, in each case subject to the notice requirements set forth in Section 5.01(a)(iv).
(c)    Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall hold certificated Pledged Collateral required to be delivered to the Administrative Agent under clause (a) above in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent, but at any time when an Event of Default has occurred and is continuing, and upon at least three Business Days’ notice to the Borrower, the Administrative Agent shall have the right (in its sole and absolute discretion, but subject to the last paragraph of Section 7.01 of the Credit Agreement)

to hold the Pledged Collateral in its own name as pledgee, or in the name of its nominee ( as pledgee or as sub-agent). At any time when an Event of Default has occurred and is continuing, but subject to the last paragraph of Section 7.01 of the Credit Agreement, the Administrative Agent shall have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.
(d)    Exercise of Rights in Pledged Collateral. It is agreed that:
(i)    without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights and other rights relating to the Pledged Collateral for any purpose that does not violate this Security Agreement, the Credit Agreement or any other Loan Document;
(ii)     each Grantor will permit the Administrative Agent or its nominee at any time when an Event of Default has occurred and is continuing to exercise the rights and remedies provided under Section 5.01(a)(iv) (subject to the notice requirements set forth therein); and
(iii)    subject to Section 5.01(a)(iv), each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent permitted under the Credit Agreement; provided that any non-cash dividend or other distribution that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, to the extent constituting Collateral, be and become part of the Pledged Collateral, and, if received by any Grantor and subject to clause (a) above, shall be delivered to the Administrative Agent as and to the extent required by clause (a) above.
(e)    Return of Pledged Collateral. The Administrative Agent shall promptly deliver to the applicable Grantor (without recourse and without any representation or warranty) any Pledged Collateral in its possession if requested to be delivered to the issuer or holder thereof in connection with any action or transaction that is permitted or not restricted by the Credit Agreement in accordance with Article 8 of the Credit Agreement.
Section 4.03.    Intellectual Property.
(a)    At any time when an Event of Default has occurred and is continuing, and upon the written request of the Administrative Agent, each Grantor will (i) use its commercially reasonable efforts to obtain all consents and approvals necessary for the assignment to or for the benefit of the Administrative Agent of any License held by such Grantor in the U.S. to enable the Administrative Agent to enforce the security interests granted hereunder and (ii) to the extent required pursuant to any material License in the U.S. under which such Grantor is the licensee, deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder in order to permit the security interest created or permitted to be created hereunder pursuant to the terms of such License.
(b)    Each Grantor shall notify the Administrative Agent promptly if it knows that any application for or registration of any Patent, Trademark or Copyright included in the Collateral (now or hereafter existing) has been abandoned or dedicated to the public, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) abandoning such

Grantor’s ownership of any such Patent, Trademark or Copyright included in the Collateral, its right to register the same, or to keep and maintain the same, except, in each case, (i) to the extent the same is permitted or not restricted by the Credit Agreement or (ii) where the same, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(c)    In the event that any Grantor files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, acquires any such application or registration by purchase or assignment or files an accepted “Statement of Use”, a “Declaration of Use” or an “Amendment to Allege Use” with respect to any intent-to-use Trademark application owned by such Grantor, or becomes party to an exclusive License to a United States registered Copyright, in each case, after the Closing Date and to the extent the same constitutes Collateral ( and other than as a result of an application that is then subject to an Intellectual Property Security Agreement becoming registered), it shall, on or before the date on which a Compliance Certificate is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred ( or such longer period as the Administrative Agent may reasonably agree), execute and deliver to the Administrative Agent, at such Grantor’s sole cost and expense, any Intellectual Property Security Agreement or other instrument as the Administrative Agent may reasonably request and require to evidence the Administrative Agent’s security interest in such registered Patent, Trademark, Copyright ( or application therefor) or License, and the General Intangibles of such Grantor relating thereto or represented thereby.
(d)    Each Grantor shall take all actions reasonably necessary to (i) maintain and pursue each application and to obtain and maintain the registration of each Patent, Trademark, Domain Name and, to the extent consistent with past practices, Copyright included in the Collateral (now or hereafter existing), including by filing applications for renewal, affidavits of use, affidavits of noncontestability and, if reasonably necessary (taking into account the projected cost of such proceedings versus the expected benefit thereof), by initiating opposition and interference and cancellation proceedings against third parties, (ii) maintain and protect the secrecy or confidentiality of its Trade Secrets and (iii) otherwise protect and preserve such Grantor’s rights in, and the validity or enforceability of, its Intellectual Property Collateral, in each case except where failure to do so (A) could not reasonably be expected to result in a Material Adverse Effect, or (B) is otherwise permitted under or not restricted by the Credit Agreement.
(e)    Each Grantor shall promptly notify the Agent of any material infringement or misappropriation of such Grantor’s Intellectual Property Collateral of which it becomes aware and shall take such actions that, in the Grantors’ commercially reasonable business judgment, are reasonable and appropriate under the circumstances to protect same, except where such infringement, misappropriation or dilution could not reasonably be expected to cause a Material Adverse Effect.
Section 4.04.    Grantors Remain Liable.
(a)    Each Grantor (rather than the Administrative Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under any Contract relating to the Collateral, all in accordance with the terms and conditions thereof. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or sufficiency of any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

(b)    Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of such Grantor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.
(c)    Notwithstanding anything herein to the contrary, each Grantor (rather than the Administrative Agent or any Secured Party) shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account ( or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
ARTICLE 5
REMEDIES
Section 5.01.    Remedies.
(a)    Each Grantor agrees that, at any time when an Event of Default has occurred and is continuing, the Administrative Agent may exercise any or all of the following rights and remedies (in addition to the rights and remedies existing under applicable Requirements of Law):
(i)    the rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that this Section 5.01(a) shall not limit any rights available to the Administrative Agent prior to the occurrence of an Event of Default;
(ii)    the rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable Requirements of Law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;
(iii)    without notice ( except as specifically provided in Section 7.01 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, but subject to the terms of any applicable lease agreement, personally, or by agents or attorneys, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at one or more public or private sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable;
(iv)    upon at least three Business Days’ written notice to the Borrower, (A) transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral,

(B) exercise the voting and all other rights as a holder with respect thereto (whereupon the voting and other rights of such Grantor described in Section 4.02(d)(i) above shall immediately cease such that the Administrative Agent shall have the sole right to exercise such voting and other rights while the relevant Event of Default is continuing), (C) to collect and receive all cash dividends, interest, principal and other distributions made thereon (it being understood that, following the taking of any action described in this clause (iv), all Stock Rights received by any Grantor while the relevant Event of Default is continuing shall be received in trust for the benefit of the Administrative Agent and forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsements)) and (D) to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof; and
(v)    take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Administrative Agent at any reasonable place or places designated by the Administrative Agent, in which event such Grantor shall at its own expense forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and there delivered to the Administrative Agent.
(b)    Each Grantor acknowledges and agrees that compliance by the Administrative Agent, on behalf of the Secured Parties, with any applicable state or federal Requirement of Law in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(c)    Any Secured Party shall have the right in any public sale and, to the extent permitted by applicable Requirements of Law, in any private sale, to purchase all or any part of the Collateral so sold, free of any right of equity redemption that Grantor is permitted to release and waive pursuant to applicable Requirements of Law, and each Grantor hereby expressly releases such right to equity redemption to the extent permitted by applicable Requirements of Law.
(d)    Until the Administrative Agent is able to effect a sale, lease, transfer or other disposition of any particular Collateral under this Section 5.01, the Administrative Agent shall have the right to hold or use such Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving such Collateral or the value of such Collateral or for any other purpose deemed reasonably appropriate by the Administrative Agent. At any time when an Event of Default has occurred and is continuing, the Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.
(e)    Notwithstanding the foregoing, the Administrative Agent shall not be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
(f)    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of any Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities Requirements of Law, even if any Grantor and the issuer would agree to do so.
(g)    The Administrative Agent and each Secured Party (by its acceptance of the benefits of this Security Agreement) acknowledge and agree that notwithstanding any other provision in this Security Agreement or any other Loan Document, the exercise of rights or remedies with respect to certain Collateral and the enforcement of any security interests therein may be limited or restricted by, or require any consent, authorization, approval or license under, any Requirement of Law.
(h)    Notwithstanding the foregoing, any rights and remedies provided in this Section 5.01 shall be subject to each applicable Intercreditor Agreement.
Section 5.02.    Grantors’ Obligations Upon Default. Upon the request of the Administrative Agent at any time when an Event of Default has occurred and is continuing, each Grantor will:
(a)    at its own cost and expense (i) assemble and make available to the Administrative Agent, the Collateral and all books and records relating thereto at any place or places reasonably specified by the Administrative Agent, whether at such Grantor’s premises or elsewhere, (ii) deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor) and (iii) if the Administrative Agent so directs and in a form and in a manner reasonably satisfactory to the Administrative Agent, add a legend to the Accounts and the Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts, which legend shall include an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Administrative Agent and that the Administrative Agent has a security interest therein; and
(b)    subject to the terms of any applicable lease agreement, permit the Administrative Agent and/or its representatives and/or agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.
Section 5.03.    Intellectual Property Remedies.
(a)    For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article 5 at any time when an Event of Default has occurred and is continuing, and at such time as the Administrative Agent is lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent a power of attorney to sign any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office, domain name registrar or similar registrar in order to effect an absolute assignment of all right, title and interest in each registered Patent, Trademark, Domain Name and Copyright and each application for any such registration, and record the same. At any time when an Event of Default has occurred and is continuing, the Administrative Agent may (i) declare the entire right, title and interest of such Grantor in and to each item of Intellectual Property Collateral to be vested in the Administrative Agent for the benefit of the Secured Parties, in which event such right, title and interest shall immediately vest in the Administrative Agent for the benefit of the Secured Parties, and the Administrative Agent shall be entitled to exercise the power of attorney referred to in this Section 5.03 to execute, cause to be acknowledged and notarized and record such absolute assignment with the applicable agency or registrar; (ii) sell any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement and subject to any restrictions contained in applicable third party licenses entered into by such Grantor, sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Intellectual Property Collateral owned by or licensed to any Grantor, and the Administrative Agent may finish any work in process and affix any relevant Trademark owned by or licensed to such Grantor, and sell such Inventory as provided herein; (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using any Intellectual Property Collateral in any manner whatsoever, directly or indirectly; and (iv) assign or sell any Patent, Trademark, Copyright, Domain Name, and/or Trade Secret, in each case to the extent constituting Collateral, as well as the goodwill of such Grantor’s business symbolized by any such Trademark and the right to carry on the business and use the assets of such Grantor in connection with which any such Trademark or Domain Name has been used.
(b)    Each Grantor hereby grants to the Administrative Agent an irrevocable (until the Termination Date), nonexclusive, royalty-free, worldwide license to its right to use, license or sublicense any Intellectual Property Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and (to the extent not prohibited by any applicable license) to all computer software and programs used for compilation or printout thereof. The use of the license granted to the Administrative Agent pursuant to the preceding sentence may be exercised, at the option of the Administrative Agent, only when an Event of Default has occurred and is continuing; provided, however, that such licenses to be granted hereunder with respect to Trademarks shall be subject to, with respect to the goods and/or services on which such Trademarks are used, the maintenance of quality standards that are sufficient to preserve the validity of such Trademarks and are consistent with past practices.
Section 5.04.    Application of Proceeds.
(a)    Subject to each applicable Intercreditor Agreement, the Administrative Agent shall apply the proceeds of any collection, sale, foreclosure or other realization of any Collateral as set forth in Section 2.18(b) of the Credit Agreement.
(b)    Except as otherwise provided herein or in any other Loan Document, the Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, money or balance in accordance with this Security Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), a receipt by the Administrative Agent or of the officer making the sale of such proceeds, moneys or balances shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.
ARTICLE 6
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
Section 6.01.    Account Verification. The Administrative Agent may at any time and from time to time when an Event of Default has occurred and is continuing and upon three Business Days’ notice to the relevant Grantor, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to Contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Administrative Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Contracts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that constitute Collateral.
Section 6.02.    Authorization for the Administrative Agent to Take Certain Action.
(a)    Each Grantor hereby irrevocably authorizes the Administrative Agent and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as its true and lawful attorney in fact at any time that an Event of Default has occurred and is continuing, in the sole discretion of the Administrative Agent (in the name of such Grantor or otherwise), (i) to contact and enter into one or more agreements with the issuers of uncertificated securities that constitute Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral in accordance with the terms hereof, (ii) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided herein or in the Credit Agreement or any other Loan Document, but in any event subject to the terms of any applicable Intercreditor Agreement, (iii) to demand payment or enforce payment of any Receivable in the name of the Administrative Agent or such Grantor and to endorse any check, draft and/or any other instrument for the payment of money relating to any such Receivable, (iv) to sign such Grantor’s name on any invoice or bill of lading relating to any Receivable, any draft against any Account Debtor of such Grantor, and/or any assignment and/or verification of any Receivable, (v) to exercise all of any Grantor’s rights and remedies with respect to the collection of any Receivable and any other Collateral, (vi) to settle, adjust, compromise, extend or renew any Receivable, (vii) to settle, adjust or compromise any legal proceeding brought to collect any Receivable, (viii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (ix) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Receivable, (x) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor (provided copies of such mail are provided to such Grantor), (xi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral ( except for Permitted Liens), (xii) to make, settle and adjust claims in respect of Collateral under policies of insurance and endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (xiii) to obtain or maintain the policies of insurance of the types referred to in Section 5.05 of the Credit Agreement or to pay any premium in whole or in part relating thereto and (xiv) to do all other acts and things or institute any proceeding which the Administrative Agent may reasonably deem to be necessary (pursuant to this Security Agreement and the other Loan Documents and in accordance with applicable Requirements of Law) to carry out the terms of this Security Agreement and to protect the interests of the Secured Parties (subject to any limitation set forth herein or in any other Loan Document); and, when and to the extent required pursuant to Section 9.03(a) of the Credit Agreement, such Grantor agrees to reimburse the Administrative Agent for any payment made in connection with this paragraph or any expense (including reasonable and documented attorneys’ fees, court costs and out-of-pocket expenses) and other changes related thereto incurred by the Administrative Agent in connection with any of the foregoing (it being understood that any such sums shall constitute additional Secured Obligations); provided that this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.
(b)    The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 6.02 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.

Section 6.03.    PROXY. EACH GRANTOR HEREBY IRREVOCABLY (UNTIL THE TERMINATION DATE) CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.02 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING, DURING THE CONTINUATION OF AN EVENT OF DEFAULT AND SUBJECT TO ANY NOTICE REQUIREMENTS SET FORTH HEREIN, THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT, UPON THE OCCURRENCE AND CONTINUATION OF AN EVENT OF DEFAULT AND SUBJECT TO ANY NOTICE REQUIREMENT SET FORTH HEREIN, TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), IN EACH CASE ONLY WHEN AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING AND UPON THREE BUSINESS DAYS’ PRIOR WRITTEN NOTICE TO THE BORROWER.
Section 6.04.    NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SUCH PERSON AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION SUBJECT TO SECTION 7.20; PROVIDED THAT THE FOREGOING EXCEPTION SHALL NOT BE CONSTRUED TO OBLIGATE THE ADMINISTRATIVE AGENT TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL.
ARTICLE 7
GENERAL PROVISIONS
Section 7.01.    Waivers. To the maximum extent permitted by applicable Requirements of Law, each Grantor hereby waives notice of the time and place of any judicial hearing in connection with the Administrative Agent’s taking possession of the Collateral or of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, including without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies. To the extent such notice may not be waived under applicable Requirements of Law, any notice made shall be deemed commercially reasonable if sent to any Grantor, addressed as set forth in Article 8, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private disposition may be made. To the maximum extent permitted by applicable Requirements of Law, each Grantor waives all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention or sale of the Collateral, except those arising out of bad faith, gross negligence or willful misconduct on the part of the Administrative Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent, any valuation, stay (other than an automatic stay under any applicable Debtor Relief Law), appraisal, extension, moratorium, redemption or similar law and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by applicable Requirements of Law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Security Agreement or any Collateral.
Section 7.02.    Limitation on Administrative Agent’s Duty with Respect to the Collateral. The Administrative Agent shall not have any obligation to clean or otherwise prepare the Collateral for sale. The Administrative Agent shall use reasonable care with respect to the Collateral in its possession; provided that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property. The Administrative Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable Requirements of Law impose duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Administrative Agent, subject to Section 7.06, (a) to elect not to incur expenses to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to elect not to obtain third party consents for access to Collateral to be disposed of (unless expressly required under any applicable lease agreement), or to obtain or, if not otherwise required by any Requirement of Law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, ( c) to elect not to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, ( e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss in connection with any collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Administrative Agent to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.02 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies with respect to the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02. Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any

Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.02.
Section 7.03.    Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to any Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing and upon five Business Days’ written notice to the relevant Grantor, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole and reasonable discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts reasonably in good faith based on information known to it at the time it takes any such action.
Section 7.04.    Administrative Agent Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may, at any time when an Event of Default has occurred and is continuing and upon three Business Days’ prior written notice to the Borrower, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and which obligation is due and unpaid and not being contested by such Grantor in good faith, and such Grantor shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.04 as a Secured Obligation payable in accordance with Section 9.03(a) of the Credit Agreement.
Section 7.05.    No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent (subject to the provisions of Section 8.01 of the Credit Agreement) to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Administrative Agent with the concurrence or at the direction of the Lenders to the extent required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or afforded by law shall be cumulative and all shall be available to the Administrative Agent until the Termination Date.
Section 7.06.    Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirement of Law, and all of the provisions of this Security Agreement are intended to be subject to all applicable Requirements of Law that may be controlling and to be limited to the extent necessary so that such provisions do not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. To the extent permitted by applicable Requirements of Law, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. If the exercise of rights or remedies with respect to certain Collateral and the enforcement of any security interest therein require any consent, authorization, approval or license under any Requirement of Law, no such action shall be taken unless and until all requisite consents, authorizations approvals or licenses have been obtained.

Section 7.07.    Security Interest Absolute. All rights of the Administrative Agent hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of ( a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, ( c) any exchange, release or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guaranteeing all or any of the Secured Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, ( e) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement or any other Loan Document or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Security Agreement (other than a termination of any Lien contemplated by Section 7.12 or the occurrence of the Termination Date).
Section 7.08.    Benefit of Security Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Administrative Agent and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement). No sale of any participation, assignment, transfer, or other disposition of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent hereunder for the benefit of the Administrative Agent and the Secured Parties.
Section 7.09.    Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement until the Termination Date.
Section 7.10.    Additional Subsidiaries. Upon the execution and delivery by any Restricted Subsidiary of a Joinder Agreement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if such Restricted Subsidiary was originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor or any other Person. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.
Section 7.11.    Headings. The titles of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
Section 7.12.    Termination or Release.
(a)    This Security Agreement shall continue in effect until the Termination Date, and the Liens on the Collateral or the relevant portion of the Collateral, as applicable, granted hereunder shall automatically be released in the circumstances described in and in accordance with Sections 8.07 and 9.22 of the Credit Agreement.
(b)    In connection with any termination or release pursuant to paragraph (a) above, the Administrative Agent shall promptly execute (if applicable) and deliver to any Grantor, at such Grantor’s expense, (i) all UCC termination statements and/or UCC amendments and similar documents that such Grantor shall reasonably request to evidence and/or effectuate such termination or release and (ii) all or the relevant portion of, as applicable, the Pledged Collateral. Any execution and delivery of any document pursuant to this Section 7.12 shall be without recourse to or representation or warranty by the Administrative Agent or any Secured Party. The Borrower shall reimburse the Administrative Agent for all reasonable and documented costs and out-of-pocket expenses, including the fees and expenses of one outside counsel (and, if necessary, of one local counsel in any relevant jurisdiction), incurred by it in connection with any action contemplated by this Section 7.12 pursuant to and to the extent required by Section 9.03(a) of the Credit Agreement.
(c)    The Administrative Agent shall have no liability whatsoever to any other Secured Party as the result of any release of the Collateral ( or the relevant portion thereof) by it in accordance with ( or which the Administrative Agent in good faith believes to be in accordance with) the terms of this Section 7.12.
Section 7.13.    Entire Agreement. This Security Agreement, together with the other Loan Documents and, to the extent applicable, each Intercreditor Agreement, embodies the entire agreement and understanding between each Grantor and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Administrative Agent relating to the Collateral.
Section 7.14.    CHOICE OF LAW. THIS SECURITY AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 7.15.    CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS IN RESPECT OF SPECIFIC COLLATERAL UNDER THIS SECURITY AGREEMENT.
(b)    TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01 OF THE CREDIT AGREEMENT. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE

OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS SECURITY AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.
Section 7.16.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 7.17.    Indemnity. Each Grantor hereby agrees to indemnify the Indemnitees, as, and to the extent, set forth in Section 9.03 of the Credit Agreement.
Section 7.18.    Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement. It is understood and agreed that, subject to any Requirement of Law, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Security Agreement shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 7.19.    INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE ADMINISTRATIVE AGENT FOR THE BENEFIT OF THE SECURED PARTIES PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF EACH APPLICABLE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF ANY INTERCREDITOR AGREEMENT AND THIS SECURITY AGREEMENT, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
Section 7.20.    Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, none of the Grantors or Secured Parties shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the Grantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 7.17.
Section 7.21.    Successors and Assigns. Whenever in this Security Agreement any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent in this Security Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction expressly permitted under the Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.
Section 7.22.    Survival of Agreement. Without limiting any provision of the Credit Agreement or Section 7.17 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Security Agreement in accordance with the terms hereof.
ARTICLE 8
NOTICES
Section 8.01.    Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be delivered in accordance with Section 9.01 of the Credit Agreement (it being understood and agreed that references in such Section to “herein”, “hereunder” and other similar terms shall be deemed to be references to this Security Agreement).
ARTICLE 9
THE ADMINISTRATIVE AGENT
JPMorgan has been appointed Administrative Agent for the Lenders hereunder pursuant to Article 8 of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article 8. Any successor Administrative Agent appointed pursuant to Article 8 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.
By accepting the benefits of this Security Agreement and any other Loan Document, each Secured Party expressly acknowledges and agrees that this Security Agreement and each other Loan Document may be enforced only by the action of the Administrative Agent, and that such Secured Party shall not have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Secured Parties upon the terms of this Security Agreement and the other Loan Documents.
[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor and the Administrative Agent have executed this Security Agreement as of the date first above written.

CAVA GROUP, INC.

By:
Name: Tricia Tolivar
Title: CFO

CAVA HOLDING COMPANY
CAVA FOODS, LLC
CAVA MEZZE GRILL, LLC
CAVA MEZZE GRILL REAGAN, LLC
CAVA BEVERAGE HOLDING COMPANY LLC
CAVA BEVERAGE COMPANY LLC
CAVA TABLE, LLC
ZOE’S KITCHEN, INC.
SOHO FRANCHISING, LLC
ZOE’S KITCHEN USA, LLC
ZOE’S KITCHEN HOLDING COMPANY, LLC
ZOE’S ANNAPOLIS, LLC
ZOE’S ARIZONA, LLC
ZOE’S ARKANSAS, LLC
ZOE’S COLORADO, LLC
ZOE’S FLORIDA, LLC
ZOE’S LOUISIANA, LLC
ZOE’S MISSOURI, LLC
ZOE’S NEW JERSEY, LLC
ZOE’S NORTH CAROLINA, LLC
ZOE’S OKLAHOMA, LLC
ZOE’S PENNSYLVANIA, LLC
ZOE’S SOUTH CAROLINA, LLC
ZOE’S VIRGINIA, LLC
ZOE’S KANSAS, LLC
ZOE’S MARYLAND, LLC
ZOE’S RESTAURANTS L.L.C.
ZOE’S TEXAS, LLC
ZK KANSAS BEVERAGE, LLC
ZOE’S HOWARD COUNTY, LLC
ZOE’S RESTAURANTS NASHVILLE, LLC
ZK TEXAS HOLDINGS, LLC
ZK TEXAS MANAGEMENT, LLC
ZK TEXAS BEVERAGES, LLC
By:
Name: Tricia Tolivar
Title: CFO
[Signature Page to Pledge and Security Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:
[Signature Page to Pledge and Security Agreement]

EXHIBIT N
[FORM OF]
LETTER OF CREDIT REQUEST
[Insert name of Issuing Bank],
as Issuing Bank
Attn: [__________]

with a copy to:	JPMorgan Chase Bank, N.A.
as Administrative Agent for the Lenders referred to below
10 S. Dearborn St.
Chicago, IL 60603
Attention: [***]
Tel: [***]
Fax [***]
Email: [***]

[__________] [__], 20[__]47
Ladies and Gentlemen:
We hereby request that [Insert name of Issuing Bank], as an Issuing Bank, in its individual capacity, [issue, amend, renew, extend] [a][an] [existing] Letter of Credit on [__________] [__], 20[__]48 (the “Date of Issuance”), which Letter of Credit shall be in the aggregate amount of $[__________]49 and shall be for the account of [__________]50. The beneficiary of the requested Letter of Credit is [__________]51, and such Letter of Credit will have a stated expiration date of [__________] [__], 20[__]52. Capitalized terms used but not defined herein shall have the meanings given to them in that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender.
[The undersigned hereby certifies, as a Responsible Officer of the Borrower, in such capacity and not in an individual capacity, that:
1.    The representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Date of Issuance with the same effect as though such representations and warranties had been made on and as of the Date of
47 Must be delivered to the applicable Issuing Bank and the Administrative Agent at least three Business Days in advance of the requested date of issuance, amendment, extension or renewal (or such shorter period as is acceptable to the applicable Issuing Bank).

48 Insert date of issuance, amendment, renewal or extension, which must be a Business Day.

49 Insert aggregate initial amount of Letter of Credit.

50 Insert name of account party.

51 Insert name and address of beneficiary.

52 Date may not be later than the date referred to in Section 2.05(b) of the Credit Agreement.

Issuance; provided that, to the extent that a representation and warranty specifically refers to an earlier date or a given period, it is true and correct in all material respects as of such earlier date or for such period; provided, further, that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates or for such periods.
2.    As of the Date of Issuance and immediately after giving effect to the requested Letter of Credit, no Default or Event of Default has occurred and is continuing.]53
[Signature Page Follows]
53 Include bracketed language only for issuances, amendments, modifications, extensions of renewals of Letters of Credit after Closing Date.

CAVA GROUP, INC.

By:
Name:
Title:

EXHIBIT O-1
[FORM OF]
TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.17(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with a duly executed certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform each of the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished each of the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:
Date: [__________] [__], 20[__]
O-1-1

EXHIBIT O-2
[FORM OF]
TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.17(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a duly executed certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: [__________] [__], 20[__]
O-2-1

EXHIBIT O-3
[FORM OF]
TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.17(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or any of its direct or indirect partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Signature Page Follows]
O-3-1

[NAME OF LENDER]

By:
Name:
Title:
Date: [__________] [__], 20[__]
O-3-2

EXHIBIT O-4
[FORM OF]
TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.17(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or any of its direct or indirect partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Signature Page Follows]
O-4-1

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: [__________] [__], 20[__]
O-4-2

EXHIBIT P
[FORM OF]
SOLVENCY CERTIFICATE
[__________] [__], 20[__]
This Solvency Certificate is being executed and delivered pursuant to Section 4.01(i) of that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
I, [__________], the [Chief Financial Officer/equivalent officer] of the Borrower, in such capacity and not in an individual capacity, hereby certify as follows:
1.    I am generally familiar with the businesses and assets of the Borrower and its Restricted Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Credit Agreement; and
2.    As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement, that, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iii) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in accordance with their terms. For the purposes hereof, (A) it is assumed that the indebtedness and other obligations under the Credit Facilities will come due at their respective maturities and (B) the amount of any contingent liability at any time will be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
[Signature Page Follows]
P-1

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

CAVA GROUP, INC.,

By:
Name:
Title:
P-2

EXHIBIT Q
[FORM OF]
NOTICE OF LOAN PREPAYMENT
JPMorgan Chase Bank, N.A.,
as Administrative Agent for the Lenders referred to below
10 S. Dearborn St.
Chicago, IL 60603
Attention: [***]
Tel: [***]
Fax: [***]
Email: [***]
[__________] [__], 20[__]54
Ladies and Gentlemen:
Reference is hereby made to that certain Credit Agreement, dated as of March 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among Cava Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its permitted successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
The Borrower hereby notifies the Administrative Agent that on the date(s) referenced below, pursuant to the terms of Section 2.11 of the Credit Agreement, the Borrower intends to voluntarily [prepay][repay] the following Loans on [__________] [__], 20[__] (the “Prepayment Date”)55 as more specifically set forth below:56
Revolving Loans:

Amount to be Repaid	Term Benchmark Borrowing or ABR Borrowing

54 All prepayments submitted under a single Notice of Loan Prepayment must be effective on the same date. If multiple effective dates are needed, multiple Notice of Loan Prepayment will need to be prepared and signed.

55 The Administrative Agent must be notified in writing, which must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”) not later than (i) 10:00 a.m. three Business Days prior to the Prepayment Date in the case of any prepayment of a Term Benchmark Borrowing (or, if after the effectiveness of a Benchmark Replacement, five Business Days before the date of prepayment of an RFR Borrowing), (ii) 10:00 a.m. on the Prepayment Date in the case of any prepayment of an ABR Borrowing and (iii) 11:00 a.m. on the Prepayment Date in the case of any prepayment of any Swingline Loans (or, in each case, such later time as to which the Administrative Agent may reasonably agree).

56 Complete a new row for each Borrowing being prepaid.
Q-1

Swingline Loans:

Amount to be Repaid

[Signature Page Follows]
Q-2

CAVA GROUP, INC.

By:
Name:
Title:
Q-3